                                                FILED PURSUANT TO RULE 424(b)(3)
                                                   REGISTRATION NUMBER 333-56575
PROSPECTUS

                                 $1,310,000,000
                            INITIAL PRINCIPAL AMOUNT
                   OFFER TO EXCHANGE NOTES DUE MARCH 15, 2025
              FOR ANY AND ALL OUTSTANDING NOTES DUE MARCH 15, 2025
                                       OF
                        MORGAN STANLEY AIRCRAFT FINANCE

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, DECEMBER 4, 2000, UNLESS EXTENDED.

                              -------------------

    MORGAN STANLEY AIRCRAFT FINANCE IS OFFERING TO EXCHANGE FIVE SUBCLASSES OF NEW NOTES FOR CORRESPONDING SUBCLASSES OF ISSUED AND OUTSTANDING RESTRICTED NOTES OF MORGAN STANLEY AIRCRAFT FINANCE THAT IT PREVIOUSLY OFFERED AND SOLD TO INVESTORS ON A BASIS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BY VIRTUE OF SECTION 4(2) AND RULE 144A THEREUNDER. THE TERMS OF THE NEW NOTES ARE IDENTICAL TO THE RESTRICTED NOTES EXCEPT THAT THE NEW NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                              -------------------

 THE RESTRICTED NOTES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON MARCH 15, 2000. THE NEW NOTES WILL BE LISTED ON THE LUXEMBOURG STOCK EXCHANGE WHEN THEY
                                  ARE ISSUED.
                              -------------------

INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
                                      13.
                               -----------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT
 APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS
                             TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OCTOBER 31, 2000

                               TABLE OF CONTENTS

                                        PAGE
                                      --------
Summary.............................        1
Overview of MSAF....................        8
Risk Factors........................       13
The Exchange Offer..................       25
MSAF's Performance Assumptions......       30
The Portfolio.......................       44
  Appraisals........................       44
  Portfolio Information.............       46
  MSAF Group Portfolio Analysis.....       49
  Description of the Aircraft.......       50
  Acquisition of Additional
   Aircraft.........................       51
  The Leases........................       51
The Commercial Aircraft Industry....       54
Operating Leases....................       57
MSAF Group..........................       59
Management of MSAF Group............       60
Selected Consolidated Financial
  Information.......................       67
Unaudited Pro Forma Consolidated
  Financial Information.............       68
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................       71
  Recent Developments...............       84
Description of the Notes............       87
  General...........................       87
  Payments and Distributions........       88
  Payment of Principal and
   Interest.........................       88
  Indenture Covenants...............      100
  Operating Covenants...............      110
  Events of Default and Remedies....      114
  Intercreditor Rights..............      116
  Modification and Waiver...........      116
  Notices to Noteholders............      117
  Governing Law and Jurisdiction....      118
  Beneficial Interest...............      118
  The Accounts......................      118
Reports to Noteholders..............      121
Book-Entry Registration, Global
  Clearance and Settlement..........      128
Taxation............................      131
ERISA Considerations................      133

                                        PAGE
                                      --------
Plan of Distribution................      134
Legal Matters.......................      135
Listing and General Information.....      135
Experts.............................      135
Appendix 1. MSAF Cash Flow
  Performance for the Period from
  March 15, 2000 to October 15,
  2000..............................    A-1-1
Appendix 2. Extract from Cash
  Analysis of Financial Condition
  and Results of Operations for the
  Twelve Month Period from December
  1, 1998 to November 30, 1999......    A-2-1
Appendix 3. Extract from Cash
  Analysis of Financial Condition
  and Results of Operations for the
  Three Month Period from December
  1, 1999 to February 29, 2000......    A-3-1
Appendix 4. Extract from Cash
  Analysis of Financial Condition
  and Results of Operations for the
  Three Month Period from March 1,
  2000 to May 31, 2000..............    A-4-1
Appendix 5. Extract from Cash
  Analysis of Financial Condition
  and Results of Operations for the
  Three Month Period from June 1,
  2000 to August 31, 2000...........    A-5-1
Appendix 6. Monthly Lease Rentals
  under the Base Case...............    A-6-1
Appendix 7. Assumed Portfolio
  Values............................    A-7-1
Appendix 8. Class A Class
  Percentages.......................    A-8-1
Appendix 9. Class B Class
  Percentages.......................    A-9-1
Appendix 10. Class C Target
  Principal Balances................   A-10-1
Appendix 11. Class D Target
  Principal Balances................   A-11-1
Appendix 12. Pool Factors...........   A-12-1
Appendix 13. Extended Pool
  Factors...........................   A-13-1
Index to Consolidated Financial
  Statements........................      F-1
Index of Defined Terms..............      I-1

                             AVAILABLE INFORMATION

    Morgan Stanley Aircraft Finance ("MSAF," and together with its subsidiaries, "MSAF GROUP") will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, upon the effectiveness of this Registration Statement and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission. Any reports and other information filed by MSAF with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the registration statement (of which this prospectus is a part) filed by MSAF.

    MSAF has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to all of MSAF's outstanding notes, including the notes being offered by this prospectus. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to MSAF and the securities offered by this prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Securities and Exchange Commission and may be obtained upon payment of the fee prescribed by the Securities and Exchange Commission, or may be examined without charge at the offices of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Securities and Exchange Commission.

    The new notes will be listed on the Luxembourg Stock Exchange upon issuance, subject only to notice of issuance. The constitutive documents of MSAF and the legal notice relating to the issuance of the notes will be deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the prospectus, the annual report of independent public accountants and the reports to noteholders referred to under "Reports to Noteholders" will be available at the office of the listing agent in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding MSAF will be included in MSAF's quarterly reports on Form 10-Q, annual reports on Form 10-K and monthly and other interim reports on Form 8-K and will be available at the office of the listing agent in Luxembourg after the respective reports are filed with the Securities and Exchange Commission.

                                    SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING MSAF AND THE NOTES AND THE FINANCIAL STATEMENTS (INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS) AND CASH REPORTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS "WE", "US", "OUR", AND SIMILAR TERMS REFER TO MSAF AND ITS SUBSIDIARIES, EXCEPT WHERE IT IS CLEAR THAT SUCH TERM MEANS ONLY MSAF.

THE EXCHANGE OFFER

    On March 15, 2000 we issued $1,310 million in aggregate principal amount of restricted notes in five subclasses: subclass A-3, subclass A-4, subclass A-5, subclass B-2 and subclass C-2. We refer to these notes in this prospectus as "RESTRICTED NOTES". Because we originally issued the restricted notes under an exemption from registration under the Securities Act, the restricted notes contain transfer restrictions. We are now offering to exchange the "NEW NOTES" for the restricted notes. The new notes will not contain these transfer restrictions and may be transferred as we describe under "-- Consequences of Exchanging the Restricted Notes in the Exchange Offer". Otherwise, the terms of the new notes and restricted notes are identical, except for registration rights and special interest provisions relating to the restricted notes.

    In addition to the notes we are offering to exchange, we have outstanding $650 million in aggregate principal amount of notes in four subclasses: subclass A-2, subclass B-1, subclass C-1 and subclass D-1. These "OLD NOTES" are not the subject of the exchange offer but are nonetheless described in this prospectus. We refer to all of the outstanding notes of MSAF in this prospectus as the "NOTES".

    The exchange offer will expire at 5:00 p.m., New York City time, on December 4, 2000, unless we extend it. At any time before the expiration date, you may withdraw any restricted notes that you have tendered in the exchange offer. If we or the exchange agent do not accept any restricted notes that you have tendered, we or the exchange agent will return the restricted notes to you without expense as soon as is practicable after the exchange offer has expired or has been terminated.

    Neither you nor MSAF will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your restricted notes.

    You should refer to "The Exchange Offer" below for more details about the procedures for tendering the restricted notes and the other terms of the exchange offer.

CONSEQUENCES OF EXCHANGING RESTRICTED NOTES IN THE EXCHANGE OFFER

    Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission, we believe that any holder of restricted notes, other than a broker-dealer or any holder which is an affiliate of MSAF within the meaning of Rule 405 under the Securities Act which exchanges its restricted notes for new notes in the exchange offer may offer such new notes for resale, may resell such new notes, or transfer such new notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

    - the holder acquires the new notes in the ordinary course of the holder's business; and

    - the holder has no arrangement or understanding with any person to participate in the distribution of the new notes.

    If you wish to accept the exchange offer, you must represent to us in the letter of transmittal that the two conditions described above have been met.

    If you wish to accept the exchange offer, you must also make the following representations:

    - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the new notes and that you do not intend to participate in the distribution.

    - If you are a broker-dealer who will not receive new notes for your own account, you must represent that neither you nor any person for whom you receive the new notes is participating in the distribution and that neither you nor any such person intends to participate in the distribution.

    - If you are a broker-dealer who will receive new notes for your own account, you must represent that you acquired the restricted notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the new notes. By making this acknowledgment and delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

    To comply with the securities laws of certain states or other jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the restricted notes reasonably requests in writing. Unless a holder requests registration or qualification, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions.

    If you do not exchange your restricted notes for new notes in the exchange offer, your restricted notes will continue to be subject to the restrictions on transfer contained in the legend on the restricted notes. Please refer to "Risk Factors -- Consequences of Failure to Exchange" for a description of these restrictions.

SUMMARY DESCRIPTION OF THE NOTES

    The following table summarizes certain of the principal terms of all our outstanding notes. Information in this table is based on what we refer to as our "BASE CASE", which is the scenario in which our current assumptions regarding MSAF's performance, as discussed under "MSAF's Performance Assumptions", prove to be correct. You should note that the Base Case does not refer to any "Assumptions" that we have previously disclosed. You should refer to Appendices 1, 2, 3, 4 and 5 to this prospectus for more detailed information regarding our historical cash flow performance. You should note that appraised values will fluctuate and that actual revenues may be significantly lower than assumed revenues, with corresponding effects on the information set forth below. See "MSAF's Performance Assumptions". For purposes of calculating ratios in this table we have used amounts assumed under the Base Case for the 12 months ending March 15, 2001.

                          SUBCLASS         SUBCLASS         SUBCLASS         SUBCLASS         SUBCLASS         SUBCLASS
                            A-2              A-3              A-4              A-5              B-1              B-2
                           NOTES            NOTES            NOTES            NOTES            NOTES            NOTES
                       --------------   --------------   --------------   --------------   --------------   --------------
Aggregate Principal
  Amount as of
  March 15, 2000.....   $224,684,850     $580,000,000     $200,000,000     $400,000,000     $89,715,098      $75,000,000
Ratings
  Standard &
   Poor's............            AA               AA               AA               AA                A                A
  Moody's............           Aa2              Aa2              Aa2              Aa2               A2               A2
  Fitch..............            AA               AA               AA               AA                A                A
Interest Rate........    LIBOR+0.35%      LIBOR+0.52%      LIBOR+0.54%      LIBOR+0.58%      LIBOR+0.65%      LIBOR+1.05%
Initial Loan to
  Value(1)...........          66.1%            66.1%            66.1%            66.1%            73.8%            73.8%
Initial Loan to
  Assumed First
  Year's Net Revenue
  (1)(2).............         6.46x            6.46x            6.46x            6.46x            7.22x            7.22x
Assumed Interest
  Coverage
  Ratio(2)(3)........         2.42x            2.42x            2.42x            2.42x            2.05x            2.05x
Assumed Debt Service
  Coverage
  Ratio(2)(4)........         1.65x            1.65x            1.65x            1.65x            1.62x            1.62x
Expected Weighted
  Average Life
  (Years)............           3.1              2.0              3.0              4.8              6.7              6.8
Expected Principal
  Amortization
  Period(5)..........  April 15, 2000   March 15, 2002   March 15, 2003   April 15, 2000   April 15, 2000   September 15,
                                                                                                                    2000
                       September 15,                                      June 15, 2008    March 15, 2013   March 15, 2007
                               2005
Final Maturity
  Date...............  March 15, 2023   March 15, 2025   March 15, 2025   March 15, 2025   March 15, 2023   March 15, 2025

                          SUBCLASS          SUBCLASS         SUBCLASS
                             C-1              C-2              D-1
                            NOTES            NOTES            NOTES
                       ---------------   --------------   --------------
Aggregate Principal
  Amount as of
  March 15, 2000.....   $ 99,876,807      $55,000,000      $110,000,000
Ratings
  Standard &
   Poor's............            BBB              BBB               BB
  Moody's............           Baa2             Baa2              Ba2
  Fitch..............            BBB              BBB               BB
Interest Rate........           6.90%            9.60%            8.70%
Initial Loan to
  Value(1)...........           81.1%            81.1%            86.3%
Initial Loan to
  Assumed First
  Year's Net Revenue
  (1)(2).............          7.93x            7.93x            8.44x
Assumed Interest
  Coverage
  Ratio(2)(3)........          1.78x            1.78x            1.65x
Assumed Debt Service
  Coverage
  Ratio(2)(4)........          1.60x            1.60x            1.60x
Expected Weighted
  Average Life
  (Years)............            8.6             14.1             10.1
Expected Principal
  Amortization
  Period(5)..........  April 15, 2000    June 15, 2002    April 15, 2000

                       March 15, 2013     October 15,     March 15, 2014
                                                 2016
Final Maturity
  Date...............  March 15, 2023    March 15, 2025   March 15, 2023

----------------

(1) "INITIAL LOAN TO VALUE" represents the initial aggregate principal amount of each subclass of notes, plus the initial aggregate principal amount of any other subclass of MSAF's notes that ranks equally or senior in priority of payment ("INITIAL LOAN"), expressed as a percentage of the aggregate appraised value (as of November 30, 1999) of the aircraft plus the sum of
    (i) $43.1 million, the amount of cash that we expect to hold as of the closing date (which includes amounts relating to cash security deposits of $7.1 million which may be required to be reimbursed to lessees), plus
    (ii) $82.1 million, the amount that we expect to be available to be drawn under eligible credit facilities on the closing date (which includes amounts relating to cash security deposits of $32.1 million which may be required to be reimbursed to lessees).

                                              (Footnotes continued on next page)

(2) "FIRST YEAR'S NET REVENUE" means our lease rentals less our swap costs, aircraft operating expenses and SG&A.

(3) "INTEREST COVERAGE RATIO" means First Year's Net Revenue expressed as a ratio of First Year's Interest. "FIRST YEAR'S INTEREST" means (i) the interest payable on each subclass of notes and each subclass that ranks equally with such subclass, plus (ii) the interest and minimum principal payments payable on each subclass of notes that ranks senior in priority of payment to the relevant subclass of notes.

(4) "DEBT SERVICE COVERAGE RATIO" means First Year's Net Revenue expressed as a percentage of First Year's Interest and Minimum and Scheduled Principal. "FIRST YEAR'S INTEREST AND MINIMUM AND SCHEDULED PRINCIPAL" means (i) the interest and minimum and scheduled principal payments on each subclass of notes, plus (ii) the interest and minimum and scheduled principal payments assumed to be payable on each subclass of notes that under the priority of payments are equal or senior in priority of payment with or to the interest and minimum and scheduled principal payments on the relevant subclass of notes.

(5) "EXPECTED PRINCIPAL AMORTIZATION PERIOD" means the period from the date on which we expect principal amortization to begin to the expected final payment date for each subclass of notes.

                              RATINGS OF THE NOTES

    The ratings of the notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. In addition, the rating agencies have not rated MSAF's ability to pay step-up interest or principal in full on the subclass A-3, A-4 and B-2 notes on the expected final payment date or on any other date prior to the final maturity date. The ratings assigned to the notes do not address the effect of any imposition of any withholding tax on any payments under the leases, the notes or otherwise. See "Risk Factors -- Tax Risks."

    A rating is not a recommendation to buy, sell or hold notes because the ratings do not address market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends, or withdraws its rating of any subclass of the notes no person or entity has any obligation to support MSAF's obligations under the notes in any way.

    The notes we are issuing in this offering will rank equally in right of payment and interest with the corresponding classes of our outstanding notes. For more information regarding all our outstanding notes, see "-- Summary Description of the Notes" above.

                                   THE NOTES

    We have summarized the terms of the notes below.

Payment Dates.............................  We must pay interest monthly in arrears on the fifteenth day of each month. If the fifteenth day of a month is
                                            not a business day, the relevant payment date will be
                                            the next business day. By business day, we mean a day on
                                            which a bank may deal in U.S. dollar deposits in the
                                            London inter-bank market and commercial banks and
                                            foreign exchange markets are open in New York and
                                            London.

Record Date...............................  The record date is the close of business on the day that is 15 calendar days prior to the payment date.

Calculation of Interest...................  For the purpose of calculating the interest rate payable on the notes, Bankers Trust Company as reference agent
                                            will determine LIBOR for the relevant monthly period two
                                            business days before the payment date on which the
                                            monthly period begins.

                                            We will calculate accrued interest on outstanding
                                            principal balances and other amounts on which we must
                                            pay interest as of the fourth business day before the
                                            monthly period begins.

Accrued and Unpaid Interest...............  Any accrued interest that, as a result of the allocation of our available cash collections, we do not pay on any
                                            payment date will bear interest at the then current
                                            interest rate for the applicable subclass of notes.

Sources of Note Payments..................  Our only sources of payments for the notes and our other obligations are:

                                            - the payments made by the lessees under the leases;

                                            - amounts drawn under any credit or liquidity
                                            enhancement facility;

                                            - proceeds from any sales of our assets;

                                            - net payments to us under our swap agreements and other
                                              hedging instruments;

                                            - interest earned on investments of our cash balances;
                                              and

                                            - net cash proceeds received from the sale of
                                            refinancing notes.

                                            We will make payments on the notes only to the extent of
                                            our available cash on each payment date remaining after
                                            paying expenses and satisfying other requirements which
                                            are described under "Description of the Notes -- Payment
                                            of Principal and Interest -- Priority of Payments".

Security for Our Obligation...............  Although neither the security trustee nor the noteholders have any mortgage or other security interest
                                            in the aircraft, we have granted to the security
                                            trustee, as security for our various obligations
                                            (including under our notes), a security interest in:

                                            - the equity in our subsidiaries;

                                            - the interests of all MSAF group members in the leases;

                                            - our intercompany loans to our subsidiaries;

                                            - our cash balances; and

                                            - investments made with our cash balances.

ILFC Facility.............................  ILFC has agreed to make loans to us from time to time in an amount up to $20 million plus the aggregate amount of
                                            cash security deposits held by ILFC for our benefit at
                                            the time.

MSDW Facility.............................  MSDW has agreed to make loans to us from time to time in an amount up to $30 million.

Principal Payments........................  We have determined the expected principal payments on the notes based on, among other things, assumptions
                                            regarding principally:

                                            - the timing and amount of payments under our current
                                              leases and leases we may enter into in the future;

                                            - the terms of future leases;

                                            - the amount of operating costs incurred in the ordinary
                                              course of the operating lease business; and

                                            - our ability to timely refinance the subclass A-3, A-4
                                            and B-2 notes.

                                            It is unlikely that actual experience in the future will
                                            correspond to these assumptions, therefore the timing
                                            and amount of our principal payments on each subclass of
                                            notes will likely vary from the expected principal
                                            payments.

Step-Up Interest..........................  If we do not repay the subclass A-3, A-4 or B-2 notes on or before their expected final payment dates, we will
                                            pay additional interest of 1.00% per annum on the
                                            subclass A-3 and A-4 notes and 1.50% per annum on the
                                            subclass B-2 notes, until such notes are repaid in full.
                                            Such payments of step-up interest with respect to the
                                            subclass A-3, A-4 or B-2 notes:

                                            - will be subordinated to certain other obligations we
                                            have, including making scheduled principal payments on
                                              all the notes; and

                                            - will not be rated by the rating agencies.

Refinancing of the Notes..................  We may refinance any subclass of the notes by issuing refinancing notes. Such refinancing notes will rank
                                            equally, including terms of priority of payment and
                                            security, with the subclass of notes that were
                                            refinanced.

Redemption................................  On any payment date, we may redeem any subclass of notes out of any amounts other than available collections
                                            (including proceeds from refinancing notes or from third
                                            parties), in whole or in part, at the applicable
                                            redemption price. In the case of such an optional
                                            redemption, the redemption price of the subclass A-2,
                                            A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding
                                            principal balance of the subclass being redeemed
                                            multiplied by the redemption premium set out in the
                                            table below. The redemption price of the subclass C-1
                                            and subclass C-2 notes will be THE HIGHER OF the
                                            discounted present value of Scheduled Principal Payment
                                            Amounts of the subclass C-1 and subclass C-2 notes and
                                            interest from the redemption date to the applicable
                                            expected final payment date, discounted at the
                                            applicable Treasury yield plus 1.00% OR the outstanding
                                            principal balance on the redemption date. The redemption
                                            price in respect of a redemption of the subclass D-1
                                            notes occurring before March 15, 2003 will be THE HIGHER
                                            OF the discounted present value of Scheduled Principal
                                            Payment Amounts of the subclass D-1 notes and interest
                                            through, but not including March 15, 2003, plus the
                                            product of the applicable redemption premium set out in
                                            the table below and the assumed outstanding principal
                                            balance for March 15, 2003 discounted at a rate equal to
                                            the Treasury yield plus 1.00% OR the outstanding
                                            principal balance on the redemption date. The

                                            redemption price in respect of a redemption of the
                                            subclass D-1 notes occurring on or after March 15, 2003
                                            will be the outstanding principal balance being redeemed
                                            multiplied by the redemption premium set out in the
                                            table below.

                                                                        REDEMPTION PREMIUM
                                            --------------------------------------------------------------------------
                                            SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
                                              A-2        A-3        A-4        A-5        B-1        B-2        D-1
REDEMPTION DATE                              NOTES      NOTES      NOTES      NOTES      NOTES      NOTES      NOTES
---------------                             --------   --------   --------   --------   --------   --------   --------
On or after March 15, 2000................   101.00%    101.00%    101.50%    101.50%    102.00%    101.75%        --
On or after March 15, 2001................   100.50%    100.50%    101.00%    101.00%    101.50%    101.50%        --
On or after March 15, 2002................   100.00%    100.00%    100.50%    100.75%    101.00%    101.25%        --
On or after March 15, 2003................       --         --     100.00%    100.50%    100.50%    101.00%    105.25%
On or after March 15, 2004................       --         --         --     100.25%    100.00%    100.75%    104.50%
On or after March 15, 2005................       --         --         --     100.00%        --     100.50%    103.75%
On or after March 15, 2006................       --         --         --         --         --     100.25%    103.00%
On or after March 15, 2007................       --         --         --         --         --     100.00%    102.25%
On or after March 15, 2008................       --         --         --         --         --         --     101.50%
On or after March 15, 2009................       --         --         --         --         --         --     100.75%
On or after March 15, 2010................       --         --         --         --         --         --     100.00%
On or after March 15, 2011................       --         --         --         --         --         --         --

                                            On each payment date, we must redeem subclasses of notes
                                            to the extent there are available collections remaining
                                            at the levels in the order of priorities at which we are
                                            required to make a principal payment on that subclass of
                                            notes. In the case of a redemption from available
                                            collections, the redemption price of the subclass A-2,
                                            A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding
                                            principal balance of the subclass being redeemed. The
                                            redemption price of the subclass C-1, C-2 and D-1 notes
                                            will be the same as the optional redemption price
                                            described above.

                                            On any payment date, we may redeem each subclass of
                                            notes, in whole but not in part, if certain adverse tax
                                            events affecting MSAF occur at the redemption price plus
                                            accrued and unpaid interest. In the case of a redemption
                                            for taxation purposes, the redemption price will be the
                                            outstanding principal balance of the subclass being
                                            redeemed.

                                            If we redeem any subclass of notes in part, we will
                                            apply the redemption price proportionally to the notes
                                            of each holder of that subclass.

Operating Covenants.......................  Our operating covenants require that we maintain diversification of our portfolio by imposing
                                            restrictions on our asset, lessee and regional
                                            concentrations. We may vary from these concentration
                                            restrictions with the approval of the rating agencies.

Service Providers.........................  For a full description of the services provided by ILFC, as servicer, Bankers Trust Company, as cash manager,
                                            Cabot Aircraft Services Limited, as administrative agent
                                            and Morgan Stanley & Co. Incorporated, as financial
                                            advisor, see "Management of MSAF Group -- Corporate
                                            Management".

Withholding Tax...........................  We have no obligation to make any additional payments on the notes for any withholding or deduction from payments
                                            on the notes that must be made under applicable law. If
                                            we are required to make any withholding or deduction on
                                            the notes and we do not redeem the notes, we will reduce
                                            the net amount of interest paid on the notes by the
                                            amount of such withholding or deduction. Also, none of
                                            our subsidiaries has an obligation under any
                                            intercompany loan to make any

                                            additional payment for any withholding or deduction that
                                            they must make under applicable law from payments on
                                            these intercompany loans.

Ratings of the Notes......................  The notes have received the ratings shown on page 3 from
                                            Standard & Poor's Ratings Group, a division of The
                                            McGraw-Hill Companies, Inc. ("STANDARD & POOR'S"),
                                            Moody's Investors Service, Inc. ("MOODY'S") and Fitch
                                            ("FITCH", as successor to Duff & Phelps Credit Rating
                                            Co. ("DCR"), following the merger of Fitch IBCA and DCR)
                                            for each subclass of notes.

Listing...................................  We intend to list the new notes on the Luxembourg Stock
                                            Exchange in accordance with its rules, and we expect
                                            that the new notes will be eligible for trading in the
                                            PORTAL market. The old notes and the restricted notes
                                            have been listed on the Luxembourg Stock Exchange and
                                            are eligible for trading in the PORTAL market. See
                                            "Listing and General Information".

Denomination..............................  Each subclass of notes will be available for purchase in minimum denominations of $100,000 and integral multiples
                                            of $1,000 in excess thereof. See "Description of the
                                            Notes -- General".

                                OVERVIEW OF MSAF

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING MSAF APPEARING ELSEWHERE IN THIS PROSPECTUS.

    Morgan Stanley Aircraft Finance is a special-purpose Delaware business trust established in October 1997 to purchase and own a portfolio of aircraft. One hundred per cent of the equity in MSAF is held indirectly by Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF is governed by seven trustees, including four controlling trustees who are officers of an affiliate of MSDW, two independent trustees and one Delaware trustee. For more information regarding the governance of MSAF, see "Management of MSAF Group". We have taken steps to structure MSAF to ensure that our assets are not consolidated with MSDW's or any of its affiliates' assets or otherwise become available to MSDW's or any of its affiliates' creditors in any bankruptcy or insolvency proceeding involving MSDW. See "Risk Factors -- Bankruptcy Risks".

    ACQUISITIONS. We initially acquired 32 aircraft and one engine from International Lease Finance Corporation ("ILFC") pursuant to an agreement dated November 10, 1997. On May 19, 1999, an indirect wholly owned subsidiary of MSDW acquired two aircraft from an affiliate of GE Capital Corporation for $9.05 million. This purchase price was determined following negotiations between the parties. On August 6, 1999, certain other indirect wholly owned subsidiaries of MSDW agreed to acquire 27 aircraft from ILFC at a cost of $1,032 million. This purchase price was determined following negotiations between the parties. All of these aircraft have since been delivered by ILFC. On March 15, 2000, we acquired 28 of these 29 aircraft. We acquired the remaining aircraft on May 1, 2000. The total appraised value of the 29 aircraft as November 30, 1999 was $1,047.8 million. The purchase price that we paid to the MSDW subsidiary for the 29 aircraft was $954.8 million, $876.8 million of which we paid in cash and $78.0 million of which was a capital contribution from the MSDW subsidiary.

    THE PORTFOLIO. Our total portfolio now comprises 61 aircraft and one engine. The aggregate appraised value of this portfolio was $2,000.9 million as of November 30, 1999, and was $1,911.2 million as of September 30, 2000. Based on the appraised values as of November 30, 1999 and as of September 30, 2000, no one aircraft accounts for more than 5% of our portfolio. As of October 1, 2000, we had 61 lease contracts in effect with 41 lessees based in 25 countries and one aircraft off-lease. The off-lease aircraft was undergoing maintenance work. As of October 1, 2000, one of the aircraft under one of the lease contracts had not been delivered to the respective Lessee. As of October 1, 2000, the weighted average remaining contracted lease term of the portfolio (weighted by appraised values as of November 30, 1999 and without giving effect to purchase options or extension options) was 34 months, or 35 months when weighted by appraised values as of September 30, 2000. The longest lease is scheduled to expire in May 2010. Therefore, we will be required to re-lease each of the aircraft one or more times prior to the final maturity date for the notes. See "Risk Factors -- Leasing Risks -- We May Not be Able to Re-lease Aircraft".

    Certain of our lessees are in a weak financial condition and face or have recently faced serious financial difficulties. As of October 1, 2000, five of our lessees were in arrears. The eight aircraft on lease to these lessees represented 11.6% of the portfolio by appraised value as of November 30, 1999, or 11.4% of the portfolio by appraised value as of September 30, 2000. The total amount of rental payments, maintenance reserves and other amounts that were in arrears with respect to these five lessees was $3.5 million. This amount represents 1.5% of our assumed annual lease rental payments for the next year. We hold security deposits of $3.7 million against these arrears. The weighted average number of days past due of such arrears was 52 days. In January 2000, one lessee of two A320-200 aircraft agreed to restructure rental and maintenance arrears amounting to $1.4 million. These arrears were scheduled to be repaid commencing in June 2000. As of October 1, 2000, all of these restructured payments were due but unpaid. MSAF group held security deposits of $1.0 million against this lessee's arrears. On October 20, 2000, this lessee, TransAer, filed for bankruptcy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Bankruptcy of TransAer." See also "Risk Factors -- Leasing Risks -- Risk of Lessees in Weak Financial Condition". For more information regarding the appraised values as of September 30, 2000, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Annual Appraisals for 2000."

    SERVICER. ILFC acts as servicer for our portfolio. Among other things, ILFC markets the portfolio for lease or sale and monitors lessee compliance with lease payment, maintenance and insurance terms. For a full description of the servicing agreement with ILFC, see "Management of MSAF Group -- The Servicer".

    ADDITIONAL AIRCRAFT AND DEBT ISSUANCES. We intend to acquire additional aircraft from various sellers in the future. Such aircraft may be serviced by parties other than ILFC. We will finance acquisitions of additional aircraft with external funds, including issuing subclasses of debt securities in up to four classes (class A, class B, class C and class D) that will rank equally in right of payment of principal and interest with the corresponding subclasses of outstanding notes. Any acquisition of additional aircraft and issuance of additional notes will be subject to various conditions under the indenture, including confirmation from the rating agencies that the acquisition and related issuance of additional notes will not result in the lowering or withdrawal of their ratings of the notes then outstanding.

                                 THE PORTFOLIO

    The following charts summarize certain features of our portfolio as of October 1, 2000. All percentages have been calculated by reference to the appraised value of the portfolio as of November 30, 1999.

                                TYPE OF AIRCRAFT

            Pie chart showing composition of portfolio by aircraft type

                       AIRCRAFT SIZE (BY NUMBER OF SEATS)

       Pie chart showing composition of portfolio by aircraft size (number of seats)

                              YEAR OF MANUFACTURE

              Bar graph breakdown of portfolio by year of manufacture

                                 LESSEE REGION

                  Pie chart showing breakdown of lessees by region

                               REGION AND COUNTRY

            Pie chart showing breakdown of lessees by country and region

                               INDIVIDUAL LESSEES

                  Pie chart showing individual lessees of aircraft

                        OVERVIEW OF PRIORITY OF PAYMENTS

    The following chart summarizes the order of priority of payments on the notes, the beneficial interest and other obligations of MSAF group. This is described in more detail in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments."

                    Flow chart showing priority of payments

                                  RISK FACTORS

    THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING MSAF OR THE NOTES. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE NOT AWARE OF AT PRESENT, OR THAT WE BELIEVE TODAY ARE IMMATERIAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS OR THE NOTES. INVESTORS SHOULD READ AND CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS PRIOR TO ACCEPTING THE EXCHANGE OFFER OR INVESTING IN THE NOTES.

    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, WE MAY NOT BE ABLE TO MAKE THE REQUIRED PAYMENTS ON THE NOTES. IN ADDITION, IT IS POSSIBLE THAT THE RENTAL PAYMENTS UNDER THE LEASES MAY NOT BE ADEQUATE TO MAKE THE REQUIRED PAYMENTS ON THE NOTES.

    THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. IN MOST CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "SHOULD," "EXPECTS," "PLANS," "ANTICIPATES," "BELIEVES," "ESTIMATES," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF SUCH TERMS OR SIMILAR TERMINOLOGY. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. IN EVALUATING THESE STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS, INCLUDING THE RISKS OUTLINED BELOW.

    ALL INFORMATION PRESENTED BELOW IS AS OF OCTOBER 1, 2000. FOR SIGNIFICANT DEVELOPMENTS SINCE THAT DATE, YOU SHOULD READ "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RECENT DEVELOPMENTS."

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of restricted notes who do not exchange their restricted notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of their restricted notes as set forth in the legends thereon. In general, the restricted notes may not be offered or sold, unless they are registered under the Securities Act or are offered or sold pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the restricted notes under the Securities Act.

    MSAF believes that, based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission, new notes issued pursuant to the exchange offer in exchange for restricted notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, or any such holder which is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such new notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of such new notes. Eligible holders who wish to accept the exchange offer must represent to MSAF in a letter of transmittal that these conditions have been met and must represent, if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for restricted notes, that neither the holder nor the person receiving the new notes, if other than the holder, is engaged in or intends to participate in the distribution of new notes. If any holder has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, the holder (1) will not be able to rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (2) in the absence of an exemption from the Securities Act, must either comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction or sell the restricted notes in a transaction exempt from the registration requirements. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must represent that the restricted notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of new notes received in exchange for restricted notes where such restricted notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions the new notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. MSAF has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of jurisdictions that any holder of the notes reasonably requests in writing. Unless so required, MSAF does not intend to register or qualify the sale of the new notes in any such jurisdictions.

    In addition, the tender of restricted notes will reduce the principal amount of the restricted notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the restricted notes due to a reduction in liquidity.

NO SECURITY INTEREST IN AIRCRAFT

    Neither the trustee, the security trustee acting on behalf of the holders of the notes and each other secured creditor nor any noteholder has any security interest, mortgage, charge or other similar interest in the aircraft. If there is an event of default, they will not be able to sell the aircraft to repay the notes or exercise similar remedies which they would have if they had a security interest in the aircraft.

NO EXECUTIVE MANAGEMENT -- RELIANCE ON THIRD PARTIES TO MANAGE OUR BUSINESS

    We have no executive management resources of our own. We therefore rely on several service providers for the leasing and re-leasing of the portfolio and all other executive and administrative responsibilities. If these service providers do not perform their contractual obligations to us, our operations may suffer and we may not be able to repay the notes. We can give no assurance that we will continue our arrangements with these service providers or that the service providers will continue their relationship with us until the notes are paid in full. If a service provider resigns or we terminate its appointment, we may be unable to find suitable replacement service providers that we can engage on suitable terms. Additionally, our appointment of replacement service providers may cause a lowering or withdrawal of the ratings on the notes. You should refer to "Management of MSAF Group -- The Servicer", and "Management of MSAF Group -- Corporate Management" for detailed information on the responsibilities delegated to service providers.

CONFLICTS OF INTEREST OF ILFC

    ILFC acts as servicer for our portfolio and as such performs certain services including marketing our current portfolio for lease or sale and monitoring lessee compliance with lease terms. ILFC, however, manages a large aircraft portfolio for itself and others and for that reason, it may face conflicts of interest in managing and marketing our portfolio for re-lease or sale. The aircraft it manages for others may compete with our portfolio when they are being marketed for re-lease or sale. ILFC also arranges aircraft financings and lease transactions and advises many airlines (including some lessees and potential lessees). If ILFC cannot resolve a conflict of interest, the conflict could have an adverse effect on our ability to manage, re-lease or sell the portfolio. In that case, we may be unable to make the required payments on the notes.

    For a description of ILFC's aircraft management and advisory business, you should refer to "Management of MSAF Group -- The Servicer".

LIMITATION ON ILFC'S LIABILITY

    Our servicing agreement with ILFC contains limitations on its liability for losses caused by its services. There is a risk that we may be unable to recover from ILFC the amount of any losses they cause in performing the services. Additionally, ILFC will not be liable to you for any losses caused by its services.

    We describe the liability and other provisions of the servicing agreement under "Management of MSAF Group -- The Servicer".

CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT AND DEPRESSION OF AIRCRAFT
  VALUES

    The market for commercial jet aircraft is very cyclical and can produce sharp increases and decreases in aircraft values and lease rates. Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to sell or re-lease aircraft on terms that allow us to make payments on the notes.

    Aircraft values and lease rates depend on various factors that are outside our control. Such factors include, but are not limited to:

    - manufacturer production levels and prices for new aircraft;

    - general economic conditions affecting lessee operations;

    - used aircraft supply;

    - passenger demand;

    - retirement and obsolescence of aircraft models;

    - manufacturers merging or leaving the aircraft industry;

    - interest rates and credit availability;

    - fuel and other operating costs;

    - re-introduction into service of aircraft previously in storage;

    - governmental regulations; and

    - lack of capacity in the air traffic control system.

    In addition to values for aircraft generally, the value of specific aircraft may increase or decrease sharply depending on factors that are not within our control. Such factors include, but are not limited to:

    - manufacturer production levels and prices for new aircraft;

    - manufacturers merging or leaving the aircraft industry;

    - maintenance and operating history of the aircraft;

    - number of operators using a type of aircraft;

    - legal or regulatory requirements that prevent an aircraft from being re-leased or sold in the condition that it is in; and

    - the discovery of manufacturing defects in an aircraft model.

    The value of specific aircraft and the cost of after-market support may also depend on the condition of the manufacturer. Current competition between The Boeing Company ("BOEING") and Airbus Industrie G.I.E. ("AIRBUS") is also a threat to aircraft values. Boeing and Airbus have increased production to an amount substantially above the long-term requirement implied by industry forecasts. If production is maintained at this level, the increased supply of new aircraft may depress used aircraft values and lease rates (especially in regions like Asia where there has been an oversupply of aircraft). This development could cause a decrease in our cash flows and adversely affect our ability to make payments on the notes.

ACTUAL MARKET VALUE MAY BE LESS THAN APPRAISED VALUE

    Appraised values for aircraft do not necessarily reflect the market value we could obtain for aircraft at a specific time. Appraised values are based on the assumption that there is an "open, unrestricted stable market environment with a reasonable balance of supply and demand". As we describe above, the aircraft market is not always stable and there may be supply and demand imbalances at any one time, especially for specific aircraft types. At the high point in a cycle, the current market value of some aircraft may be at or above their appraised value while the current market value of others may be significantly less than their appraised values. At a low point in the industry cycle, the current market value of most aircraft types is likely to be less (and in many cases, much less) than appraised base values. For these reasons, you should not rely only on appraised values as an indication of the price that we could obtain if we sold an aircraft.

TECHNOLOGICAL RISKS

    The availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations may make it more difficult for us to re-lease or sell aircraft. This risk is particularly significant for us given our need to repay principal and interest on the notes over a relatively long period. This will require that many of the aircraft are leased or sold close to the end of their useful economic life. We expect that the extent to which we are able to manage these technological risks through modifications to aircraft and sale of aircraft will be limited.

RISKS RELATING TO ACQUISITION OF ADDITIONAL AIRCRAFT

    We may acquire additional aircraft in the future. The cash flows derived from such additional aircraft, together with the cash flows generated by the aircraft in our portfolio, are expected to be the primary source of payment of interest, principal and premium, if any, on the notes. ILFC is not obligated to act as servicer with respect to any additional aircraft we may acquire. We may need to procure additional servicing arrangements with respect to any additional aircraft we acquire, and we cannot assure that any additional servicing arrangements will be with ILFC or on similar terms to the servicing agreement with ILFC.

OPERATIONAL RESTRICTIONS MAY HARM OUR ABILITY TO COMPETE

    The indenture and our governing corporate documents impose restrictions on how we operate our business. These restrictions limit our ability to compete effectively in the aircraft leasing market. For example, we cannot grant privileged rental rates to airlines in return for equity investments in such airlines. There are also restrictions on persons to whom we may lease aircraft to and limits on leasing to lessees in specific geographical regions. Most competing aircraft lessors do not operate under similar restrictions.

LESSEE PURCHASE OPTIONS MAY BE EXERCISED AT PRICES BELOW NOTE TARGET PRICE FOR
  SUCH AIRCRAFT

    As of October 1, 2000, eight lessees had outstanding options to purchase a total of ten aircraft, representing 26.6% of the portfolio by appraised value as of November 30, 1999. If these options were exercised on their earliest exercise date, in only one case the purchase option strike price would be below the note target price that we have assumed for the applicable aircraft on the exercise date. This difference would not be significant. We have assumed in our Base Case that none of the purchase options are exercised. However, there is a risk that lessees could exercise these options and, in particular, at a time when the exercise prices are below the note target price for the aircraft being purchased. Any exercise of such options will affect the amount and timing of principal payments on the notes.

RISKS RELATING TO AIRCRAFT LIENS

    Liens may attach to the aircraft in the course of their operation. These liens may impair our ability to repossess, re-lease or sell the aircraft. Liens which secure the payment of airport taxes, customs duties, air navigation charges (including charges imposed by agencies regulating access to air space, such as Eurocontrol), landing charges, crew wages, repairer's charges or salvage attach to the aircraft in the normal course of operation. The amounts which the liens secure may be substantial and may exceed the value of the aircraft against which the lien is asserted. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. The lessees may not comply with their obligations under the leases to discharge liens arising during the terms of the leases.

FAILURE TO MAINTAIN REGISTRATION OF AIRCRAFT

    All of the aircraft which are or will be operated must be registered with an appropriate aviation authority. If an aircraft is operated without a valid registration, the lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could have other adverse effects, including grounding of the aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the notes.

INCREASED REGULATION OF AIRCRAFT

    The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operated. Any additional regulations (especially relating to aircraft noise and emissions) may cause us to incur significant costs, depress the value of the aircraft and impair our ability to re-lease the aircraft.

LEASING RISKS

  WE MAY NOT BE ABLE TO RE-LEASE AIRCRAFT

    We may not be able to re-lease aircraft upon expiration of the leases without incurring significant downtime or without adverse effect on the rental rates that we are able to obtain, especially during any period of downturn in demand for aircraft on operating lease. If we cannot re-lease aircraft we may not have enough cash to make payments on the notes. Even if we can re-lease aircraft we may be unable to receive favorable rental rates, especially if there is reduced demand for aircraft on operating lease. Our ability to re-lease aircraft and obtain acceptable lease payments and terms may suffer because of:

    - economic conditions affecting the airline industry;

    - the supply of competing aircraft and demand for particular types;

    - lessor competition; and

    - restrictions on our re-leasing flexibility under the indenture.

    The number and types of aircraft that, as of October 1, 2000, we had to place with lessees because of lease expirations through December 31, 2004 are presented in the table below, which shows the years in which the leases are contracted to expire, assuming that (1) non-binding letters of intent then existing result in a lease agreement in accordance with their terms, (2) no lease terminates prematurely and (3) there are no sales of aircraft or purchases of additional aircraft. See "-- Risks Relating to Acquisition of Additional Aircraft" above and "-- Lease Termination and Aircraft Repossession" below. We will need to re-lease more aircraft if any aircraft become available through premature terminations of leases.

           MSAF GROUP LEASE PLACEMENT REQUIREMENT AT OCTOBER 1, 2000

                                                               YEAR ENDING DECEMBER 31,
                                            ---------------------------------------------------------------
AIRCRAFT TYPE                                 2000       2001       2002       2003       2004      TOTAL
-------------                               --------   --------   --------   --------   --------   --------
A300......................................     --         --         --         --          1          1
A310......................................     --         --         --          2         --          2
A320......................................     --          1          1          3         --          5
A321......................................     --         --          1          1         --          2
A330......................................     --          1         --         --         --          1
A340......................................     --         --         --          1         --          1
B737......................................      2(-)       4          3*         4          4*        17
B747......................................     --         --          1          1         --          2
B757......................................     --          1          1         --         --          2
B767......................................     --         --          1          2*         1          4
F-50......................................     --         --         --          2         --          2
F-70......................................     --         --         --          1          2          3
MD-82.....................................     --         --         --         --          1          1
MD-83.....................................     --          1         --          1         --          2
Engine....................................     --         --          1         --         --          1
                                              ---        ---        ---        ---        ---        ---
  Totals..................................      2          8          9         18          9         46
                                              ===        ===        ===        ===        ===        ===

---------

*   Includes one aircraft currently subject to a non-binding letter of intent.

(-) Includes one aircraft currently off-lease.

    As illustrated by the table above, we will be required to re-lease 46 of the aircraft, representing 71.9% of the portfolio by appraised value as of November 30, 1999, before December 31, 2004.

  RE-MARKETING TASK FOR AIRCRAFT EXPIRING PRIOR TO DECEMBER 2000

    Two leases, representing 2.4% of the appraised value as of November 30, 1999, are scheduled to expire before December 31, 2000. One of the two aircraft, a B767-200, is subject to a non-binding letter of intent. The second aircraft, a B737-400, is not yet subject to a non-binding letter of intent but ILFC is currently negotiating with the current operator and with other interested parties.

  LESSEES MAY NOT PERFORM REQUIRED MAINTENANCE

    The standards of maintenance observed by our lessees and the condition of the aircraft at the time of sale or lease may affect future values and rental rates from our aircraft. Under the leases, the lessee has the main responsibility to maintain the aircraft and to comply with all applicable governmental requirements. Some lessees may experience periodic difficulties in meeting their maintenance obligations resulting from adverse environmental conditions or financial and labor difficulties. If a lessee fails to perform required or recommended maintenance on an aircraft, the aircraft may be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before sale or re-lease. If our lessees do not perform their obligation to maintain the aircraft, we may have to fund maintenance work on the aircraft. Because our maintenance costs are expenses that rank senior to payments on the notes, we may be unable to make payments on the notes if our maintenance costs were to become sufficiently large. In other cases, we may have an obligation to reimburse the lessee or pay some or all of the cost of aircraft maintenance. Our cash resources may not be sufficient both to fund maintenance requirements and make payments on the notes, especially as the aircraft age.

  AIRCRAFT INSURANCE MAY NOT BE ADEQUATE

    Our lessees have an obligation under the leases to maintain property and liability insurance covering their operation of the aircraft. We can give no assurance that this insurance will be adequate to cover any losses or liabilities that we may incur in our business. For example, the loss or liability from an aviation accident or other catastrophic event may exceed the coverage limits in the policy. Other losses may not be covered by the insurance. There is also a risk that our lessees will not perform their insurance obligations to us, which may mean that insurance will not be available to us. In either case, we may be unable to make payments on the notes if insurance proceeds do not cover losses or liabilities we may incur.

    On April 2, 1999, one B757-200ER on lease to Guyana Airways was terminated by agreement. Certain of the technical records were incomplete and/or missing. An insurance claim under our Technical Records policy was submitted in respect of the maintenance work, repairs and services required to reconstruct the technical records. The insurance claim was approved and MSAF group received $4.0 million in June 2000 to partially offset the substantial maintenance costs incurred in the Guyana repossession.

  WE MAY BE UNABLE TO OBTAIN REQUIRED LICENSES AND APPROVALS

    If we cannot obtain required government licenses and approvals, we may be unable to re-lease or sell aircraft. In that case, our cash flows may be insufficient to make payments on the notes. Several leases require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities to certain lease payments and to the import, re-export or de-registration of the aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a consent, once given, will be withdrawn. We may not receive consents needed in connection with future re-leasing or sale of an aircraft.

  RISK OF LESSEES IN WEAK FINANCIAL CONDITION

    There is a significant risk that the lessees may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we will be unable to make payments on the notes. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition. A lessee's financial condition may be affected by various factors beyond their control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, economic conditions in the countries where the lessees operate and environmental and other governmental regulation of the air transportation business. As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases and at any point in time, investors should expect varying numbers of lessees to be experiencing payment difficulties. Many of our lessees are in a weak financial position. You should expect this to be the case with future lessees. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments.

    In certain cases, we may respond to the needs of lessees in financial difficulty including, in certain instances, restructuring the applicable leases. Such restructurings may involve reduced rental payments for a specified period (which may be several months). In addition, certain restructurings may involve the voluntary termination of a lease prior to its expiration and the arrangement of subleases from the lessee to another aircraft operator.

    As of October 1, 2000, five lessees were in arrears. The eight aircraft on lease to these lessees represented 11.6% of the portfolio by appraised value as of November 30, 1999. The total amount of rental payments, maintenance reserves and other amounts that were in arrears with respect to these five lessees was $3.5 million, of which $1.9 million related to rental payments and $1.6 million related to maintenance reserves. MSAF group holds security deposits of $3.7 million against these arrears. The current arrears amount represents 1.5% of annual lease rental payments. The weighted average number of days past due of such arrears was 52 days.

    In addition, in August 1999 we agreed to restructure the arrears of a Brazilian lessee, Passaredo. The restructured amount of $3.7 million was capitalized as a note payable and added to the lessee's conditional sale agreement loan balance, with an extension of the term of the loan. The aircraft on lease to this lessee is an A310-300 and represented 1.4% of the portfolio by appraised value as of November 30, 1999. In conjunction with this restructuring, the obligations under this lease were transferred to a new Brazilian entity, B.R.A. Transportes Aereos, which replaced Passaredo as lessee. B.R.A., however, defaulted on its obligations under this lease and the aircraft was repossessed in May, 2000. The lease had been scheduled to expire in July 2007. The total amount of rental payments in arrears at the date of the repossession was $1.3 million. There was no security deposit held by MSAF group to offset against the arrears balance. The aircraft is currently subject to a new lease contract and is scheduled to be delivered to the new lessee in November 2000.

    On February 2, 2000, Canadian Airlines announced a debt restructuring and moratorium plan. The plan resulted in the suspension of payments of about
$135 million to lenders and aircraft lessors, including MSAF group. In
March 2000, we reached an agreement with the lessee to restructure the lease by slightly reducing the lease rate effective from February 2000 and extending the term by four years to May 2010. The lessee's security deposit of $0.3 million was used to fund the February rental. In March 2000, the lessee resumed rental payments and also made part payment toward refunding the security deposit balance. At the same time, the lease was assigned to a subsidiary of Air Canada, Air Canada Capital Limited. This aircraft, an A320-200, represented 1.5% of the portfolio by appraised value as of November 30, 1999.

    In January 2000, we reached an agreement with TransAer, a lessee based in Ireland, to defer $1.4 million of rental and maintenance obligations. Repayment of the rental arrears plus interest was scheduled to be made over a five week period beginning on June 16, 2000. Repayment of the maintenance reserves arrears plus interest was scheduled to be made in three monthly installments beginning on June 1, 2000. As at October 1, 2000, all of these restructuring payments were due but unpaid. We held security deposits of $1.0 million against TransAer's deferred arrears. In addition, we held maintenance reserves of $3.8 million. The two aircraft on lease to the lessee, both A320-200s, represented 3.1% of the portfolio by appraised value as of November 30, 1999. TransAer filed for bankruptcy on October 20, 2000. For more information regarding this, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Bankruptcy of TransAer".

    VASP, a former Brazilian lessee, defaulted on its obligations under its lease of a B737-300 aircraft and the aircraft was repossessed in May 2000, following legal proceedings against VASP. At the repossession date, one of the engines was off-wing and in VASP's possession. Following a recent ruling by a Brazilian court, the engine has now been returned to us. The lease was scheduled to expire in March 2003. The total amount of rental payments in arrears at the date of the repossession was $0.5 million, against which MSAF group drew down a security deposit of $0.7 million. The aircraft, which represented 1.0% of the portfolio by appraised value as of November 30, 1999, is currently undergoing maintenance work.

    In July 1999, another former Brazilian lessee, VARIG, negotiated early termination of its lease of a B747-300 aircraft that was scheduled to expire in April 2003. This aircraft represented approximately 2.5% of the portfolio by appraised value as of November 30, 1999. The total amount of rental payments and maintenance reserves due under this lease through July 1999, the date of the termination agreement, was $4.8 million, against which MSAF group drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to off-set arrears of $4.8 million and approximately $6.0 million for certain maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately
$1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note payable. As of October 1, 2000, VARIG had made all payments due under the note payable.

    A former Mexican lessee, TAESA, defaulted on its obligations under its lease of a B737-400 aircraft, and the aircraft was repossessed in December 1999. The lease was scheduled to expire in May 2001. The total amount of rental payments and maintenance reserves due under the lease at the date of repossession was $0.6 million. This amount was partially offset by a security deposit of $0.5 million. On February 21, 2000, a court in Mexico declared TAESA bankrupt. It is uncertain whether we will be able to recover the $0.1 million outstanding from TAESA. This aircraft, which represented 1.1% of the portfolio by appraised value as of November 30, 1999, is currently on lease to Travel Service, a Czech Republic carrier.

    The current level of defaults and lessee arrears should not be seen as representative of future defaults and arrears, particularly if economic conditions deteriorate. Defaults and amounts in arrears may increase as the market for aircraft on operating lease experiences further cyclical downturns, particularly in emerging markets.

  EMERGING MARKET RISKS

    "Emerging markets" are countries that have poorly developed economies that are vulnerable to economic and political problems, such as significant fluctuations in GDP, interest rates and currency exchange rates and civil disturbances, governmental instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by governments. The resulting instability may affect the ability of lessees that operate in these emerging markets to meet their lease obligations and they may be more likely to default than lessees that operate in developed economies. At October 1, 2000, eleven lessees, representing 29.2% of the portfolio by appraised value as of November 30, 1999, operated in "emerging markets" according to the Morgan Stanley Capital International designations that we follow under our indenture. In addition, four lessees representing 10.9% of the portfolio by appraised value as of November 30, 1999 operated in markets which may be considered to be emerging markets but are categorized as "Other" by the Morgan Stanley Capital International classification: Air Pacific (Fiji), Air Mauritius, Air Macau and Lithuanian Airlines. In total we lease 40.2% of our portfolio to 15 lessees operating in emerging markets.

    As of October 1, 2000, two of the five lessees in arrears, representing 3.1% of the portfolio by appraised value as of November 30, 1999, were based in emerging markets. At October 1, 2000, one of these lessees, Air Alfa, a lessee based in Turkey, owed rental and maintenance arrears of $0.7 million, against which MSAF group held a security deposit of $0.7 million. This aircraft, an A321-100 represents 2.0% of the portfolio by appraised value as of November 30, 1999. At October 1, 2000, the other lessee, Travel Service, based in the Czech Republic, owed maintenance arrears of $0.3 million, against which MSAF group held a security deposit of $0.5 million. This aircraft, a B737-400, represents 1.1% of the portfolio by appraised value at November 30, 1999. The weighted average number of days past due for such arrears was 4.4 days.

    In addition, seven of our former lessees whose leases terminated early due to defaults were based in what we consider to be emerging markets. In each case, ILFC was able to repossess the aircraft without recourse to legal action. These seven lessees were based in Brazil, Mexico, Turkey, Guyana and Russia.

  RISK OF REGIONAL ECONOMIC DOWNTURNS AFFECTING LESSEES' FINANCIAL CONDITION

    There is a significant risk that the economic conditions in the regions where our lessees operate will affect their ability to meet their lease obligations. The commercial aviation industry is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. Below is a discussion of the regional concentrations of our lessees and the economic characteristics of the various regions that may impact the lessees' financial condition. The regions discussed below are based on designations published by Morgan Stanley Capital International.

    EUROPEAN CONCENTRATION

    At October 1, 2000, 18 lessees representing 35.2% of the portfolio by appraised value as of November 30, 1999 are operators based in Europe, with 13 lessees representing 27.4% of the portfolio by appraised value as of November 30, 1999 based in "developed" Europe and five lessees representing 7.8% of the portfolio by appraised value as of November 30, 1999 based in "emerging" Europe and the Middle East.

    12 of the 18 European lessees, representing 24.85% of the portfolio by appraised value as of November 30, 1999, are primarily charter airlines, which are vulnerable to any downturn in the tourism industry. The remaining six operate predominantly scheduled services.

    European scheduled carriers currently are experiencing a slower economic period and greater competition than in previous years and are suffering from over expansion. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. Competitive pressures from continuing deregulation of the airline industry by the European Union may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.

    Two lessees operate one aircraft each in Turkey, which was hit by a severe earthquake in August 1999. Both these carriers operate charter flights which are heavily dependent on foreign tourists traveling to Turkey. Damage caused by the earthquake and any decrease in tourist traffic may adversely affect the ability of these carriers to operate and meet their obligations under the leases. The two aircraft leased by these two lessees represent 3.3% of the portfolio by appraised value as of November 30, 1999.

    One of the five lessees in arrears as of October 1, 2000, TransAer, was based in the Europe (Developed) region. TransAer filed for bankruptcy on October 20, 2000. For more information regarding this, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Bankruptcy of TransAer". Two of the five lessees in arrears as of October 1, 2000, Air Alfa and Travel Service, were based in the Europe and Middle East (Emerging) region. See "-- Risk of Lessees in Weak Financial Condition" and "-- Market Risks".

    In addition to the lessees detailed above, you should note that four of our lessees, representing 5.8% of the portfolio by appraised value as of November 30, 1999, are based in Europe (Iceland, Lithuania and Malta), but in countries that are classified as "Other" by Morgan Stanley Capital International. One of these lessees was in arrears at October 1, 2000. See "-- Other".

    LATIN AMERICAN CONCENTRATION

    At October 1, 2000, two lessees, representing 5.0% of the portfolio by appraised value as of November 30, 1999 were based in Latin America.

    At October 1, 2000 none of these current lessees in this region were in arrears. However, during the three month period ended May 31, 2000, MSAF group repossessed two aircraft which were leased in Latin America, both in Brazil. In addition, since March 1998, we have also repossessed four aircraft leased to lessees based in Latin America, one in Brazil and one in Mexico. See "-- Risk of Lessees in Weak Financial Condition".

    The financial prospects for lessees in Latin America will depend on the level of political stability and economic activity and policies in the region. Financial and economic problems in Brazil, which experienced significant downturns in its economy and financial markets, could spread throughout Latin America and other "emerging" economies including Mexico where two of our lessees, representing 5.0% of the portfolio by appraised value as of November 30, 1999, operate. Developments in other emerging markets may also affect the economies of Latin American countries and the entire region.

    ASIA AND PACIFIC CONCENTRATION

    At October 1, 2000, seven lessees, representing 27.8% of the portfolio by appraised value as of November 30, 1999, were based in the Asia and Pacific regions, with three lessees, representing 11.3%, based in "developed" Pacific markets and four lessees, representing 16.5%, based in "emerging" Asian markets. At October 1, 2000, none of the lessees in the Asia and Pacific regions were in arrears.

    Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the U.S. dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. A further downturn in the region's economies may greatly undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.

    In addition to the lessees detailed above, you should note that two of our lessees, representing 5.2% of the portfolio by appraised value as of November 30, 1999, are based in the Asia and Pacific region (Fiji and Macau), but in countries that are classified as "Other" by Morgan Stanley Capital International.

    NORTH AMERICAN CONCENTRATION

    At October 1, 2000, seven lessees, representing 15.4% of the portfolio by appraised value as of November 30, 1999, were based in North America. In the recent past, several North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations altogether, including a former lessee of MSAF group. Airline profitability in the region has begun to deteriorate because of the increase in the cost of aviation fuel and increased competition from low-cost, low-fare air carriers. In conjunction with an inability to reduce labor and other costs to sustainable levels, these factors put pressure on North American airline profit margins and, in some cases, financial viability.

    At October 1, 2000, one of the five lessees in arrears, TWA, was based in the North America (Developed) region. At October 1, 2000, the total rental and maintenance arrears owed by this lessee was $0.7 million, against which MSAF group holds a security deposit of $1.0 million. The three aircraft, one MD-82 and two MD-83s, leased by this lessee represent a total of 2.9% of the portfolio by appraised value as of November 30, 1999. In March 2000, we also restructured the lease of Canadian Airlines who had announced a debt restructuring and moratorium plan. See "-- Risk of Lessees in Weak Financial Condition".

    OTHER

    At October 1, 2000, seven lessees, representing 15.6% of the portfolio by appraised value as of November 30, 1999 were based in the Other region. One of the five lessees in arrears as of October 1, 2000, was based in the Other region.

    At October 1, 2000, Air Atlanta Icelandic, a lessee based in Iceland, owed total arrears of $0.4 million, of which $0.1 million related to rental payment and $0.3 million related to maintenance reserves. MSAF group held a security deposit of $0.5 million against these arrears. The aircraft leased to this lessee is a B747-300 and represented 2.5% of the portfolio by appraised value as of November 30, 1999.

LEASE TERMINATION AND AIRCRAFT REPOSSESSION

    If a lessee defaults, we have the right to terminate the lease and repossess the aircraft under the terms of each lease. However, it may be difficult, expensive and time-consuming to enforce our rights if the lessee contests such termination or is bankrupt or under court protection. ILFC may incur significant costs on our behalf in trying to repossess an aircraft and in performing maintenance work necessary to make the aircraft available for re-lease or sale. Further, our efforts to repossess an aircraft may be limited by the laws of the local jurisdiction which may delay or prevent us from repossessing an aircraft following a lessee's default.

RISKS RELATING TO PAYMENTS ON THE NOTES

  ACTUAL EXPERIENCE MAY NOT MATCH OUR ASSUMPTIONS

    We have determined the expected final payment dates for the notes based on our assumptions about our future cash flows and interest and operating costs and possible future economic conditions. The purpose of these assumptions is to illustrate the payment provisions of the notes. Many of these assumptions relate to future political, economic and market conditions (for example, lease rates) that are outside our control and are difficult or impossible to predict. Other assumptions relate to future events (for example, maintenance payments) that depend on the actions of lessees or others with whom we conduct business. For this reason, it is highly unlikely that our experience in the future will be consistent with these assumptions. As a result, we are highly likely to be unable to make payments on the notes at the times and in the amounts that the assumptions indicate.

  SUBORDINATION PROVISIONS

    Expenses and certain other payments are senior in priority of payment to the notes and are paid out before any payments are made on the notes. Under certain circumstances, the rights of the noteholders, as holders of each subclass of notes, to receive payments of principal in respect of such subclass of notes and to exercise remedies upon default will be subordinated to the rights of the noteholders with respect to the most senior subclass of notes then outstanding. If an event of default with respect to any subclass of notes occurs under the indenture, the security trustee has the exclusive right to exercise and enforce any and all remedies with respect to the collateral held by MSAF group. Therefore, if an event of default occurs, the holders of each subclass of notes will not be permitted to enforce certain rights until all amounts owing under any more senior notes outstanding and certain other amounts have been paid in full.

CAPITAL MARKETS RISKS

  ABSENCE OF PUBLIC MARKET

    The new notes are being offered to the holders of the restricted notes. The restricted notes were issued to a limited number of institutional investors. The new notes are new securities for which there is currently no market. MSAF does not intend to apply for listing of the new notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the new notes will develop. If a market for the new notes were to develop, future trading prices of such securities will depend upon many factors, including general economic conditions and the financial condition, performance and prospects of MSAF.

  TRADING MARKET FOR THE NOTES

    Morgan Stanley & Co. Incorporated currently makes a market in the notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the notes.

  WE MAY BE UNABLE TO REFINANCE THE SUBCLASS A-3, A-4 OR B-2 NOTES

    We intend to refinance the subclass A-3, A-4 and B-2 notes on their expected final payment dates. Our ability to do so will depend on many factors outside our control, including general conditions in the capital markets and market perceptions of the commercial aviation industry, the aircraft leasing business generally and our own performance. If we are unable to refinance the subclass A-3, A-4 or B-2 notes on their expected final payment dates, they will remain outstanding until they are refinanced or otherwise paid off in accordance with their terms. Depending on the factors referred to above and how quickly we are subsequently able to refinance the notes, these subclasses of notes may remain outstanding for a significant period.

BANKRUPTCY RISKS

    We have taken steps to structure MSAF to ensure that our assets are not consolidated with MSDW's or any of its affiliates' assets or otherwise become available to MSDW's or any of its affiliates' creditors in any bankruptcy or insolvency proceeding involving MSDW.

    If MSDW or any of its affiliates becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from MSDW's assets. As a result, the aircraft and our other assets could become available to repay both MSDW's creditors and our creditors, including you. We could also lose all of our rights in the aircraft and our other assets. In either case, it may be impossible to repay amounts outstanding under the notes.

TAX RISKS

    Neither the trustee nor MSAF will make any additional payments to noteholders in respect of any withholding or deduction required to be made by applicable law with respect to payments made on the notes. In the event that MSAF is or will be required to make a withholding or deduction, it will use reasonable efforts to avoid the application of such withholding taxes and may in certain circumstances redeem the notes in the event such withholding taxes cannot be avoided. In the event any withholding taxes are imposed with respect to the notes and MSAF does not redeem the notes, the net amount of interest received by noteholders will be reduced by the amount of the withholding or deduction.

    MSAF believes that it will not become subject to any material taxes in any of the jurisdictions in which any of the lessees are organized or operate under the present tax laws of such jurisdictions. However, there can be no assurance that other leases to which MSAF group may become a party as a result of the re-leasing of the aircraft or acquisition of additional aircraft will not result in the imposition of withholding or other taxes.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING RESTRICTED NOTES

    Upon the terms and the conditions set forth in this prospectus and in the accompanying letter of transmittal which together constitute the exchange offer, MSAF will accept for exchange restricted notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time, on December 4, 2000. If MSAF, however, in its sole discretion, extends the period for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.

    On or about the date set forth on the cover page of this prospectus we will first send this prospectus, together with the letter of transmittal, to all holders of restricted notes known to MSAF. MSAF's obligations to accept restricted notes for exchange is subject to certain conditions as listed under " -- Conditions to the Exchange Offer" below.

    MSAF expressly reserves the right to extend the time during which the exchange offer is open, and delay acceptance of any restricted notes, by giving oral or written notice of any extension to the exchange agent and the holders. During any extension, all restricted notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by MSAF. MSAF has agreed under the registration rights agreement, to keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the restricted notes or longer if required by applicable law.

    MSAF expressly reserves the right to amend or terminate the exchange offer, and to refuse any restricted notes not accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under " -- Conditions to the Exchange Offer." MSAF will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the restricted notes as promptly as practicable. We will also issue such notice in the case of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    Holders of restricted notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. MSAF intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

PROCEDURES FOR TENDERING RESTRICTED NOTES

    The tender to MSAF of restricted notes by a holder as described below and the acceptance by MSAF will constitute a binding agreement between the tendering holder and MSAF upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

    Except as set forth below, a holder including any participant in the DTC system whose name appears on a security position listing as a holder of such restricted notes who wishes to tender restricted notes for exchange under the exchange offer must transmit to the exchange agent on or before the expiration date either:

    - a properly completed and executed letter of transmittal or a facsimile of the letter, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under " -- Exchange Agent"; or

    - a computer-generated message, transmitted through the DTC's ATOP system and received by the exchange agent and forming part of a book-entry confirmation, in which the holder agrees to be bound by the terms of the letter of transmittal.

    To ensure timely delivery of the restricted notes:

    - the exchange agent must receive a confirmation of a book-entry transfer of the restricted notes into its account at DTC before the expiration date; or

    - the holder of restricted notes must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF RESTRICTED NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. IF THE DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO MSAF.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the restricted notes surrendered for exchange are tendered by a holder of the restricted notes who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

    MSAF will determine in its sole discretion all questions as to the validity, form, eligibility and acceptance of restricted notes tendered for exchange. MSAF's decision in this respect will be final and binding. MSAF reserves the absolute right to reject any tenders of any restricted notes not properly tendered or to reject any restricted notes acceptance of which might, in the judgment of MSAF or its counsel, be unlawful. MSAF also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any restricted notes either before or after the expiration date. MSAF's interpretation of the terms and conditions of the exchange offer or any restricted notes either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of restricted notes for exchange must be cured within a reasonable period of time as MSAF shall determine. Neither MSAF, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If a person or persons other than the holders of restricted notes, signs the letter of transmittal, the letter of transmittal must be accompanied by appropriate powers of attorney, signed exactly as the name or names of the holders that appear on the security position listing maintained by DTC.

    If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign the letter of transmittal or powers of attorney, such person should so indicate when signing and, unless waived by MSAF, offer proper evidence satisfactory to MSAF of its authority to so act must be submitted.

    By tendering, each holder of restricted notes will represent to MSAF that:

    - the person receiving the new notes, whether or not the person is a holder, acquires the new notes under the exchange offer in the ordinary course of business,

    - neither the holder of restricted notes, nor any other person receiving the new notes has an arrangement or understanding with any person to participate in the distribution of the new notes,

    - if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for restricted notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of the new notes, and

    - neither the holder nor any other person receiving the new notes is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act.

    By tendering, each holder of restricted notes that is a broker-dealer, whether or not it is also an affiliate of MSAF, and will receive new notes for its own account pursuant to the exchange offer will represent that the restricted notes to be exchanged were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF RESTRICTED NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, MSAF will accept, promptly after the expiration date, all restricted notes properly tendered and will issue the new notes promptly after acceptance of the restricted notes. For purposes of the exchange offer, MSAF shall be deemed to have accepted properly tendered restricted notes for exchange when, as and if MSAF has given oral or written notice thereof to the exchange agent.

    In all cases, issuance of new notes for restricted notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of all the documents listed under " -- Procedures for Tendering Restricted Notes". If any tendered restricted notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged restricted notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

INTEREST ON THE NEW NOTES

    Holders of restricted notes that are accepted for exchange will not receive accrued interest on the restricted notes at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the restricted notes or new notes.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account for the restricted notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. All deliveries of restricted notes must be made by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of restricted notes by causing DTC to transfer such restricted notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. Holders of restricted notes who are unable to deliver confirmation of the book-entry tender of their restricted notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, must tender their restricted notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If a holder of the restricted notes desires to tender them and time will not permit the holder's required documents to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be competed on a timely basis, a tender may be effected if:

    - the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Security Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

    - on or before the expiration date, the exchange agent receives from such firm, commercial bank or trust company either a properly completed and duly executed letter of transmittal, or facsimile thereof or a properly transmitted agent's message and notice of guaranteed delivery, substantially in the form provided by MSAF listing:

           -- the name and address of the holder of restricted notes,

           -- the amount of restricted notes tendered,

           -- stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and all other documents required by the letter of transmittal will be deposited by such firm, commercial bank or trust company with the exchange agent, and

    - a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    Tenders of restricted notes may be withdrawn at any time before the expiration date.

    For a withdrawal to be effective, either a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under " -- Exchange Agent" or the appropriate procedure of DTC's ATOP system must be complied with. Any notice of withdrawal must specify the name of the person that tendered the restricted notes to be withdrawn and identify the restricted notes to be withdrawn. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn restricted notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility of such notices will be determined by MSAF, whose determination shall be final and binding on all parties. Any restricted notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any restricted notes which holders have tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with DTC for the restricted notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders who have properly withdrawn restricted notes may retender restricted notes by following one of the procedures described under " -- Procedures for Tendering Restricted Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the exchange offer, MSAF shall not be required to accept any restricted notes for exchange or to issue new notes in exchange for any restricted notes. MSAF may terminate or amend the exchange offer, if at any time before the acceptance of such restricted notes for exchange or the exchange of the new notes for such restricted notes, such acceptance of issuance would violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

    The foregoing condition is for the sole benefit of MSAF and may be asserted by MSAF regardless of the circumstances giving rise to such condition or may be waived by MSAF in whole or in part at any time and from time to time in its sole discretion. The failure by MSAF at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, MSAF will not accept for exchange any restricted notes tendered, and no new notes will be issued in exchange for any such restricted notes, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

    Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

             Delivery to: Bankers Trust Company, as Exchange Agent

        BY FACSIMILE:          BY OVERNIGHT MAIL OR COURIER:        BY HAND DELIVERY:

 BT Services Tennessee Inc.     BT Services Tennessee, Inc.       Bankers Trust Company
     Reorganization Unit             Corporate Trust &              Corporate Trust &
       P.O. Box 292737                 Agency Group                   Agency Group
    Nashville, Tennessee            Reorganization Unit           Attn: Reorganization
         37229-2737               648 Grassmere Park Road              Department
                                Nashville, Tennessee 37211      Receipt & Delivery Window
                                                               123 Washington Street, 1st
                                                                          Floor
                                                                New York, New York 10006

   FACSIMILE TRANSMISSION          CONFIRM BY TELEPHONE:              INFORMATION:
            NUMBER:                   (615) 835-3572                 (800) 735-7777
       (615) 835-3701

    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN TO A NUMBER SET FORTH ABOVE WILL NOT BE A VALID DELIVERY.

FEES AND EXPENSES

    The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by the exchange agent, on behalf of MSAF. No additional compensation will be paid to the exchange agent who engages in soliciting tenders. MSAF will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. MSAF however, will pay the exchange agent reasonable and customary fees for its services and will reimburse for its reasonable out-of-pocket expenses in connection with the exchange offer.

    The cash expenses to be incurred in connection with the exchange offer will be paid by MSAF and are estimated in the aggregate to be $750,000.

TRANSFER TAXES

    Holders who tender their restricted notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the transfer of restricted notes to MSAF or its order pursuant to the exchange offer, the amount of any such transfer taxes will be payable by the tendering holder. If a tendering holder does not submit satisfactory evidence of payment of or exemption from such taxes, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of restricted notes who do not exchange their restricted notes for new notes under the exchange offer will continue to be subject to the transfer restrictions of the restricted notes. In general, the restricted notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the restricted notes under the Securities Act.

    To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We have agreed to register or qualify the new notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder reasonably requests in writing. Unless a holder makes such a request, we do not intend to take any action to register or qualify the new notes for resale in any such jurisdictions. In addition, the tender of restricted notes pursuant to the exchange offer will reduce the principal amount of restricted notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of the restricted notes due to a reduction in liquidity.

                         MSAF'S PERFORMANCE ASSUMPTIONS

INTRODUCTION

    As an illustration of certain payment characteristics of the notes, we describe below our assumptions about MSAF's performance in future years. We refer to the scenario in which all of these assumptions prove to be correct as our "BASE CASE". The assumptions that relate specifically to line items that will be contained in future monthly cash reports to noteholders are separately identified and numbered for your ease of reference. In the tables that follow we set out possible future revenue scenarios that we have developed by fixing certain of the assumptions and varying other assumptions and certain other factors that affect our revenues, costs and expenses.

    You should note that the assumptions are not projections, estimates, forecasts or forward-looking statements. The assumptions do not represent a complete list of factors which may affect our revenues, costs and expenses but rather indicate those factors which are likely to significantly affect our performance in future years. You should also note that the different possible future revenue scenarios contained in the tables only illustrate some of the payment sensitivities of the notes to market and economic stresses. More severe stresses may lead to payments of principal on the notes being delayed or decreased, or in certain cases, an event of default. It is highly likely that actual experience will vary from the Base Case and the possible future revenue scenarios that we have illustrated. The principal factors that could cause our actual revenues to differ materially from these scenarios are the stresses described below and the risks that we describe under "Risk Factors" above.

    We have not updated or revised the assumptions or tables to reflect changes occurring after February 15, 2000. The Base Case and the stress tables are all as of March 15, 2000.

SUMMARY OF THE BASE CASE

    The table below shows our Base Case by reference to the line items to be contained in the "Summary Performance to Date" section of our future monthly cash reports to noteholders. In this table Base Case items are shown as a percentage of lease rentals on the basis of the whole portfolio.

                                                    BASE CASE   RELATED ASSUMPTION
                                                    ---------   ------------------
                                                                   (SEE BELOW)
Lease rentals.....................................    100.0     @
Net stress-related costs..........................     (4.5)    A
                                                      -----
Net lease rentals.................................     95.5
Interest earned...................................      1.0     B
Net maintenance...................................      0.0     C
                                                      -----
Total cash collections............................     96.5
Aircraft operating expenses.......................     (0.8)    D
SG&A..............................................     (4.2)    E
                                                      -----
Total cash expenses...............................     (5.0)
                                                      -----
Net cash collections..............................     91.5
                                                      =====

    Net cash collections represent the amount available to pay principal and interest on the notes. Under the Base Case, in the year ending March 15, 2001, we have assumed that interest payments (including swap payments) will be 55.6% of lease rentals, leaving 35.9% of lease rentals available to repay principal.

    You should refer to Appendix 6 to this prospectus for the month-by-month roll-out of our assumed lease rentals, from March 15, 2000 through the final maturity date of the notes, under the Base Case.

PRIMARY REVENUE ASSUMPTIONS

    We make the following assumptions about each of our main revenue line items.

  LEASE RENTALS

    "LEASE RENTALS" represents all rental payments received under the leases and the net proceeds of any aircraft sales.

    We assume that:

    - we re-lease aircraft coming off lease at a monthly rental rate that is a function of the age of the aircraft and the contracted monthly rental rate as of February 15, 2000, with lease rates being assumed to decline by 2% per annum in years 1-5 of an aircraft's expected useful life, 1% per annum in years 6-15, 3% per annum in years 16-20 and 5% in years 21-25; and

    - we sell each aircraft only at the end of its expected useful life for a scrap value price that is equal to 12% of its assumed value when new.

  NET STRESS-RELATED COSTS

    "NET STRESS-RELATED COSTS" represents the net total of lost revenue due to the combination of the following five inter-related items:

    - lost rental revenue due to aircraft downtime following the termination or expiration of a lease; and

    - bad debts realized and/or provided for; and

    - aircraft repossession costs

    offset by

    - security deposits drawn after an event of default; and

    - other leasing income, which includes lease termination payments and default interest.

    - We assume that net stress-related costs are 4.5% per annum of lease rentals.

  INTEREST EARNED

    "INTEREST EARNED" represents interest earned by funds on deposit in the collection account and any other cash balances, including the liquidity reserve amount, including rental payments received, security deposits and accrued maintenance expenses.

    - We assume that the interest rate at which the cash balances described above earn interest is one month LIBOR minus 20 basis points.

  NET MAINTENANCE

    "NET MAINTENANCE" represents maintenance payments received from lessees under the terms of the applicable leases, less maintenance costs that we make or expect to make under the leases and any modification payments that we make.

    We assume that net maintenance is zero.

OTHER REVENUE-RELATED ASSUMPTIONS

    In addition to the revenue assumptions above, we make the following revenue-related assumptions.

    - We assume that future lease terms are five years.

    - We assume that we grant no purchase options to lessees and that no existing purchase options are exercised.

    - We assume that we grant no new lease termination or extension options to lessees and that existing termination or extension options are exercised only when to do so would result in a rental rate at the time that is lower than the rental rate that we would otherwise assume under assumption @.

    - We assume that each aircraft has an expected useful life of 25 years.

    - We assume that aircraft values decline over time in accordance with the depreciation curve described under "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization".

    - We assume that we acquire no additional aircraft.

EXPENSE-RELATED ASSUMPTIONS

    We make the following assumptions about each of our main expense line items.

  AIRCRAFT OPERATING EXPENSES

    "AIRCRAFT OPERATING EXPENSES" represents certain operating costs incurred in the ordinary course of the operating lease business, including insurance expenses and leasing transaction expenses.

    - We assume that aircraft operating expenses are 0.8% per annum of lease rentals.

  SG&A

    "SG&A" represents the sum of the following expense items:

    - fees paid to ILFC as servicer of the aircraft;

    - fees paid to the administrative agent and other service providers, including the financial advisor;

    - legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and the new notes issued in the exchange offer for the restricted notes, as described under "The Exchange Offer"; and

    - other selling, general and administrative expenses.

    We assume that:

    - we pay fees to ILFC as servicer as described under "Management of MSAF Group -- The Servicer";

    - we pay fees to the administrative agent and other service providers as described under "Management of MSAF Group -- Corporate Management";

    - we pay customary legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in this exchange offer; and

    - other selling, general and administrative expenses are 0.3% per annum of lease rentals.

FINANCING-RELATED ASSUMPTIONS

    We make the following financing-related assumptions:

    - We assume that one month LIBOR remains constant at 5.97% per annum.

    - We assume that MSAF makes and receives swap payments in accordance with the contracted terms of the swaps that we had in place on March 15, 2000.

    - We assume that we make payments in accordance with the order of priorities set forth under "Description of Notes -- Payment of Principal and Interest -- Priority of Payments".

    - We assume that we issue and sell refinancing notes on the expected final payment dates of each of the subclass A-3, A-4 and B-2 notes, and on each subsequent expected final payment dates of any such refinancing notes, on the same terms with respect to priority, redemption and coupon as the notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts.

PRINCIPAL REPAYMENTS UNDER THE BASE CASE

    The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the subclass A-2, A-3, A-4, A-5, B-1, B-2, C-1, C-2 and D-1 notes and the aggregate class A notes (including refinancing notes), the aggregate class B notes (including refinancing notes) and the aggregate class C notes expected to be outstanding on such payment date based on the Base Case under the assumptions. It is highly unlikely that the assumptions will correspond to actual experience. Therefore, principal payments on the notes may occur earlier or later than as shown in the table. We may fail to pay principal of any subclass of notes prior to the final maturity date of such subclass because we do not have the funds to make the payment according to the order of priorities described under "Description of Notes -- Payment of Principal and Interest -- Priority of Payments." Such a failure will not, by itself, be an event of default.

                 PERCENTAGE OF INITIAL PRINCIPAL BALANCE OF THE
                          NOTES BASED ON THE BASE CASE

PAYMENT DATE
OCCURRING IN MARCH                 A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
------------------                 ---        ---        ---        ---        ---        ---        ---        ---        ---
2000...........................   66.08%     100.00%    100.00%    100.00%    89.72%     100.00%    99.88%     100.00%    100.00%
2001...........................   59.45%     100.00%    100.00%     85.94%    82.90%      99.95%    98.85%     100.00%     99.96%
2002...........................   47.61%       0.00%    100.00%     78.67%    75.90%      99.70%    96.75%     100.00%     99.49%
2003...........................   34.31%                  0.00%     70.90%    68.75%      99.10%    93.57%      99.98%     98.27%
2004...........................   19.97%                            64.06%    61.52%      98.03%    89.28%      99.91%     96.11%
2005...........................    5.93%                            56.41%    54.21%      96.38%    83.88%      99.73%     92.88%
2006...........................    0.00%                            42.83%    46.82%      94.07%    77.36%      99.35%     88.46%
2007...........................                                     23.43%    40.00%       0.00%    69.72%      98.63%     82.76%
2008...........................                                      4.21%    40.00%                60.95%      97.39%     75.68%
2009...........................                                      0.00%    32.72%                51.04%      95.39%     67.13%
2010...........................                                               23.65%                40.00%      92.32%     57.05%
2011...........................                                               14.81%                27.81%      87.82%     45.36%
2012...........................                                                6.74%                14.48%      81.45%     32.00%
2013...........................                                                0.00%                 0.00%      72.68%     16.90%
2014...........................                                                                                 60.90%      0.00%
2015...........................                                                                                 45.41%
2016...........................                                                                                 25.41%
2017...........................                                                                                  0.00%
Remaining Weighted Average Life
  (Years)......................     3.1         2.0        3.0        4.8       6.7         6.8       8.6        14.1       10.1

PAYMENT DATE                                                    AGGREGATE       AGGREGATE       AGGREGATE
OCCURRING IN MARCH                                            CLASS A NOTES   CLASS B NOTES   CLASS C NOTES
------------------                                            -------------   -------------   -------------
2000........................................................     100.00%         100.00%         100.00%
2001........................................................      94.39%          95.84%          99.33%
2002........................................................      89.38%          91.47%          97.98%
2003........................................................      83.95%          86.86%          95.92%
2004........................................................      78.53%          81.98%          93.12%
2005........................................................      72.96%          76.79%          89.57%
2006........................................................      67.28%          71.26%          85.23%
2007........................................................      61.59%          65.34%          80.04%
2008........................................................      55.91%          58.52%          73.94%
2009........................................................      50.32%          51.93%          66.83%
2010........................................................      44.74%          44.95%          58.61%
2011........................................................      38.13%          37.84%          49.14%
2012........................................................      32.97%          30.71%          38.27%
2013........................................................      26.81%          23.54%          25.81%
2014........................................................      19.24%          17.46%          21.63%
2015........................................................      12.69%          11.89%          16.13%
2016........................................................       5.64%           7.12%           9.02%
2017........................................................       0.00%           0.00%           0.00%
Remaining Weighted Average Life (Years).....................        8.9             9.1            10.6

              DECLINING BALANCES OF THE NOTES UNDER THE BASE CASE

 Graph showing declining balances of the notes against time (March 15, 2000 to
                                March 15, 2001)

    In each of the following tables, "expected maturity" means the period (expressed in years) from March 15, 2000 through the expected final payment date of the relevant notes.

EFFECT OF INABILITY TO REFINANCE SUBCLASS A-3, A-4 AND B-2 NOTES

    The table below compares our Base Case with a situation in which we have assumed that no refinancing notes are issued and sold and that the subclass A-3, A-4 and B-2 notes are amortized according to the priority of payments. If no refinancings occurred, the expected maturities (EXP) and weighted average lives
(AVG) of the notes would be as shown below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                             EXPECTED MATURITY/WEIGHTED
                                                                    AVERAGE LIFE
                                                      -----------------------------------------
                                                                                    NO
                                                           BASE CASE           REFINANCINGS
                                                      -------------------   -------------------
                                                        EXP        AVG        EXP        AVG
                                                        ---        ---        ---        ---
Subclass A-2........................................     5.5        3.1        6.8        3.2
Subclass A-3........................................     2.0        2.0       17.3       12.4
Subclass A-4........................................     3.0        3.0       17.3       15.1
Subclass A-5........................................     8.3        4.8        9.3        5.0
Subclass B-1........................................    13.0        6.7       13.0        6.7
Subclass B-2........................................     7.0        6.8       17.3       12.0
Subclass C-1........................................    13.0        8.6       13.1        8.6
Subclass C-2........................................    16.6       14.1       16.6       14.1
Subclass D-1........................................    14.0       10.1       14.1       10.5

MINIMUM LEASE RENTALS PERCENTAGE REQUIRED TO RETIRE NOTES

    The table below shows the minimum percentage of lease rentals that will be necessary to repay all interest and principal on each class of notes by their respective final maturity dates. If we received actual revenues below the percentages of lease rentals indicated below and all of the other assumptions were to prove correct, we would be unable to make the required payments on the notes, which would constitute an event of default.

               PERCENTAGE OF LEASE RENTALS NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE BASE CASE UNTIL THE BEGINNING OF THE YEAR STATED

                                                              MARCH 15,
                                                                2000       YEAR 3     YEAR 6    YEAR 10
                                                              ---------   --------   --------   --------
Subclass A-2................................................    53.4%       49.1%      39.1%       0.0%
Subclass A-3, A-4 and A-5...................................    68.7%       67.5%      65.1%      58.8%
Subclass B-1................................................    75.5%       73.9%      70.8%      63.3%
Subclass B-2................................................    76.2%       74.7%      72.0%      64.9%
Subclass C-1................................................    83.8%       82.7%      79.5%      72.1%
Subclass C-2................................................    84.3%       83.3%      80.4%      73.5%
Subclass D-1................................................    89.2%       88.0%      85.2%      78.0%

STRESSES

    In the following tables, we have applied various stresses to our Base Case. There are two types of stress that we use:

    - A REDUCTION IN LEASE RENTALS: in our Base Case, net stress-related costs result in a 4.5% reduction in lease rentals. In the tables, as a stress to our Base Case, we have applied a further change in lease rentals, by the percentages shown. We have used this change in addition to the 4.5% Base Case reduction, and kept the other assumptions constant, as a proxy for the change in the amount of net cash available to repay principal that would result in any circumstances where there was any combination of
      (1) an increase or reduction in lease rentals, (2) an increase or reduction in net stress-related costs, (3) an increase or reduction in aircraft operating expenses, (4) an increase or reduction in SG&A and
      (5) an increase or reduction in interest costs, including swap costs.

    - A DECLINE IN PORTFOLIO VALUE: in our Base Case, we assume that aircraft values decline over time in accordance with the depreciation curve that is used to determine the Assumed Portfolio Value under our indenture. In the tables, as a stress to our Base Case, we have set the Adjusted Portfolio Value, at a specified percentage of the Assumed Portfolio Value under our Base Case. You should refer to "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization" for a description of the depreciation curve and how the Assumed Portfolio Value and the Adjusted Portfolio Value are determined. We have used this reduction in portfolio value to illustrate the effects of a decline in the value of our aircraft that is greater than what the Base Case assumes.

    In the tables that show the expected maturities and weighted average lives of notes, we have omitted the subclass A-3, A-4 and B-2 notes because we have kept constant our assumption that we refinance those subclasses on their expected final payment dates and, accordingly, our stresses do not result in any change to the expected maturities or weighted average lives under our Base Case for those subclasses.

  EFFECT OF A PERMANENT CHANGE IN LEASE RENTALS

    In preparing the tables below, we have started with our Base Case and have varied lease rentals, by the indicated percentages, beginning in years 3 and 6. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the expected maturities and weighted average lives of the respective subclasses of notes would be as shown below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 3

                                                       PERMANENT CHANGE IN LEASE RENTALS
                                                       AS A PERCENTAGE OF LEASE RENTALS
                                        ---------------------------------------------------------------
                                             BASE CASE             BASE CASE
                                               +10%                   +5%                BASE CASE
                                        -------------------   -------------------   -------------------
                                          EXP        AVG        EXP        AVG        EXP        AVG
                                        --------   --------   --------   --------   --------   --------
Subclass A-2.........................      5.5        3.0        5.5        3.0        5.5        3.1
Subclass A-5.........................      8.3        4.8        8.3        4.8        8.3        4.8
Subclass B-1.........................     13.0        6.7       13.0        6.7       13.0        6.7
Subclass C-1.........................     12.4        8.6       13.0        8.6       13.0        8.6
Subclass C-2.........................     12.9       12.1       14.8       13.4       16.6       14.1
Subclass D-1.........................     12.3        9.7       14.0       10.1       14.0       10.1

                                           PERMANENT CHANGE IN LEASE RENTALS
                                           AS A PERCENTAGE OF LEASE RENTALS
                                       -----------------------------------------
                                            BASE CASE             BASE CASE
                                               -5%                  -10%
                                       -------------------   -------------------
                                         EXP        AVG        EXP        AVG
                                       --------   --------   --------   --------
Subclass A-2.........................     6.8        3.3        6.8        3.5
Subclass A-5.........................     9.3        5.1        9.3        5.2
Subclass B-1.........................    14.0        6.7       14.0        6.8
Subclass C-1.........................    15.1       10.2       16.6       12.5
Subclass C-2.........................    18.6       16.2       19.0       17.5
Subclass D-1.........................    17.0       12.4         (1)

---------

(1) Not all principal repaid prior to final maturity date (yield = 5.11%).

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 6

                                                       PERMANENT CHANGE IN LEASE RENTALS
                                                       AS A PERCENTAGE OF LEASE RENTALS
                                        ---------------------------------------------------------------
                                             BASE CASE             BASE CASE
                                               +10%                   +5%                BASE CASE
                                        -------------------   -------------------   -------------------
                                          EXP        AVG        EXP        AVG        EXP        AVG
                                        --------   --------   --------   --------   --------   --------
Subclass A-2.........................      5.5        3.1        5.5        3.1        5.5        3.1
Subclass A-5.........................      8.3        4.8        8.3        4.8        8.3        4.8
Subclass B-1.........................     13.0        6.7       13.0        6.7       13.0        6.7
Subclass C-1.........................     13.0        8.6       13.0        8.6       13.0        8.6
Subclass C-2.........................     13.9       13.0       15.3       13.7       16.6       14.1
Subclass D-1.........................     13.7       10.1       14.0       10.1       14.0       10.1

                                           PERMANENT CHANGE IN LEASE RENTALS
                                           AS A PERCENTAGE OF LEASE RENTALS
                                       -----------------------------------------
                                            BASE CASE             BASE CASE
                                               -5%                   -5%
                                       -------------------   -------------------
                                         EXP        AVG        EXP        AVG
                                       --------   --------   --------   --------
Subclass A-2.........................     6.8        3.1        6.8        3.1
Subclass A-5.........................     9.3        4.9        9.3        5.0
Subclass B-1.........................    14.0        6.7       14.0        6.7
Subclass C-1.........................    15.0        9.7       15.6       10.3
Subclass C-2.........................    17.9       15.7       19.0       16.5
Subclass D-1.........................    16.0       11.6       21.3       16.5

  EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

    If the Adjusted Portfolio Value becomes significantly less than the Assumed Portfolio Value under the Base Case, the Scheduled Principal Payment Amount payable to holders of the class A notes may be increased. Payment of this increased amount may shorten the weighted average lives of the class A notes and lengthen the weighted average lives of the subclasses of notes that rank behind the class A notes in priority of payment. The following tables show the expected maturity and weighted average life of each subclass of notes if the Adjusted Portfolio Value permanently declined to a given percentage of the Assumed Portfolio Value, beginning in years 1 and 5.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                                 ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                                                 ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                            -------------------------------------------------------------------------------------
                                                   100%*                  90%                   80%                   70%
                                            -------------------   -------------------   -------------------   -------------------
                                              EXP        AVG        EXP        AVG        EXP        AVG        EXP        AVG
                                            --------   --------   --------   --------   --------   --------   --------   --------
Subclass A-2.............................      5.5        3.1        6.7        3.0        5.5        3.0        5.5        3.0
Subclass A-3.............................      2.0        2.0        2.0        2.0        2.0        2.0        2.0        2.0
Subclass A-4.............................      3.0        3.0        3.0        3.0        3.0        3.0        3.0        3.0
Subclass A-5.............................      8.3        4.8        8.3        4.8        8.3        4.8        8.3        4.8
Subclass B-1.............................     13.0        6.7       13.0        6.7       13.0        6.8       13.0        6.8
Subclass B-2.............................      7.0        6.8        7.0        6.8        7.0        6.8        7.0        6.8
Subclass C-1.............................     13.0        8.6       13.0        8.8       13.0        9.9       13.7       10.4
Subclass C-2.............................     16.6       14.1       16.3       14.1       16.3       14.2       16.3       14.5
Subclass D-1.............................     14.0       10.1       14.0       10.2       14.0       11.4       14.2       11.7

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                                 ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                                                 ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                            -------------------------------------------------------------------------------------
                                                   100%*                  90%                   80%                   70%
                                            -------------------   -------------------   -------------------   -------------------
                                              EXP        AVG        EXP        AVG        EXP        AVG        EXP        AVG
                                            --------   --------   --------   --------   --------   --------   --------   --------
Subclass A-2.............................      5.5        3.1        5.5        3.1        5.5        3.1        5.5        3.1
Subclass A-3.............................      2.0        2.0        2.0        2.0        2.0        2.0        2.0        2.0
Subclass A-4.............................      3.0        3.0        3.0        3.0        3.0        3.0        3.0        3.0
Subclass A-5.............................      8.3        4.8        8.3        4.8        8.3        4.8        8.3        4.8
Subclass B-1.............................     13.0        6.7       13.0        6.7       13.0        6.7       13.2        6.8
Subclass B-2.............................      7.0        6.8        7.0        6.8        7.0        6.8        7.0        6.8
Subclass C-1.............................     13.0        8.6       13.0        8.7       13.0        9.8       13.8       10.2
Subclass C-2.............................     16.6       14.1       16.4       14.1       16.4       14.3       16.3       14.5
Subclass D-1.............................     14.0       10.1       14.0       10.2       14.0       11.4       14.4       11.7

  EFFECT OF CYCLICAL VARIATIONS IN LEASE RENTALS AND PORTFOLIO VALUE --
    "RECESSION SCENARIOS"

    Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. We would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "RECESSION" will result in a decline in aircraft values, as well as an increase in defaults and downtime and a decline in operating lease rental rates.

    We have prepared the following tables to show the effect on expected maturities and weighted average lives of the subclass B-1, B-2, C-1, C-2 and D-1 notes if recessions of different lengths were to occur in the future. In preparing the following tables we have assumed that a recession would have the following effect on MSAF group:

    - Aircraft values would fall on the first day of the recession to a given percentage of the Assumed Portfolio Value under the Base Case. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the class A notes being paid if amounts were available.

    - After a period of two years following the first day of the recession, we have reduced lease rentals by a given percentage as a proxy for a combination of the reduction in lease rentals and the increase in net stress-related costs that we assume would occur as aircraft were re-leased or lessees defaulted. This would result in less cash flow being available to make payments of interest and principal on the notes.

    - The recession would last a given period of time. Afterwards, the Adjusted Portfolio Value would return to the Assumed Portfolio Value under the Base Case on the first day after the recession. Two years after the end of the recession, lease rentals would return to the Base Case.

    Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can we give any assurance that following a recession aircraft values and lease rentals will return to Base Case levels. Because actual experience will likely differ from those assumptions, the actual maturities and weighted average lives of the notes will likely differ from what is shown in the tables below.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

                                                            Base Case   Base Case     Base Case
DECLINE IN LEASE RENTALS AS A PERCENTAGE OF LEASE
  RENTALS.................................................                    -5%            -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF ASSUMED
  PORTFOLIO VALUE.........................................     100%*          90%             80%

                                                                    EXP        AVG        EXP        AVG        EXP        AVG
                                                                  --------   --------   --------   --------   --------   --------
Recession begins at start of
Year                            1..............................     13.0       6.7        13.0       6.7        14.1       6.8
                                3..............................     13.0       6.7        13.0       6.7        13.2       6.8
                                5..............................     13.0       6.7        13.0       6.7        13.2       6.8
                                10.............................     13.0       6.7        13.0       6.7        13.2       6.7

---------

* Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

                                                            Base Case   Base Case     Base Case
DECLINE IN LEASE RENTALS AS A PERCENTAGE OF LEASE
  RENTALS.................................................                    -5%            -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF ASSUMED
  PORTFOLIO VALUE.........................................     100%*          90%             80%

                                                                    EXP        AVG        EXP        AVG        EXP        AVG
                                                                  --------   --------   --------   --------   --------   --------
Recession begins at start of
Year                            1..............................     13.0       6.7        13.2       6.7        14.0       6.8
                                3..............................     13.0       6.7        13.0       6.8        14.0       6.8
                                5..............................     13.0       6.7        13.0       6.7        14.0       6.8
                                10.............................     13.0       6.7        13.0       6.7        14.0       6.7

---------

* Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

                                                            Base Case   Base Case     Base Case
DECLINE IN LEASE RENTALS AS A PERCENTAGE OF LEASE
  RENTALS.................................................                    -5%            -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF ASSUMED
  PORTFOLIO VALUE.........................................     100%*          90%             80%

                                                                    EXP        AVG        EXP        AVG        EXP        AVG
                                                                  --------   --------   --------   --------   --------   --------
Recession begins at start of
Year                            1..............................      7.0       6.8         7.0       6.8         7.0       6.8
                                3..............................      7.0       6.8         7.0       6.8         7.0       6.8
                                5..............................      7.0       6.8         7.0       6.8         7.0       6.8
                                10.............................      7.0       6.8         7.0       6.8         7.0       6.8

---------

* Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................     7.0        6.8        7.0        6.8        7.0        6.8
                            3...........................     7.0        6.8        7.0        6.8        7.0        6.8
                            5...........................     7.0        6.8        7.0        6.8        7.0        6.8
                            10..........................     7.0        6.8        7.0        6.8        7.0        6.8

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                   -0%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    13.0        8.6       13.2        8.8       15.0       10.5
                            3...........................    13.0        8.6       13.1        8.8       15.2       10.2
                            5...........................    13.0        8.6       13.1        8.7       13.9        9.6
                            10..........................    13.0        8.6       13.1        8.7       13.2        9.1

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    13.0        8.6       14.1        9.7       15.1       10.6
                            3...........................    13.0        8.6       13.6        9.2       15.0       10.5
                            5...........................    13.0        8.6       13.1        8.8       15.0       10.4
                            10..........................    13.0        8.6       13.1        8.7       14.4        9.6

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    16.6       14.1       16.6       14.2       17.0       15.4
                            3...........................    16.6       14.1       16.6       14.1       16.6       15.0
                            5...........................    16.6       14.1       16.6       14.1       16.6       14.4
                            10..........................    16.6       14.1       16.6       14.1       16.6       14.3

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    16.6       14.1       16.6       14.5       18.2       16.0
                            3...........................    16.6       14.1       16.6       14.2       17.9       15.7
                            5...........................    16.6       14.1       16.6       14.1       17.1       15.6
                            10..........................    16.6       14.1       16.6       14.1       16.6       14.7

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    14.0       10.1       15.1       11.3       16.0       12.0
                            3...........................    14.0       10.1       14.0       10.7       16.0       11.9
                            5...........................    14.0       10.1       14.0       10.5       15.6       11.7
                            10..........................    14.0       10.1       14.0       10.4       15.1       11.1

---------

*Base Case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN LEASE RENTALS AS A PERCENTAGE OF                    Base Case             Base Case             Base Case
LEASE RENTALS.                                                                          -5%                  -10%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
ASSUMED PORTFOLIO VALUE.                                         100%*                  90%                   80%
                                                            EXP        AVG        EXP        AVG        EXP        AVG
                                                          --------   --------   --------   --------   --------   --------
Recession begins at start of Year 1.....................    14.0       10.1       16.0       11.9       16.3       12.3
                            3...........................    14.0       10.1       15.1       11.6       16.0       12.1
                            5...........................    14.0       10.1       14.4       11.3       16.0       12.0
                            10..........................    14.0       10.1       14.1       10.7       16.0       11.4

---------

*Base Case

  EFFECT OF CHANGES IN LEASE RENTALS ON YIELDS OF FIXED RATE NOTES

    In preparing the tables below, we have started with our Base Case and varied lease rentals by the indicated percentages, beginning in certain years, for a period of three years in one case and permanently in the other. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the yield to maturity for the subclass C-1, C-2 and D-1 notes would be as shown below. If lease rentals significantly declined, there might not be sufficient revenues available to meet interest and principal payments on the notes. In such cases, interest on the notes would be deferred.

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT WITH A THREE YEAR CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                         CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------
                                          3                                      6
                         ------------------------------------   ------------------------------------
                                    DATE OF FIRST   MONTHS OF              DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS    YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------    -----     -------------   ---------
Base Case + 5%........    7.00%     None                0        7.00%     None                0
Base Case.............    7.00%     None                0        7.00%     None                0
Base Case - 5%........    7.00%     None                0        7.00%     None                0
Base Case - 10%.......    7.00%     None                0        7.00%     None                0

                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ------------------------------------
                                          9
                         ------------------------------------
                                    DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------
Base Case + 5%........    7.00%     None                0
Base Case.............    7.00%     None                0
Base Case - 5%........    7.00%     None                0
Base Case - 10%.......    7.00%     None                0

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED
 ON THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT WITH A PERMANENT CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                         CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------
                                          3                                      6
                         ------------------------------------   ------------------------------------
                                    DATE OF FIRST   MONTHS OF              DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS    YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------    -----     -------------   ---------
Base Case + 5%........    7.00%        None             0        7.00%        None             0
Base Case.............    7.00%        None             0        7.00%        None             0
Base Case - 5%........    7.00%        None             0        7.00%        None             0
Base Case - 10%.......    7.00%      Sep 2007          91        7.00%      Nov 2010          24

                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ------------------------------------
                                          9
                         ------------------------------------
                                    DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------
Base Case + 5%........    7.00%         None            0
Base Case.............    7.00%         None            0
Base Case - 5%........    7.00%         None            0
Base Case - 10%.......    7.00%         None            0

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS C-2 NOTES GIVEN THE ASSUMPTIONS BUT WITH A THREE YEAR CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                         CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------
                                          3                                      6
                         ------------------------------------   ------------------------------------
                                    DATE OF FIRST   MONTHS OF              DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS    YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------    -----     -------------   ---------
Base Case + 5%........    9.81%         None            0        9.81%         None            0
Base Case.............    9.80%         None            0        9.80%         None            0
Base Case - 5%........    9.80%         None            0        9.80%         None            0
Base Case - 10%.......    9.80%         None            0        9.80%         None            0

                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ------------------------------------
                                          9
                         ------------------------------------
                                    DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------
Base Case + 5%........    9.81%         None            0
Base Case.............    9.80%         None            0
Base Case - 5%........    9.80%         None            0
Base Case - 10%.......    9.80%         None            0

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED
 ON THE SUBCLASS C-2 NOTES GIVEN THE ASSUMPTIONS BUT WITH A PERMANENT CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                         CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------
                                          3                                      6
                         ------------------------------------   ------------------------------------
                                    DATE OF FIRST   MONTHS OF              DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS    YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------    -----     -------------   ---------
Base Case + 5%........    9.86%        None              0       9.83%        None             0
Base Case.............    9.80%        None              0       9.80%        None             0
Base Case - 5%........    9.80%        None              0       9.80%        None             0
Base Case - 10%.......    9.80%      Sep 2007          107       9.80%      Nov 2010          50

                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ------------------------------------
                                          9
                         ------------------------------------
                                    DATE OF FIRST   MONTHS OF
CHANGE IN LEASE RENTALS   YIELD       DEFERRAL      DEFERRALS
-----------------------   -----     -------------   ---------
Base Case + 5%........    9.82%        None             0
Base Case.............    9.80%        None             0
Base Case - 5%........    9.80%        None             0
Base Case - 10%.......    9.80%      Jun 2015          17

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS BUT WITH A THREE YEAR CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------------------------------------
                                         3                                   6                                   9
                         ---------------------------------   ---------------------------------   ---------------------------------
                                     DATE OF     MONTHS OF               DATE OF     MONTHS OF               DATE OF     MONTHS OF
CHANGE IN LEASE RENTALS   YIELD      DEFERRAL    DEFERRALS    YIELD      DEFERRAL    DEFERRALS    YIELD      DEFERRAL    DEFERRALS
-----------------------   -----      --------    ---------    -----      --------    ---------    -----      --------    ---------
Base Case + 5%........    8.86%     None             0        8.86%     None             0        8.86%     None             0
Base Case.............    8.86%     None             0        8.86%     None             0        8.86%     None             0
Base Case - 5%........    8.86%     None             0        8.86%     None             0        8.86%     None             0
Base Case - 10%.......    8.86%     None             0        8.86%     None             0        8.86%     None             0

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS BUT WITH A PERMANENT CHANGE IN
                      LEASE RENTALS OF THE MAGNITUDE SHOWN

                                       CHANGE IN LEASE RENTALS, AS A PERCENTAGE OF LEASE RENTALS, BEGINNING IN YEAR:
                         ---------------------------------------------------------------------------------------------------------
                                         3                                   6                                   9
                         ---------------------------------   ---------------------------------   ---------------------------------
                                     DATE OF     MONTHS OF               DATE OF     MONTHS OF               DATE OF     MONTHS OF
CHANGE IN LEASE RENTALS   YIELD      DEFERRAL    DEFERRALS    YIELD      DEFERRAL    DEFERRALS    YIELD      DEFERRAL    DEFERRALS
-----------------------   -----      --------    ---------    -----      --------    ---------    -----      --------    ---------
Base Case + 5%........    8.86%       None            0       8.86%       None            0       8.86%       None           0
Base Case.............    8.86%       None            0       8.86%       None            0       8.86%       None           0
Base Case - 5%........    8.86%     Jan 2013         42       8.86%       None            0       8.86%       None           0
Base Case - 10%.......    5.11%     Sep 2007        208       8.86%     Oct 2010        108       8.86%     Dec 2014        22

  EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY FOR
    THE SUBCLASS A-2, A-5, B-1 AND C-2 NOTES

    If available collections on a payment date are insufficient to pay the principal amount that is due on a class of notes according to the order of priorities, then the available collections will be allocated to the subclasses in that class of notes as we describe under "Description of the Notes -- Payment of Principal and Interest -- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments".

    We have prepared this table to show the effect of this allocation on the assumed maturities and the weighted average lives of the subclass A-2, A-5, B-1, C-1, C-2 and D-1 notes, in comparison with our Base Case, if:

    - we issue additional notes to finance the acquisition of additional aircraft

    - our lease rentals are sufficient only to pay down the principal of these subclasses according to paragraph (1) under "Description of Notes C Payment of Principal and Interest -- Allocation of Principal Among Subclasses of Notes; Intra-Class Priority of Payments".

                                                                               ALLOCATION TO
                                                                                 EXTENDED
                                                                                POOL FACTOR
                                                           BASE CASE               ONLY
                                                      -------------------   -------------------
SUBCLASSES OF NOTES                                     EXP        AVG        EXP        AVG
-------------------                                     ---        ---        ---        ---
Subclass A-2 Notes..................................     5.5        3.1        6.8        3.0
Subclass A-5 Notes..................................     8.3        4.8        9.3        5.8
Subclass B-1 Notes..................................    13.0        6.7       14.0        7.6
Subclass C-1 Notes..................................    13.0        8.6       15.0       10.6
Subclass C-2 Notes..................................    16.6       14.1       18.6       16.1
Subclass D-1 Notes..................................    14.0       10.1       16.0       12.1

                                 THE PORTFOLIO

    All of our assets consist of 100% of the equity in the aircraft-owning subsidiaries and certain leasing subsidiaries and certain loans made to the aircraft-owning subsidiaries. We indirectly own (1) the portfolio, (2) the rights under the related leases, and (3) cash and cash equivalents on deposit.

APPRAISALS

    As of November 30, 1999, our portfolio had an aggregate appraised value of $2,000.9 million. Under our indenture, we are required, at least once each year and in any case no later than October 31 of each year, to deliver to the trustee appraisals of the base value of each of the aircraft in our portfolio from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. For the appraisals obtained as of November 30, 1999, we obtained appraisals from five such appraisers. We calculated the appraised value of each aircraft by removing the highest and the lowest appraisal and taking the average of the remaining three.

    Our five appraisers, Aircraft Information Services, Inc., BK
Associates, Inc., Airclaims Limited, Morten Beyer and Agnew and Aircraft Value Analysis Company have provided appraisals of the value of each of our aircraft at normal utilization rates in an open, unrestricted and stable market, without taking into account the value of related leases, maintenance reserves or security deposits as of November 30, 1999, adjusted to account for the reported maintenance standard of the aircraft. The appraisals were not based on a physical inspection of the aircraft. The appraisals as of November 30, 1999 have been filed with the Securities and Exchange Commission.

    For information regarding appraisals that we obtained as of September 30, 2000, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Annual Appraisals for 2000."

    The appraisals for the portfolio as of November 30, 1999 are set out below.

                                                                                        APPRAISAL OF
                                                                       ----------------------------------------------

                                                                                                          AIRCRAFT
AIRCRAFT                    ENGINE         SERIAL        DATE OF        AIRCLAIMS                        INFORMATION
TYPE                    CONFIGURATION      NUMBER      MANUFACTURE       LIMITED      BK ASSOCIATES       SERVICES
--------               ----------------   ---------   --------------   -----------   ----------------   -------------
A300-600R............  PW 4158                555     Mar-90           43,820,038       46,874,794        50,860,000
A300-600R............  PW 4158                625     Mar-92           45,598,979       53,107,233        56,000,000
A310-300.............  JT9D-7R4E1             409     Nov-85           18,668,131       27,022,136        21,300,000
A310-300.............  JT9D-7R4E1             410     Nov-85           18,736,079       27,403,582        21,820,000
A310-300.............  JT9D-7R4E1             437     Nov-86           21,316,952       33,262,341        27,820,000
A320-200.............  CFM 56-5A3             279     Feb-92           28,871,688       31,244,598        28,640,000
A320-200.............  V2500-A1               393     Feb-93           29,931,935       31,187,247        29,090,000
A320-200.............  CFM 56-5A3             397     Mar-93           30,162,691       31,894,773        30,400,000
A320-200.............  V2500-A1               414     May-93           30,336,415       30,957,449        29,130,000
A320-200.............  V2500-A1               428     May-94           31,669,836       32,628,258        30,790,000
A320-200.............  CFM 56-5A3             446     Oct-93           30,177,866       31,100,000        30,030,000
A321-100.............  V2530-A5               557     Dec-95           35,247,421       45,988,568        39,160,000
A321-100.............  V2530-A5               597     May-96           36,085,390       45,156,750        41,930,000
A330-300.............  CF6-80E1                54     Apr-94           75,194,550       81,864,707        82,310,000
A340-300.............  CFM 56-5C3G             94     Mar-95           81,144,912       92,319,102       105,920,000
B737-300.............  CFM 56-3B1           23255     Jun-85           14,620,625       13,547,506        17,440,000
B737-300.............  CFM 56-3B1           23256     Jul-85           16,395,719       14,501,668        18,040,000
B737-300.............  CFM 56-3B2           24299     Nov-88           20,001,225       18,790,300        20,570,000
B737-300.............  CFM 56-3B2           24449     Apr-90           21,065,000       21,990,000        22,930,000
B737-300.............  CFM 56-3B2           25161     Feb-92           22,674,379       25,511,536        25,010,000
B737-300.............  CFM 56-3C1           26295     Dec-93           22,596,442       26,024,250        25,560,000
B737-300.............  CFM 56-3B1           26309     Dec-94           24,232,196       27,700,000        26,050,000
B737-300.............  CFM 56-3C1           27635     May-95           25,561,933       28,728,600        28,540,000
B737-300F............  CFM 56-3B2           23811     Oct-87           19,378,488       19,003,082        21,560,000
B737-300QC...........  CFM 56-3C1           23788     May-87           19,405,573       18,099,500        21,780,000
B737-400.............  CFM 56-3B2           24234     Oct-88           21,619,354       20,194,364        22,780,000
B737-400.............  CFM 56-3C1           24707     Jun-91           22,800,670       24,963,604        25,310,000
B737-400.............  CFM 56-3C1           25104     May-93           25,507,457       26,531,550        27,350,000
B737-400.............  CFM 56-3C1           25105     Jul-93           24,598,379       26,073,250        27,240,000
B737-400.............  CFM 56-3C1           25371     Jan-92           24,688,071       24,170,810        26,430,000
B737-400.............  CFM 56-3C1           26279     Jun-92           24,351,332       24,619,226        26,350,000
B737-400.............  CFM 56-3C1           26291     Aug-93           25,950,885       26,756,516        27,690,000
B737-400.............  CFM 56-3C1           26308     Oct-94           25,817,981       28,264,060        28,600,000
B737-500.............  CFM 56-3B1           25165     Apr-93           20,559,624       17,552,500        19,980,000
B737-500.............  CFM 56-3C1           26304     Sep-94           20,516,576       20,060,150        22,360,000
B747-300B............  CF6-80C2             24106     Apr-88           46,632,687       59,943,960        48,480,000
B747-400.............  RB211-252H2/19       24955     Sep-91           82,013,762      106,527,824       105,760,000
B757-200ER...........  RB211-535-E4         23767     Apr-87           28,008,616       29,791,024        32,830,000
B757-200ER...........  RB211-535-E4         24260     Dec-88           30,423,476       33,021,212        35,580,000
B757-200ER...........  RB211-535-E4-37      24367     Feb-89           28,943,600       31,335,359        36,050,000
B757-200ER...........  PW 2040              24965     Mar-92           34,411,426       39,971,145        42,970,000
B757-200ER...........  PW 2037              25044     May-91           33,135,259       39,209,345        40,720,000
B757-200ER...........  RB211-535-E4-37      26266     Feb-93           35,464,262       41,872,550        44,580,000
B757-200ER...........  PW 2037              26272     Mar-94           33,003,740       42,932,416        44,160,000
B757-200ER...........  PW 2037              28160     Jul-96           37,843,699       49,445,918        49,160,000
B767-200ER...........  CF6-80A              23807     Aug-87           28,838,628       31,079,940        35,160,000
B767-300ER...........  CF6-80C2B6F          24798     Oct-90           49,099,299       53,667,285        56,670,000
B767-300ER...........  CF6-80C2B6           24875     Jun-91           54,444,607       55,072,637        60,730,000
B767-300ER...........  CF6-80C2B6F          25132     Feb-92           56,498,903       59,356,214        65,170,000
B767-300ER...........  CF6-80C2B6F          26256     Apr-93           59,887,960       61,960,315        67,990,000
B767-300ER...........  CF6-80C2B4           26260     Sep-94           60,046,996       64,745,045        68,760,000
engine...............  CF6-80C2B6F         704279     Jul-95            5,951,393        6,282,000         5,710,000
F-50.................  PW100-125B           20232     Oct-91            6,141,563        7,340,076         6,080,000
F-50.................  PW100-125B           20233     Oct-91            6,141,563        7,304,406         6,010,000
F-70.................  TAY MK620-15         11564     Dec-95           11,880,010       14,100,000        13,410,000
F-70.................  TAY MK620-15         11565     Feb-96           11,087,025       15,200,000        14,910,000
F-70.................  TAY MK620-15         11569     Mar-96           11,359,096       15,200,000        14,910,000
MD-82................  JT8D-217C            49825     Mar-89           15,323,107       17,318,790        20,750,000
MD-83................  JT8D-219             49657     Apr-88           16,505,672       20,090,575        20,780,000
MD-83................  JT8D-219             49822     Dec-88           16,903,329       18,823,975        20,080,000
MD-83................  JT8D-219             49824     Mar-89           17,375,556       21,362,625        21,660,000
MD-83................  JT8D-219             53050     May-90           17,016,260       21,120,000        21,360,000

                                APPRAISAL OF
                       -------------------------------
                                           AIRCRAFT         APPRAISED
                                             VALUE         VALUE AS OF
AIRCRAFT                MORTEN BEYER       ANALYSIS       NOVEMBER 30,
TYPE                      AND AGNEW         COMPANY           1999
--------               ---------------   -------------   ---------------
A300-600R............     48,210,000        39,050,000       46,301,611
A300-600R............     53,220,000        46,850,000       51,059,078
A310-300.............     29,499,000        15,200,000       22,330,089
A310-300.............     30,501,000        15,550,000       22,653,220
A310-300.............     33,419,000        21,800,000       27,627,447
A320-200.............     31,652,000        29,500,000       29,872,095
A320-200.............     33,098,000        30,170,000       30,429,727
A320-200.............     33,319,000        30,075,000       30,819,155
A320-200.............     33,363,000        30,450,000       30,581,288
A320-200.............     33,834,000        32,100,000       32,132,698
A320-200.............     35,176,000        30,225,000       30,500,955
A321-100.............     37,638,000        40,000,000       38,932,667
A321-100.............     37,567,000        39,600,000       39,699,000
A330-300.............     87,754,000        75,750,000       79,974,902
A340-300.............     97,684,000        84,650,000       91,551,034
B737-300.............     14,837,000        13,675,000       14,377,542
B737-300.............     14,961,000        14,200,000       15,286,129
B737-300.............     19,140,000        20,400,000       19,847,075
B737-300.............     20,575,000        22,050,000       21,701,667
B737-300.............     23,784,000        24,900,000       24,564,667
B737-300.............     25,546,000        25,300,000       25,468,667
B737-300.............     26,602,000        26,300,000       26,317,333
B737-300.............     27,137,000        26,200,000       27,292,333
B737-300F............     19,936,000        20,100,000       19,804,829
B737-300QC...........     19,782,000        18,450,000       19,212,524
B737-400.............     22,435,000        21,600,000       21,884,785
B737-400.............     24,644,000        24,400,000       24,669,201
B737-400.............     27,541,000        25,800,000       26,560,517
B737-400.............     27,262,000        26,400,000       26,571,083
B737-400.............     25,300,000        25,450,000       25,146,024
B737-400.............     26,702,000        26,100,000       25,689,742
B737-400.............     28,584,000        28,500,000       27,648,839
B737-400.............     29,154,000        26,850,000       27,904,687
B737-500.............     20,762,000        18,600,000       19,713,208
B737-500.............     23,311,000        20,600,000       21,158,859
B747-300B............     51,991,000        39,870,000       49,034,562
B747-400.............    104,476,000        79,900,000       97,416,587
B757-200ER...........     31,259,000        26,800,000       29,686,213
B757-200ER...........     35,424,000        32,000,000       33,481,737
B757-200ER...........     33,392,000        30,300,000       31,675,786
B757-200ER...........     41,106,000        36,300,000       39,125,715
B757-200ER...........     39,271,000        34,025,000       37,501,782
B757-200ER...........     42,305,000        39,305,000       41,160,850
B757-200ER...........     42,618,000        38,750,000       41,433,472
B757-200ER...........     50,344,000        44,750,000       47,785,306
B767-200ER...........     28,539,000        25,650,000       29,485,856
B767-300ER...........     57,665,000        48,700,000       53,145,528(1)
B767-300ER...........     59,425,000        56,380,000       56,959,212
B767-300ER...........     62,469,000        58,600,000       60,141,738
B767-300ER...........     67,204,000        62,300,000       63,821,438
B767-300ER...........     68,534,000        66,400,000       66,559,682
engine...............      4,506,000         4,850,000        5,503,798
F-50.................      5,355,000         6,550,000        6,257,188
F-50.................      5,366,000         6,330,000        6,160,521
F-70.................     14,331,000        13,450,000       13,653,333
F-70.................     14,430,000        13,650,000       14,330,000
F-70.................     14,478,000        14,650,000       14,679,333
MD-82................     19,528,000        16,500,000       17,782,263
MD-83................     20,543,000        18,200,000       19,611,192
MD-83................     21,431,000        18,400,000       19,101,325
MD-83................     22,143,000        18,100,000       20,374,208
MD-83................     21,078,000        17,000,000       19,738,087
                                                         --------------
                                         Total........   $2,000,891,389
                                                         ==============

----------------

(1) This aircraft is not currently capable of extended range missions but ILFC has agreed to pay for the cost of an extended range modification to the aircraft upon MSAF's request at any time following the termination or expiration of the lease for the aircraft. The appraisals of the aircraft assume that the extended range modification has been carried out.

    The aggregate values calculated by each of the five appraisers for the portfolio are as follows:

                                                                 AGGREGATE
                                                              APPRAISED VALUE
APPRAISER                                                 AS OF NOVEMBER 30, 1999
---------                                                 -----------------------
                                                                   ($MM)
Airclaims Limited.......................................          1,833.7
Aircraft Information Services, Inc......................          2,107.2
Aircraft Value Analysis Company.........................          1,884.6
BK Associates, Inc......................................          2,059.2
Morten Beyer and Agnew..................................          2,103.1

    The following table sets forth certain selected statistics relating to the appraisals of the portfolio at November 30, 1999.

STATISTICAL SUMMARY                                            ($MM)
-------------------                                           --------
Average aggregate of 3 appraisals with highest and lowest
  removed...................................................  2,000.9
Average aggregate of all 5 appraisals.......................  1,997.5
Median aggregate of all 5 appraisals........................  2,014.7
Difference between highest and lowest aggregate appraisal...    273.5
Difference between highest and lowest aggregate appraisal as a percentage of the average aggregate of 3 appraisals with
  the highest and lowest removed............................     13.7%

PORTFOLIO INFORMATION

    All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

    The following table sets forth the exposure as of October 1, 2000 of our portfolio by type of aircraft calculated by reference to the number of aircraft and their appraised value as of November 30, 1999.

                                                                                          % OF PORTFOLIO
                                                                                           BY APPRAISED
                                                   NUMBER OF                   ENGINE       VALUE AS OF
MANUFACTURER                   TYPE OF AIRCRAFT    AIRCRAFT      BODY TYPE     STAGE     NOVEMBER 30, 1999
------------                   ----------------   -----------   -----------   --------   -----------------
Airbus (30.21%)..............      A300-600R          2          Widebody          3            4.86%
                                    A310-300          3          Widebody          3            3.63%
                                    A320-200          6         Narrowbody         3            9.21%
                                    A321-100          2         Narrowbody         3            3.93%
                                    A330-300          1          Widebody          3            4.00%
                                    A340-300          1          Widebody          3            4.58%
Boeing (66.76%)..............       B737-300          9         Narrowbody         3            9.69%
                                   B737-300F          1         Freighter          3            0.99%
                                    B737-400          8         Narrowbody         3           10.29%
                                    B737-500          2         Narrowbody         3            2.05%
                                   B747-300B          1          Widebody          3            2.45%
                                    B747-400          1          Widebody          3            4.87%
                                  B757-200ER          8         Narrowbody         3           15.08%
                                  B767-200ER          1          Widebody          3            1.47%
                                  B767-300ER          5          Widebody          3           15.04%
                                       MD-82          1         Narrowbody         3            0.89%
                                       MD-83          4         Narrowbody         3            3.94%
Fokker N.V. (2.75%)..........           F-50          2         Turboprop          3            0.62%
                                        F-70          3         Narrowbody         3            2.13%
General Electric (0.28%).....         Engine        engine         n/a             3            0.28%
                                                  ----------                                  ------
  Total......................                     61+engine                                   100.00%
                                                  ==========                                  ======

    The following table sets forth the exposure as of October 1, 2000 of our portfolio to the lessees calculated by reference to the appraised value of the aircraft as of November 30, 1999.

                                                                                   % OF PORTFOLIO BY
                                                                                    APPRAISED VALUE
                                                                                   AS OF NOVEMBER 30,
LESSEE                                                        NUMBER OF AIRCRAFT          1999
------                                                        ------------------   ------------------
Asiana Airlines, Inc........................................        4                      8.44%
Trans World Airlines Inc. (TWA).............................        4                      5.28%
Cathay Pacific Airways Limited..............................        1                      4.87%
China Airlines, Limited.....................................        2                      4.86%
Air 2000 Limited............................................        2                      4.67%
Air Mauritius LTD...........................................        1                      4.58%
Aer Lingus, PLC.............................................        1                      4.00%
Region Air Alpha (BVI) Ltd..................................        3                      3.63%
Britannia Airways Ltd.......................................        2                      3.53%
Air Pacific Limited.........................................        1                      3.33%
Translift Airways Ltd. (TRANSAER)...........................        2                      3.14%
JMC Airlines................................................        2                      3.10%
Aerovias De Mexico, S.A. De C.V. (AEROMEXICO)...............        2                      3.06%
New Zealand International Airlines Limited (AIR NEW
  ZEALAND)..................................................        1                      2.85%
Alaska Airlines Inc.........................................        2                      2.66%
Flugfelagid Atlanta H.F. (AIR ATLANTA ICELANDIC)............        1                      2.45%
Malev Hungarian Airlines, PLC...............................        3                      2.13%
Braathens ASA...............................................        2                      2.05%
Air Alfa Airlines, S.A......................................        1                      1.98%
Compania Mexicana de Aviacion, S.A. De C.V. (MEXICANA)......        1                      1.96%
Companhia de Transportes Aereos Air Macau, Sarl (AIR
  MACAU)....................................................        1                      1.95%
Far Eastern Air Transport Corporation (F.E.A.T.)............        1                      1.87%
National Airlines...........................................        1                      1.67%
Canada 3000 Airlines........................................        1                      1.54%
Monarch Airlines Limited....................................        1                      1.52%
Air Canada Capital Limited..................................        1                      1.49%
Southwest Airlines Co.......................................        2                      1.48%
Transavia Airlines..........................................        1                      1.36%
Continental Airlines Inc....................................        1                      1.32%
Pegasus Hava Tasimaciligi, A.S..............................        1                      1.28%
China Hainan Airlines.......................................        1                      1.27%
Olympic Airways.............................................        1                      1.26%
Air Malta...................................................        1                      1.23%
Air Espana S.A. (AIR EUROPA)................................        1                      1.23%
Travel Service, S.A.........................................        1                      1.09%
Lithuanian Airlines.........................................        1                      1.08%
Flugleidir H.F. (ICELANDAIR)................................        1                      0.99%
Societe D'Exploitation Aeropostale S.A. (L'AEROPOSTALE).....        1                      0.96%
Air Liberte, S.A............................................        1                      0.95%
KLM Cityhopper B.V..........................................        1                      0.62%
Koninklyke Luchtvaart Maatschappij N.V. (KLM)...............      engine                   0.28%
Off-lease...................................................        1                      0.99%
                                                                   ---------             ------
  Total.....................................................    61+engine                100.00%
                                                                   =========             ======

    The following table sets forth the exposure as of October 1, 2000 of our portfolio to countries in which the lessees are based, calculated by reference to the appraised value of the aircraft as of November 30, 1999.

                                                                            % OF PORTFOLIO BY
                                                              NUMBER OF     APPRAISED VALUE AS
COUNTRY                                                        AIRCRAFT    OF NOVEMBER 30, 1999
-------                                                       ----------   --------------------
United Kingdom..............................................      7                12.82%
United States of America....................................     10                12.41%
South Korea.................................................      4                 8.44%
Ireland.....................................................      3                 7.14%
Taiwan......................................................      3                 6.73%
Mexico......................................................      3                 5.02%
Hong Kong...................................................      1                 4.87%
Mauritius...................................................      1                 4.58%
Iceland.....................................................      2                 3.44%
Fiji........................................................      1                 3.33%
Turkey......................................................      2                 3.26%
Canada......................................................      2                 3.03%
New Zealand.................................................      1                 2.85%
The Netherlands.............................................  3+engine              2.26%
Singapore...................................................      3                 3.63%
Hungary.....................................................      3                 2.13%
Norway......................................................      2                 2.05%
Macau.......................................................      1                 1.95%
France......................................................      2                 1.91%
China.......................................................      1                 1.27%
Greece......................................................      1                 1.26%
Malta.......................................................      1                 1.23%
Spain.......................................................      1                 1.23%
Czech Republic..............................................      1                 1.09%
Lithuania...................................................      1                 1.08%
Off-lease...................................................      1                 0.99%
                                                              ---------           ------
  Total.....................................................  61+engine           100.00%
                                                              =========           ======

    The following table sets forth the exposure as of October 1, 2000 of our portfolio by regions in which the lessees are domiciled calculated by reference to number of aircraft and their appraised value as of November 30, 1999.

                                                                                   % OF PORTFOLIO BY
                                                                                 APPRAISED VALUE AS OF
REGION(1)                                                   NUMBER OF AIRCRAFT     NOVEMBER 30, 1999
---------                                                   ------------------   ---------------------
Developed
  Europe..................................................    18+engine                   27.41%
  North America...........................................        12                      15.44%
  Pacific.................................................        5                       11.35%
                                                                                         ------
                                                                                          54.20
Emerging
  Asia....................................................        8                       16.44%
  Latin America...........................................        3                        5.02%
  Europe and Middle East..................................        7                       7.74.%
                                                                                         ------
                                                                                          29.20
Other
  Other...................................................        7                       15.61%
  Off-lease...............................................        1                        0.99%
                                                                 ---------               ------
    Total.................................................    61+engine                  100.00%
                                                                 =========               ======

---------

(1) Regions are defined according to designations published by Morgan Stanley Capital International.

    The following table sets forth the exposure as of October 1, 2000 of our portfolio by year of aircraft manufacture calculated by reference to the appraised value of the aircraft as of November 30, 1999. The weighted average age of the fleet as of October 1, 2000 was approximately 8.6 years.

                                                              % OF PORTFOLIO BY
                                                NUMBER OF     APPRAISED VALUE AS
YEAR OF MANUFACTURE                              AIRCRAFT    OF NOVEMBER 30, 1999
-------------------                             ---------    --------------------
1985..........................................      4                 3.73%
1986..........................................      1                 1.38%
1987..........................................      4                 4.90%
1988..........................................      6                 8.13%
1989..........................................      3                 3.49%
1990..........................................      4                 7.04%
1991..........................................      6                11.44%
1992..........................................      7                12.78%
1993..........................................     11                17.66%
1994..........................................      7                14.78%
1995..........................................  4+engine              8.85%
1996..........................................      4                 5.82%
                                                ---------           ------
  Total.......................................  61+engine           100.00%
                                                =========           ======

    The following table sets forth the exposure as of October 1, 2000 of our portfolio by seat category calculated by reference to the appraised value of our aircraft as of November 30, 1999.

                                                                               % OF PORTFOLIO BY
                                                                 NUMBER OF     APPRAISED VALUE AS
SEAT CATEGORY                                                     AIRCRAFT    OF NOVEMBER 30, 1999
-------------                                                    ---------    --------------------
< 50.................  F-50                                          2                  0.62%
51-120...............  B737-500, F-70                                5                  4.18%
                       A320-200, B737-300, B737-400, MD-82,
121-170..............  MD-83                                        28                 34.02%
                       A300-600R, A310-300, A321-100,
171-240..............  B757-200ER, B767-200ER, B767-300ER           21                 44.01%
241-350..............  A330-300, A340-300                            2                  8.58%
351+.................  B747-300B, B747-400                           2                  7.32%
Other................  B737-300F (freighter), Engine             1+engine               1.27%
                                                                 ---------           -------
  Total..............                                            61+engine            100.00%
                                                                 =========           =======

MSAF GROUP PORTFOLIO ANALYSIS

    The following table sets forth additional information on our portfolio as of October 1, 2000 (except for appraised values, which are as of November 30, 1999).

                                                                                                ENGINE         SERIAL
REGION(1)                  COUNTRY OF LESSEE               LESSEE               TYPE        CONFIGURATION      NUMBER
---------                  -----------------               ------               ----        -------------      ------

Europe...............   France                     Air Liberte              MD-83          JT8D-219             49822
(Developed)             France                     L'Aeropostale            B737-300QC     CFM56-3C1            23788
                        Ireland                    Aer Lingus               A330-300       CF6-80E1                54
                        Ireland                    TransAer                 A320-200       V2500-A1               414
                        Ireland                    TransAer                 A320-200       V2500-A1               428
                        The Netherlands            KLM                      Engine         CF6-80C2B6F         704279
                        The Netherlands            KLM Cityhopper           F-50           PW100-125B           20233
                        The Netherlands            KLM Cityhopper           F-50           PW100-125B           20232
                        The Netherlands            Transavia                B737-300       CFM56-3C1            27635
                        Norway                     Braathens                B737-500       CFM56-3B1            25165
                        Norway                     Braathens                B737-500       CFM56-3C1            26304
                        Spain                      Air Europa               B737-400       CFM56-3C1            24707
                        United Kingdom             Air 2000                 B757-200ER     RB211-535-E4         23767
                        United Kingdom             Air 2000                 B767-300ER     CF6-80C2B6F          26256
                        United Kingdom             Britannia                B757-200ER     RB211-535-E4-37      26266
                        United Kingdom             Britannia                B767-200ER     CF6-80A              23807

                                                             % OF
                                                          PORTFOLIO
                                                              BY
                                         APPRAISED        APPRAISED
                                        VALUE AS OF      VALUE AS OF
                          DATE OF       NOVEMBER 30,     NOVEMBER 30,
REGION(1)               MANUFACTURE         1999             1999
---------               -----------     ------------     ------------
                                           ($MM)
Europe...............  Dec-88                19.1            0.95%
(Developed)               May-87             19.2            0.96%
                          Apr-94             80.0            4.00%
                          May-93             30.6            1.53%
                          May-94             32.1            1.61%
                          Jul-95              5.5            0.28%
                          Oct-91              6.2            0.31%
                          Oct-91              6.3            0.31%
                          May-95             27.3            1.36%
                          Apr-93             19.7            0.99%
                          Sep-94             21.2            1.06%
                          Jun-91             24.7            1.23%
                          Apr-87             29.7            1.48%
                          Apr-93             63.8            3.19%
                          Feb-93             41.2            2.06%
                          Aug-87             29.5            1.47%


                                                                                                ENGINE         SERIAL
REGION(1)                  COUNTRY OF LESSEE               LESSEE               TYPE        CONFIGURATION      NUMBER
---------                  -----------------               ------               ----        -------------      ------

                        United Kingdom             JMC Airlines             A320-200       V2500-A1               393
                        United Kingdom             JMC Airlines             B757-200ER     RB211-535-E4-37      24367
                        United Kingdom             Monarch                  A320-200       CFM56-5A3              446
North America........   Canada                     Canada 3000              A320-200       CFM56-5A3              397
(Developed)             Canada                     Air Canada               A320-200       CFM56-5A3              279
                        United States of America   Alaska Airlines          B737-400       CFM56-3C1            25104
                        United States of America   Alaska Airlines          B737-400       CFM56-3C1            25105
                        United States of America   Continental              B737-300       CFM56-3B1            26309
                        United States of America   National Airlines        B757-200ER     RB211-535-E4         24260
                        United States of America   Southwest                B737-300       CFM56-3B1            23255
                        United States of America   Southwest                B737-300       CFM56-3B1            23256
                        United States of America   TWA                      B757-200ER     PW2037               28160
                        United States of America   TWA                      MD-83          JT8D-219             49824
                        United States of America   TWA                      MD-82          JT8D-217C            49825
                        United States of America   TWA                      MD-83          JT8D-219             49657

Pacific..............   Hong Kong                  Cathay Pacific           B747-400       RB211-252H2/19       24955
(Developed)             New Zealand                Air New Zealand          B767-300ER     CF6-80C2B6           24875
                        Singapore                  Region Air               A310-300       JT9D-7R4E1             409
                        Singapore                  Region Air               A310-300       JT9D-7R4E1             410
                        Singapore                  Region Air               A310-300       JT9D-7R4E1             437

Europe and              Czech Republic             Travel Service           B737-400       CFM56-3B2            24234
Middle East..........   Greece                     Olympic                  B737-400       CFM56-3C1            25371
(Emerging)              Hungary                    Malev                    F-70           TAYMK620-15          11564
                        Hungary                    Malev                    F-70           TAYMK620-15          11565
                        Hungary                    Malev                    F-70           TAYMK620-15          11569
                        Turkey                     Air Alfa                 A321-100       V2530-A5               597
                        Turkey                     Pegasus                  B737-400       CFM56-3C1            26279

Asia.................   China                      China Hainan             B737-300       CFM56-3C1            26295
(Emerging)              South Korea                Asiana                   B767-300ER     CF6-80C2B6F          24798
                        South Korea                Asiana                   B767-300ER     CF6-80C2B6F          25132
                        South Korea                Asiana                   B737-400       CFM56-3C1            26291
                        South Korea                Asiana                   B737-400       CFM56-3C1            26308
                        Taiwan                     China Airlines           A300-600R      PW4158                 555
                        Taiwan                     China Airlines           A300-600R      PW4158                 625
                        Taiwan                     F.E.A.T.                 B757-200ER     PW2037               25044
Latin America........   Mexico                     Aeromexico               B757-200ER     PW2037               26272
(Emerging)              Mexico                     Aeromexico               MD-83          JT8D-219             53050
                        Mexico                     Mexicana                 B757-200ER     PW2040               24965

Other................   Fiji                       Air Pacific              B767-300ER     CF6-80C2B4           26260
                        Iceland                    Icelandair               B737-300F      CFM56-3B2            23811
                        Iceland                    Air Atlanta              B747-300B      CF6-80C2             24106
                        Lithuania                  Lithuanian               B737-300       CFM56-3B2            24449
                        Macau                      Air Macau                A321-100       V2530-A5               557
                        Malta                      Air Malta                B737-300       CFM56-3B2            25161
                        Mauritius                  Air Mauritius            A340-300       CFM56-5C3G              94

Off-lease............   --                         --                       B737-400       CFM56-3B2            24299

                                                             % OF
                                                          PORTFOLIO
                                                              BY
                                         APPRAISED        APPRAISED
                                        VALUE AS OF      VALUE AS OF
                          DATE OF       NOVEMBER 30,     NOVEMBER 30,
REGION(1)               MANUFACTURE         1999             1999
---------               -----------     ------------     ------------
                                           ($MM)
                          Feb-93             30.4            1.52%
                          Feb-89             31.7            1.58%
                          Oct-93             30.5            1.52%
North America........     Mar-93             30.8            1.54%
(Developed)               Feb-92             29.9            1.49%
                          May-93             26.6            1.33%
                          Jul-93             26.6            1.33%
                          Dec-94             26.3            1.32%
                          Dec-88             33.5            1.67%
                          Jun-85             14.4            0.72%
                          Jul-85             15.3            0.76%
                          Jul-96             47.8            2.39%
                          Mar-89             20.4            1.02%
                          Mar-89             17.8            0.89%
                          Apr-88             19.6            0.98%
Pacific..............  Sep-91                97.4            4.87%
(Developed)               Jun-91             57.0            2.85%
                          Nov-85             22.3            1.12%
                          Nov-85             22.7            1.13%
                          Nov-86             27.6            1.38%
Europe and                Oct-88             21.9            1.09%
Middle East..........  Jan-92                25.1            1.26%
(Emerging)                Dec-95             13.7            0.68%
                          Feb-96             14.3            0.72%
                          Mar-96             14.7            0.73%
                          May-96             39.7            1.98%
                          Jun-92             25.7            1.28%
Asia.................  Dec-93                25.5            1.27%
(Emerging)                Oct-90             53.1            2.66%
                          Feb-92             60.1            3.01%
                          Aug-93             27.6            1.38%
                          Oct-94             27.9            1.39%
                          Mar-90             46.3            2.31%
                          Mar-92             51.1            2.55%
                          May-91             37.5            1.87%
Latin America........  Mar-94                41.4            2.07%
(Emerging)                May-90             19.7            0.99%
                          Mar-92             39.1            1.96%
Other................  Sep-94                66.6            3.33%
                          Oct-87             19.8            0.99%
                          Apr-88             49.0            2.45%
                          Apr-90             21.7            1.08%
                          Dec-95             38.9            1.95%
                          Feb-92             24.6            1.23%
                          Mar-95             91.6            4.58%
Off-lease............  Nov-88                19.8            0.99%
                                          -------            ----
                          Total           2,000.9             100%
                                          =======            ====

-------------

(1) Regions are defined according to designations published by Morgan Stanley Capital International.

DESCRIPTION OF THE AIRCRAFT

    The following table sets forth certain available information with respect to the body type, number of seats, engine manufacturer, production years, current fleet, number of aircraft on order and number of operators of each aircraft type in our portfolio as of October 1, 2000.

                                                             ENGINE                           CURRENT       ON       NUMBER OF
TYPE & VARIANT                      BODY       SEATS     MANUFACTURER(1)   PRODUCTION YEARS    FLEET      ORDER     OPERATORS(2)
--------------                      ----       -----     ---------------   ----------------   -------     -----     ------------
Airbus A300-600R...............  Wide           220         2XGE                1987-             77         0           13
                                                            2XPW                1988-             85        31            9
Airbus A310-300................  Wide           180         2XGE                1985-             82         0           21
                                                            2XPW                1985-             66         5           21

                                                             ENGINE                           CURRENT       ON       NUMBER OF
TYPE & VARIANT                      BODY       SEATS     MANUFACTURER(1)   PRODUCTION YEARS    FLEET      ORDER     OPERATORS(2)
--------------                      ----       -----     ---------------   ----------------   -------     -----     ------------
Airbus A320-200................  Narrow         150        2XCFM                1988-            470       209           48
                                                           2XIAE                1988-            306       188           50
                                                           2XTBA                                   0       100            0
Airbus A321-100................  Narrow         185        2XCFM                1993-             42         5            4
                                                           2XIAE                1993-             41        13            9
Airbus A330-300................  Wide           295         2XGE                1993-             16        10            4
                                                            2XPW                1994-             37        36            9
                                                            2XRR                1992-             27        14            6
                                                           2XTBA                                   0         4            1
Airbus A340-300................  Wide           295        4XCFM                1992-            144        53           25
Boeing 737-300.................  Narrow         130        2XCFM                1984-           1067         0           96
Boeing 737-300F................  Freight          0        2XCFM           (all conversions)       3         0            3
Boeing 737-300QC...............  Narrow         130        2XCFM           (all conversions)      29         0            6
Boeing 737-400.................  Narrow         150        2XCFM                1988-            477         1           70
Boeing 737-500.................  Narrow         110        2XCFM                1989-            384         0           39
Boeing 747-300.................  Wide           400         4XGE              1982-1990           16         0            6
                                                            4XPW              1982-1988           40         0           12
                                                            4XRR              1984-1988           22         0            4
Boeing 747-400.................  Wide           412         4XGE                1988-            211        49           26
                                                            4XPW                1988-            183        21           12
                                                            4XRR                1988-            113         4            6
                                                            TBA                                    0         1            0
Boeing 757-200.................  Narrow         200         2XPW                1984-            380        41           17
                                                            2XRR                1982-            501        12           42
                                                           2XTBA                                   0        16            0
Boeing 767-200ER...............  Wide           180         2XGE                1985-             58        10           13
                                                            2XPW                1984-             49         0           12
Boeing 767-300ER...............  Wide           220         2XGE                1986-            258        41           42
                                                            2XPW                1987-            152        11           23
                                                            2XRR                1989-             31         0            2
                                                           2XTBA                                   0         9            0
Fokker 50......................  Turbo-prop      50         2XPW                1987-            188         0           30
Fokker 70......................  Narrow          70         2XRR                1994-             43         0            9
MDC MD-82......................  Narrow         140         2XPW              1981-1997          584         0           28
MDC MD-83......................  Narrow         140         2XPW              1984-1999          278         0           27

----------

Source: Airclaims Limited.

(1) The above table identifies engine manufacturers by the following abbreviations:

       GE = General Electric

       PW = Pratt & Whitney

       CFM = CFM International

       IAE = International Aero Engines

       RR = Rolls Royce

       TBA = To be announced

(2) The number of operators does not include lessors.

ACQUISITION OF ADDITIONAL AIRCRAFT

    We may acquire additional commercial passenger or freighter aircraft from various sellers. Cash flows derived from any additional aircraft and the related leases will be available to satisfy MSAF's payment obligations, including payments of interest, principal and premium, if any, on the notes and any additional notes. There is no limit on the aggregate value of additional aircraft that may be acquired or on the period in which such additional aircraft must be acquired. Any acquisition of additional aircraft and related issuance of additional notes will be subject to certain conditions under the indenture.

THE LEASES

    As of October 1, 2000, we had 60 leases in effect, covering our whole portfolio except one aircraft which was off-lease. Our off-lease aircraft was undergoing maintenance work. Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of negotiation with each lessee. The following is a summary of the principal characteristics of the leases as of October 1, 2000 (with appraised values as of November 30, 1999).

CONTRACTED LEASE EXPIRIES..............  The weighted average remaining contracted lease term of the portfolio (weighted by appraised values as of
                                         November 30, 1999 and without giving effect to purchase
                                         options, early terminations or extensions) was 34 months.
                                         We were required to re-lease 48 of the aircraft,
                                         representing 75.14% of the portfolio by appraised value,
                                         before December 31, 2004. The longest lease was scheduled
                                         to expire in May 2010.

EXTENSION OPTIONS......................  Twenty-seven of the leases included outstanding options for the lessee to extend the term of the lease. Assuming
                                         that all these options were exercised to extend the
                                         leases to the latest possible dates, the weighted average
                                         remaining lease term of the portfolio would be 51 months
                                         and the weighted average extended rent payable over the
                                         extended period would be 101.47% of the current
                                         contracted rental payments.

EARLY TERMINATION OPTIONS..............  One of the leases allowed the lessee to terminate its lease before the scheduled expiration date, provided
                                         certain conditions are met. Assuming that the option was
                                         exercised for the earliest possible termination, the
                                         weighted average remaining lease term of the portfolio
                                         would be 34 months.

PURCHASE OPTIONS.......................  Eight lessees had outstanding options to purchase a total of 10 aircraft, representing 26.6% of the portfolio by
                                         appraised value. The latest date on which a purchase
                                         option could be exercised is June 8, 2008, for a purchase
                                         on March 8, 2009. If these options were exercised on
                                         their earliest exercise date, in only one case would the
                                         purchase option strike price be below the note target
                                         price for the applicable aircraft. This difference would
                                         not be significant.

SECURITY DEPOSITS......................  Under 56 of the lease contracts and two letters of intent, the lessees have provided security for its
                                         obligations. Our total security deposits were $39.3
                                         million in cash and $2.0 million in letters of credit.
                                         Together these security deposits were equivalent to 2.1
                                         months of contracted lease rental payments. For a
                                         discussion of cash security deposits that ILFC holds on
                                         our behalf, you should refer to "Indebtedness -- ILFC
                                         Facility".

GUARANTEES.............................  In various of the leases, where appropriate, we have received guarantees or comfort letters from a lessee's
                                         parent company or shareholders relating to the lessee's
                                         payment and performance obligations under the lease. In
                                         the case of one lessee we have received a bank guarantee
                                         of its lease obligations in the amount of $38 million.

THIRD PARTY LIABILITY INSURANCE........  The minimum third party liability limits under the leases range from $250 million to $900 million. We also have in
                                         place our own contingent liability coverage to cover any
                                         liability in excess of the lessee's coverage or where a
                                         lessee's coverage lapses for any reason.

AIRCRAFT PROPERTY INSURANCE............  The total insured value for all risks aircraft hull and hull war risks insurance for the portfolio is $2,568.2
                                         million. In all cases, the sum of the stipulated lease
                                         value and our own additional coverage in place is at
                                         least equal to the appraised value of the aircraft and on
                                         average is approximately 129% of the appraised value of
                                         the aircraft. Permitted deductibles, which generally
                                         apply only in the case of a partial loss, range from
                                         $100,000 to $1,000,000.

SUBLEASES AND WET LEASES...............  Under certain of the leases, the lessee may sublease the aircraft without our consent, provided certain conditions
                                         are met.

                                         Under most of our leases, the lessee may wet lease the
                                         aircraft without our consent, provided that the lessee
                                         does not part with operational control of the aircraft.
                                         Where there is a sublease or a wet lease, the lessee
                                         remains fully liable to us for all its payment and
                                         performance obligations under the lease and we have no
                                         contractual relationship with the sublessee or the wet
                                         lessee. The following lessees sublease their aircraft:
                                         Britannia (to Ansett Australia Limited) and Icelandair
                                         (to Falcon Air AB, based in Sweden). To our knowledge,
                                         four lessees wet lease their aircraft: TransAer (to
                                         Libyan Arab Airlines and Air France), Pegasus (to
                                         Eurofly, based in Italy), Air Atlanta Icelandic (to
                                         Iberia, based in Spain) and Region Air (to Pacific
                                         Airlines, based in Vietnam, and P.T. AWAIR International,
                                         based in Indonesia). Our consent was not required for
                                         these wet leases. See "Management's Discussion and
                                         Analysis of Financial Condition and Results of Operations
                                         -- Recent Developments -- Bankruptcy of TransAer".

                        THE COMMERCIAL AIRCRAFT INDUSTRY

    The demand for air travel can be measured in Revenue Passenger Miles or "RPMs". RPMs are calculated by multiplying the number of fare-paying passengers carried by the distance flown in miles. In 1999, the total number of RPMs flown was 1,927 billion representing approximately 54 million journeys. The data presented in this section for 1999 is based on "preliminary" data published by The Airline Monitor. The air travel markets in the United States and Europe are the largest in the world. A breakdown of the world market is shown in the chart below.

                              WORLD RPMS BY REGION

            Pie chart showing world RPMs by region [The Airline Monitor]

                             Source: The Airline Monitor
                         * Comparised of Canada, Latin America, Africa,
                           Middle East and 44 C.I.S. western aircraft

    The global air travel market grew 6.4% in 1999 and had a compound annual growth rate from 1990 to 1999 of approximately 5.9%. There is a high degree of consistency among analysts and competitors about the likely growth of this industry. Airline Monitor expects growth to continue and is projecting an underlying growth rate between 2000 and 2005 of 4.5% whereas for the same period Boeing expects 4.7% and Airbus 4.85%. However, this rate of increase is not uniform and varies both over time and regionally primarily as a result of economic factors and the maturity of the relevant market.

    For example, the highest rates of annual increase in RPMs in 1998 were on domestic routes within Europe (14.5%). The greatest declines have been on international and domestic routes from Asia (2.2% due to the economic crisis).

    The following graphs show historical and projected RPMs on a regional basis as stated in the Airline Monitor.

Graph showing historical and projected RPMs in  Graph showing historical and projected RPMs in Europe
        the United States (2000 to 2005)                           (2000 to 2005)

Graph showing historical and projected RPMs in   Graph showing historical and projected RPMs in the
          Asia/Pacific (2000 to 2005)                       Rest of World (2000 to 2005)

          Source: The Airline Monitor

    The world's airlines are now enjoying their sixth consecutive year of profitability.

Bar chart showing annual airline profits (1990-1998)

    In addition to the underlying cyclical economic factors, the operating environment within the air travel industry has been changing dramatically during the 1990s. The trend of US-style deregulation and privatization of airlines is now virtually complete in Europe and is increasingly evident in other countries and regions all over the world. Deregulation of travel between countries and regions is also increasing, with open skies agreements now concluded between the US and 35 countries and recently between the EU and the Mercosur countries in South America.

    The load factor is a measure of how many passengers an aircraft is carrying as a proportion of the maximum number that it could carry. Load factors in 1999 were 3.7% higher than in 1990 as the airlines operate much more efficiently.

                           WORLD AIRLINE LOAD FACTORS

    Graph showing world airline load factors (1990-1999)

                         Source: The Airline Monitor

    The demand for aircraft has also been strong since 1996 with low availability of used aircraft and deliveries of new aircraft in subsequent years reaching historically high levels. Some of this demand is artificially increased as many of the first and second generation commercial jets are being retired either because of age or obsolescence. This program of retirals is still in the fairly early stages with only 918 aircraft retired of 3,480 produced that are now more than 25 years old. Between 2000 and 2005, the Airline Monitor expects 5,212 new aircraft to be delivered, of which 3,470 will be required for growth and 1,742 will be required for replacement.

                        AIRCRAFT DELIVERIES AND RETIRALS

    Graph showing aircraft deliveries and retivals (1999 to 2000)

    The primary factor in determining the operating lease rate that can be obtained for an aircraft is the availability of competing aircraft at that time. During the last ten years, availability has declined from historically high levels with the overall surplus in 1999 representing only 4.1% of the world fleet. In recent years however, there has been a relatively higher availability of widebody aircraft (as a percentage of the world widebody fleet) than narrowbody aircraft because of the crisis in Asia. An increase in the number of new aircraft being delivered combined with the slower overall growth in air travel has led to a recent increase in the number of aircraft available and, as a result, to a reduction in the operating lease rates that can be obtained for competing aircraft.

                      AIRCRAFT AVAILABLE FOR SALE OR LEASE

    Graph showing aircraft available for sale or lease (1988 to November 1999)

                 Source: The Airline Monitor, Morgan Stanley Dean Witter

                                OPERATING LEASES

INTRODUCTION

    Operating leasing has grown steadily over the last decade:

    - to facilitate the matching of excess aircraft supply and demand in different geographical regions;

    - to provide short-to-medium term capacity (i.e. for less than the useful life of an aircraft); and

    - to bridge the financing gap for under-capitalized airlines, typically where financing is not otherwise available.

    The following discussion highlights the principal features of an operating lease. All of our leases generally conform to this description.

LEASE PAYMENTS AND SECURITY

    Operating leases require the lessees to pay periodic rentals during the lease term. Lessees must make payments to the lessor without set-off or counterclaim, and leases generally include an obligation of the lessee to gross-up payments under the lease where payments are subject to certain withholding and other taxes. Leases also contain an indemnification of the lessor for certain taxation liabilities (including, in some leases, value added tax and stamp duties, but generally excluding net income tax or its equivalent imposed on the lessor) and taxation of indemnity payments. Lessees are also obliged to pay default interest on any overdue amounts. In some cases, the lessee may exercise certain remedies if the lessor breaches its covenant of quiet enjoyment.

    Lessees generally indemnify the lessor for operating expenses accrued or payable during the term of the lease, which normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull all risks and public liability insurance premiums. Lessees are obliged to remove liens on the aircraft other than certain liens permitted under the leases.

OPERATION OF THE AIRCRAFT

    Operating leases require the lessees to operate the aircraft in compliance with all laws and regulations applicable to the aircraft. The aircraft generally must remain in the possession of the lessees, and any subleases of the aircraft generally must be approved by the lessor. Under many leases, the lessees may enter into charter or "WET LEASE" arrangements in respect of the aircraft (i.e., a lease with crew and services provided by the lessee) without the lessor's consent, provided that the lessee does not part with operational control of the aircraft. Under certain leases, the lessee is permitted to enter into subleases to specified operators without the lessor's consent, provided that certain conditions are met.

    Leases generally permit lessees to subject the engines, and other equipment or components in certain cases, to removal or replacement and, in certain cases, to pooling arrangements (temporary borrowing of equipment), in some cases with permitted entities (which may include certain manufacturers, suppliers, other airlines or aircraft operators) without the lessor's consent but subject to conditions set out in the lease. Lessees may generally deliver possession of the aircraft, engines and other equipment or components to the manufacturer for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the lease. The lessor's ability to repossess the aircraft or engines, equipment or components from a sublessee, transferee, manufacturer, or other person may be restricted by liens or similar rights of detention and by applicable bankruptcy and insolvency laws.

MAINTENANCE AND MAINTENANCE RESERVES

    Operating leases generally contain detailed provisions specifying maintenance standards and the required condition of the aircraft upon redelivery. In some leases, depending upon the specific maintenance condition of the aircraft or specified items (airframe, engines, certain components, auxiliary power unit or landing gear) at redelivery, the lessee may be required to make certain adjustment payments to the lessor. During the term of a lease, the lessee is required to ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements in the jurisdiction in which the aircraft is registered. The agreed maintenance program is generally performed by the lessee.

    In some leases, the lessee is required to provide monthly maintenance reserves, which are used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. In leases where there is no provision for the payment of maintenance reserves, the lessor must rely on the credit of the lessee or, if available, any credit support, and the ability of the lessee to return the aircraft in the condition required by the lease upon termination, to make any required payments based on the aircraft's return condition upon termination of the related lease and to perform scheduled maintenance throughout the lease term.

    Lessees are generally required under the leases to comply with "ADs", or airworthiness directives, of the applicable aviation authorities specified in the leases and with manufacturer's service bulletins, and lessees primarily bear the cost of compliance. However, the lessor may be required by the lease to contribute to the cost of certain ADs or manufacturer's service bulletins or to the cost above a specified threshold.

INDEMNIFICATION AND INSURANCE OF AIRCRAFT

  LIABILITY INSURANCE

    In addition to operational indemnities under the lease, operating leases require lessees to carry insurance for any liabilities arising out of the operation of the aircraft, including liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft. Liability insurance coverage typically includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability. Liability insurance coverage is generally subject to customary industry exclusions.

    In some jurisdictions liabilities for risks that lessees insure against may also attach to the owner of the aircraft whether or not the owner is in any way responsible for the related loss. In addition, claimants may assert claims against the aircraft owner on the basis of alleged responsibility for a loss. Operating leases generally require that lessees indemnify owners against third party claims, including the costs of defending against such claims. Indemnified losses include both aircraft operating costs as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessee's liability insurance.

  AIRCRAFT PROPERTY INSURANCE

    Operating leases also require that lessees carry various types of aircraft property insurance that are customary in the air transportation industry. The aircraft property insurance typically includes all risks aircraft hull and hull war risks insurance (in each case at a stipulated lease value, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis). The lessor is permitted, in most cases, to increase the insured value above the stipulated lease value consistent with industry practice with the lessee responsible for any increase in the premium. In addition to the stipulated lease value coverage obtained by the lessee, the lessor may purchase "total loss only" coverage for certain aircraft. Aircraft property insurance is also subject to customary industry deductions.

    Operating leases generally include provisions defining an event of loss or a casualty occurrence so that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. However, the industry practice is to treat only a loss of greater than 75% of the value of the aircraft, including the engines, as a total loss. In the case of a total loss of 75% or less of the value of the aircraft, the lessee is generally responsible for the payment of the difference between the insurance proceeds and the stipulated lease value. Where insurance proceeds do cover a total loss, most operating leases require that the lessor pay the balance of any insurance proceeds received under hull all risks or war risks policies to the lessee, after deducting any amounts payable by the lessee under the lease.

    Insurance certificates generally contain a breach of warranty endorsement. This endorsement ensures that additional insureds continue to be protected even if the lessee violates one or more of the terms, conditions or warranties of the insurance policies, provided that the additional insured has not caused, contributed to or knowingly condoned such breach.

    Operating leases may also require that lessees maintain, as part of their hull war and allied perils insurance, coverage for confiscation or requisition of the aircraft. This includes confiscation or requisition by the relevant state of registration. However, in certain countries (including France and China) such insurance may not be obtainable.

  CONTINGENT LIABILITY COVERAGE

    Lessors of aircraft under operating leases may obtain additional contingent liability coverage. This operates both to cover any liability in excess of the coverage provided by a lessee's policy and where a lessee's policy lapses for any reason, including an early termination of a lease and repossession of an aircraft. The amount of the contingent liability policies may not be the same as required under the relevant lease and is generally subject to certain limitations imposed by the air transportation insurance industry.

                                   MSAF GROUP

    MSAF is a special-purpose statutory business trust formed on October 30, 1997 under the laws of Delaware for an unlimited duration for certain limited purposes. These limited purposes include (1) owning all of the equity interest in various aircraft-owning subsidiaries and (2) acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying the aircraft and any additional aircraft that MSAF acquires in the future. MSAF group may also enter into certain hedging contracts as described under "Interest Rate Risk Management" and establish and provide loans or guarantees to, or in respect of, its subsidiaries and any entities that may be established or acquired in the future in connection with acquisitions of additional aircraft.

    As of October 1, 2000, MSAF had ten direct subsidiaries: MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA VII, Aircraft SPC-5, Inc. (the "AIRCRAFT-OWNING SUBSIDIARIES"), Greenfly (Ireland) Limited and Redfly (UK) Limited (the "LEASING SUBSIDIARIES").

    MSAF is governed by seven trustees, including four controlling trustees who are officers of an affiliate of MSDW, two independent trustees and one Delaware trustee. 100% of the beneficial interest in MSAF is held by MSDW Aircraft Holdings, an indirect wholly owned subsidiary of MSDW. MSDW Aircraft Holdings may transfer all or a portion of its beneficial interest in MSAF to a third party in the future. For more information regarding the ownership and governance of MSAF, see "Management of MSAF Group".

    Our registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company, attention: Corporate Trust Administration and our telephone number is 1-302-651-1000.

                            MANAGEMENT OF MSAF GROUP

    Except to the limited extent described in this prospectus, particularly upon an event of default under the indenture, neither the trustee nor any noteholder has any right to participate in the management or affairs of MSAF group. In particular, they cannot supervise the functions relating to the leases and the re-lease of the aircraft in MSAF's portfolio, which have generally been delegated to ILFC under the amended and restated servicing agreement. See "Risk Factors -- No Executive Management -- Reliance on Third Parties to Manage Our Business," "Description of the Notes -- Indenture Covenants" and "Description of the Notes -- Events of Default and Remedies".

TRUSTEES

    There are seven trustees of MSAF: a Delaware trustee, two independent trustees and four controlling trustees. The controlling trustees manage MSAF. The controlling or independent trustees or directors, as applicable, of each aircraft-owning subsidiary are the same persons as the controlling trustees and the independent trustees of MSAF, unless any provisions of local law mandating a particular citizenship for trustees or directors require otherwise. The initial controlling trustees and independent trustees were appointed by a subsidiary of MSDW. Any succeeding or additional controlling trustees and independent trustees will be appointed by a majority of the then standing controlling trustees. Transactions or proceedings involving certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all controlling trustees and all independent trustees.

    The controlling trustees and the independent trustees of MSAF are as follows:

NAME                                  AGE                    TITLE
----                                --------                 -----
Karl Essig........................     48             Controlling trustee
Alexander C. Frank................     42             Controlling trustee
A. Maurice Mason..................     36             Controlling trustee
C. Scott Peterson.................     40             Controlling trustee
Juan C. O'Callahan................     66             Independent trustee
Alexander C. Bancroft.............     62             Independent trustee

    KARL ESSIG is a Managing Director and the co-head of the global Securitized Products Group at MSDW. Mr. Essig joined MSDW in 1980 and has worked in the London, New York and Tokyo offices on corporate finance, capital markets, derivatives and securitization transactions. In 1986 he founded Morgan Stanley's Asset-Backed Finance Group which he headed for five years. In 1992, Mr. Essig established the International Securitization Group, focusing on transactions in Europe and Asia, and during 1999 was appointed co-head of the worldwide business. Mr. Essig is a graduate of Stanford University and the Yale School of Management.

    ALEXANDER C. FRANK is a Managing Director in the Corporate Treasury Department, and the Treasurer of MSDW. Mr. Frank joined MSDW in 1985 and has worked in the New York and London offices, in the firm's Corporate Treasury and Corporate Tax Departments. In 1990 he established Morgan Stanley Treasury's European Capital and Financing activity in London. In 1993 Mr. Frank assumed responsibility for the firm's Global Capital and Finance function and became the Treasurer for North and South American activities. In 1998, Mr. Frank was appointed Treasurer of MSDW. Mr. Frank is a graduate of Dartmouth College and the University of Michigan School of Business Administration.

    A. MAURICE MASON is a Managing Director in the Aircraft Group at Morgan Stanley & Co. International Limited. He joined MSDW's Investment Banking Division in 1994 where he was responsible for MSDW's corporate finance activities in the European transportation sector. Prior to joining MSDW, he spent over six years in the capital markets group at GPA Group plc. Mr. Mason received a BA, BAI degree from Trinity College, Dublin.

    C. SCOTT PETERSON is a Managing Director in the Aircraft Group at Morgan Stanley & Co. International Limited. Mr. Peterson joined MSDW in 1988 in the Fixed Income Division. In 1989 he established the Equipment Finance Group to focus on transactions backed by aircraft and other capital equipment and led both the Equipment Finance and Liability Management Groups until his transfer to London in 1996. Mr. Peterson is a graduate of Oregon State University and The Wharton School.

    JUAN C. O'CALLAHAN is principal of JOCR, an aviation consultancy based in Connecticut. He joined The Boeing Company in 1961 after a career as a fighter pilot with the United States Marine Corps and has since worked at Pacific Air Lines, World Airways and GPA Group plc (having founded TAI, a forecasting and valuation consultancy that was acquired by GPA in
1982). He has served on the boards of America West Inc., Avitas Inc., Pembroke Capital Limited and WorldCorp Inc. Mr. O'Callahan is a graduate of the University of Pittsburgh, where he obtained a BSc in Aeronautical Engineering.

    ALEXANDER C. BANCROFT is a partner of the law firm of Shearman & Sterling. He specializes in the legal aspects of the financing of aircraft and other transportation equipment. He joined Shearman & Sterling in 1964 after military service and became a partner in 1973. Mr. Bancroft is a graduate of Harvard College and Harvard Law School.

    The independent trustees are entitled to participate in all meetings of the controlling trustees but are only entitled to vote on any action (1) to cause MSAF or any subsidiary of MSAF to institute any proceeding seeking liquidation or insolvency or similar proceeding, (2) to consent to any liquidation, insolvency or similar proceeding instituted against MSAF or any subsidiary of MSAF, (3) to take certain other actions related to insolvency matters, and
(4) to sell, transfer, or otherwise dispose of, directly or indirectly, any aircraft where the proceeds received from such sale or transfer are less than certain targets set forth in the indenture. The unanimous consent of all the controlling trustees and the independent trustees shall be required to take any action specified in clauses (1), (2) or (3) above. See "Description of the Notes -- Indenture Covenants -- Bankruptcy and Insolvency".

    As is common with many other special purpose companies, MSAF will not have any employees or executive officers. Accordingly, the controlling trustees will rely upon the servicer, the administrative agent, the cash manager, the financial advisor and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements.

    All trustees will be compensated for travel and other expenses incurred in the performance of their duties. MSAF will pay each independent trustee $50,000 per annum for their services. The controlling trustees will not receive remuneration from MSAF for their services.

    The controlling trustees have not received any additional cash or non-cash compensation as salary or bonus for their services as controlling trustees. In the future, however, controlling trustees may receive an interest in the beneficial interest of MSAF. None of the trustees of MSAF currently has an employment contract with MSAF.

BENEFICIAL OWNERSHIP OF MSAF

    All of the beneficial interest in MSAF is currently owned by MSDW Aircraft Holdings, an indirect wholly-owned subsidiary of MSDW, but MSDW Aircraft Holdings may transfer all or a portion of the beneficial interest to related or unrelated third parties in the future.

THE SERVICER

    ILFC AND ITS AFFILIATES CANNOT BE HELD RESPONSIBLE FOR ANY LIABILITIES OF MSAF OR ITS AFFILIATES, INCLUDING ANY PAYMENTS DUE TO YOU ON THE NOTES.

    ILFC is engaged in the leasing and management of commercial jet aircraft under operating leases for its own portfolio as well as for third party lessors. As of December 31, 1999, adjusted to give effect to MSAF group's acquisition of all of its portfolio, the portfolio of aircraft managed by ILFC comprised 446 aircraft, of which ILFC and its affiliates owned 357, valued at greater than $18 billion and operated by approximately 130 airlines in more than 55 countries throughout the world. ILFC has committed to purchase a total of 331 aircraft from manufacturers, deliverable through 2007. In addition, ILFC is engaged in the remarketing of commercial jets for its own account, for airlines and for third party lessors.

    ILFC is headquartered in Los Angeles, California, from where its staff of approximately 95 employees handles all of the leasing, management and remarketing relationships. ILFC's management services include collecting rental payments, arranging and monitoring aircraft maintenance performed by others, technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and deregistration of aircraft, monitoring compliance with lease agreements and enforcement of lease provisions against lessees and facilitating delivery and redelivery of aircraft. ILFC may also arrange the sale of its customers' aircraft to third parties. See "Risk Factors -- Conflicts of Interest of ILFC".

    The table below shows the different aircraft comprising the portfolio managed by ILFC as of December 31, 1999 by manufacturer and by whether the aircraft are owned and managed by affiliates of ILFC or managed for third parties (including MSAF group), and giving effect to MSAF group's acquisition of all its portfolio.

                                                                     OTHER
                                                                    MANAGED
AIRCRAFT TYPE AND CLASS             MSAF GROUP   ILFC FLEET(1)   THIRD PARTIES    TOTAL
-----------------------             ----------   -------------   -------------   --------
Airbus
  A300............................       2              6              --            8
  A310............................       3              7                           10
  A319............................      --             11               1           12
  A320............................       6             44               1           51
  A321............................       2             29              --           31
  A330-200/300....................       1             23              --           24
  A340............................       1             11              --           12
Boeing
  B737-300/400/500................      20             82              19          121
  B737-600/700/800................      --             17              --           17
  B747-300........................       1              2              --            3
  B747-400........................       1             11              --           12
  B757-200........................       8             53               2           63
  B767-200........................       1              3              --            4
  B767-300........................       5             40               1           46
  B777-200........................      --              9              --            9
  MD11............................      --              6              --            6
  MD82............................       1             --              --            1
  MD83............................       4              1               4            9
  DC10-30.........................      --              2              --            2
Fokker N.V.
  F50.............................       2             --              --            2
  F70.............................       3             --              --            3
                                       ---            ---             ---          ---
  Total...........................      61            357              28          446
                                       ===            ===             ===          ===
Body Type
  Widebody........................      15            118               1          134
  Narrowbody......................      44            239              27          310
  Turboprop.......................       2             --              --            2
Stage Compliance
  Stage 3.........................      61            357              28          446

---------

(1) Certain aircraft included in the ILFC fleet are owned by joint ventures or pursuant to sale leaseback or other arrangements in which unaffiliated parties have interests.

    ILFC provides services with respect to all of the aircraft in our portfolio (except where a substitute servicer may perform the services as described below) under an amended and restated servicing agreement which, among other things, provides that ILFC will act in accordance with applicable law and with directions given by MSAF group from time to time in accordance with the servicing agreement. In addition ILFC agrees to perform its services in accordance with the ILFC Services Standard and the ILFC Conflicts Standard, as described below.

    Pursuant to the servicing agreement, ILFC will not be liable to MSAF group for any losses arising (1) as a result of an aircraft or engine sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision of ILFC or (2) in respect of ILFC's obligation to apply the ILFC Conflicts Standard in respect of its performance of the services, except, in either situation, in the case of wilful misconduct or fraud on the part of ILFC. See "Risk Factors -- Limitation on ILFC's Liability".

  AIRCRAFT SERVICES

    ILFC has agreed to:

    - engage and maintain the necessary staff and supporting resources required to perform its services;

    - grant MSAF group and its agent, access to its information, programs, records and personnel to enable MSAF group to monitor its compliance with the servicing agreement and for general MSAF group business; and

    - separate its own funds from the funds of any person within MSAF group.

    ILFC provides a wide range of services to MSAF group, including:

    - lease marketing, such as remarketing, lease drafting, negotiation and execution;

    - aircraft asset management, such as rent collection, aircraft maintenance, insurance, contract compliance and enforcement against current lessees, and accepting delivery and redelivery of aircraft;

    - current aircraft sales;

    - arranging valuations and monitoring and advising MSAF group on regulatory developments;

    - assisting MSAF group to stay in compliance with certain covenants under the indenture;

    - providing MSAF group with data and information relating to our aircraft and the commercial aviation industry;

    - assistance with any public or private offering and sale of refinancing notes or additional notes of MSAF;

    - legal and other professional services relating to the lease, sale or financing of our aircraft, amendment modification or enforcement of our aircraft lease; and

    - periodic reporting of operational, financial and other information on our aircraft and leases.

  OPERATING GUIDELINES

    ILFC does not have any fiduciary or other implied duties to you or MSAF group, and its obligations are limited to the express terms of the servicing agreement. In accordance with the express terms of the servicing agreement, ILFC will act in accordance with applicable law and with MSAF group's directions.

    ILFC may exercise such authority as is necessary to give it a practicable and working autonomy in performing the services and must also comply with the following two principal contractual standards in performing its services.

    (1) ILFC must perform its services with reasonable care and diligence as if it were the owner of the aircraft consistent with the customary commercial practice of a prudent international aircraft lessor in the management servicing and marketing of commercial jet aircraft and related assets. This is referred to as the "ILFC SERVICES STANDARD".

    (2) If a conflict of interest arises regarding ILFC's management, servicing or marketing of: (a) any two aircraft in our portfolio or (b) any aircraft in our portfolio and any other assets owned, managed, serviced or marketed by ILFC, ILFC is required to notify MSAF and perform the services in good faith. If the two aircraft and other assets owned, managed, serviced or marketed by ILFC are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, ILFC will not discriminate among the aircraft or between any of the aircraft in our portfolio and any other aircraft then owned, managed, serviced or marketed by ILFC on an unreasonable basis. This is referred to as the "ILFC CONFLICTS STANDARD".

    All transactions to be entered into by ILFC on behalf of MSAF group (other than with other persons within MSAF group) must be at arm's length and on fair market value terms unless otherwise agreed or directed by MSAF group. Certain transactions or matters require the specific approval of MSAF group, including:

    - sales of (or commitments or agreements to sell) aircraft, other than as required by a lease;

    - the entering into of any new leases (including renewals or extensions, unless any such lease had originally been approved) if the lease does not comply with any applicable operating covenants set forth under "Description of the Notes -- Operating Covenants";

    - terminating any lease or leases to any single lessee with respect to aircraft then having a value in excess of $100 million;

    - unless provided for in the applicable budget, entering into any contract for the modification or maintenance of aircraft where the costs to be incurred (A) exceed the greater of (i) the estimated aggregate cost of a heavy maintenance or structural check for similar aircraft and
      (ii) available maintenance reserves or other collateral under the related lease or (B) are outside the ordinary course of MSAF group's business;

    - entering into any capital commitment or confirming any order or commitment to acquire or acquiring aircraft or engines on behalf of MSAF group, except, with respect to a replacement engine or a spare part for an aircraft, (A) if provided for in the applicable budget or (B) at such times and on such terms and conditions as ILFC deems reasonably necessary or appropriate and in no greater quantity than that which is required to enable the aircraft to be leased;

    - issuing any guarantee on behalf of, or otherwise pledging the credit for borrowed money of, any person within MSAF group;

    - unless otherwise permitted, entering into any agreement for services to be provided in respect of aircraft by third parties at MSAF group's cost outside the ordinary course of ILFC's business, except to the extent provided for in the applicable budget; and

    - incurring or causing to be incurred on behalf of any person within MSAF group any liability (actual or contingent), unless contemplated in the applicable budget, pursuant to a transaction of a type for which MSAF group's specific approval is otherwise required, or incurred in the ordinary course of MSAF group's business.

  BUDGETS

    MSAF group will adopt an annual and a three-year budget each year for all aircraft. ILFC has agreed to use its best efforts to achieve the annual budget for each year.

  MANAGEMENT FEES AND SERVICER EXPENSES

    ILFC receives the following fees:

    - a monthly retainer fee equal to approximately $250,000,

    - a monthly fee equal to 1% of the aggregate rent due for any month (or portion of a month), and

    - a monthly fee equal to approximately 1.25% of the aggregate rent actually paid for the month.

    In addition, ILFC receives certain incentive fees based on MSAF group results and aircraft sales. For the fiscal year ended November 30, 1998 ILFC received $0.5 million in result-based incentive fees. For the fiscal year ended November 30, 1999, no result-based incentive fees were paid to ILFC. There were no sales-based incentive fees for either period.

    ILFC also will be reimbursed for certain expenses incurred in connection with its performance of the services.

  TERM AND TERMINATION

    For the 32 aircraft and one engine that we acquired in 1997 and 1998, the servicing agreement will expire on May 26, 2023. For the 29 aircraft that we acquired in 2000, the servicing agreement will expire on May 1, 2025.

    ILFC may terminate the servicing agreement if:

    - MSAF does not pay any amount payable by MSAF within five days of a delinquency notice;

    - MSAF or any of its subsidiaries shall materially breach any of their obligations under the servicing agreement other than payment obligations;

    - all of the public debt of the MSAF group is repaid or defeased in full in accordance with the terms of any indenture;

    - all of the aircraft in our portfolio are sold;

    - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against MSAF, any of its subsidiaries or a substantial part of the property or assets of any person within MSAF group, continues undismissed for 120 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

    - a voluntary proceeding is commenced under bankruptcy, insolvency, receivership or similar law by MSAF or any of its subsidiaries or MSAF or any of its subsidiaries, consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors.

    MSAF may terminate the servicing agreement if:

    - ILFC materially breaches any of its obligations under the servicing agreement;

    - ILFC fails, within a reasonable period of time, to re-lease an aircraft upon the termination of any lease or to sell an aircraft upon commercially reasonable written direction from MSAF;

    - all of the public debt of the MSAF group is repaid or defeased in full in accordance with the terms of any indenture;

    - all of the aircraft in MSAF group's portfolio are sold;

    - a rating decline occurs as a result of a change of control of ILFC;

    - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against ILFC or any of its subsidiaries continues undismissed for 120 days or ILFC goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or has an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

    - a voluntary proceeding is commenced by ILFC under bankruptcy, insolvency, receivership or similar law or ILFC consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or ILFC makes a general assignment for the benefit of its creditors.

    Except where ILFC terminates the servicing agreement because MSAF does not pay ILFC, the servicing agreement may not be terminated unless a replacement servicer has been appointed and accepts such appointment. In the event that a replacement servicer has not been appointed within 90 days after any termination of the servicing agreement or resignation by ILFC, ILFC may petition any court of competent jurisdiction for the appointment of a replacement servicer.

  ASSIGNMENT OF SERVICING AGREEMENT

    ILFC and MSAF may not assign their rights and obligations under the servicing agreement without each other's prior consent.

  PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES

    ILFC's fees and expenses rank senior in priority of payment to all payments on the notes.

CORPORATE MANAGEMENT

  ADMINISTRATIVE AGENT

    Cabot Aircraft Services Limited acts as the administrative agent of MSAF group. Cabot is an indirect wholly owned subsidiary of MSDW.

    Cabot is responsible for providing administrative, accounting, bank account management and calculation and other services to MSAF. Cabot's duties include:

    - monitoring the performance of ILFC (including ILFC's compliance with the servicing agreement) and reporting on such performance to MSAF;

    - preparing annual budgets and presenting them to MSAF group for approval;

    - preparing and coordinating reports to investors and to the Securities and Exchange Commission, including preparing press releases and managing investor relations with the assistance of outside counsel and auditors, if appropriate;

    - providing the trustee with information required by the trustee to provide its reports to the noteholders; and

    - providing additional services upon the request of MSAF group upon terms to be agreed at the time of any such request.

    Cabot may delegate one or more of the above administrative services to a third party.

    Cabot receives a monthly fee equal to 0.5% of the rental payments made by the lessees under the leases for such month from MSAF group in respect of its services to MSAF group subject to an annual minimum of $500,000. Cabot is entitled to indemnification by MSAF group for, and will be held harmless against, any loss or liability incurred by Cabot arising out of or in connection with its provision of administrative services to MSAF group (other than through its own deceit, fraud, gross negligence or wilful misconduct or that of its officers, directors, agents and employees). MSAF group may remove Cabot at any time on 120 days' written notice. Cabot may resign on 120 days' written notice in certain circumstances.

  CASH MANAGER

    Bankers Trust Company acts as the cash manager. Subject to certain limitations and at the direction of MSAF group, Bankers Trust is authorized to invest the funds held by MSAF group in the accounts in certain prescribed investments (the "PERMITTED ACCOUNT INVESTMENTS") on permitted terms.

    Bankers Trust devotes the same amount of time and attention to and is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent businessperson would in administering such services on its own behalf. Bankers Trust's annual fees are not expected to exceed $50,000 per annum. Bankers Trust is entitled to indemnification by MSAF group for, and will be held harmless against, any loss or liability incurred by Bankers Trust (other than through its own gross negligence (or simple negligence in the handling of funds), deceit, fraud or wilful misconduct or that of its officers, directors, agents and employees).

    MSAF may remove Bankers Trust at any time on 90 days' written notice as long as MSAF group has engaged another person or entity to perform the services that were being provided by Bankers Trust. Bankers Trust may resign on 90 days' written notice as long as MSAF group has engaged another person or entity to perform the services that were being provided by Bankers Trust.

  FINANCIAL ADVISOR

    Morgan Stanley & Co. Incorporated acts as the financial advisor. Morgan Stanley & Co. Incorporated is a wholly owned subsidiary of MSDW.

    The financial advisor is responsible for assisting MSAF group in developing and implementing its interest rate risk management policies and developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The financial advisor receives a fee of $50,000 per annum, payable monthly in arrears in equal installments, from MSAF group in respect of its services to MSAF group. MSAF or the financial advisor may terminate the financial advisory agreement on 30 days' written notice.

  DELAWARE TRUSTEE

    Wilmington Trust Company acts as agent for service of process in Delaware and signs certain filings with the Delaware Secretary of State on behalf of MSAF group, other than Aircraft SPC-5, Inc. and the leasing subsidiaries. Wilmington Trust maintains MSAF group's principal place of business in Delaware.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The selected consolidated financial information presented in the following table for the fiscal years ended November 30, 1999 and 1998 and for the period from October 30, 1997 (date of formation) to November 30, 1997 has been derived from, and should be read in conjunction with, the audited consolidated financial statements of MSAF group (including the notes thereto) which, together with the report of Deloitte & Touche, independent accountants, are included elsewhere herein. The selected consolidated financial information for the nine months ended August 31, 2000 and August 31, 1999 has been derived from, and should be read in conjunction with, the unaudited financial statements of MSAF group (including the notes thereto) which, in the opinion of management, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such information and which have been prepared in accordance with the same accounting principles followed in the presentation of MSAF group's audited financial statements. The statement of operations information for the nine months ended August 31, 2000 is not necessarily indicative of the results that may be expected for the full fiscal year.

                                   PERIOD FROM                                        NINE          NINE
                                OCTOBER 30, 1997     FISCAL YEAR    FISCAL YEAR      MONTHS        MONTHS
                               (DATE OF FORMATION)      ENDED          ENDED          ENDED         ENDED
                                 TO NOVEMBER 30,     NOVEMBER 30,   NOVEMBER 30,   AUGUST 31,    AUGUST 31,
                                      1997               1998           1999          1999          2000
                               -------------------   ------------   ------------   ----------    ----------
                                            (DOLLARS IN THOUSANDS)                 (UNAUDITED)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Lease income, net..........       $  4,747          $  120,005     $  114,651    $   87,031    $  143,816
  Investment income on
   collection account........             --               2,156          1,845         1,344         2,544
                                    --------          ----------     ----------    ----------    ----------
  Total revenues.............          4,747             122,161        116,496        88,375       146,360
                                    --------          ----------     ----------    ----------    ----------
Expenses:
  Interest expense...........             --              50,533         63,584        47,886        79,403
  Depreciation expense.......             43              38,876         47,060        35,295        60,127
  Operating expenses:
    Service provider and
     other fees..............             --               9,534          8,568         6,444        10,222
    Maintenance and other
     aircraft related
     costs...................             --               2,969          5,216         5,446        13,651
                                    --------          ----------     ----------    ----------    ----------
  Total expenses.............             43             101,912        124,428        95,071       163,403
                                    --------          ----------     ----------    ----------    ----------
Net income/(loss)............       $  4,704          $   20,249     $   (7,932)   $   (6,696)   $  (17,043)
                                    ========          ==========     ==========    ==========    ==========
STATEMENT OF CASH FLOWS DATA:
Net cash provided by
  operating activities.......       $     --          $   83,941     $   43,607    $   34,751    $   62,949
Net cash used for investing
  activities.................        (66,370)           (887,315)            --            --      (876,793)
Net cash provided by/(used
  for) financing
  activities.................         66,370             838,224        (43,338)      (32,009)      848,978
BALANCE SHEET DATA:
Cash and cash equivalents....       $     --          $   34,850     $   35,119    $   37,592    $   70,253
Total Assets.................         71,074           1,010,492        957,474       971,766     1,964,761
Total Liabilities............         66,369           1,057,241      1,012,155     1,025,211     1,958,474
Total Beneficial
  Interestholder's
  Equity/(Deficit)...........          4,705             (46,749)       (54,681)      (53,445)        6,287

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following pro forma consolidated financial information of MSAF group consists of Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended November 30, 1999 and the nine months ended August 31, 2000 (collectively, the "PRO FORMA STATEMENTS").

    The Unaudited Pro Forma Consolidated Statements of Operations were prepared by adjusting the historical consolidated statements of operations of MSAF group for the fiscal year ended November 30, 1999 and the nine month period ended August 31, 2000. The Unaudited Pro Forma Consolidated Statements of Operations give effect to (1) MSAF group's acquisition of 29 aircraft from a subsidiary of MSDW (27 of such aircraft were acquired by MSDW from International Lease Finance Corporation, and the remaining 2 were acquired from GE Capital Corporation);
(2) adjustments necessary to reflect a full year of operations for the acquired aircraft and to record the impact of certain purchase accounting adjustments; and (3) the issuance of the restricted notes and the redemption of the Subclass A-1 Notes. The pro forma adjustments for the purposes of the statements of operations presentation give effect to such transactions as though they had occurred at December 1, 1998.

    The pro forma adjustments are based upon currently available information and certain assumptions that management of MSAF group believes are reasonable under the circumstances. The Pro Forma Statements and accompanying notes should be read in conjunction with the consolidated financial statements of MSAF group and the notes thereto included elsewhere in this prospectus. The Pro Forma Statements do not purport to represent what MSAF group's results of operations would have actually been if the aforementioned transactions in fact had occurred at the beginning of the period indicated or to project MSAF group's results of operations at any future date or for any future period.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FISCAL YEAR ENDED NOVEMBER 30, 1999
                                  (UNAUDITED)

                                                MSAF GROUP   THE ACQUIRED                    PRO FORMA
                                                HISTORICAL   AIRCRAFT(1)    ADJUSTMENTS      COMBINED
                                                ----------   ------------   -----------      ---------
                                                                (DOLLARS IN THOUSANDS)
Revenues:
  Lease income, net...........................   $114,651      $117,722       $ 16,862 (2)   $240,754
                                                                                (8,481)(6)
  Investment income on collection account.....      1,845            --          2,160 (2)      4,005
                                                 --------      --------       --------       --------
  Total revenues..............................    116,496       117,722         10,541        244,759
                                                 --------      --------       --------       --------
Expenses:
  Interest expense............................     63,584            --         68,263 (3)    131,847
  Depreciation expense........................     47,060        40,247         12,962 (4)    100,269
  Rental expense..............................         --         1,485         (1,485)(6)         --
  Operating expenses:
    Service provider and other fees...........      8,568         2,963          3,342 (5)     14,873
    Maintenance and other aircraft related
     costs....................................      5,216         4,246         (4,241)(6)      5,221
                                                 --------      --------       --------       --------
  Total expenses..............................    124,428        48,941         78,841        252,210
                                                 --------      --------       --------       --------
Net (loss)/income.............................   $ (7,932)     $ 68,781       $(68,300)      $ (7,451)
                                                 ========      ========       ========       ========

---------

(1) To record the acquisition of 27 aircraft from a subsidiary of MSDW. MSDW had previously acquired these aircraft from International Lease Finance Corporation. The amounts in this column represent the combination of the historical Schedules of Direct Revenues and Expenses relating to these acquired aircraft for the period from January 1, 1999 to August 10, 1999 (the "Predecessor Schedules") with those for the period from August 11, 1999 to November 30, 1999 (the "Successor Schedules") (collectively, the "Combined Schedules").

(2) To record additional revenues from the aircraft as if the acquisition had occurred on December 1, 1998 (as the Combined Schedules only reflect the results for the eleven month period ended November 30, 1999), and to record revenues associated with 2 additional aircraft acquired from a subsidiary of MSDW. MSDW had previously acquired these aircraft from GE Capital Corporation.

(3) To record interest expense related to the issuance of the restricted notes (including approximately $9 million of expenses associated with interest rate swaps), net of the elimination of approximately $26 million of interest expense associated with the redemption of the Subclass A-1 Notes.

(4) To adjust depreciation expense for the period from January 1, 1999 to August 10, 1999 to reflect the step-up in the basis of the 27 aircraft acquired and to record the expenses associated with the 2 additional aircraft acquired from a subsidiary of MSDW.

(5) To record additional servicing fees payable to ILFC had the aircraft been acquired on December 1, 1998. Such additional servicing fees were calculated as a percentage of lease income in accordance with the terms of the servicing agreement.

(6) To conform certain accounting policies used in the Predecessor Schedules with respect to overhaul receipts and reimbursements, and to eliminate the rental expense associated with an aircraft formerly subject to a sale-leaseback transaction.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE NINE MONTHS ENDED AUGUST 31, 2000
                                  (UNAUDITED)

                                                MSAF GROUP   THE ACQUIRED                    PRO FORMA
                                                HISTORICAL   AIRCRAFT(1)    ADJUSTMENTS      COMBINED
                                                ----------   ------------   -----------      ---------
                                                                (DOLLARS IN THOUSANDS)
Revenues:
  Lease income, net...........................   $143,816       $32,204       $  5,762 (2)   $181,782
  Investment income on collection account.....      2,544            --            630 (2)      3,174
                                                 --------       -------       --------       --------
  Total revenues..............................    146,360        32,204          6,392        184,956
                                                 --------       -------       --------       --------
Expenses:
  Interest expense............................     79,403            --         20,705 (3)    100,108
  Depreciation expense........................     60,127        13,186          2,333 (2)     75,646
  Operating expenses:
    Service provider and other fees...........     10,222         1,196            208 (4)     11,626
    Maintenance and other aircraft related
     costs....................................     13,651             2             --         13,653
                                                 --------       -------       --------       --------
  Total expenses..............................    163,403        14,384         23,246        201,033
                                                 --------       -------       --------       --------
Net (loss)/income.............................   $(17,043)      $17,820       $(16,854)      $(16,077)
                                                 ========       =======       ========       ========

---------

(1) To record the acquisition of 27 aircraft from a subsidiary of MSDW. MSDW had previously acquired these aircraft from International Lease Finance Corporation. The amounts in this column represent the historical Schedules of Direct Revenues and Expenses relating to these 27 acquired aircraft for the period from December 1, 1999 to February 29, 2000.

(2) To record revenues and expenses generated by the 27 aircraft for the period from March 1, 2000 to the date such aircraft were acquired by MSAF group, and to record revenues and expenses associated with 2 additional aircraft acquired for a subsidiary of MSDW. The operating results of these 29 aircraft subsequent to the date of acquisition by MSAF group are included in the "MSAF Group Historical" column.

(3) To record interest expense related to the issuance of the restricted notes (including approximately $2 million of expenses associated with interest rate swaps), net of the elimination of approximately $3 million of interest expense associated with the redemption of the Subclass A-1 Notes.

(4) To record additional servicing fees payable to ILFC had the aircraft been acquired on December 1, 1998. Such additional servicing fees were calculated as a percentage of lease income in accordance with the terms of the servicing agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

    The MSAF group entities were organized in late 1997 and since that time their principal business activity has been the acquisition of aircraft and the placement of such aircraft on operating lease. MSAF group's future business is expected to consist principally of aircraft operating lease activities, acquisitions of additional aircraft and sales of aircraft. Cash flows generated from such activities will be used to service interest and principal on the notes, any refinancing notes and any additional notes but only after various expenses of MSAF group have been paid for, including any taxes, obligations to lessees including maintenance obligations, fees and expenses of ILFC and other service providers and payments to MSAF group's interest rate swap counterparties.

    MSAF group's ability to generate sufficient cash from its aircraft assets to service the notes will depend primarily on (1) the rental rates it can achieve on leases and the lessees' ability to perform according to the terms of those leases and (2) the prices it can achieve on any aircraft sales. MSAF group's ability to service the notes will also depend on the level of its operating expenses, including maintenance obligations which will increase as the aircraft age, and on any unforeseen contingent liabilities arising.

    MSAF group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors including the level and volatility of interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting lessee operations and trading; manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; and air traffic control infrastructure constraints such as limitations on the number of landing slots.

    MSAF group's ability to compete against other lessors is determined, in part, by (1) the composition of its fleet in terms of mix, relative age and popularity of the aircraft types, (2) operating restrictions imposed by the indenture and (3) the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF group.

    Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect.

ACQUISITION OF ADDITIONAL AIRCRAFT

    On March 15, 2000, MSAF group acquired a portfolio of 29 commercial aircraft from subsidiaries of MSDW. All but one of the 29 aircraft were delivered on March 15, 2000. The remaining aircraft, a B737-300 on lease to Lithuanian Airlines, was subject to a financing that terminated on April 24, 2000 and delivered to MSAF group on May 1, 2000. All of these aircraft were subject to lease contracts with 24 lessees in 16 countries. The acquisition was financed by the issuance of additional securitized notes and by a capital contribution from an indirect wholly-owned subsidiary of MSDW.

THE AIRCRAFT

    As of October 1, 2000, the total number of aircraft owned by MSAF group was 61 aircraft and an engine, of which 60 aircraft and the engine were subject to lease contracts with 41 lessees in 25 countries. The aircraft under one of the lease contracts had not been delivered to the respective lessee. The off-lease aircraft was undergoing maintenance work.

LESSEE DIFFICULTIES

    The following discussion gives effect to MSAF's acquisition of aircraft on March 15, 2000, and is as of October 1, 2000.

    As of October 1, 2000, five lessees were in arrears. The eight aircraft on lease to these lessees represented 11.6% of the portfolio by appraised value as of November 30, 1999. The total amount outstanding and overdue for the five lessees in respect of rental payments, maintenance reserves and other miscellaneous amounts due under the leases was $3.5 million, of which $1.9 million related to rental payments and $1.6 million related to maintenance reserves. We held security deposits of $3.7 million against these arrears. The current arrears amount represented 1.5% of annual lease rental payments. The weighted average number of days past due of such arrears was 52 days. TransAer filed for bankruptcy on October 20, 2000. For further information see "-- Recent Developments -- Bankruptcy of TransAer".

  REGIONAL ANALYSIS OF EXISTING ARREARS

    The categorization of countries into geographical regions, Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International designations.

                                                %
                                            APPRAISED                                                         CURRENT
                       REGION                 VALUE     NO. OF COUNTRIES   NO. OF AIRCRAFT   NO. OF LESSEES   ARREARS
                       ------               ---------   ----------------   ---------------   --------------   --------
                                                                                                                 $M
Developed............  Europe                  3.1%            1                  2                1            1.4
                       North America           2.9%            1                  3                1            0.7
                       Pacific                  --             0                  0                0            0.0
Emerging.............  Europe and Middle       3.1%            2                  2                2            1.0
                       East
                       Asia                     --             0                  0                0            0.0
                       Latin America            --             0                  0                0            0.0
Other................  Other                   2.5%            1                  1                1            0.4
                                              ----             --                 --               --           ---
  TOTAL ARREARS..........................     11.6%            5                  8                5            3.5
                                              ====             ==                 ==               ==           ===


                       SECURITY DEPOSIT
                       ----------------
                              $M
Developed............        1.0
                             1.0
                             0.0
Emerging.............        1.2

                             0.0
                             0.0
Other................        0.5
                             ---
  TOTAL ARREARS......        3.7
                             ===

  EUROPE (DEVELOPED)

    As of October 1, 2000, MSAF group leased 27.4% of the portfolio by appraised value as of November 30, 1999 in the Europe (Developed) region. At October 1, 2000, one of the five lessees in arrears was based in this region. In
January 2000, TransAer, a lessee based in Ireland, restructured rental and maintenance arrears into a note payable of $1.4 million. All of these restructured payments were due but unpaid on October 1, 2000. MSAF group held security deposits of $1.0 million against these arrears. In addition, it held maintenance reserves of $3.8 million. These aircraft, both A320-200s, represented 3.1% of the portfolio by appraised value as of November 30, 1999. See " -- Restructured Arrears" below for a further discussion of these arrears.

  NORTH AMERICA (DEVELOPED)

    As of October 1, 2000, MSAF group leased 15.4% of the portfolio by appraised value as of November 30, 1999 in the North America (Developed) region. As of October 1, 2000, one of the five lessees in arrears was based in the North America region. As of October 1, 2000, TWA, a lessee based in the U.S.A., owed rental arrears of $0.7 million against which MSAF group held security deposits of $1.0 million. This lessee habitually makes its rental payments approximately one week later than its contracted due date and this is, therefore, not deemed to be a receivables issue. These three aircraft, one MD-82 and two MD-83s, represent a total of 2.9% of the portfolio by appraised value as of November 30, 1999.

  PACIFIC (DEVELOPED)

    As of October 1, 2000, MSAF group leased 11.3% of the portfolio by appraised value as of November 30, 1999 in the Pacific (Developed) Region. As of
October 1, 2000, none of the lessees in this region were in arrears.

  EUROPE AND MIDDLE EAST (EMERGING)

    As of October 1, 2000, MSAF group leased 7.8% of the portfolio by appraised value as of November 30, 1999 in the Europe and Middle East (Emerging) region. As of October 1, 2000, two of the five lessees in arrears were based in this region. As of October 1, 2000, Air Alfa, a lessee based in Turkey, owed total arrears of $0.7 million, of which $0.3 million related to rental payments and

$0.4 million related to maintenance reserves. As of October 1, 2000, MSAF group held a security deposit of $0.7 million against these arrears. The aircraft, an A321-100, represents 2.0% of the portfolio by appraised value as of November 30, 1999. The other lessee, Travel Service, based in the Czech Republic, owed maintenance arrears of $0.3 million as at October 1, 2000, against which MSAF group held a security deposit of $0.5 million. This aircraft, a B737-400, represents 1.1% of the portfolio by appraised value as of November 30, 1999.

  ASIA (EMERGING)

    As of October 1, 2000, MSAF group leased 16.5% of the portfolio by appraised value as of November 30, 1999 in the Asia (Emerging) region. As of October 1, 2000, none of these lessees were in arrears.

  LATIN AMERICA (EMERGING)

    As of October 1, 2000, MSAF group leased 5.0% of the portfolio by appraised value of the portfolio as of November 30, 1999 in the Latin America (Emerging) region (all in Mexico). As of October 1, 2000, none of the current lessees in this region were in arrears.

  OTHER

    As of October 1, 2000, MSAF group leased 15.6% of the portfolio by appraised value as of November 30, 1999 in the Other region. As of October 1, 2000, one of the five lessees in arrears was based in this region. As of October 1, 2000, Air Atlanta Icelandic, a lessee based in Iceland, owed total arrears of $0.4 million, of which $0.1 million related to rental payments and $0.3 million related to maintenance reserves. As of October 1, 2000, MSAF group held a security deposit of $0.5 million against these arrears. The aircraft, a B747-300, represents 2.5% of the portfolio by appraised value as of November 30, 1999.

  RESTRUCTURED ARREARS

    A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The total amount of rental payments and maintenance reserves due under this lease, at the date of the termination agreement, was $4.8 million against which MSAF group drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. As of October 1, 2000, VARIG had made all payments due under the note payable. This aircraft represented approximately 2.5% of the portfolio by appraised value as of November 30, 1999.

    In January 2000, TransAer, a lessee based in Ireland, restructured rental and maintenance arrears for two A320-200 aircraft into a note payable of $1.4 million. The terms of the restructuring agreement were that amounts totaling $1.4 million would be repaid during June and July 2000, but these amounts remained unpaid as of October 1, 2000. On October 20, 2000, TransAer filed for bankruptcy. For more information regarding this, see "-- Recent Developments -- Bankruptcy of TransAer".

AIRWORTHINESS DIRECTIVE

    On September 14, 2000, the United States Federal Aviation Administration
(FAA) announced a proposal for the long-term redesign of the Boeing 737 rudder system and several short-term initiatives designed to enhance rudder safety on all Boeing 737 models. The redesign would increase the overall safety of the B737 by simplifying the rudder system and eliminating a range of both previously known and recently discovered failure possibilities. It may be some time before the FAA issues a formal airworthiness directive (AD). There are currently twenty B737 aircraft in the portfolio, together representing 23.0% of the portfolio by appraised value as of November 30, 1999. One of the twenty B737 aircraft is currently off-lease, but under the remaining nineteen leases all costs of compliance with Airworthiness Directives are the obligation of the lessees.

    The FAA issued an airworthiness directive in each of July and August 2000 requiring special detailed inspections to detect cracking of the main deck cargo door frames of Pemco-converted Boeing

737-200 and 737-300 freighters. The FAA is now considering further airworthiness directives to supersede the first two airworthiness directives, the result of which may be a requirement to replace the main deck cargo door frames. There are two aircraft in the portfolio, which may be subject to the findings of the FAA, together representing 2.0% of the portfolio by appraised value as of November 30, 1999. Under the lease of the first aircraft, all costs of compliance with airworthiness directives are the obligation of the lessee. Under the lease of the second aircraft, the costs of compliance of this potential airworthiness directive are to be shared by lessor and lessee.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED AUGUST 31, 2000 AND THE NINE
  MONTHS ENDED AUGUST 31, 1999

    MSAF group's results of operations for the nine months ended August 31, 2000 and the nine months ended August 31, 1999 are discussed below. The results are not directly comparable due to MSAF group's acquisition of a portfolio of 29 commercial aircraft from MS Financing Inc. ("MSF"), an indirect wholly owned subsidiary of MSDW during the nine month period ended August 31, 2000. See " -- Acquisition of Additional Aircraft".

  NET LOSS

    For the nine month period ended August 31, 2000, MSAF group incurred a net loss of $(17.0) million, as compared to a net loss of ($6.7) million for the nine month period ended August 31, 1999. The increase in net loss reflects higher interest, depreciation and operating expenses, partially offset by an increase in lease income.

    MSAF group is a Delaware business trust treated as a branch of MSF for U.S. federal, state and local income tax purposes. As such, MSAF group is not subject to U.S. federal, state and local income taxes.

  LEASE INCOME

    Lease income for the nine month period ended August 31, 2000 amounted to $143.8 million as compared to $87.0 million for the nine month period ended August 31, 1999. The increase in lease income is primarily due to MSAF group's acquisition of 29 commercial aircraft, partially offset by a reduction in lease revenue associated with aircraft on ground, coupled with a release of excess maintenance reserves associated with certain of MSAF group's former lessees.

    MSAF group's operating results for the nine month period ended August 31, 2000 included provisions for doubtful accounts totaling $1.1 million. Such provisions were recorded by MSAF group due to financial difficulties experienced by certain of MSAF group's former lessees whose aircraft have already been repossessed (see " -- Lessee Difficulties"). Provisions for doubtful accounts were $7.2 million in the nine month period ended August 31, 1999. Lease income may decline in future periods due to potential lessee defaults and arrears including those discussed above.

    MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Interim Condensed Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income. MSAF group released $7.7 million of excess maintenance reserves to lease income in the nine month period ended August 31, 2000. In the nine month period ended August 31, 1999, MSAF group released $1.6 million of excess maintenance reserves which were received from certain of its former lessees.

  INVESTMENT INCOME

    Investment income for the nine month period ended August 31, 2000 amounted to $2.5 million as compared to $1.3 million in the nine month period ended August 31, 1999. Investment income represents interest income on MSAF group's cash and cash equivalents. Investment income has increased due to a higher level of cash and cash equivalents in connection with MSAF group's acquisition of 29 commercial aircraft. Such cash balances primarily consist of security deposits and advance rental payments made by certain lessees.

  INTEREST EXPENSE

    Interest expense, including swap costs of $0.5 million, amounted to $79.4 million for the nine month period ended August 31, 2000. Interest expense, including swap costs of $4.2 million, amounted to $47.9 million for the nine month period ended August 31, 1999. Interest expense relates to the interest paid on the notes which were issued on March 3, 1998 and the restricted notes. The increase in interest expense is primarily due to the restricted notes, which were issued on March 15, 2000, coupled with a higher average interest rate on the existing notes. The weighted average interest rate on MSAF group's notes payable during the nine month period ended August 31, 2000 was 6.87% as compared to 5.99% during the nine month period ended August 31, 1999 reflecting a higher interest rate environment. The average principal balance in respect of MSAF group's notes payable during the nine month period ended August 31, 2000 was $1,562.0 million as compared to $963.9 million during the nine month period ended 31 August, 1999.

    As of August 31, 2000, MSAF group was a party to thirteen interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly owned subsidiary of MSDW. In eleven of these swaps, MSAF group paid a fixed monthly coupon and received one month LIBOR on a notional balance of $1,600 million and in two of these swaps, MSAF group paid one month LIBOR and received a fixed monthly coupon on a notional balance of $200 million.

    Nine of the swaps, having an aggregate notional principal amount of $1,400 million, are accounted for as hedges of the notes. Under these swap arrangements, MSAF group pays fixed and receives floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be effective hedges for accounting purposes, are recognized as an adjustment to interest expense.

    The remaining four swaps have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF group pays/receives fixed and receives/pays floating amounts on a monthly basis. MSAF group has determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

    See " -- Interest Rate Risk Management" below for more information regarding MSAF group's swaps positions and hedging policy.

  DEPRECIATION

    Depreciation expense for the nine month period ended August 31, 2000 amounted to $60.1 million as compared to $35.3 million in the nine month period ended August 31, 1999. The increase is attributable to MSAF group's acquisition of 29 commercial aircraft.

  OPERATING EXPENSES

    SERVICE PROVIDER AND OTHER FEES. Service provider and other fees for the nine month period ended August 31, 2000 were $10.2 million as compared to $6.4 million in the nine month period ended August 31, 1999. The increase in the nine month period ended August 31, 2000 reflects certain fees and expenses incurred in connection with MSAF group's acquisition of 29 commercial aircraft from MSF. The increase also reflects a higher aircraft servicing fee paid to ILFC, which amounted to $5.0 million in the nine month period ended August 31, 2000 and $4.0 million in the nine month period ended August 31, 1999. The higher fees paid to ILFC in the nine month period ended August 31, 2000 reflected the increased fleet size as a result of the acquisition of 29 commercial aircraft, partially offset by a reduction in fees due to the lower rental revenues generated by the remainder of the fleet as a result of aircraft on the ground during the period.

    MAINTENANCE AND OTHER AIRCRAFT RELATED COSTS. Maintenance and other aircraft related costs for the six month period ended August 31, 2000 were $13.7 million as compared to $5.4 million for the nine month period ended August 31, 1999. The increase was primarily attributable to certain maintenance and redelivery costs incurred by MSAF group associated with two aircraft previously leased to Oman Air, one aircraft previously leased to TAESA and provisions for certain maintenance and redelivery costs associated with the aircraft previously subject to a sales-type capital lease with B.R.A. See
"-- Lessee Difficulties". This was partially offset by the receipt of $4.0 million in settlement of an insurance claim under MSAF group's Technical Records Policy relating to the aircraft previously leased to Guyana Airways.

    Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs incurred in the nine month period ended August 31, 2000, which amounted to $1.2 million, as compared to $2.0 million for the nine month period ended August 31, 1999.

RESULTS OF OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 1999 AND THE YEAR ENDED
  NOVEMBER 30, 1998

    MSAF group's results of operations for the year ended November 30, 1999 ("Fiscal 1999") are not directly comparable to those of the year ended
November 30, 1998 ("Fiscal 1998") as MSAF group did not own its aircraft portfolio throughout Fiscal 1998. In addition, the notes were issued on March 3, 1998 and accordingly, MSAF group did not incur any interest expense for the first three months of Fiscal 1998.

  NET (LOSS)/INCOME

    MSAF group incurred a net loss of $7.9 million in Fiscal 1999 as compared to net income of $20.2 million in Fiscal 1998. The decrease in net income primarily reflects higher levels of interest expense, depreciation expense and maintenance and other aircraft related costs in Fiscal 1999.

    MSAF group is a Delaware business trust treated as a branch of MSF for U.S. Federal, state and local income tax purposes. As such, MSAF group is not subject to U.S. Federal, state and local income taxes.

  LEASE INCOME

    Lease income for Fiscal 1999 amounted to $114.7 million as compared to $120.0 million in Fiscal 1998. MSAF group's lease income for Fiscal 1999 were adversely affected by provisions for doubtful accounts aggregating
$6.4 million. Such provisions were recorded by MSAF group due to financial difficulties experienced by certain of its existing lessees, as well as to reserve against amounts owed to MSAF group by certain of its former lessees whose aircraft have already been repossessed (see "Lessee Difficulties"). Provisions for doubtful accounts amounted to $0.7 million for Fiscal 1998. The increase in provisions for doubtful accounts were partially offset by an increase in lease revenues, as MSAF group did not own all of the aircraft throughout Fiscal 1998.

    Lease income also includes certain maintenance reserve amounts which are received from certain of MSAF group's lessees. MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.

  INVESTMENT INCOME

    MSAF group earned investment income of $1.8 million in Fiscal 1999 as compared to $2.2 million in Fiscal 1998. Investment income has declined as the excess cash held in March 1998 was utilized to acquire an additional aircraft during Fiscal 1998, as well as the return of excess cash to investors in respect of an undelivered aircraft.

  INTEREST EXPENSE

    Interest expense, including swap costs of $5.3 million as compared to $2.2 million in Fiscal 1998, amounted to $63.6 million in Fiscal 1999 as compared to $50.5 million in Fiscal 1998. Interest expense relates to the cost of the notes which were issued on March 3, 1998. The weighted average interest rate on the Subclass A-1 to D-1 notes during Fiscal 1999 was 6.03% as compared to 6.33% in Fiscal 1998. The average debt in respect of the Subclass A-I to D-1 notes outstanding during Fiscal 1999 was $956.0 million as compared to $1,012.2 million in Fiscal 1998. Interest expense is higher in Fiscal 1999 because the notes were issued on March 3, 1998 and accordingly, MSAF group did not incur any interest expense for the first three months of Fiscal 1998.

    As of November 30, 1999, MSAF group was a party to seven interest rate swaps with MSCS. In five of these swaps, MSAF group paid a fixed monthly coupon and received one month LIBOR on a notional balance of $900 million and in two of these swaps, MSAF group paid one month LIBOR and received a fixed monthly coupon on a notional balance of $200 million.

    MSAF group was a party to one additional interest rate swap with MSCS with a notional balance of $100 million that matured on November 15, 1999. In that swap MSAF group paid a fixed monthly coupon and received one month LIBOR.

    All eight original swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, all eight of the original swaps were assigned to MSAF group by MSCS and on such date such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF group in connection with the assumption of these swap positions. MSAF group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within other liabilities in its Consolidated Balance Sheets, with a corresponding charge to deemed distribution, a component of Beneficial Interestholder's Deficit.

    Three of the original swaps assumed from MSCS having an aggregate notional principal amount of $700 million were accounted for as hedges of its obligations under the notes. Under these swap arrangements MSAF group paid fixed and received floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps was deferred and recognized when the offsetting gain or loss was recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps were deemed to be effective hedges for accounting purposes, were recognized as an adjustment to interest expense. The portion of these swaps not deemed to be hedges for accounting purposes were accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

    The remaining four swaps assumed by MSAF group had an aggregate gross notional principal amount of $400 million at November 30, 1999. Under these swap arrangements, MSAF group paid/ received fixed and received/paid floating amounts on a monthly basis. MSAF group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.

    Notwithstanding the different accounting treatments for the various swaps, all eight swaps were required to hedge MSAF group's interest rate exposure on an economic basis. In November 1997, MSAF group had contracted to purchase the aircraft and their associated fixed rate leases but, prior to the time of pricing the notes, was exposed to movements in interest rates with respect to its anticipated liabilities under the notes. Accordingly, in November 1997, six swaps with a notional balance of $1,000 million were entered into by MSCS under which MSAF group would pay fixed amounts and receive floating amounts. Once the notes were priced in February 1998, MSAF group could determine that to hedge the interest rate exposure associated with its variable rate debt it required swaps with a notional balance of approximately $800 million. Accordingly, in February 1998, MSCS entered into re-balancing swaps with a notional amount of $200 million under which MSAF group would pay floating amounts and receive fixed amounts.

    The net economic effect of assigning all eight swaps with a gross notional amount of $1.2 billion to MSAF group on March 3, 1998 was to fix MSAF group's interest rate liability at November 12, 1997, shortly after the date MSAF group incurred its exposure to movements in interest rates when it agreed to purchase the aircraft with associated fixed rate leases. See " -- Interest Rate Risk Management" below for more information regarding MSAF group's swaps positions and hedging policy.

  DEPRECIATION

    The charge for depreciation in Fiscal 1999 amounted to $47.1 million as compared to $38.9 million in Fiscal 1998. The increase in Fiscal 1999 reflects that MSAF group did not own all of the aircraft throughout the entire Fiscal 1998 period.

  OPERATING EXPENSES

    SERVICE PROVIDER AND OTHER FEES. Service provider and other fees for Fiscal 1999 were $8.6 million as compared to $9.5 million in Fiscal 1998. The most significant element in both periods was the aircraft servicing fee paid to ILFC, which amounted to $5.2 million in Fiscal 1999, and $6.0 million in Fiscal 1998. The fee paid in Fiscal 1998 included an initial upfront fee of $2.0 million paid to ILFC at the inception of the Servicing Agreement. MSAF group's service provider expenses also included $1.6 million in respect of administrative agency and cash management fees in Fiscal 1999 as compared to $1.3 million in Fiscal 1998. These fees were lower in Fiscal 1998 as MSAF group did not own all of the aircraft throughout that period.

    MAINTENANCE AND OTHER AIRCRAFT RELATED COSTS. Maintenance and other aircraft related costs in Fiscal 1999 amounted to $5.2 million as compared to $3.0 million in Fiscal 1998. The increase in Fiscal 1999 primarily reflected additional maintenance and redelivery costs incurred by MSAF group associated with an aircraft previously leased to Guyana Airways. Such costs were necessary to prepare the aircraft for a new lessee. In the next six months it is likely that maintenance disbursements will increase due to an increase in the number of anticipated maintenance events.

    Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs which amounted to $2.5 million in Fiscal 1999 as compared to $1.0 million in Fiscal 1998. The increase reflects a higher level of re-leasing events during Fiscal 1999. It is expected that re-leasing costs will increase proportionately over the next several months due to costs relating to reconfiguring aircraft for new lessees upon redelivery.

RESULTS OF OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 1998 AND THE PERIOD FROM
  OCTOBER 30, 1997

    MSAF group's results of operations for Fiscal 1998 and the period from October 30, 1997 (date of formation) to November 30, 1997 ("Fiscal 1997") are discussed below. The results for Fiscal 1998 and Fiscal 1997 are not directly comparable since Fiscal 1997 only reflects one month of operations.

  NET INCOME

    Net income for Fiscal 1998 was $20.2 million. Fiscal 1997's net income was $4.7 million.

  LEASE INCOME

    Lease income for Fiscal 1998 amounted to $120.0 million. Many of the aircraft were not owned by MSAF group for the entire year. During the year, there was a loss in lease rental revenues caused by four aircraft on the ground ("AOG") ($2.0 million). Four aircraft had been repossessed from Western Pacific Airlines, Transaero and Pan Am Airlines (formerly Carnival) but were all subject to signed lease agreements as of November 30, 1998. The four aircraft were placed on lease with Olympic Airways, VASP, TAESA and Flying Colours. Part of the AOG period was spent performing maintenance work on all four aircraft prior to re-leasing.

    Lease income for Fiscal 1997 was $4.7 million, primarily reflecting a gain of $4.6 million relating to an aircraft leased to a customer under a sales-type capital lease.

  INVESTMENT INCOME

    MSAF group earned investment income of $2.2 million in Fiscal 1998. Investment income is expected to decline in future periods because excess cash has now either been used to acquire the aircraft or refunded to investors in respect of one undelivered aircraft.

  INTEREST EXPENSE

    Interest expense, including swap costs of $2.2 million, amounted to $50.5 million in Fiscal 1998. Interest expense relates to the cost of the notes which were issued on March 3, 1998 and, therefore, only outstanding for approximately nine months in the period. The weighted average interest rate on the subclass A-1 to D-1 notes during Fiscal 1998 was 6.33% and the average debt in respect of the subclass A-1 to D-1 notes outstanding during Fiscal 1998 was $1,012.2 million.

  DEPRECIATION

    The charge for depreciation in Fiscal 1998 amounted to $38.9 million. The charge is expected to be proportionately higher in future periods given that MSAF group did not own all of the aircraft throughout Fiscal 1998.

    Depreciation expense was $0.04 million in Fiscal 1997, which was attributable to the three aircraft owned by MSAF group during that period.

  OPERATING EXPENSES

    SERVICE PROVIDER AND OTHER FEES. Service provider and other fees for Fiscal 1998 were $9.5 million. The most significant element was the aircraft servicing fee paid to ILFC, which amounted to $6.0 million for the year and included an initial upfront fee of $2.0 million paid to ILFC at the inception of the Servicing Agreement. A significant portion of the fees payable to ILFC are calculated as a percent of rental revenue actually received. Accordingly, the fees paid to ILFC reflected the lower rental revenue caused by AOGs and undelivered aircraft during the period. MSAF group's service provider expenses also included $1.3 million in respect of administrative agency and cash management fees.

    MAINTENANCE AND OTHER AIRCRAFT RELATED COSTS. Maintenance and other aircraft related costs in Fiscal 1998 amounted to $3.0 million. These costs reflected additional maintenance work that was performed on the four aircraft which were repossessed. This work included an airframe structural check for certain of the aircraft and the installation of new landing gear.

    Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs incurred in Fiscal 1998, which amounted to approximately $1.0 million.

FINANCIAL RESOURCES AND LIQUIDITY

    See Appendices 2, 3, 4 and 5 for more information regarding the cash performance of MSAF group for the year ended November 30, 1999, the three months ended February 29, 2000, May 31, 2000 and August 31, 2000.

  LIQUIDITY

    MSAF group's cash and cash equivalents at August 31, 2000 were $70.3 million. Of this amount, $30 million represents the cash portion of the Liquidity Reserve Amount (as defined below) and $40.3 million represents rental, maintenance receipts, certain security deposit receipts and cash held for accrued expenses.

    In addition to the $30 million cash portion at August 31, 2000, the Liquidity Reserve Amount also contained $71.0 million of undrawn credit and liquidity facilities from MSDW and ILFC.

    MSAF group's cash and cash equivalents balances as of November 30, 1999 were $35.1 million. Of this amount, $25 million represents the cash portion of the liquidity reserve amount (as defined below) and $10.1 million represents rentals, maintenance receipts, certain security deposits receipts and cash held for accrued expenses.

    In addition to the $25 million cash portion as of November 30, 1999, the liquidity reserve amount also contained $40.4 million of undrawn credit and liquidity facilities from MSDW and ILFC.

  CASH FLOWS FROM OPERATING ACTIVITIES

    Operating cash flows depend on many factors including the performance of lessees and MSAF group's ability to re-lease aircraft, the average interest rates of the notes, the effectiveness of MSAF group's interest rate hedging policies and whether MSAF group will be able to refinance certain subclasses of notes that may not be repaid with lease cash flows.

    Net cash provided by operating activities for the nine month period ended August 31, 2000 amounted to $62.9 million, principally reflecting non-cash depreciation expense of $60.1 million, a net loss of ($17.0) million and an increase in other liabilities of $8.6 million.

    Net cash provided by operating activities for the nine month period ended August 31, 1999 amounted to $34.8 million, principally reflecting non-cash depreciation expense of $35.3 million, a net loss of ($6.7) million and an increase in the provision for doubtful accounts of $7.2 million.

    Net cash provided by operating activities in Fiscal 1999 amounted to $43.6 million, principally reflecting non-cash depreciation expense of $47.1 million, a net loss of ($7.9) million, and provision for doubtful accounts of $6.4 million.

    Net cash provided by operating activities in Fiscal 1998 amounted to $83.9 million, principally reflecting non-cash depreciation expense of $38.9 million, net income of $20.2 million, and changes in maintenance liabilities of $13.2 million and deferred rental income of $7.4 million.

  CASH FLOWS FROM INVESTING AND FINANCING ACTIVITIES

    Net cash used for investing activities in the nine month period ended August 31, 2000, amounted to $876.8 million which was used to purchase a portfolio of 29 commercial aircraft, as well as certain other assets and liabilities related to these aircraft, from MSF. MSAF group did not utilize any cash for investing activities in the nine month period ended August 31, 1999.

    Net cash provided by financing activities in the nine month period ended August 31, 2000 amounted to $849.0 million, reflecting the proceeds from the offering of the restricted notes and repayment of the subclass A-1 notes and other repayments of principal on the notes and the restricted notes.

    Net cash used for financing activities in the nine month period ended
August 31, 1999 amounted to $32.0 million, reflecting repayments of principal on the notes.

    In Fiscal 1999, MSAF group did not utilize any cash for investing activities while in Fiscal 1998, cash of $887.3 million was used to acquire aircraft.

    In Fiscal 1999, the $43.3 million of cash used for financing activities reflected repayments of principal on the notes. In Fiscal 1998, net cash flows provided by financing activities were $838.2 million, reflecting proceeds received from the issuance of notes, repayment of borrowings from MS
Finance Inc. and repayments of principal on the notes.

INDEBTEDNESS

    At August 31, 2000, MSAF group's indebtedness primarily consisted of the notes in the amount of $1,797.0 million. At November 30, 1999, MSAF group's indebtedness primarily consisted of the subclass A-1 to D-1 notes in the amount of $935.5 million.

  LIQUIDITY RESERVE AMOUNT

    The "LIQUIDITY RESERVE AMOUNT" is intended to serve as a source of liquidity for MSAF group's maintenance reimbursement obligations, security deposit return obligations, operating expenses, contingent liabilities and note obligations. The liquidity reserve amount may be funded with cash and letters of credit, guarantees or other credit support instruments ("ELIGIBLE CREDIT FACILITIES") provided by, or supported with further eligible credit facilities provided by, a person (an "ELIGIBLE PROVIDER") whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's, or F-1+ by Fitch (as successor to DCR) or is otherwise designated as an eligible provider by the controlling trustees. Both the ILFC facility discussed below under "-- ILFC Facility" and the MSDW facility discussed below under "-- MSDW Facility" are eligible credit facilities and comprise part of the liquidity reserve amount. There are currently no other eligible credit facilities in place.

    The liquidity reserve amount was approximately $119.1 million on August 31, 2000. The liquidity reserve amount was approximately $65.4 million on November 30, 1999. The "MINIMUM LIQUIDITY RESERVE AMOUNT" may be funded with cash and with eligible credit facilities and was approximately $30 million in cash on August 31, 2000. The liquidity reserve amount and the minimum liquidity reserve amount may be increased or decreased from time to time for any reason (including upon acquisitions of additional aircraft) by an action of the controlling trustees in light of changes in, among other things, the condition of the aircraft, the terms and conditions of the leases, the financial condition of the lessees, sales of aircraft and prevailing industry conditions; PROVIDED that MSAF group will obtain confirmation in advance in writing from the rating agencies that any proposed reduction in the liquidity reserve amount or the minimum liquidity reserve amount will not result in a lowering or withdrawal by any of the rating agencies of their respective ratings of any class of notes.

    If the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, should fall below the liquidity reserve amount at any time (including as a result of MSAF group's determination that the liquidity reserve amount should be increased, as required by the rating agencies or otherwise), MSAF group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or equally with, payments of the minimum principal payment amount on the class D notes under the indenture and any permitted accruals other than in respect of modification payments, provided that the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, does not fall below the minimum liquidity reserve amount at its then current level. "MODIFICATION PAYMENTS" refers to any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business. "PERMITTED ACCRUALS" refers to amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including modification payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. However, the balance of cash on deposit, together with the amount available for drawing under any eligible credit facilities, may fall below the minimum liquidity reserve amount at its then current level and MSAF group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of notes then outstanding to avoid an event of default, with respect to the notes and, on the final maturity date of any subclass thereof, principal of any subclass of the most senior class of notes then outstanding to avoid an event of default with respect to the notes.

    Amounts drawn under any eligible credit facility will either be repayable at the third level in the priority of payments, as set forth in the indenture before the first collection account top-up (any such facility, a "PRIMARY ELIGIBLE CREDIT FACILITY") or at the 11th level in the priority of payments, before the second collection account top-up (any such facility, a "SECONDARY ELIGIBLE CREDIT FACILITY"). The "FIRST COLLECTION ACCOUNT TOP-UP" is the amount, if positive, equal to (A) the minimum liquidity reserve amount less (B) amounts available for drawing under any primary eligible credit facilities. The "SECOND COLLECTION ACCOUNT TOP-UP" is the amount, if positive, equal to (A) the liquidity reserve amount less (B) an amount equal to cash amounts reserved at the third level in the priority of payments plus amounts available for drawing under any eligible credit facilities.

    The liquidity reserve amount and the minimum liquidity reserve amount have been determined largely based on an analysis of historical experience, assumptions regarding MSAF group's future experience and the frequency and cost of certain contingencies in respect of the aircraft that we currently own, and are intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with airworthiness directives and repossessing and re-leasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant in the future or that actual cash that we receive in the future will not be significantly less than that assumed. Any significant variation may materially adversely affect our ability to make payments of interest and principal on the notes.

    If at any time the aggregate outstanding principal balance of the Notes is less than or equal to the liquidity reserve amount, the balance of funds, if any, in the collection account will be distributed in accordance with the priority of payments.

  ILFC FACILITY

    Under the ILFC facility, ILFC will hold certain security deposits with respect to the aircraft currently owned by MSAF group as custodian for the benefit of the MSAF group. Under the ILFC facility, ILFC will hold all cash security deposits paid with respect to the aircraft in our portfolio except
(1) amounts that ILFC determines in good faith to be no longer held on behalf of a lessee, whether upon expiry of or default under the applicable lease or otherwise, (2) any cash security deposits in an amount exceeding three months' rent with respect to a single aircraft and paid by a single lessee and (3) certain security deposits that ILFC has transferred to MSAF group. ILFC will retain any interest accruing on amounts of aircraft security deposits that it holds.

    In addition ILFC will make loans to us which we may use for the same purposes as those for which the liquidity reserve amount may be applied as discussed above under "-- Liquidity Reserve Amount", including to pay interest and minimum principal payment amounts payable under the indenture on the notes. ILFC's obligation to make such amounts available shall be limited to the ILFC facility commitment, which was approximately $41.0 million on August 31, 2000. The ILFC facility commitment was equal to (1) at any time before an early termination of the servicing agreement for a reason other than a sale of all the aircraft in our portfolio or the repayment or defeasance of our debt, the sum of
(A) $20 million plus (B) total security deposits held by ILFC for our benefit at the time minus (C) all drawings that we have previously made under the ILFC facility that are required to be repaid to ILFC but not repaid at the time and
(2) after either of those events, $20 million minus all ILFC facility drawn amounts required to be repaid to ILFC but not repaid at such time.

    The ILFC facility is a secondary eligible credit facility, so on the payment date following any drawing on the ILFC facility, we will be obligated, to the extent there are available collections remaining after payment of the minimum principal payment amount on the class D notes under the indenture, to repay amounts drawn under the ILFC facility to ILFC, together with accrued interest at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

    ILFC's agreement to provide the ILFC facility will expire on the earliest of
(1) May 1, 2025, (2) a sale of all the aircraft in our portfolio and (3) the repayment or defeasance of all our debt.

    ILFC's short-term unsecured debt is currently rated P-1 by Moody's, A-1+ by Standard & Poor's and F-1+ by Fitch (as successor to DCR), so it is an eligible provider. At any time and for so long as ILFC is not an eligible provider, ILFC's obligations under the ILFC facility will be supported by an eligible credit facility satisfactory to MSAF group provided by an eligible provider at ILFC's expense.

  MSDW FACILITY

    Under the MSDW facility, MSDW will make loans to us which we may use for the same purposes as those for which the liquidity reserve amount may be applied, including to pay interest and minimum principal payment amounts on the notes. MSDW's obligation to make loans shall be limited to the MSDW facility commitment, which, on August 31, 2000, was equal to the sum of (1) $30 million minus (2) all drawings that we have previously made and not repaid under the MSDW facility.

    The MSDW facility is a secondary eligible credit facility, so on the payment date following any drawing on the MSDW facility, we will be obligated, to the extent that there are available collections remaining after payment of the minimum principal payment amount on the class D notes, to repay amounts drawn under the MSDW facility to MSDW, together with accrued interest at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

    MSDW's agreement to provide the MSDW facility will expire on the earlier of
(1) a sale of all the aircraft and (2) the repayment or defeasance of all our debt. MSDW has been designated by the controlling trustees as an eligible provider. MSDW's short-term unsecured debt is currently rated P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch.

  OTHER FACILITIES

    There are currently no primary eligible credit facilities in place. We may put in place other eligible credit facilities from time to time, each of which shall be designated by the controlling trustees as a primary eligible credit facility or a secondary eligible credit facility. In addition, we may from time to time put in place other credit or liquidity enhancement facilities which are not eligible credit facilities. Amounts drawn under any such other facilities are payable at the 11th level in the order of priorities, before the second collection account top-up.

INTEREST RATE SENSITIVITY

    MSAF group's principal market risk exposure is to changes in interest rates. This exposure arises from its notes and the derivative instruments used by MSAF to manage interest rate risk.

    The terms of each subclass of the notes, including the outstanding principal amount and estimated fair value as of August 31, 2000 were as follows:

                            OUTSTANDING            ANNUAL           EXPECTED FINAL                      ESTIMATED FAIR
                          PRINCIPAL AMOUNT      INTEREST RATE          PAYMENT         FINAL MATURITY      VALUE AT
SUBCLASS OF NOTE         AT AUGUST 31, 2000   (PAYABLE MONTHLY)          DATE               DATE        AUGUST 31, 2000
----------------         ------------------   -----------------   ------------------   --------------   ---------------
                              $(000'S)                                                                     $(000'S)
Subclass A-2...........       $218,212            LIBOR+0.35%     September 15, 2005   March 15, 2023      $217,803
Subclass A-3...........        580,000            LIBOR+0.52%         March 15, 2002   March 15, 2025       580,997
Subclass A-4...........        200,000           LIBOR +0.54%         March 15, 2003   March 15, 2025       200,375
Subclass A-5...........        372,287           LIBOR +0.58%          June 15, 2008   March 15, 2025       373,276
Subclass B-1...........         86,892           LIBOR +0.65%         March 15, 2013   March 15, 2023        85,480
Subclass B-2...........         75,000           LIBOR +1.05%         March 15, 2007   March 15, 2025        75,152
Subclass C-1...........         99,580                  6.90%         March 15, 2013   March 15, 2023        89,591
Subclass C-2...........         55,000                  9.60%       October 15, 2016   March 15, 2025        56,358
Subclass D-1...........        110,000                  8.70%         March 15, 2014   March 15, 2023        88,000

INTEREST RATE RISK MANAGEMENT

    MSAF's policy is not to be adversely exposed to material movements in interest rates. Our leasing revenues are generated primarily from rental payments, which are currently entirely fixed but may be either fixed or floating with respect to future leases. In general, an interest rate exposure arises to the extent that our interest obligations in respect of our notes do not correlate with rental payments for different rental periods, including rental payments attributable to existing and future leases. Future leases are relevant because the duration of our obligations under our floating rate notes is significantly longer than the duration of lease income under our fixed rate leases. We currently manage this exposure by entering into swaps. In the future we may also use other derivative instruments. Currently, our aim is to manage the exposure created by our floating interest rate obligations given that future lease rates on new leases may not be repriced at levels which fully reflect changes in market interest rates in the previous lease period. Accordingly, our current swap portfolio tries to minimize the risk created by our longer-term floating interest rate obligations and measures that risk by reference to the duration of those obligations and the expected sensitivity of future lease rates to future market interest rates.

    The controlling trustees are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Our financial advisor, Morgan Stanley & Co. Incorporated, assists us in developing and implementing our interest rate risk management policies.

  CURRENT SWAP PORTFOLIO

    As of August 31, 2000, MSAF group was a party to thirteen interest rate swaps with MSCS. In eleven of these swaps MSAF group paid a fixed monthly coupon and received one month LIBOR and in two of these swaps MSAF group paid one month LIBOR and received a fixed monthly coupon on the notional balances as set out below.

                                                                                               ESTIMATED FAIR
                                                                                   FIXED           VALUE
                                                                FIXED MONTHLY     MONTHLY      AT AUGUST 31,
NOTIONAL BALANCE         EFFECTIVE DATE       MATURITY DATE       PAY RATE      RECEIVE RATE        2000
----------------        -----------------   -----------------   -------------   ------------   --------------
      ($000'S)                                                       (%)            (%)           ($000'S)
      $300,000          November 12, 1997   November 15, 2000       6.1325            --          $   479
       200,000          November 12, 1997   November 15, 2002       6.2150            --            2,631
       200,000          November 12, 1997   November 15, 2004       6.2650            --            4,395
       150,000          November 12, 1997   November 15, 2007       6.3600            --            4,572
        50,000          November 12, 1997   November 15, 2009       6.4250            --            1,706
       150,000          February 19, 1998   November 15, 2007           --         5.860           (8,856)
        50,000          February 19, 1998   November 15, 2009           --         5.905           (3,486)
       100,000          January 24, 2000    November 22, 2006       7.3365            --           (2,326)
       100,000          January 24, 2000    November 22, 2009       7.4450            --           (3,578)
       100,000          January 24, 2000    November 22, 2011       7.4600            --           (4,056)
       100,000          January 24, 2000    November 22, 2014       7.3550            --           (3,596)
       100,000          January 24, 2000    November 22, 2019       7.3690            --           (4,329)
       200,000          February 25, 2000   February 25, 2002       7.1200            --             (776)

  POLICY REVIEW

    MSAF group regularly reviews its hedging requirements. In the future MSAF group expects to seek to enter into further swaps or unwind part or all of the existing and any future swaps. In addition, if MSAF group acquires additional aircraft, it will need to rebalance its position.

  COUNTERPARTIES

    MSAF group will monitor counterparty risk on an ongoing basis. Counterparties will be subject to the prior approval of the controlling trustees. MSAF group's counterparties are currently all affiliates of MSDW. Future counterparties may consist of the affiliates of major U.S. and European financial institutions (including special-purpose derivative vehicles) which have credit ratings, or which provide collateralization arrangements, consistent with maintaining the ratings of MSAF group's notes.

RECENT DEVELOPMENTS

  ANNUAL APPRAISALS FOR 2000

    We are required, at least once each year, to deliver to the trustee under our indenture appraisals of the base value of each of the aircraft in our portfolio from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. The annual appraisals for 2000 were submitted to the trustee and filed with the Securities and Exchange Commission on Form 8-K on October 31, 2000. Three appraisers, Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited, have provided appraisals of the value of each of our aircraft at normal utilization rates in an open, unrestricted and stable market, without taking into account the value of related leases, maintenance reserves or security deposits as of September 30, 2000, adjusted to account for the reported maintenance standard of the aircraft. The appraisals were not based on a physical inspection of the aircraft. The appraised values are set out below. The average appraised value of each aircraft as of September 30, 2000, to be used in calculating the "Adjusted Portfolio Value" under the indenture, is calculated by taking the average of the appraised values obtained from the three appraisers.

    The appraisals for the portfolio as of September 30, 2000 are set out below:

                                                                                     APPRAISAL OF
                                                                       ----------------------------------------     APPRAISED
                                                                                        AIRCRAFT                   VALUE AS OF
                              ENGINE          SERIAL      DATE OF                      INFORMATION   AIRCLAIMS    SEPTEMBER 30,
    AIRCRAFT TYPE         CONFIGURATION       NUMBER    MANUFACTURE    BK ASSOCIATES    SERVICES      LIMITED          2000
---------------------   ------------------   --------   ------------   -------------   -----------   ----------   --------------
A300-600R               PW 4158                  555      Mar-90         45,234,468    42,890,000    41,870,000       43,331,489
A300-600R               PW4158                   625      Mar-92         50,617,354    48,160,000    41,970,000       46,915,785
A310-300                PW JT9D-7R4E1            409      Nov-85         27,773,140    21,780,000    16,850,000       22,134,380
A310-300                PW JT9D-7R4E1            410      Nov-85         28,659,090    21,870,000    19,540,000       23,356,363
A310-300                PW JT9D-7R4E1            437      Jan-87         32,299,653    26,420,000    22,790,000       27,169,884
A320-200                CFM56-5A3                279      Feb-92         29,063,201    28,110,000    27,050,000       28,074,400
A320-200                IAE V2500-A1             393      Feb-93         29,520,000    28,450,000    29,540,000       29,170,000
A320-200                CFM-5A3                  397      May-93         30,835,425    29,790,000    27,990,000       29,538,475
A320-200                IAE V2500-A1             414      May-93         29,828,189    28,220,000    29,770,000       29,272,730
A320-200                V2500-A1                 428      May-94         32,919,757    30,730,000    31,970,000       31,873,252
A320-200                CFM56-5A3                446      Oct-93         33,070,776    29,830,000    30,700,000       31,200,259
A321-100                V2530-A5                 557      Dec-95         43,462,682    38,410,000    33,670,000       38,514,227
A321-100                IAE V2530-A5             597      May-96         41,194,891    40,490,000    35,500,000       39,061,630
A330-300                CF6-80E1                  54      Apr-94         79,462,637    78,530,000    73,960,000       77,317,546
A340-300                CFM56-5C3G                94      Mar-95         87,999,758    99,790,000    85,510,000       91,099,919
B737-300                CFM45-3B1              23255      Jun-85         13,837,910    17,120,000    13,300,000       14,752,637
B737-300                CFM45-3B1              23256      Jul-85         14,131,220    17,680,000    14,310,000       15,373,740
B737-300                CFM56-3B2              24299      Nov-88         18,965,944    19,900,000    18,230,000       19,031,981
B737-300                CFM56-3B2              24449      Apr-90         20,348,154    21,030,000    18,540,000       19,972,718
B737-300                CFM56-3B2              25161      Feb-92         24,299,007    23,930,000    22,040,000       23,423,002
B737-300                CFM56-3C1              26295      Dec-93         27,110,000    24,470,000    21,440,000       24,340,000
B737-300                CFM56-3B1              26309      Dec-94         28,367,748    25,120,000    23,220,000       25,569,249
B737-300                CFM56-3C1              27635      May-95         28,561,650    28,630,000    25,320,000       27,503,883
B737-300F               CFM56-3B2              23811      Sep-87         18,758,576    20,640,000    19,140,000       19,512,859
B737-300QC              CFM56-3B2              23788      May-87         18,659,861    20,320,000    19,610,000       19,529,954
B737-400                CFM56-3B2              24234      Oct-88         19,857,422    21,680,000    19,750,000       20,429,141
B737-400                CFM56-3C1              24707      Jun-91         25,239,976    24,760,000    19,790,000       23,263,325
B737-400                CFM56-3C               25104      May-93         28,083,032    27,980,000    22,750,000       26,271,011
B737-400                CFM56-3C1              25105      Jul-93         28,392,833    27,340,000    22,700,000       26,144,278
B737-400                CFM56-3C               25371      Jan-92         26,005,550    25,520,000    21,840,000       24,455,183
B737-400                CFM45-3C1              26279      Feb-92         26,268,948    26,890,000    24,290,000       25,816,316
B737-400                CFM45-3C1              26291      Aug-93         27,928,568    27,040,000    23,850,000       26,272,856
B737-400                CFM45-3C1              26308      Nov-94          9,266,255    27,940,000    22,000,000       26,402,085
B737-500                CFM56-3B1              25165      Apr-93         19,018,480    19,200,000    18,330,000       18,849,493
B737-500                CFM45-3C1              26304      Sep-94         21,220,598    21,370,000    18,800,000       20,463,533
B747-300                CF6-80C2               24106      Apr-88         44,142,576    40,290,000    44,090,000       42,840,859
B747-400                RB211-524              24955      Sep-91        102,614,483    96,210,000    72,010,000       90,278,161
B757-200ER              RB211-535-E4           23767      Apr-87         28,135,572    29,330,000    24,710,000       27,391,857
B757-200ER              RR RB211-535E4         24260      Dec-88         31,417,380    32,890,000    28,630,000       30,979,127
B757-200ER              RR RB211-535E4         24367      Feb-89         30,670,874    34,080,000    27,390,000       30,713,625
B757-200ER              PW2040                 24965      Mar-92         40,446,116    41,480,000    32,710,000       38,212,039
B757-200ER              PW2040                 25044      May-91         38,685,380    39,400,000    27,490,000       35,191,793
B757-200ER              RB211                  26266      Jan-93         41,680,452    42,840,000    33,950,000       39,490,151
B757-200ER              PW 2037                26272      Mar-94         43,045,784    43,280,000    32,430,000       39,585,261
B757-200ER              PW2037                 28160      Jul-96         47,953,656    46,710,000    37,310,000       43,991,219
B767-200ER              CF6-80A                23807      Aug-87         37,392,640    33,300,000    22,930,000       31,207,547
B767-300ER              CF6-80C2B2F            24798      Oct-90         41,956,039    51,440,000    38,070,000       43,822,013
B767-300ER              GE CF6-80C-2B6         24875      Jun-91         57,003,920    59,700,000    53,020,000       56,574,640
B767-300ER              GE CF6-80C2-BF6        25132      Feb-92         56,920,636    62,320,000    51,740,000       56,993,545
B767-300ER              CF6-80C2B6F            26256      Apr-93         63,609,808    65,380,000    58,510,000       62,499,936
B767-300ER              CF6-80C2B6             26260      Sep-94         65,104,623    67,660,000    57,540,000       63,434,874
Engine                  CF6-80C2B6F           704279      Jul-95          5,910,000     5,250,000     6,520,000        5,893,333
F50                     PW125B                 20232      Aug-92          7,326,350     5,500,000     4,320,000        5,715,450
F50                     PW125B                 20233      Jan-92          7,122,810     5,490,000     4,520,000        5,710,937
F70                     RR TAY MK620-15        11564      Dec-95         13,827,216     10840,000    10,980,000       11,882,405
F70                     RR TAY MK620-15        11565      Feb-96         13,973,620    12,330,000    11,650,000       12,651,207
F70                     RR TAY MK620-15        11569      Mar-96         13,973,620    12,330,000    11,660,000       12,654,540
MD-82                   PW JT8D-219            49825      Mar-89         19,827,514    18,740,000    15,340,000       17,969,171
MD-83                   JT8D-219               49657      Feb-88         18,752,054    18,250,000    14,890,000       17,297,351
MD-83                   PW JT8D-219            49822      Dec-88         18,560,300    17,950,000    13,610,000       16,706,767
MD-83                   PW JT8D-219            49824      Mar-89         20,784,125    19,510,000    15,190,000       18,494,708
MD-83                   JT8D-219               53050      May-90         19,740,377    19,110,000    14,050,000       17,633,459
                                                                                                                  --------------
                                                                                                Total             $1,911,223,559
                                                                                                                  ==============

  BANKRUPTCY OF TRANSAER

    On October 20, 2000, TransAer, a lessee that is based in Ireland, filed for bankruptcy in the Irish courts. The aircraft leased by this lessee, both A320-200s, represented 3.1% of MSAF's portfolio by appraised value as of November 30, 1999. As of October 20, 2000, TransAer's rental arrears and interest amounted to $1.8 million, against which we held security deposits of $1.0 million. In addition, we held maintenance reserves of $3.8 million.

    TransAer had been operating these aircraft on wet lease to Air France and Libyan Arab Airlines. We have repossessed the aircraft which was wet leased to Air France and we have signed a non-binding letter of intent to lease this aircraft to Cyprus Airways with delivery of the aircraft scheduled for on or about February 15, 2001. As of the date of this prospectus, Libyan Arab Airlines had detained the aircraft which had been wet leased to it in Libya and refused to return it to us. This aircraft represented 1.6% of the portfolio by appraised value as of November 30, 1999. We believe that Libyan Arab Airlines has no right to keep possession of the aircraft. ILFC has commenced action on our behalf to recover the aircraft from Libyan Arab Airlines and has also submitted an insurance claim for the loss of the aircraft. We may incur significant costs and time in pursuing the repossession claim and the insurance claim or otherwise resolving the matter. See "Risk Factors -- Lease Termination and Aircraft Repossession."

                            DESCRIPTION OF THE NOTES

    THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE PROVISIONS OF ALL OF OUR OUTSTANDING NOTES, THE INDENTURE, THE SECURITY TRUST AGREEMENT, THE CASH MANAGEMENT AGREEMENT AND OTHER AGREEMENTS. IT DOES NOT RESTATE THESE AGREEMENTS IN THEIR ENTIRETY. WE URGE YOU TO READ THE INDENTURE AND THE SECURITY TRUST AGREEMENT BECAUSE THESE AGREEMENTS DEFINE YOUR RIGHTS AS HOLDERS OF THE NOTES. THE FOLLOWING DISCUSSION USES TERMS THAT HAVE SPECIFIC DEFINITIONS IN THE INDENTURE AND OTHER TRANSACTION AGREEMENTS. YOU SHOULD REFER TO THE INDEX OF DEFINED TERMS BEGINNING ON PAGE I-1 FOR A GLOSSARY OF THE DEFINED TERMS USED IN THIS PROSPECTUS.

GENERAL

    We have issued the notes in registered form only and in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

    The notes are obligations of MSAF only and are not secured by the aircraft. The notes do not represent obligations of any lessee, MSDW, the trustee or ILFC. Bankers Trust Company is the trustee under the indenture.

  FORM

    MSAF will issue each subclass of notes as one or more global notes. Each global note will be registered in the name of Cede & Co., as nominee of DTC, and will be deposited with Bankers Trust Company, the trustee, as custodian for DTC. Beneficial interests in the notes therefore will be in electronic, book-entry form and shown only on, and transfers thereof will be effected only through, records maintained by DTC or its nominee and its participants.

    You will receive a definitive note in exchange for your book-entry interests only under the circumstances described under "Book-Entry Registration, Global Clearance and Settlement -- Definitive Notes". You should also refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of how book-entry interests in the notes and definitive notes may be held and transferred and how payments on them will be distributed.

  RATINGS

    Each subclass of notes is rated as of the date of this prospectus as follows:

                                                                          RATING AGENCIES
                                                              ---------------------------------------
                                                              STANDARD & POOR'S   MOODY'S     FITCH
                                                              -----------------   --------   --------
Subclass A-2 Notes..........................................          AA             Aa2        AA
Subclass A-3 Notes..........................................          AA             Aa2        AA
Subclass A-4 Notes..........................................          AA             Aa2        AA
Subclass A-5 Notes..........................................          AA             Aa2        AA
Subclass B-1 Notes..........................................           A              A2         A
Subclass B-2 Notes..........................................           A              A2         A
Subclass C-1 Notes..........................................         BBB            Baa2       BBB
Subclass C-2 Notes..........................................         BBB            Baa2       BBB
Subclass D-1 Notes..........................................          BB             Ba2        BB

    The ratings of the notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the notes. The rating agencies have not rated our ability to pay step-up interest on any subclass of the notes. The ratings assigned to the notes do not address the effect of any imposition of any withholding tax on any payments under the leases, the notes or otherwise.

    A rating is not a recommendation to buy, sell or restricted notes because the ratings do not address market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any subclass of notes, no person or entity has any obligation to support MSAF's obligations under the notes in any way.

PAYMENTS AND DISTRIBUTIONS

    On each payment date, the trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the noteholders the amount of interest, principal and any premium then due on the notes of each subclass, so long as the trustee or paying agent confirms that it has received these amounts by 1:00 p.m. (New York time) on the payment date. If the trustee or the paying agent confirms receipt of the payment after that time, then it will pay to the noteholders these amounts on the business day after the business day it received the payment. With respect to a payment date other than the final payment date relating to any subclass of notes, the trustee or paying agent will make relevant payments to the noteholders of record on the record date immediately preceding such payment date. The final distribution with respect to any note, however, will be made only upon presentation and surrender of such note by the noteholder or its agent (including any holder in street name) at the office or agency of the trustee or paying agent. So long as the notes are listed on the Luxembourg Stock Exchange, we must appoint and maintain a paying agent in Luxembourg.

PAYMENT OF PRINCIPAL AND INTEREST

  GENERAL

    The notes are direct obligations of MSAF and are not secured by the aircraft. Our only sources of payment for the notes and our other obligations are:

    - the payments made by the lessees under the leases;

    - proceeds from any sales or other dispositions of our assets;

    - net payments to us received under our swap agreements (and any other hedging instruments we may enter into);

    - interest earned on the investment of cash balances; and

    - net cash proceeds received from the sale of refinancing notes.

    The notes are subordinated to expenses and other obligations we have, according to the order of priorities that we describe under "-- Priority of Payments". Each class and subclass of notes has the priority given to it according to the priority of payments in the indenture. On any payment date we may not make any payment of principal, interest or any premium on any class of notes unless we have also made all payments ranking higher in the priority of payments on that date. The subordination provisions of the indenture may not be amended or modified without the agreement of each swap provider, each holder of a class of notes that is affected by the amendment or modification and each holder of any class of notes that ranks senior to an affected class. The priority of the expenses and payments under swap agreements may not be amended or modified under any circumstances.

    If an event of default occurs, then the holders of a class of notes (except the class A notes) may not give a default notice or exercise any other remedy until all amounts owed by us under the more senior classes of notes have been paid.

    Under the leases, the lessees must make rental and other payments and related collateral payments directly to the rental account held in the name of the security trustee. This amount will then be transferred, within one business day of receipt, to the collection account, except for limited amounts that must be left on deposit to comply with local laws. Any amounts that we receive that are required to be segregated will be transferred to the lessee funded account. Unsegregated amounts that we receive will be transferred directly to the collection account. On the basis of our assumptions, we expect these amounts will be sufficient to pay the principal, interest and any premium, on the notes and all other amounts payable by us to the trustee, the swap providers and the service providers, in each case when and as due.

  INTEREST

    Each note bears interest on the outstanding principal balance, payable monthly in arrears on each payment date. An interest accrual period is the period from and including a payment date up to but excluding the next payment date. The final interest accrual period for each subclass of notes will end on but exclude the final maturity date or the date upon which all principal, interest and any premium on such subclass of notes is paid in full. Each subclass of notes will bear interest for each interest accrual period at the rate per annum set forth on page 2 of this prospectus.

    Interest on the subclass A-3, A-4, A-5, B-1 and B-2 notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period. Interest on the subclass C-1, C-2 and D-1 notes will be calculated on the basis of one-twelfth of an annual interest payment on the outstanding principal balance and in the case of an incomplete interest accrual period on the basis of a 360-day year consisting of twelve 30-day months.

    If we do not repay the subclass A-3, A-4 or B-2 notes in full on or before their expected final payment date, additional interest will accrue on the subclass A-3 and A-4 notes at the rate of 1.00% per annum and on the subclass B-2 notes at the rate of 1.50% per annum, until such notes are repaid in full. We refer to this additional interest as "step-up interest". We may also issue additional notes or refinancing notes that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, B, C and D notes, including accrued and unpaid interest, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount. The rating agencies have not rated our ability to pay step-up interest.

  REFERENCE AGENCY AGREEMENT

    For the purpose of calculating the rate of interest payable on the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes, we have entered into a reference agency agreement with the trustee, Bankers Trust Company as reference agent and the cash manager. The reference agent determines LIBOR for each interest accrual period on a reference date, the date that is two business days before the payment date on which the interest accrual period begins.

    Under the reference agency agreement, the reference agent determines LIBOR as follows:

    On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

    If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of the rates (being at least two) that appear. If these rates do not appear or the Telerate page is unavailable, the reference agent will request that each of the banks or a substitute reference bank in London provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as at 11:00 a.m. (London time) on the reference date. In this case, the floating rate of interest for each subclass of notes will be the average of the quotations received (at least two) plus the applicable interest spread over LIBOR (and step-up interest, if payable).

    If one or no reference bank provides a quotation, the reference agent will select New York City banks which provide quotations for their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest rate for the next interest accrual period will be the average of these quotations plus the applicable interest spread over LIBOR (and step-up interest, if payable). If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.

    Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period for the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes as:

                    Interest amount = P X I      X      _N_
                                                       360

where:

P                          =       outstanding principal balance of the subclass at the
                                   beginning of the interest accrual period, as estimated by
                                   the reference agent
I                          =       applicable interest rate for the subclass for the interest accrual period and
N                          =       number of days in the interest accrual period

    The reference agent's determination of LIBOR, the interest rate and the interest amount for the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.

    For the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes, the reference agent will give notice of applicable LIBOR, the payment date, the interest rate for the relevant interest accrual period and the amount of interest on the subclass to MSAF, the listing agent for the Luxembourg Stock Exchange and the cash manager. Holders of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes may obtain such information at the offices of the listing agent or paying agent in Luxembourg or otherwise in the cash reports provided to noteholders by the trustee on the second business day before each payment date and any other date for distribution of any payments with respect to the notes.

    If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period as described above, the administrative agent will determine such rate of interest or calculate such interest amount in accordance with the provisions described above.

    MSAF reserves the right to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes. The reference agent may not be removed or resign its duties unless a successor has been appointed.

  PRINCIPAL AMORTIZATION

    For each class of notes, only to the extent that there are sufficient funds in the collection account, principal will be distributed on each payment date equal to the sum of the following amounts:

    - the Minimum Principal Payment Amount;

    - the Scheduled Principal Payment Amount;

    - the Supplemental Principal Payment Amount (only applicable to the class A and class B notes); and

    - redeemed principal as described below in paragraphs (21) through
      (24) under "-- Priority of Payments".

    If we issue any additional notes or refinancing notes, each issuance will be a new subclass of the relevant class of notes.

    In the following discussion, we use the defined terms "Assumed Portfolio Value" and "Adjusted Portfolio Value". These terms have the following meanings:

    For each payment date, the "ASSUMED PORTFOLIO VALUE" will equal the sum of the Assumed Values of all aircraft in the portfolio on the calculation date preceding the payment date. On that date, the "Assumed Value" of an aircraft will be calculated as follows:

                       Assumed Value = IAV      X      DF(t)
                                                       DF(c)

where:

IAV                        =       the "initial appraised value" of that aircraft,
DF(t)                      =       the depreciation factor for that aircraft on the relevant
                                   calculation date and
DF(c)                      =       the depreciation factor for that aircraft on the relevant
                                   acquisition date

    For each aircraft, "INITIAL APPRAISED VALUE" means the average of three appraised base values of the aircraft as of a date not more than six months before the date we acquired the aircraft.

    For each aircraft, the depreciation factor at time "t" will be calculated as follows:

                      DF(t) =   1     __t__      X 1.02(t)
             ( (  ) )
                                         EUL

where:

t                          =       age of the aircraft in years and
EUL                        =       the expected useful life of the aircraft (which we assume is
                                   25 years);

provided that the depreciation factor shall not be less than zero at any time.

    The depreciation factors produce a "depreciation curve" that assumes that the value of an aircraft will decline at an accelerating rate as the aircraft ages. We have used the depreciation factors described above solely for the purpose of determining repayments of principal of the notes. They are not intended to predict or conform to actual declines in aircraft values over any period. Furthermore, variables used to calculate the depreciation factor will change as the composition of the portfolio changes through acquisitions and sales of aircraft. Finally, we may in the future apply different depreciation factors or alternative methodologies to express the assumed decline in values of additional aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the class A and class B notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the class C and class D notes will change as additional aircraft are acquired. The Pool Factors and the Extended Pool Factors for each subclass that are described below will not change as the composition of the portfolio changes.

    For each payment date, the "ADJUSTED PORTFOLIO VALUE" will equal the sum of the Adjusted Values of all aircraft in the portfolio on the calculation date preceding the payment date. On that date, the "Adjusted Value" of an aircraft will be calculated as follows:

                       Adjusted Value =      AAV X DF(t)

                            DF(A)

where:

AAV                        =       the "average appraised value" of that aircraft,
DF(t)                      =       the depreciation factor for that aircraft on the relevant
                                   calculation date and
DF(A)                      =       the depreciation factor for that aircraft on the date of the most recent appraisal.

    For each aircraft, "average appraised value" means the average of three appraised base values of that aircraft as of the date of the most recent appraisal.

    MINIMUM PRINCIPAL PAYMENT AMOUNT. For each class of notes, on each payment date, the "MINIMUM PRINCIPAL PAYMENT AMOUNT" will be calculated as follows:

                 Minimum Principal Payment Amount = OPB - MTPB

where:

OPB                        =       the outstanding principal balance of such class and
MTPB                       =       the "Minimum Target Principal Balance" for such class as
                                   described below;

provided that the Minimum Principal Payment Amount may not be less than zero on any payment date.

    The "MINIMUM TARGET PRINCIPAL BALANCE" will be calculated differently for each class of notes.

    For the class A and class B notes, the Minimum Target Principal Balance will be calculated as follows:

                  Minimum Target Principal Balance = MCP X APV

where:

MCP                        =       the "Minimum Class Percentage" as set forth in Appendices 8 and 9 to this prospectus and
APV                        =       the "Assumed Portfolio Value" for the payment date as
                                   defined above.

    You should refer to Appendix 7 to this prospectus for a schedule of the Assumed Portfolio Value for each month through the final maturity date of the notes.

    In the case of the class A notes only, IF the outstanding principal balance of the class A notes (including any additional notes and refinancing notes) is greater than the Adjusted Portfolio Value (as described above), then the Minimum Target Principal Balance of the class A notes will be equal to the Scheduled Target Principal Balance of the class A notes (as described below).

    For the class C and class D notes, the Minimum Target Principal Balance for each payment date is set out in Appendices 10 and 11 to this prospectus.

    SCHEDULED PRINCIPAL PAYMENT AMOUNT. For each class of notes, on each payment date, the "SCHEDULED PRINCIPAL PAYMENT AMOUNT" will be calculated as follows:

                Scheduled Principal Payment Amount = OPB - STPB

where:

OPB                        =       the outstanding principal balance of such class (after
                                   giving effect to any payment of the Minimum Principal
                                   Payment Amount for such class) and
STPB                       =       the "Scheduled Target Principal Balance" for such class as described below;

provided that the Scheduled Principal Payment Amount may not be less than zero on any payment date.

    The "SCHEDULED TARGET PRINCIPAL BALANCE" will be calculated differently for each class of notes.

    For the class A notes, on each payment date, the Scheduled Target Principal Balance will be calculated as follows:

                Scheduled Target Principal Balance = SCP X AAPV

where:

SCP                        =       the "Scheduled Class Percentage" on that payment date, as
                                   set forth in Appendix 8 to this prospectus and
AAPV                       =       the lesser of (A) the Assumed Portfolio Value on that
                                   payment date and (B) 105% of the Adjusted Portfolio Value on that payment date

    For the class B notes, on each payment date, the Scheduled Target Principal Balance will be calculated as follows:

                 Scheduled Target Principal Balance = SCP X APV

where:

SCP                        =       the Scheduled Class Percentage on that payment date, as set forth in Appendix 9 to this prospectus and
APV                        =       the Assumed Portfolio Value on that payment date.

    For the class C and class D notes, on each payment date, the Scheduled Target Principal Balance is set out in Appendices 10 and 11 to this prospectus.

    SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT. For the class A and class B notes, on each payment date, the "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" will be calculated as follows:

              Supplemental Principal Payment Amount = OPB - SupTPB

where:

OPB                        =       the outstanding principal balance of such class (after
                                   giving effect to any payment of the Minimum Principal
                                   Payment Amount and the Scheduled Principal Payment Amount
                                   for such class) and
SupTPB                     =       the "Supplemental Target Principal Balance" for such class as described below;

provided that the Supplemental Principal Payment Amount may not be less than zero on any payment date.

    For the class A and class B notes, on each payment date, the "SUPPLEMENTAL TARGET PRINCIPAL BALANCE" will be calculated as follows:

               Supplemental Target Principal Balance = SCP X APV

where:

SCP                        =       the "Supplemental Class Percentage" on that date, as set
                                   forth in Appendices 8 and 9 to this prospectus and
APV                        =       the Assumed Portfolio Value on that date.

  ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES; INTRA-CLASS PRIORITY OF
    PAYMENTS

    If, on a payment date, we must pay a principal amount on a class of notes according to the order of priorities, then the available amount will be allocated between relevant subclasses in the following order of priority. The "REMAINING PRINCIPAL BALANCE" of any subclass is the outstanding principal balance of that subclass on the applicable payment date after giving effect to any payments ranking higher in either this order of priorities or the order of priorities among classes described in "-- Priority of Payments" and the "REMAINING ALLOCATION" is the amount of available collections being allocated among subclasses, after giving effect to any payments ranking higher in this order of priorities.

    (1) FIRST, to each subclass in order of the subclass that was issued first, the Extension Amount for that subclass. The "EXTENSION AMOUNT" will be calculated as follows:

                      Extension Amount = RPB - (EPF X IPB)

where:

RPB                        =       the remaining principal balance of the subclass,
EPF                        =       the "Extended Pool Factor" for the subclass, as set forth in
                                   Appendix 13 to this prospectus and
IPB                        =       the initial principal balance of the subclass at the time it was issued;

provided that the Extension Amount may not be less than zero.

    If two or more subclasses were issued on the same date, available collections will be applied to each of those subclasses proportionally according to, but not to exceed, the Extension Amounts of those subclasses.

    (2) SECOND, to each subclass, any remaining allocation proportionally according to the amount of but not more than the Pool Factor Amount for that subclass. The "POOL FACTOR AMOUNT" will be calculated as follows:

                     Pool Factor Amount = RPB - (PF X IPB)

where:

RPB                        =       the remaining principal balance of the subclass,
PF                         =       the "POOL FACTOR" for the subclass, as set forth in Appendix
                                   12 to this prospectus and
IPB                        =       the initial principal balance of the subclass at the time it was issued;

provided that the Pool Factor Amount may not be less than zero.

    (3) THIRD, to each subclass with an expected final payment date on or before the payment date, in order of the subclass that was issued first, any remaining allocation.

    If two or more subclasses were issued on the same date, the remaining allocation will be applied to them in order of the subclass with the earliest expected final payment date. If two or more of those subclasses have the same expected final payment date, then the remaining allocation will be applied proportionally according to the remaining principal balances of these subclasses.

    (4) FOURTH, to each subclass with an Excess Amortization Date (as set forth below) on or before the payment date, any remaining allocation proportionally according to the remaining principal balances of these subclasses.

    (5) FIFTH, to each subclass in order of the earliest expected final payment date, any remaining allocation.

    If two or more subclasses have the same expected final payment date, then available collections will be applied proportionally to those subclasses according to the remaining principal balances of these subclasses.

    The "EXCESS AMORTIZATION DATE" for each subclass of the notes is as set out below:

SUBCLASS OF NOTES                                        EXCESS AMORTIZATION DATE
-----------------                                        ------------------------
Subclass A-2...........................................  April 15, 1998
Subclass A-3...........................................  March 15, 2002
Subclass A-4...........................................  March 15, 2003
Subclass A-5...........................................  April 15, 2000
Subclass B-1...........................................  April 15, 1998
Subclass B-2...........................................  March 15, 2007
Subclass C-1...........................................  March 15, 2013
Subclass C-2...........................................  October 15, 2016
Subclass D-1...........................................  March 15, 2010

  REFINANCING

    We may repay any subclass of notes, in whole or in part, on any date with the proceeds of the issuance of any refinancing notes issued in accordance with the "Limitation on Indebtedness" covenant under the indenture. The amount we will repay in connection with the refinancing of any subclass of notes will be equal to the redemption price for such subclass that would be payable if we were to redeem the notes on the refinancing date plus accrued and unpaid interest.

    At least five days but not more than 30 days before the proposed refinancing date, the trustee will give notice of the refinancing to each holder of such subclass of notes in accordance with the notice provisions contained in the indenture. In connection with any refinancing, we will deposit in the refinancing account an amount equal to the redemption price, plus an amount sufficient to pay or provide for all accrued and unpaid interest as of the refinancing date. Each notice of refinancing will state:

    - the applicable refinancing date;

    - the redemption price of the notes to be repaid and the amount of accrued but unpaid interest payable;

    - that notes of the subclass to be repaid must be surrendered; and

    - that, unless we default in the payment of the redemption price and any accrued and unpaid interest, interest will cease to accrue on the subclass of notes to be refinanced, on and after the refinancing date. Once a notice of refinancing is published, each subclass of notes to which it applies will become due and payable on the refinancing date at their redemption price, together with accrued and unpaid interest.

    We intend to refinance the subclass A-3, A-4 and B-2 notes on their expected final payment dates by issuing and selling refinancing notes in the capital markets. If we are unable to repay any subclass A-3, A-4 or B-2 notes in full at their expected final payment dates, we will pay additional interest of 1.00% per annum on the subclass A-3 or A-4 notes and 1.50% per annum on the subclass B-2 notes, until such notes are repaid in full. However, our failure to refinance the subclass A-3, A-4 or B-2 notes by their expected final payment dates will not constitute an event of default. If we are unable to refinance the subclass A-3, A-4 or B-2 notes on their expected final payment dates, then that subclass will thereafter be entitled to a principal repayment schedule intended to ensure that the remaining outstanding principal balance of the subclass A-3, A-4 or B-2 notes will be repaid in full on or before their final maturity date.

  REDEMPTION

    OPTIONAL REDEMPTION. On any payment date, we may, at our election, redeem any subclass of the notes out of any amounts other than available collections (including proceeds from refinancing notes or from third parties), in whole or in part, at the applicable "REDEMPTION PRICE" plus accrued but unpaid interest.

    In the case of an optional redemption:

    - the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below;

    - the redemption price of the subclass C-1 and C-2 notes will be THE HIGHER
      OF:

       - the discounted present value of Scheduled Principal Payment Amounts and interest from the redemption date to the applicable expected final payment date, discounted at the applicable Treasury yield plus 1.00%

         OR

       - the outstanding principal balance on the redemption date;

    - the redemption price in respect of a redemption of the subclass D-1 notes occurring before March 15, 2003 will equal THE HIGHER OF:

       - the discounted present value of Scheduled Principal Payment Amounts of the subclass D-1 notes and interest through, but not including
         March 15, 2003, plus the product of the applicable redemption premium set out in the table below and the assumed outstanding principle balance for March 15, 2003 discounted at a rate equal to the Treasury yield plus 1.00%

         OR

       - the outstanding principal balance on the redemption date; and

    - the redemption price in respect of a redemption of the subclass D-1 notes occurring on or after March 15, 2003 will be the outstanding principal balance on the redemption date being redeemed multiplied by the redemption premium set out in the table below.

                                                                             REDEMPTION PREMIUM
                                              ---------------------------------------------------------------------------------
                                              SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS
REDEMPTION DATE                               A-2 NOTES   A-3 NOTES   A-4 NOTES   A-5 NOTES   B-1 NOTES   B-2 NOTES   D-1 NOTES
---------------                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
On or after March 15, 2000..................   101.00%     101.00%     101.50%     101.50%     102.00%     101.75%         --
On or after March 15, 2001..................   100.50%     100.50%     101.00%     101.00%     101.50%     101.50%         --
On or after March 15, 2002..................   100.00%     100.00%     100.50%     100.75%     101.00%     101.25%         --
On or after March 15, 2003..................       --          --      100.00%     100.50%     100.50%     101.00%     105.25%
On or after March 15, 2004..................       --          --          --      100.25%     100.00%     100.75%     104.50%
On or after March 15, 2005..................       --          --          --      100.00%         --      100.50%     103.75%
On or after March 15, 2006..................       --          --          --          --          --      100.25%     103.00%
On or after March 15, 2007..................       --          --          --          --          --      100.00%     102.25%
On or after March 15, 2008..................       --          --          --          --          --          --      101.50%
On or after March 15, 2009..................       --          --          --          --          --          --      100.75%
On or after March 15, 2010..................       --          --          --          --          --          --      100.00%
On or after March 15, 2011..................       --          --          --          --          --          --          --

    Treasury yield means, on any payment date the interest rate (expressed as a monthly equivalent yield) determined to be the rate equivalent to the semiannual yield to maturity (and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the Average Life Date of such subclass and trading in the public securities markets, EITHER

    - as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such subclass and
      (B) the other maturing as close as possible to, but later than, the Average Life Date of such subclass in each case as published in the most recent H.15 (519)

      OR

    - if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

    "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of the Treasury Yield with respect to the subclass C-2 notes shall be the fourth business day prior to the applicable payment date and the "MOST RECENT H.15 (519)" means the H.15 (519) published prior to the close of business on the fourth business day prior to the applicable payment date.

    "AVERAGE LIFE DATE" is the date which follows the applicable payment date by a period equal to the Remaining Weighted Average Life of such subclass. "REMAINING WEIGHTED AVERAGE LIFE" with respect to any subclass of notes on any payment date is calculated as follows:

         Remaining Weighted Average Life = ____1____ X    M    (P(t)Xt)
                                   S
                                             OPB
                                                               t=0

where:

OPB                        =       the outstanding principal balance of such subclass on such payment date,
t                          =       the number of days to each payment date occurring on or
                                   after such payment date for such subclass,
P(t)                       =       the Scheduled Principal Payment Amount due on the payment
                                   date t days after such payment date, and
M                          =       the final payment date for such subclass.

    REDEMPTION FROM AVAILABLE COLLECTIONS. On each payment date, we will apply available collections to make distributions in accordance with the order of priorities described under "-- Priority of Payments". On each payment date, therefore, we must redeem any subclass of notes to the extent that there are available collections remaining at the levels in the order of priorities at which we are required to make a payment of principal on that subclass of notes.

    In the case of a redemption from available collections:

    - the redemption price of the subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes will be the outstanding principal balance of the subclass being redeemed, without premium; and

    - the redemption price of the subclass C-1, C-2 and D-1 notes will be the same redemption price as in the case of an optional redemption, as described above.

    REDEMPTION FOR TAXATION PURPOSES. All payments of principal, interest and premium, if any, that we make in respect of any notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. If such withholding or deduction is required by law, we will not be obliged to pay any additional amounts in respect of such withholding or deduction.

    IF AT ANY TIME:

    (a) we are, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of notes; or

    (b) we are or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would

       (1) materially increase our cost of making payments in respect of any subclass of notes or of complying with our obligations under or in connection with any notes;

       (2) materially increase our operating or administrative expenses; or

       (3) otherwise obligate us or any of our subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by us, or by the administrative agent on behalf of us as contemplated by the administrative agency agreement;

THEN we will inform the trustee at such time of any such requirement or imposition and shall use our best efforts to avoid the effect of the same. We shall take no action to avoid such effects unless each rating agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of MSAF notes then outstanding.

    IF, after using our best efforts to avoid the adverse effect described above, we have not avoided such effects, THEN on any payment date we may, at our election, redeem the outstanding principal balance of the notes of any or all subclasses to which such withholding or deduction applies, in whole but not in part, at the redemption price plus accrued but unpaid interest. However, any such redemption may not occur more than 30 days before the time at which the requirement or imposition described in (a) or (b) above is to become effective.

    In the case of a redemption for taxation purposes, the redemption price of any subclass of notes being redeemed will be the outstanding principal balance of that subclass without premium.

    METHOD OF REDEMPTION. If we propose to make an optional redemption or a redemption for taxation purposes, at least 20 days but not more than 60 days before the redemption date, the trustee will give notice of such redemption to each holder of such subclass of notes. If we redeem any subclass of notes in part, we will apply the redemption price proportionally to each holder of that subclass. If we redeem any subclass of notes in whole, other than a redemption for taxation purposes, we will deposit in the defeasance/redemption account the redemption price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the redemption date. If we redeem all or any part of a subclass of notes with available collections as required by the priority of payments, we will send no notice of redemption.

    Each notice of redemption will state:

    - the applicable redemption date,

    - the trustee's arrangements for making payments due,

    - the redemption price of the notes to be redeemed,

    - in the case of redemptions in whole, that notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the notes or its authorized agent) to the trustee to collect the redemption price and accrued and unpaid interest on such notes, and

    - in the case of redemptions in whole, that, unless we default in the payment of the redemption price and any accrued and unpaid interest thereon, interest on the subclass of notes called for redemption will cease to accrue on and after the redemption date.

    Once a notice of redemption for a redemption in whole is mailed, each subclass of notes to which it applies will become due and payable on the redemption date at its redemption price, together with accrued and unpaid interest thereon.

  DEFEASANCE

    We may at any time terminate all of our obligations under the notes and the indenture. This is known as "LEGAL DEFEASANCE". Legal defeasance will not apply to (1) our obligations relating to the defeasance trust or (2) our obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register in respect of the notes.

    In addition, we at any time may terminate our obligations under the covenants described under "-- Indenture Covenants" and "-- Operating Covenants" and the events of default described under "-- Events of Default and Remedies" other than those described in clauses (1), (2), (3), (5) (solely with respect to MSAF) and (6) (solely with respect to MSAF). This is known as "COVENANT DEFEASANCE".

    We may exercise our legal defeasance options even if we have already exercised the covenant defeasance option. If we exercise our legal defeasance options, payment of the notes may not be accelerated because of an event of default. If we exercise our covenant defeasance options, payment of the notes may not be accelerated because of the events of default described under "-- Events of Default and Remedies" other than those described in clauses (1), (2),
(3), (5) (solely with respect to MSAF) and (6) (solely with respect to MSAF).

    In order to exercise either defeasance option, we must irrevocably deposit in trust with the trustee any combination of cash or obligations of the U.S. Government as will be sufficient for the payment of principal, premium (if any), and interest on the notes to redemption or maturity. We also must comply with other conditions, including delivering to the trustee an opinion of counsel to the effect that holders of the notes (1) will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law.

  PRIORITY OF PAYMENTS

    On each payment date, the administrative agent will withdraw all amounts on deposit in the collection account and will distribute them in the order of priority set forth below. Any amount below will be paid only if all amounts ranking senior to that amount are paid in full on the payment date.

     (1) FIRST, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount and then to the relevant expense payees;

     (2) SECOND, the following amounts:

       (A) to the holders of each subclass of class A notes, all accrued and unpaid interest excluding step-up interest, if applicable, on such subclass of class A notes proportionately according to the amount of accrued and unpaid interest on such subclass of class A notes; and

       (B) proportionately, to any swap provider, an amount equal to any payment, other than subordinated swap payments, due from MSAF under any swap agreement;

     (3) THIRD, (1) FIRST, to any persons providing primary eligible credit facilities, any amounts then payable to such persons under the terms of their respective primary eligible credit facilities and (2) THEN, retain in the collection account an amount, if positive, equal to (A) the minimum liquidity reserve amount less (B) amounts available for drawing under any primary eligible credit facilities;

     (4) FOURTH, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class A notes;

     (5) FIFTH, to the holders of each subclass of class B notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class B notes proportionately according to the amount of accrued and unpaid interest on such subclass of class B notes;

     (6) SIXTH, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class B notes;

     (7) SEVENTH, to the holders of each subclass of class C notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class C notes proportionately according to the amount of such accrued and unpaid interest on such subclass of class C notes;

     (8) EIGHTH, to the holders of Class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class C notes;

     (9) NINTH, to the holders of each subclass of class D notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class D notes proportionately according to the amount of such accrued and unpaid interest on such subclass of class D notes;

    (10) TENTH, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Minimum Principal Payment Amount with respect to the class D notes;

    (11) ELEVENTH, (1) FIRST, to any persons providing credit or liquidity enhancement facilities that are not primary eligible credit facilities, any amounts then payable to such persons under the terms of their facilities and (2) THEN, retain in the collection account an amount, if positive, equal to (A) the liquidity reserve amount less (B) the sum of the amount of cash reserved under (3) above plus the amounts available for drawing under any eligible credit facilities;

    (12) TWELFTH, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class A notes;

    (13) THIRTEENTH, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class B notes;

    (14) FOURTEENTH, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class C notes;

    (15) FIFTEENTH, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Scheduled Principal Payment Amount with respect to the class D notes;

    (16) SIXTEENTH, to the permitted accruals balance in the expense account, an amount equal to permitted accruals in respect of any modification payments (or any part thereof);

    (17) SEVENTEENTH, to the holders of each subclass of notes entitled thereto, an amount equal to all accrued and unpaid step-up interest on such subclass, if any, proportionately according to the amount of such accrued and unpaid step-up interest;

    (18) EIGHTEENTH, to the holders of the beneficial interest, the beneficial interest distribution amount;

    (19) NINETEENTH, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Supplemental Principal Payment Amount with respect to the class A notes;

    (20) TWENTIETH, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the Supplemental Principal Payment Amount with respect to class B notes;

    (21) TWENTY-FIRST, to the holders of class D notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class D notes;

    (22) TWENTY-SECOND, to the holders of class C notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class C notes;

    (23) TWENTY-THIRD, to the holders of class B notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class B notes;

    (24) TWENTY-FOURTH, to the holders of class A notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes; Intra-Class Priority of Payments", an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class A notes;

    (25) TWENTY-FIFTH, payments to swap providers which are subordinated in accordance with their terms; and

    (26) TWENTY-SIXTH, to the holders of the beneficial interest, all remaining amounts.

  PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

    If a default notice is delivered to MSAF or the administrative agent or an event of default described in clause (5) or (6) under "-- Events of Default and Remedies" occurs and continues, the allocation of payments described above will not apply. Instead, all amounts on deposit in the collection account and the expense account will be applied in the following order of priority:

    (1) FIRST, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount;

    (2) SECOND, proportionately, to the providers of any primary eligible credit facilities, such amounts as are required to make any payments due to such providers under their primary eligible credit facilities;

    (3) THIRD, the following amounts: (A) proportionately to the holders of each subclass of class A notes, all accrued and unpaid interest (including step-up interest, if any) on, and all outstanding principal of, such subclass and (B) proportionately to any swap provider, such amounts as are required to make any payments (other than subordinated swap payments) due to such swap provider under any swap agreement;

    (4) FOURTH, proportionately to the holders of each subclass of class B notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class B notes;

    (5) FIFTH, proportionately to the holders of each subclass of class C notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class C notes;

    (6) SIXTH, proportionately to the holders of each subclass of class D notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class D notes;

    (7) SEVENTH, proportionately to the providers of any credit or liquidity enhancement facilities in favor of MSAF other than primary eligible credit facilities, such amounts as are required to make any payments due under their facilities;

    (8) EIGHTH, proportionately to any swap provider, such amounts as are required to make any subordinated swap payments due to such swap provider under any swap agreement; and

    (9) NINTH, to the holders of the beneficial interest, all remaining amounts.

INDENTURE COVENANTS

    NO RELEASE OF OBLIGATIONS. We will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate, other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to us and our subsidiaries than the agreement being terminated, or discharge or prejudice the validity or effectiveness of the indenture, other than as permitted therein, the security trust agreement, the cash management agreement, the administrative agency agreement, the financial advisory agreement or any servicing agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, except: we may take or permit such actions and may permit such releases if we shall have first obtained an authorizing resolution of the controlling trustees determining that such action, permitted action or release does not materially adversely affect the interests of the noteholders.

    Despite the preceding paragraph, in any case:

    (1) we will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements, and

    (2) there must be at all times an administrative agent, a cash manager, a financial advisor and, unless a servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it, one or more servicers with respect to all aircraft in the portfolio.

    LIMITATION ON ENCUMBRANCES. We will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of our or any of our subsidiary's assets, excluding segregated funds, including, without limitation, all beneficial interests in trusts, ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares of capital stock and any indebtedness of any subsidiary held by us or a subsidiary.

    However, we may create, incur, assume or suffer to exist:

    (1) any permitted encumbrance;

    (2) any security interest created or required to be created under the security trust agreement;

    (3) encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes, so long as any transaction or series of transactions resulting in such encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by us from such lease had such encumbrance not been created, or

    (4) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by us or any of our subsidiaries.

    Affiliate means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person.

    Control of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

    Permitted encumbrance means:

    (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

    (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;

    (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease thereof (other than liens or encumbrances created by the relevant lessor);

    (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not such lease has been terminated) or without the consent of the relevant lessor (as long as if such lessor becomes aware of any such lien, such lessor shall use commercially reasonable efforts to have any such liens lifted);

    (5) any head lease, lease, conditional sale agreement or purchase option existing on the relevant closing date or any aircraft agreement meeting the requirements of (c) or (e) of the second paragraph under the "LIMITATION ON AIRCRAFT SALES" covenant;

    (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

    (7) any lien created in favor of us or any of our subsidiaries or the security trustee;

    (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of the portfolio and $250,000 per aircraft; and

    (9) any encumbrance arising under the ILFC facility or any other agreements the terms of which contemplate that custody of security deposits held for lessees with respect to additional aircraft is held by a third party.

    LIMITATION ON RESTRICTED PAYMENTS. MSAF will not, and will not permit any of its subsidiaries to:

    (1) declare or pay any dividend or make any distribution on its stock held by persons other than MSAF or any of its subsidiaries; except that, so long as no event of default occurs and continues, MSAF may make payments on its beneficial interest to the extent permitted by the indenture;

    (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in MSAF or any stock of its subsidiaries held by and on behalf of persons other than MSAF, any of its subsidiaries or other Persons permitted under the requirements of (2)(b) under the "LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF CAPITAL STOCK" covenant;

    (3) make any interest, principal or premium payment on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of MSAF or any of its subsidiaries that is not owed to MSAF or any of its subsidiaries other than in accordance with the notes and the indenture; except that MSAF or any of its affiliates may repurchase, defease or otherwise acquire or retire any of the notes other than from available collections so long as any new notes of MSAF issued in connection with such transaction rank PARI PASSU with the notes being repurchased, defeased, acquired or retired; PROVIDED FURTHER that the controlling trustees shall determine that such action does not materially adversely affect the noteholders and shall have obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the MSAF notes; or

    (4) make any investments (other than permitted account investments, investments permitted under the "LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES" covenant, allowed restructurings and investments in any subsidiaries that own additional aircraft).

    The term "investment" for purposes of the above covenant means any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. The term "investment" shall not include any obligation of a purchaser of an aircraft to make deferred or installment payments pursuant to any aircraft agreement specified in clauses (c) or (e) of the second paragraph under "LIMITATIONS ON AIRCRAFT SALES" below so long as MSAF retains a security interest in the relevant aircraft until all such obligations are discharged.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS. MSAF will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

    (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, any beneficial interest in MSAF or the stock of any such subsidiary, as the case may be;

    (2) pay any indebtedness owed to MSAF or such subsidiary;

    (3) make loans or advances to MSAF or such subsidiary; or

    (4) transfer any of its property or assets to MSAF or any other subsidiary thereof.

    The foregoing restrictions shall not apply to any consensual encumbrances or other restrictions:

    (1) existing on March 3, 1998, with respect to the initial 32 aircraft and one engine, or, with respect to additional aircraft, on the date such aircraft is acquired, under any related document, including any amendments, extensions, refinancings, renewals or replacements of such documents so long as the consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the MSAF notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or

    (2) in the case of clause (4) above:

       (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or

       (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of MSAF or any subsidiary not otherwise prohibited by the indenture. This covenant shall not prevent MSAF or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the indenture.

    LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES. MSAF will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (1) purchasing or otherwise acquiring aircraft assets (subject to the limitations set forth in the "LIMITATION ON AIRCRAFT ACQUISITIONS" covenant);

     (2) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "LIMITATIONS ON AIRCRAFT SALES" covenant, selling or otherwise disposing of the aircraft;

     (3) entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective affiliates in the ordinary course of business;

     (4) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, MSAF's subsidiaries or any future MSAF group entity, in each case on such terms and in such manner as the controlling trustees see fit and (whether or not such member of MSAF group derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1)-(3) of this covenant and that written notification is made to each rating agency of such loan, guarantee or other support;

     (5) financing or refinancing the business activities described in clauses
         (1)-(3) of this covenant through the offer, sale and issuance of any securities of MSAF, upon such terms and conditions as the controlling trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by MSAF group or any future MSAF group entity;

     (6) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of MSAF or any of its subsidiaries within limits determined by the controlling trustees from time to time and submitted to the rating agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments;

     (7) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clauses (1)-(3) above so long as written notification is made to each rating agency that such company, trust, syndicate or partnership is set up in compliance with the indenture;

     (8) acquiring, holding and disposing of shares, securities and other interests in any such entity or partnership referred to in clause (7) of this covenant;

     (9) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary so long as any disposition which results in the disposition of an aircraft meets the requirements set forth under the "LIMITATION ON AIRCRAFT SALES" covenant; and

    (10) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which MSAF or any of its subsidiaries may think fit and to pay the premiums thereon.

    LIMITATION ON INDEBTEDNESS. MSAF will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, indebtedness, except as described below.

    For the purposes of the indenture, "indebtedness" means, with respect to any person at any date of determination without duplication:

    (1) all indebtedness of such person for borrowed money;

    (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations of such person in respect of letters of credit or other similar instruments including reimbursement obligations with respect thereto;

    (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service;

    (5) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States ("U.S. GAAP");

    (6) all indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such indebtedness is assumed by such person; and

    (7) all indebtedness as defined in clauses (1) through (5) of this paragraph of other persons guaranteed by such person.

    However, the above restriction does not apply to:

    (1) indebtedness under the notes issued on March 3, 1998.

    (2) indebtedness under any refinancing notes or other indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of notes so long as:

       (a) such refinancing notes or other indebtedness receive ratings from the rating agencies at the close of such refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased (determined at the date of incurrence);

       (b) taking into account such refinancing or repurchase for value, MSAF receives confirmation prior to such refinancing from the rating agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any MSAF notes outstanding at such time; and

       (c) the net proceeds of any such refinancing or issuance shall be used only to repay the outstanding principal balance of the subclass of the notes being so refinanced or repurchased, (plus any redemption premium and transaction expenses relating thereto).

    (3) indebtedness under guarantees by MSAF or any subsidiary of any other member of MSAF group other than guarantees described in clause (5) below so long as no such indebtedness in respect of any member of MSAF group other than MSAF or any subsidiary of MSAF shall be incurred if it would materially adversely affect the noteholders.

    (4) indebtedness in respect of any additional notes incurred in connection with a permitted additional aircraft acquisition so long as:

       (a) taking into account the incurrence of such indebtedness, MSAF receives prior confirmation that the incurrence of such indebtedness will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes outstanding at such time;

       (b) the net proceeds of such indebtedness shall be used only to finance the permitted additional aircraft acquisition; and

       (c) taking into account the incurrence of such indebtedness, MSAF receives prior confirmation that the incurrence of such indebtedness will not result in the lowering or withdrawal of the rating assigned by each rating agency on the closing date of the offering to the notes outstanding at such time.

    (5) indebtedness in respect of guarantees by MSAF or any subsidiary of indebtedness incurred by any future MSAF group entity other than a subsidiary of MSAF in connection with a permitted additional aircraft acquisition so long as:

       (a) such future MSAF group entity shall have guaranteed the notes;

       (b) the indebtedness being guaranteed would be permitted pursuant to clause (2) or (4) above if such indebtedness were incurred directly by MSAF or any subsidiary in connection with such permitted additional aircraft acquisition; and

       (c) the indebtedness being guaranteed was issued by such future MSAF group entity under an indenture, the terms of which including the covenants and other obligations of such future MSAF group entity thereunder, are substantially similar to those of the indenture.

    (6) indebtedness to aircraft sellers pursuant to aircraft acquisition or similar agreements.

    (7) indebtedness under intercompany loans or any agreement between MSAF or any of its subsidiaries and any other members of MSAF group. Any indebtedness owed by any member of MSAF group to MSAF shall be evidenced by promissory notes and written notification shall be given to each rating agency of the incurrence of such indebtedness.

    (8) indebtedness of MSAF group under any credit or liquidity enhancement facility provided in favor of MSAF group.

    As used in the indenture, guarantee means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

    (1) to purchase or pay or advance or supply funds for the purchase or payment of such indebtedness or other obligation of any other person, or

    (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part.

    The term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term guarantee when used as a verb has a corresponding meaning.

    LIMITATION ON AIRCRAFT SALES. MSAF will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any aircraft or any interest therein, except as described below.

    MSAF and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly:

    (1) any engines or parts owned on March 3, 1998, or, in the case of additional aircraft, any engines or parts owned on the date such aircraft is acquired; or

    (2) one or more aircraft or an interest in aircraft:

       (a) under a purchase option or other agreements of a similar character existing on the relevant closing date;

       (b) within or among MSAF and its subsidiaries without limitation, and among MSAF or any of its subsidiaries and any other member of MSAF group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the noteholders and written notification shall be given to each rating agency of such sale, transfer or disposition;

       (c) under any aircraft agreement as long as such sale does not result in a concentration default, and the net present value of the cash net sale proceeds is not less than the note target price;

       (d) pursuant to receipt of insurance proceeds in connection with an event of loss; or

       (e) under an aircraft agreement and, in any one calendar year, not exceeding 10% of the adjusted portfolio value as determined by the most recent appraisal obtained for such calendar year so long as:

           (1) the controlling trustees unanimously confirm that each such sale does not materially adversely affect MSAF and the noteholders; and

           (2) such sale does not result in a concentration default.

    For the purpose of this covenant, the net present value of the cash net sale proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by MSAF group from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to such aircraft, discounted back to the date of execution or option granting date, as the case may be, of such aircraft agreement at the weighted average cost of funds of MSAF group (based on the cost of funds represented by the notes on the payment date immediately preceding such date and taking into account any swap agreements).

    The note target price of an aircraft means 103% of the aggregate outstanding principal balance of the MSAF notes, together with any accrued but unpaid interest thereon and any related swap breakage costs, allocable to such aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of MSAF notes allocable to an aircraft will be calculated as follows:

Allocable Outstanding Principal Balance = OPB      X      ABV
                                                          ---
                                                          APV

where:

ABV   =   the Adjusted Value of the aircraft,
APV   =   the Adjusted Portfolio Value and
OPB   =   the aggregate outstanding principal balance of all notes of
          MSAF on the most recent payment date.

    Aircraft agreement means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than MSAF or its subsidiaries or any other member of MSAF group to purchase an aircraft pursuant to a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.

    Net sale proceeds means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting (without duplication):

    (1) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the servicer under the servicing agreement); and

    (2) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

    Concentration default means an event of default under "-- Operating Covenants -- Concentration Limits," as such covenant may be adjusted from time to time upon approval by the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement.

    LIMITATION ON AIRCRAFT ACQUISITIONS. MSAF will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any aircraft except as described below.

    MSAF and any of its subsidiaries will be permitted to:

    (1) purchase or otherwise acquire, directly or indirectly, additional aircraft so long as:

       (a) no event of default shall have occurred and be continuing;

       (b) all Scheduled Principal Payment Amounts on the notes have been paid;

       (c) the acquisition does not result in a concentration default; and

       (d) after giving effect to such acquisition:

           - no more than 90% of the portfolio by appraised base value consists of Stage 3 narrowbody aircraft and regional jets,

           - no more than 50% of the portfolio by appraised base value consists of Stage 3 widebody aircraft, and

           - no more than 15% of the portfolio by appraised base value consists of Stage 2 aircraft and turboprop aircraft,

           unless the controlling trustees obtain advance confirmation that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the MSAF notes outstanding at such time; or

    (2) act as sponsor of a future MSAF group entity other than a subsidiary of MSAF that would fund an acquisition of aircraft assets with indebtedness guaranteed by MSAF pursuant to the "LIMITATION ON INDEBTEDNESS" covenant as described above; so long as, if such acquisition of aircraft assets had been consummated indirectly by MSAF, such acquisition would have been permitted pursuant to the preceding clause (1).

    A permitted additional aircraft acquisition means a transaction described in clause (1) or (2) above.

    LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES. MSAF will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business except as described below.

    MSAF may, and may permit any of its subsidiaries to, make modification payments if:

    (1) each modification payment, together with all other modification payments made after March 3, 1998 with respect to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance as described in the applicable servicing agreement on such aircraft, including the airframe and the engines;

    (2) such modification payment is included in the annual operating budget of the MSAF group and approved by the controlling trustees;

    (3) the amount of funds necessary to make such modification payment shall have been accrued in advance as a permitted accrual in the expense account through transfers into the expense account pursuant to the indenture or is otherwise allowed to be paid under permitted indebtedness; and

    (4) the aggregate amount of all modification payments made by members of MSAF group, taken as a whole, pursuant to this covenant after March 3, 1998, including the modification payment in question, shall not exceed 5% of the aggregate initial appraised value of all aircraft acquired by MSAF group.

    LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS. MSAF will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially as an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into MSAF or any subsidiary, unless:

    (1) the resulting entity is a special purpose entity, the constituent document of which is substantially similar to MSAF's amended and restated trust agreement or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to the holders of the notes than the amount of any withholding tax payments which would have been required had such event not occurred;

    (2) in the case of consolidation, merger or transfer by MSAF, the surviving successor or transferee entity shall expressly assume all of the obligations of MSAF in the indenture, the notes and each other related document;

    (3) the controlling trustees shall have obtained advance confirmation that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the notes;

    (4) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

    (5) MSAF delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "LIMITATION ON AIRCRAFT SALES" covenant and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

    This covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition:

    (1) within and among MSAF and any of its subsidiaries and among MSAF group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the notes and written notification is made to each rating agency;

    (2) complying with the terms of the "LIMITATION ON AIRCRAFT SALES" covenant; or

    (3) effected as part of a single transaction providing for the redemption or defeasance of the MSAF notes in accordance with the terms thereof as described under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. MSAF will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of MSAF or any subsidiary, except upon fair and reasonable terms no less favorable to MSAF or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the relevant agreement, in a comparable arm's-length transaction with a person that is not such an affiliate.

    The foregoing limitation shall not apply to:

    (1) any transaction in connection with the establishment of MSAF group, its acquisition of the initial 32 aircraft and one spare engine, any substitute aircraft or pursuant to the terms of the related documents;

    (2) any transaction within and among MSAF or any of its subsidiaries and any other member of MSAF group, EXCEPT that no such transaction, other than between MSAF and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the MSAF notes;

    (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the controlling trustees;

    (4) any payments on the beneficial interest in accordance with the indenture and under "--Payment of Principal and Interest -- Priority of Payments";

    (5) any permitted additional aircraft acquisition or any transaction complying with the "LIMITATION ON AIRCRAFT SALES" covenant;

    (6) any payments of the types referred to in clauses (1) or (2) of the "LIMITATION ON RESTRICTED PAYMENTS" covenant and not prohibited thereunder;

    (7) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the MSAF notes, in accordance with the terms thereof as described under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively;

    (8) entering into an interest rate swap or option on an interest rate swap or other instrument used for the management of interest rate risk with MSDW or any of its affiliates; or

    (9) the tax indemnification agreement between MSAF and MSDW.

    LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF CAPITAL STOCK. MSAF will not:

    (1) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on March 3, 1998) in equity; or

    (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any interests, shares, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 3, 1998) in equity except:

       (a) issuances or sales of further beneficial interests in MSAF having economic terms that are no less favorable to the noteholders than those of the beneficial interest existing on March 3, 1998;

       (b) issuances or sales of shares of stock of foreign subsidiaries of MSAF to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the controlling trustees to avoid an adverse tax consequence in any such jurisdiction;

       (c) the pledge of the beneficial interests and shares in MSAF's subsidiaries pursuant to the security trust agreement;

       (d) the sale, delivery or transfer of any stock of any member of the MSAF group as part of a single transaction providing for the redemption or defeasance of the MSAF notes, in accordance with the terms set forth under "-- Payment of Principal and Interest -- Redemption" or "-- Payment of Principal and Interest -- Defeasance", respectively;

       (e) the sale of any stock of any subsidiary in connection with any sale of aircraft in compliance with the terms of the "LIMITATION ON AIRCRAFT SALES" covenant; and

       (f) the sale, delivery, transfer or pledge of beneficial interests or stock of any MSAF group member to or for the benefit of any other MSAF group member.

    BANKRUPTCY AND INSOLVENCY.  MSAF:

    (1) will promptly provide the trustee and the rating agencies with notice of the institution of any proceeding by or against MSAF or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property;

    (2) will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its trust agreement that would adversely affect the rights, privileges or preferences of any holder of the notes, as determined by the controlling trustees; and

    (3) will not, without an affirmative unanimous written resolution of the controlling trustees and the independent trustees take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of the amended and restated trust agreement which requires a unanimous resolution of the controlling trustees and the independent trustees, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

    In addition, under the terms of the amended and restated trust agreement the controlling trustees and independent trustees will agree that while the notes are outstanding they will not take any action:

    (1) to cause MSAF to institute any proceeding seeking liquidation or insolvency (or similar proceeding);

    (2) in the case of any such proceeding instituted against MSAF, to authorize or consent to such proceedings; or

    (3) to terminate MSAF's existence.

OPERATING COVENANTS

    CONCENTRATION LIMITS. Unless the controlling trustees obtain prior written confirmation from each of the rating agencies that no lowering or withdrawal of the then current rating of any subclass of notes will result, MSAF will not permit any of its subsidiaries to lease or re-lease any aircraft if entering into such proposed lease would cause the portfolio, to exceed any of the concentration limits set forth below. The indenture permits breaches of these concentration limits upon any renewal, extension or restructuring of any lease.

    For purposes of this restriction, the portfolio:

    - excludes any aircraft then subject to an aircraft agreement and expected to be disposed of within one year from the effective date of such lease pursuant to clauses (c) and (e) under "-- Indenture Covenants -- Limitation on Aircraft Sales,"

    BUT

    - includes any aircraft which MSAF group has entered into a binding agreement to acquire and which the controlling trustees reasonably expect to acquire within 180 days from the date of effectiveness of such agreement.

                                                              PERCENTAGE OF MOST RECENT
                                                                 APPRAISED VALUE OF
LESSEE CONCENTRATION LIMITS                                         PORTFOLIO (1)
---------------------------                                   -------------------------
Single Lessee rated BBB/Baa2 (or the equivalent) or
better......................................................              15%
Other single Lessees........................................              10%
Five largest Lessees........................................              35%

                                                              PERCENTAGE OF MOST RECENT
                                                                 APPRAISED VALUE OF
COUNTRY CONCENTRATION LIMITS                                        PORTFOLIO (1)
----------------------------                                  -------------------------
United States...............................................              25%
Countries rated BBB/Baa2 (or the equivalent) or better
(2).........................................................              20%
Other.......................................................              15%

                                                              PERCENTAGE OF MOST RECENT
                                                                 APPRAISED VALUE OF
REGION CONCENTRATION LIMITS                                         PORTFOLIO (1)
---------------------------                                   -------------------------
Any single Developed Market Region (3)......................              50%
Any single Emerging Market Region (3).......................              25%
Other (4)...................................................              20%
Asia/Pacific................................................              55%

---------

(1) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft leased or to be leased to lessees habitually based in the applicable country by the aggregate most recent appraised values of all aircraft then owned by MSAF group and any future MSAF group member.

(2) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.

(3) The designations of Emerging Markets and Developed Markets are as determined and published by Morgan Stanley Capital International from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

REGION                                      COUNTRY
------                                      -------
Developed Markets
  Europe..................................  Austria, Belgium, Denmark, Finland, France, Germany,
                                            Ireland, Italy, The Netherlands, Portugal, Spain,
                                            Sweden, the United Kingdom, Norway and Switzerland
  North America...........................  Canada and the United States of America
  Pacific.................................  Australia, Hong Kong, Japan, New Zealand and Singapore
Emerging Markets
  Asia....................................  China, India, Indonesia, South Korea, Malaysia,
                                            Pakistan, Philippines, Sri Lanka, Taiwan and Thailand
  Europe and Middle East..................  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                            and Turkey
  Latin America...........................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                            Venezuela
Other.....................................  All other countries (generally those that have small or underdeveloped capital markets, including Fiji, Iceland,
                                            Lithuania, Macau, Malta and Mauritius)

---------

(4) In addition no more than 10% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in countries in the region designated as "Other" that are rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in countries in the region designated as "Other" that are in Africa.

    In addition, the indenture does not permit MSAF or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in the following jurisdictions: Burma, Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria. We may amend this list from time to time upon the approval of the rating agencies.

    In addition, the indenture requires MSAF to obtain political risk insurance for each aircraft subject to a lease and habitually based in the following jurisdictions: Angola, Armenia, Azerbaijan, Belarus, Benin, Bhutan, Cameroon, Cape Verde Islands, Chad, Comoros, Congo, Equatorial Guinea, Eritrea, Ethiopia, Grenada, Kazakhstan, Kirbati, Kyrgistan, Liberia, Moldova, Mongolia, Niger, Sao Tome & Principe, Somalia, Turkmenistan and Uzbekistan. We may amend this list from time to time upon the approval of the rating agencies. It is our policy to decide on a case-by-case basis whether to voluntarily obtain political risk insurance beyond the requirements of the indenture. We do not currently have any political risk insurance.

    COMPLIANCE WITH LAW, MAINTENANCE OF PERMITS.  MSAF will:

    (1) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws;

    (2) obtain, and cause each of its subsidiaries to obtain, all material governmental including regulatory registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such aircraft), except that:

       (a) no certificate of airworthiness shall be required for any aircraft:

           - during any period when such aircraft is undergoing maintenance, modification or repair; and

           - following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such aircraft; in that case MSAF shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension;

       (b) no registration, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when such aircraft is not being operated; and

       (c) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;

    (3) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and

    (4) not knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.

    This covenant shall not be breached by virtue of any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft (other than seizure or confiscation arising from a breach by MSAF or a subsidiary of such covenant) so long as:

    (1) no member of MSAF group consents or has consented to such third party event; and

    (2) the member of MSAF group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such third party event, including, (taking into account, among other things, the laws of the jurisdictions in which the aircraft are located), seeking to compel such lessee or other relevant person to remedy such third party event or seeking to repossess the relevant aircraft or engine.

    APPRAISAL OF PORTFOLIO. MSAF will, at least once each year and in any case no later than October 31 of each year, deliver to the trustee appraisals of the base value of each of the aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. Each appraisal shall be dated within 30 days prior to its delivery to the trustee.

    MAINTENANCE OF ASSETS.  MSAF will:

    (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly, through any of its subsidiaries, such aircraft and engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including the credit standing and operating experience thereof), the age and condition of the aircraft and the jurisdiction in which such aircraft will be operated or registered under such lease; and

    (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each of its subsidiaries to maintain, such aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. A third party event will not cause a breach of this covenant so long as:

       (a) no member of MSAF group consents or has consented to the third party event; and

       (b) the member of MSAF group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of the third party event, including seeking to compel such lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.

    NOTIFICATION OF TRUSTEE AND ADMINISTRATIVE AGENT. MSAF will notify the trustee and administrative agent as soon as MSAF or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

    LEASES. MSAF shall adopt and has agreed to cause the servicer to use, and will adopt and will agree to cause any additional servicer replacing the servicer pursuant to the terms of the servicing agreement to use, the pro forma lease agreement or agreements then used by the servicer or such additional servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the servicer or additional servicer as a starting point in the negotiation of future leases.

    In the case of any future lease entered into in connection with:

    (1) the renewal or extension of a lease;

    (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or

    (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer or such additional servicer, as the case may be, a form of lease substantially similar to the pre-existing lease or operating lease may, in lieu of the pro forma lease, be used by the servicer or such additional servicer, as a starting point in the negotiation of such future lease with persons who are not members of the MSAF group or any future MSAF group entity.

    OPINIONS. MSAF will not enter into, and will not permit any of its subsidiaries to enter into, any future lease with any person that is not a member of MSAF group or change the jurisdiction of registration of any aircraft that is subject to a lease, UNLESS, upon entering into such future lease or changing the jurisdiction or registration of such aircraft or within a commercially reasonable period thereafter, the servicer or additional servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

    INSURANCE. MSAF will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:

    (1) airline hull insurance for each aircraft in an amount at least equal to the note target price for such aircraft or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States dollars;

    (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the indenture for each model of aircraft; and

    (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the indenture and as amended from time to time with the consent of the rating agencies, in an amount at least equal to the note target price, or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States Dollars, for such aircraft; except that such insurance may be subject to commercially reasonable deductible and self-insurance arrangements, taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally. The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any aircraft not subject to a lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

    In determining the amount of insurance required to be maintained, MSAF may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft. The amount of such indemnification or insurance when added to the amount of insurance against such risk maintained by MSAF or which MSAF has caused to be maintained, shall be at least equal to the amount of insurance against such risk otherwise required by the covenant taking into account self-insurance permitted by the covenant. Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. MSAF will not be required to maintain, or to cause to be maintained, any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

    INDEMNITY. MSAF will, and will cause each of its subsidiaries to, include in each lease between a member of MSAF group and a person who is not a member of MSAF group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of such lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following events will be an event of default with respect to any class of notes, except as specified below:

    (1) failure to pay interest on the notes of such class or any subclass thereof, other than step-up interest, in each case when such amount becomes due, and such default continues for a period of five or more business days;

    (2) failure to pay principal or premium, if any, on the notes of such class or any subclass thereof either on or prior to the applicable final maturity date;

    (3) failure to pay any amount other than interest when due and payable in connection with any note of such class or any subclass thereof, to the extent that there are at such time available collections therefor, and such default continues for a period of five or more business days;

    (4) failure by MSAF to comply with any of the covenants, obligations, conditions or provisions binding on it under the indenture or the notes (other than a payment default for which provision is made in clause (1), (2) or (3) above), if such failure materially adversely affects the holders of such class of notes and continues for a period of 30 days or more after written notice thereof has been given to MSAF by the cash manager, the administrative agent, the servicer or additional servicer, or by holders of at least 25% of the aggregate outstanding principal balance of the notes of the most senior class of the notes outstanding;

    (5) a court having jurisdiction in the premises enters a decree or order for:

       (1) relief in respect of MSAF, or any subsidiary (other than a subsidiary which owns or leases aircraft having an aggregate base value of less than 10% of the Adjusted Portfolio Value at that time) (a "SIGNIFICANT SUBSIDIARY") under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;

       (2) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any significant subsidiary; or

       (3) the winding up or liquidation of the affairs of MSAF or any significant subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

    (6) MSAF or any significant subsidiary:

       (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law;

       (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any significant subsidiary or for all or substantially all of the property and assets of MSAF or any significant subsidiary; or

       (c) effects any general assignment for the benefit of creditors;

    (7) any judgment or order for the payment of money in excess of 5% of the aggregate adjusted portfolio value shall be rendered against MSAF or any subsidiary or any other member of MSAF group and either:

       (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

       (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. However, any such judgment or order shall not be an event of default under the indenture if and for so long as:

           - the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and

           - such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

    (8) the constitutional documents of MSAF cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

    The indenture provides that, within 30 days of when an event of default occurs in respect of any class of notes, the trustee will give to the noteholders of such class notice, transmitted by mail, of all uncured or unwaived defaults under the indenture known to it on such date. If an event of default other than an event of default under (5) or (6) above) with respect to the senior class of notes shall have occurred and be continuing, the trustee for the senior class may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the senior class of notes, shall, give a default notice to MSAF, the administrative agent, the trustee and the cash manager declaring the outstanding principal balance of the notes and all accrued and unpaid interest thereon to be due and payable.

    At any time after the senior trustee has declared the outstanding principal balance of the notes to be due and payable and before the exercise of any other remedies pursuant to the indenture, holders of a majority of the outstanding principal balance of the senior class of notes, by written notice to MSAF, the senior trustee and the administrative agent, may, except in the case of:

    (1) a default in the deposit or distribution of any payment required to be made on the notes of such class;

    (2) a payment default on such class of notes; or

    (3) a default in respect of any covenant or provision of the indenture that cannot by the terms thereof be modified or amended without the consent of each noteholder affected thereby,

    rescind and annul such declaration and thereby annul its consequences if:

    (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the notes, and the principal of and premium, if any, on the notes that would have become due otherwise than by such declaration of acceleration;

    (2) the rescission would not conflict with any judgment or decree; and

    (3) all other defaults and events of default, other than nonpayment of interest and principal on the notes that have become due solely because of such acceleration, have been cured or waived.

    If an event of default under clause (5) or (6) above occurs, the outstanding principal balance of the notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

    After the occurrence and during the continuation of an event of default:

    (1) the class B noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes have been paid in full,

    (2) the class C noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes and the class B notes have been paid in full, and

    (3) the class D noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A notes, the class B notes and the class C notes have been paid in full.

    The trustee shall provide each rating agency with a copy of any default notice it receives pursuant to the indenture.

    The indenture contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the notes before proceeding to exercise any right or power under the indenture or the administrative agency agreement at the request or direction of such holders. Except in limited circumstances, no holder of the notes will have the right, other than through the senior trustee acting in accordance with the indenture, to sue for recovery or take any other actions to enforce the obligations of MSAF to pay any and all amounts due and payable under the notes, and no holder of the notes will have the right to take any steps to cause the filing for bankruptcy of MSAF. However, such limitation does not apply to a suit instituted by any holder of a note for the enforcement of payment of principal or interest on such note on or after the respective due dates therefor unless such holder shall have consented thereto. The senior trustee is entitled to exercise any and all remedies available under the indenture.

    The term default means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an event of default.

INTERCREDITOR RIGHTS

    Subject to the terms of the indenture, the senior trustee will have sole discretion as to whether to direct the administrative agent to exercise and enforce any and all remedies with respect to the notes. The senior trustee may take various actions in respect of the notes, without regard to the interests of any other creditors.

MODIFICATION AND WAIVER

    If the trustee receives a request for its consent to an amendment, modification or waiver under the indenture, the notes or any related document relating to the notes, the trustee shall mail a notice of such proposed amendment, modification or waiver to each noteholder as to whether or not to consent to such amendment, modification or waiver.

    The indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes (acting as a single class), modifications may be made to the notes or the indenture except that without the consent of any swap provider and the holder of each outstanding note affected, we may not make any modification of the provisions:

    - setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of notes;

    - reducing the percentage of the aggregate outstanding principal balance of any subclass of notes required to approve any such amendment or waiver; or

    - altering the manner or priority of payment of any subclass of notes.

    Any such modification approved by the required holders of any subclass of notes will be binding on the holders of the relevant subclass of notes and each party to the indenture. This provision shall not prevent MSAF or any subsidiary from amending any lease if such amendment is otherwise permitted by the indenture. The senior trustee may also waive any event of default.

    The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each provider of a credit facility, each holder of the class of notes affected thereby and each holder of any class of notes ranking senior to such notes.

    In no event shall the provisions relating to the priority of the expenses or swap payments in the indenture be amended or modified.

NOTICES TO NOTEHOLDERS

    Except as provided below, any notice to the noteholders will be valid if given:

    (1) by publication in the LUXEMBURGER WORT or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe;

    (2) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the trustee and notified to noteholders or (b) publication in the FINANCIAL TIMES and THE WALL STREET JOURNAL (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe and the United States; and

    (3) until such time as any definitive notes are issued and, so long as the notes are registered in the name of a nominee for DTC, Euroclear and/or Clearstream, delivery of the relevant notice to DTC, Euroclear and/or Clearstream for communication by them to noteholders.

    The trustee may approve some other method of giving notice to the noteholders if, in its opinion, the method:

    (1) is reasonable, having regard to the number and identity of the noteholders and/or to market practice then prevailing;

    (2) is in the best interests of the noteholders; and

    (3) will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the notes are then listed.

    Any such notice shall be deemed to have been given on such date as the trustee may approve so long as notice of such method is given to the noteholders in such manner as the trustee shall require.

    Notice specifying the rate, amount or payment date in respect of any floating rate notes, or in respect of any repayment of principal on any notes shall, for so long as the notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange.

    However this requirement shall be satisfied until such time as any definitive notes are issued to all noteholders and so long as the notes are held on behalf of DTC, Clearstream and Euroclear by:

    (1) delivery of the relevant notice to DTC, Clearstream and Euroclear for communication by them to the noteholders without the need for publication in the LUXEMBURGER WORT; and

    (2) delivery of the notice to the Luxembourg Stock Exchange and the paying agent in Luxembourg.

    Any notice specifying:

    (1) an increase in the interest rate of any subclass of notes due to step-up interest or failure by MSAF to comply with the registration requirements for the notes; or

    (2) redemption of principal of any notes,

must be published in the LUXEMBURGER WORT or another daily newspaper of general circulation in Luxembourg. Such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

GOVERNING LAW AND JURISDICTION

    The indenture, the notes, the administrative agency agreement and the cash management agreement are to be governed by and construed in accordance with the laws of the State of New York. In the indenture, the administrative agency agreement and the cash management agreement, MSAF has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of or in connection with the notes, the administrative agency agreement and cash management agreement and has designated a person in the city of New York to accept service of any process on its behalf.

BENEFICIAL INTEREST

    The nominal value of the beneficial interest in MSAF is $1.00. MSDW Aircraft Holdings indirectly holds 100% of the beneficial interest, but MSDW Aircraft Holdings may transfer all or a portion of the beneficial interest to a related or unrelated person in the future. The beneficial interest will rank junior in priority of payment to certain payments on the notes and certain other obligations of MSAF and, to the extent held by more than one person, PARI PASSU among such persons. Pursuant to the subordination provisions of the indenture, payments on the beneficial interest, other than the beneficial interest distribution amount, as set forth in "-- Payment of Principal and Interest -- Priority of Payments", are subordinated to all payments of interest and principal on the notes and no payments may be made on the beneficial interest other than the beneficial interest distribution amount while the notes remain outstanding.

    When, as and if declared by the controlling trustees, a beneficial interest distribution amount shall only be payable on any payment date occurring after March 15, 2003 and will not exceed the lesser of:

    (1) 3% of the difference, if positive, between the adjusted portfolio value on such payment date and the outstanding principal balance of the MSAF notes (determined prior to application of available collections on such payment date); and

    (2) 15% of available collections on such payment date after application of payments and retentions (1) through (17) as set forth above under "-- Payment of Principal and Interest -- Priority of Payments".

THE ACCOUNTS

    The administrative agent, acting on behalf of the security trustee, has established the following accounts:

    (1) the collection account;

    (2) the expense account;

    (3) the rental account;

    (4) the lessee funded account;

    (5) the refinancing account; and

    (6) the defeasance/redemption account.

    Each of the collection account, the expense account, the rental accounts, the lessee funded account and the aircraft purchase account has been established at a bank having:

    (1) a long-term unsecured debt rating of not less than AA, or the equivalent, by the rating agencies; or

    (2) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other rating agencies.

    Where required by the terms of the relevant leases, certain rental accounts may be established at banks having ratings of less than AA, or the equivalent, by the rating agencies, or a certificate of deposit rating of less than A-1+ by Standard and Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the names of the security trustee, who will have sole dominion and control over the accounts, including, among other things, the sole power to direct withdrawals from or transfers among such accounts. Subject to certain conditions set forth in the administrative agency agreement, the security trustee will delegate such authority over the accounts to the administrative agent; the security trustee will not be responsible for the acts or omissions of the administrative agent.

    For as long as any notes remain outstanding, funds on deposit in the accounts will be invested and reinvested by the cash manager at MSAF group's written direction (or, following delivery to MSAF or the administrative agent of a default notice or if any event of default described in clause (5) or
(6) under "-- Events of Default and Remedies" shall have occurred and be continuing, at the security trustee's written direction). These investments must be permitted account investments maturing, in the case of the collection account and expense account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled payment date after such permitted account investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases or aircraft agreements. Investment earnings on funds deposited in any account, net of losses and investment expenses, will, if permitted by the terms of the related leases in the case of such funds in the lessee funded account, be deposited in the collection account and treated as collections.

  RENTAL ACCOUNTS

    The lessees will make all payments under the leases directly into the applicable rental accounts. The administrative agent will transfer, or cause to be transferred, all funds deposited into the rental accounts into the collection account as collections within one business day of receipt thereof, other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons.

  THE COLLECTION ACCOUNT

    Collections include all amounts received by MSAF group, including:

     (1) rental payments;

     (2) payments under any credit or liquidity enhancement facility;

     (3) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;

     (4) the cash portion of the liquidity reserve amount;

     (5) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any MSAF group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any allowed restructuring);

     (6) net proceeds of any aircraft sale or amounts received under any aircraft agreement;

     (7) proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds;

     (8) certain amounts transferred from the lessee funded account to the collection account;

     (9) certain security deposits transferred from ILFC;

    (10) net payments to MSAF group under any swap agreement;

    (11) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases); and

    (12) any other amounts received by any member of the MSAF group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing and other amounts required to be paid over to any third party pursuant to any related document.

    Collections on deposit in the collection account will be calculated by the administrative agent on the calculation date. The portion of the required expense amount that has not been paid directly by the administrative agent to expense payees will be transferred into the expense account on each payment date and the administrative agent may, from time to time, transfer other amounts into the expense account in respect of unanticipated expenses falling due and payable within such interest accrual period. If funds are available on any payment date, the administrative agent will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including modification payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. Amounts received for segregated security deposits and maintenance reserves (as described below) will be transferred directly into the lessee funded account.

  THE LESSEE FUNDED ACCOUNT

    Certain lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other MSAF group funds in the future. Amounts we receive from lessees in respect of such security deposits and maintenance obligations will be held in the lessee funded account. Funds on deposit in the lessee funded account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant leases) or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related lease and will not be used to make payments in respect of the notes or the notes at any time, including after the delivery of a default notice. In certain circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the lessee funded account to the collection account.

  THE EXPENSE ACCOUNT

    On each payment date, the administrative agent will withdraw from the funds deposited in the collection account, in the priority of payments established for the notes, an amount equal to the required expense amount. We will then use this amount to pay the expenses. If the required expense amount has not been paid directly by the administrative agent to expense payees, the required expense amount will be deposited into the expense account. In addition, in the period between payment dates, the administrative agent may make further withdrawals of cash from the collection account in order to satisfy expenses due and payable prior to the next payment date that were not previously anticipated to become so due and payable on the previous payment date. If funds on deposit in the collection account are less than the required expense amount on any payment date, MSAF group will be unable to pay the required expense amount in full on such date, which may lead to a default under one or more of the related documents or MSAF group's various service agreements. All available collections remaining in the collection account will be used by the administrative agent to make payments on the notes in accordance with the priority of payments established therefor under "-- Payment of Principal and Interest -- Priority of Payments".

                             REPORTS TO NOTEHOLDERS

MONTHLY REPORTS TO NOTEHOLDERS

  SUMMARY

    On the second business day before each payment date and any other date on which we will distribute payments with respect to any subclass of notes, the administrative agent will send to the trustee for further distribution to each noteholder a monthly report relating to the payment to be made. The monthly report will consist of two parts. The full format of each of those parts is shown below. The first part will be called "Summary Performance to Date" and will show (1) a comparison of our cumulative cash flow performance to the date of the report with the Base Case as adjusted if necessary to reflect any undelivered aircraft or aircraft sales, both in dollar amounts and as a percentage of lease rentals and (2) an analysis of our interest coverage, debt coverage and loan-to-value ratios in comparison with those assumed in this prospectus under "Summary -- The Notes". The second part will be called "Cash Report for the Month" and will show (1) a summary of account activity, (2) an analysis of expense account and collection account activity, including a breakdown of the priority of payments for that month, (3) payments on the notes by subclass (including a breakdown per $100,000 initial outstanding principal balance) and (4) floating rate note information for the next interest accrual period.

  SUMMARY PERFORMANCE TO DATE

    The Summary Performance to Date will contain the following information:

                                                               ACTUAL    BASE CASE   VARIANCE    ACTUAL    BASE CASE   VARIANCE
                                                              --------   ---------   --------   --------   ---------   --------
                                                                ALL AMOUNTS IN U.S. DOLLARS           % OF LEASE RENTALS
                                                                 MILLIONS UNLESS OTHERWISE
                                                                          STATED
CASH COLLECTIONS
  Lease Rentals.............................................
  Renegotiated Leases.......................................
  Rental Resets.............................................
                                                               -----       -----      -----      -----       -----      -----
Contracted Lease Rentals....................................
Movement in Current Arrears.................................
Balance.....................................................
Less Net Stress-related Costs...............................
  Bad debts.................................................
  Capitalized arrears.......................................
  Security deposits drawn down..............................
  AOG.......................................................
  Other Leasing Income......................................
  Repossession..............................................
                                                               -----       -----      -----      -----       -----      -----
Sub-total...................................................
                                                               -----       -----      -----      -----       -----      -----
NET LEASE RENTALS...........................................
Interest Earned.............................................
Net Maintenance.............................................
TOTAL CASH COLLECTION.......................................
                                                               =====       =====      =====      =====       =====      =====
CASH EXPENSES
Aircraft Operating Expenses.................................
  Insurance.................................................
  Re-leasing and other overheads............................
                                                               -----       -----      -----      -----       -----      -----
Sub-total...................................................
                                                               -----       -----      -----      -----       -----      -----
SG&A Expenses...............................................
Aircraft Services Fees......................................
  Base Fee..................................................
  Rent Collected Fee........................................
  Rent Contracted Fee.......................................
  Incentive Fee.............................................
                                                               -----       -----      -----      -----       -----      -----
Sub-total...................................................
Other Servicer Fees.........................................
                                                               -----       -----      -----      -----       -----      -----
Sub-total...................................................
                                                               -----       -----      -----      -----       -----      -----
TOTAL CASH EXPENSES.........................................
                                                               =====       =====      =====      =====       =====      =====

                                                               ACTUAL    BASE CASE   VARIANCE    ACTUAL    BASE CASE   VARIANCE
                                                              --------   ---------   --------   --------   ---------   --------
                                                                ALL AMOUNTS IN U.S. DOLLARS           % OF LEASE RENTALS
                                                                 MILLIONS UNLESS OTHERWISE
                                                                          STATED
NET CASH COLLECTIONS
Total Cash Collections......................................
Total Cash Expenses.........................................
Interest Payments...........................................
Swap Payments...............................................
Exceptional Item............................................
                                                               -----       -----      -----      -----       -----      -----
TOTAL.......................................................
                                                               =====       =====      =====      =====       =====      =====
PRINCIPAL PAYMENTS
[Each subclass of notes]
                                                               -----       -----      -----      -----       -----      -----
TOTAL.......................................................
                                                               =====       =====      =====      =====       =====      =====
DEBT BALANCES...............................................
                                                               -----
[Each subclass of notes]
                                                               =====

COVERAGE RATIOS                                               CLOSING    BASE CASE    ACTUAL
---------------                                               --------   ---------   --------
Interest Coverage Ratio.....................................
[Each class of notes].......................................
Debt Coverage Ratio.........................................
[Each class of notes].......................................
Loan-to-Value Ratios........................................
Assumed Portfolio Value.....................................
Adjusted Portfolio Value....................................
Liquidity Reserve Amount....................................
Of which -- Cash............................................
-- Letters of Credit held...................................
Sub-total...................................................
Less Lessee Security Deposits...............................
Less Accrued Expenses.......................................
Subtotal....................................................
Total Asset Value...........................................
Note Balances...............................................
[Each class of notes].......................................
TOTAL.......................................................

    Although we are not required under our indenture to provide the information contained in the "Summary Performance to Date" section of our monthly report, we believe that this additional information is beneficial to noteholders and we intend to provide it to them voluntarily each month. If we find that noteholders do not find this information useful or would prefer a different format, we reserve the right to vary the format of this section, to include additional information or to omit it from the monthly report at any time.

  CASH REPORT FOR THE MONTH

    The Cash Report for the Month will contain the following information:

1. ACCOUNT ACTIVITY SUMMARY BETWEEN CALCULATION DATES

                                                               PRIOR                                 BALANCE ON
                                                              BALANCE    DEPOSITS   WITHDRAWALS   CALCULATION DATE
                                                              --------   --------   -----------   ----------------
Expense Account.............................................
Collection Account..........................................
Aircraft Purchase Account...................................
Liquidity Reserve cash balance..............................
                                                                ---        ---          ---             ---
TOTAL.......................................................
                                                                ===        ===          ===             ===

2. ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

Opening Balance on Previous Calculation Date................
Transfer from Collection Account on previous Payment Date...
Permitted Aircraft Accrual..................................
Interim Transfer from Collection Account....................
Interest Income.............................................
Balance on current Calculation Date.........................
  Payments on previous payment date.........................
  Interim payments..........................................
  Other.....................................................
                                                                ---
BALANCE ON CURRENT CALCULATION DATE.........................
                                                                ===

3. ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

Opening Balance on Previous Calculation Date................
Collections during period...................................
  Lease Rentals.............................................
  Maintenance Reserves......................................
  Other Leasing Income......................................
  Interest Income...........................................
  Interim Transfer from Expense Account.....................
Transfers from Aircraft Purchase Account....................
Drawings under Credit or Liquidity Enhancement Facilities...
Repayment of Drawings under Credit or Liquidity Enhancement
  Facilities................................................
Transfer to Expense Account on previous Payment Date........
  Required Expense Amount...................................
  Permitted Aircraft Modifications..........................
Net Swap payments on previous Payment Date..................
Aggregate Note Payments on previous Payment Date............
Interim Transfer to Expense Account.........................
                                                               ------
BALANCE ON CURRENT CALCULATION DATE.........................
                                                               ======
ANALYSIS OF LIQUIDITY RESERVE AMOUNT
First Collection Account Reserve............................
Second Collection Account Reserve...........................
Morgan Stanley Facility.....................................
ILFC Facility...............................................
  Letter of Credit..........................................
  Cash Security Deposits....................................
                                                               ------
Liquidity Reserve Amount....................................
                                                               ------
MINIMUM LIQUIDITY RESERVE AMOUNT............................
                                                               ======
Balance in Collection Account...............................
Liquidity Reserve Amount....................................
                                                               ------
AVAILABLE COLLECTIONS.......................................
                                                               ======

Analysis of Current Payment Date Distributions
(i)                              Required Expense Amount.....................................
(ii)                       (a)   Class A Interest but excluding Step-up......................
                           (b)   Swap Payments other than subordinated swap payments.........
(iii)                      (a)   Repayment of Primary Eligible Credit Facilities.............
                           (b)   First Collection Account top-up (Minimum liquidity reserve
                                   $15m).....................................................
(iv)                             Class A Minimum principal payment...........................
(v)                              Class B Interest............................................
(vi)                             Class B Minimum principal payment...........................
(vii)                            Class C Interest............................................
(viii)                           Class C Minimum principal payment...........................

(ix)                             Class D Interest............................................
(x)                              Class D Minimum principal payment...........................
(xi)                       (a)   Secondary Eligible Credit Facilities (ILFC and Morgan
                                   Stanley Facilities).......................................
                           (b)   Second collection account top-up............................
(xii)                            Class A Scheduled principal.................................
(xiii)                           Class B Scheduled principal.................................
(xiv)                            Class C Scheduled principal.................................
(xv)                             Class D Scheduled principal.................................
(xvi)                            Permitted accruals for Modifications........................
(xvii)                           Step-up interest............................................
(xviii)                          Beneficial interest.........................................
(xix)                            Class A Supplemental principal..............................
(xx)                             Class B Supplemental principal..............................
(xxi)                            Class D Redemption Price....................................
(xxii)                           Class C Redemption Price....................................
(xxiii)                          Class B Redemption Price....................................
(xxiv)                           Class A Redemption Price....................................
(xxv)                            Subordinated Swap payments..................................
(xxvi)                           all remaining amounts to holders of Beneficial interests....
                                 Total Payments with respect to Payment Date.................
                                 less collection Account Top Ups (iii) (b) and (xi) (b)
                                   above.....................................................
                                                                                               --------
                                                                                               ========

4. PAYMENTS ON THE NOTES BY SUBCLASS

                                                                  LIST EACH
                                                              SUBCLASS OF NOTES
                                                              -----------------
(A) FLOATING RATE NOTES
Applicable LIBOR............................................
Applicable Margin...........................................
Applicable Interest Rate....................................
Day Count...................................................
Actual Number of Days.......................................
Interest Amount Payable.....................................
Step-up Interest Amount Payable.............................
                                                                   --------
TOTAL INTEREST PAID.........................................
                                                                   ========
Expected Final Payment Date.................................
Excess Amortization Date....................................
                                                                   --------
Original Balance............................................
Opening Outstanding Principal Balance.......................
                                                                   --------
Extended Pool Factors.......................................
Pool Factors................................................
                                                                   --------
Extension Amount............................................
Pool Factor Amount..........................................
Surplus Amortization........................................
                                                                   --------
TOTAL PRINCIPAL DISTRIBUTION AMOUNT.........................
                                                                   ========

Redemption Amount...........................................
  amount allocable to principal.............................
  amount allocable to premium...............................
                                                                   --------
CLOSING OUTSTANDING PRINCIPAL BALANCE.......................
                                                                   ========

(B) FIXED RATE NOTES
Applicable Interest Rate....................................
Day count...................................................
Number of Days..............................................
Interest Amount Payable.....................................
                                                                   --------
TOTAL INTEREST PAID.........................................
                                                                   ========

                                                                  LIST EACH
                                                              SUBCLASS OF NOTES
                                                              -----------------
Expected Final Payment Date.................................
Excess Amortization Date....................................
Opening Outstanding Principal Balance.......................
Extended Pool Factors.......................................
Pool Factors................................................
Extended Amount.............................................
Pool Factor amount..........................................
                                                                   --------
TOTAL PRINCIPAL DISTRIBUTION AMOUNT.........................
                                                                   ========

Redemption Amount...........................................
  amount allocable to principal.............................
  amount allocable to premium...............................
                                                                   --------
CLOSING OUTSTANDING PRINCIPAL BALANCE.......................
                                                                   ========

Current Payment Date........................................
Current Calculation Date....................................
Previous Payment Date.......................................
Previous Calculation Date...................................

5. FLOATING RATE NOTE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD

Start of Interest Accrual Period
End of Interest Accrual Period
Reference Date
Applicable LIBOR............................................
Applicable Margin...........................................
Applicable Interest Rate....................................
Actual Pool Factor..........................................

FIXED RATE NOTES
Actual Pool Factor..........................................

6. PAYMENTS PER $100,000 INITIAL OUTSTANDING PRINCIPAL BALANCE OF NOTES

(A) FLOATING RATE NOTES
Opening Outstanding Principal Balance.......................
Total Principal Payments....................................
Closing Outstanding Principal Balance.......................
                                                              --------   --------   --------
Total Interest..............................................
                                                              --------   --------   --------
TOTAL PREMIUM...............................................
                                                              ========   ========   ========

(B) FIXED RATE NOTES
Opening Outstanding Principal Balance.......................
Total Principal Payments....................................
Closing Outstanding Principal Balance.......................
                                                              --------   --------
Total Interest..............................................
                                                              --------   --------
TOTAL PREMIUM...............................................
                                                              ========   ========

    We are required under our indenture to provide the information contained in the "-- Cash Report for the Month" section of our monthly report to noteholders.

SECURITIES AND EXCHANGE COMMISSION REPORTS

    We will file each monthly report with the Commission in a Report on Form 8-K. The monthly reports for each April 15, July 15 and October 15 will be accompanied by a statement setting forth an analysis of collection account activity for the preceding fiscal quarter ended February 28, May 31 and August 31, respectively, together with a discussion and analysis of such activity and of any significant developments affecting MSAF group in such quarter. Each quarterly report will also include an updated description of the aircraft then in the portfolio and the related lessees in substantially similar format to the description set forth under "The Portfolio -- MSAF group Portfolio Analysis". We will file each quarterly report with the Commission in a Report on Form 8-K. We will also include each quarterly report in a Report on Form 10-Q. Finally, the monthly report for each February 15 will be accompanied by a statement setting forth an analysis of collection account activity for the preceding fiscal year ended November 30, together with a discussion and analysis of such activity and of any significant developments affecting MSAF group in such year. Each annual report will also include updated information regarding the current portfolio leases and lessees to substantially the same effect as the information set forth under "The Portfolio". We will file each annual report with the Commission in a Report on Form 8-K. We will also include each annual report in a Report on Form 10-K and the financial data relating to annual collection account activity in such 10-K will be audited by Deloitte & Touche LLP.

INFORMATION FOR NOTEHOLDERS' US FEDERAL TAX RETURNS

    After the end of each calendar year, the trustee will furnish to each person who was a holder of any subclass of notes at any time during that calendar year a statement containing the sum of the amounts determined under A4. Payment on the Notes by Subclass" in the "Cash Report for the Month" section of the monthly report above for that year or portion of the year for the relevant subclass, and such other items as are readily available to the trustee that the noteholder reasonably requests as necessary in preparing its United States federal tax returns. So long as any subclass of notes are registered in the name of DTC or its nominee, this statement will be prepared on the basis of the information supplied to the trustee by DTC and the DTC participants, and the trustee will deliver it to the DTC participants to be available for forwarding by the DTC participants to the applicable noteholders as described above.

NOTICES IN LUXEMBOURG AND ON BLOOMBERG-REGISTERED TRADEMARK-

    Following each date on which a report described above is sent to noteholders, the trustee will publish or cause to be published in the LUXEMBURGER WORT (or another daily newspaper in Luxembourg) a notice to the effect that the information described above will be available for review at the main office of the listing agent for the notes in Luxembourg. Notices to noteholders regarding the notes will be given by publication in the LUXEMBURGER WORT. The trustee will notify the Luxembourg Stock Exchange promptly following each payment date. In addition, promptly after each payment date, the administrative agent intends to provide the same information to Bloomberg Financial Markets for publication on the BLOOMBERG-Registered Trademark-Service. This information can be found on BLOOMBERG-Registered Trademark- at "
< MSAF MTGE >".

DEFINITIVE NOTES

    If any notes are issued in the form of definitive notes, the trustee will prepare and deliver the reports described above to each holder of record of a definitive note in accordance with the name and period of beneficial ownership of such holder of record appearing on the records of the trustee. The trustee maintains the records concerning the holders of the notes.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

    Investors will own their notes either directly through The Depository Trust Company ("DTC") in the United States or through Clearstream or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("EUROCLEAR") in Europe if they are participants in such systems, or indirectly through organizations that are participants in such systems. Except as set forth below, the notes will be issued in global form without interest coupons (each, a "GLOBAL NOTE") and will be registered in the name of Cede & Co. as the nominee for DTC. Investors will be entitled to receive a physical certificate registered in the investor's name ("DEFINITIVE NOTES") only in the limited circumstances described below. Unless and until definitive notes are issued, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC, and all references herein to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede & Co., as the registered holder of the notes, or to DTC participants for distribution to noteholders in accordance with DTC procedures.

    Clearstream and Euroclear will hold omnibus positions on behalf of their participants through their securities accounts on the books of Clearstream's and Euroclear's respective depositaries which, in turn, will hold such positions in securities accounts in such depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Clearstream and participants in Euroclear will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

    Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected by DTC in accordance with DTC rules and on behalf of Clearstream or Euroclear, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Clearstream or Euroclear, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

    Because of time-zone differences, credits of beneficial interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the next business day following the DTC settlement date on which securities settlement processing takes place. Such credits or any transactions in such notes settled during such processing, will be reported to the relevant Clearstream participant or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of beneficial interests in the global notes by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

  DTC

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers (including the initial purchaser of the notes), banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC systems also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

    Investors who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in the notes may do so through DTC participants only. Indirect participants are required to effect transfers through a DTC participant.

    MSAF will make payments of interest, principal, and premium, if any, in respect of the notes to DTC. These payments are the responsibility of MSAF. Noteholders will receive all distributions of interest, principal and premium, if any, in respect of the notes from the trustee or a paying agent, through DTC participants and indirect participants. Disbursement of such payments to DTC participants will be the responsibility of DTC and disbursement of such payments to the noteholders will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings, as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC participant. So long as the notes are registered in the name of Cede & Co., the only noteholder will be Cede & Co., as nominee for DTC, and such nominee will be considered the sole owner or holder of the notes for all purposes under the indenture and the notes. While so registered, owners of beneficial interests in the notes will be permitted to exercise the rights of noteholders indirectly only, through DTC, DTC participants and, if relevant, indirect participants.

    Under the rules, regulations and procedures governing DTC and its operations, DTC is required to make book-entry transfers of the notes among the DTC participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of interest, principal and premium, if any, in respect of the notes. DTC participants and indirect participants similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective notes. DTC's procedures provide a mechanism by which noteholders will receive payments and will be able to transfer their interests.

    DTC has advised MSAF that it will take any action permitted to be taken by a noteholder in respect of each subclass of notes under the indenture at the direction of the DTC participants only to whose accounts that subclass of notes is credited. Additionally, DTC has advised MSAF that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of notes only at the direction of and on behalf of the DTC participants whose customers own such outstanding principal amount. DTC may take conflicting actions with respect to different subclasses of notes to the extent that such actions are taken on behalf of DTC participants whose holdings include such different subclasses of notes.

  CLEARSTREAM

    Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with Clearstream rules and procedures, to the extent received by its depositary. Clearstream will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant in accordance with its rules and procedures only and subject to its depositary's ability to effect such actions on its behalf through DTC.

  EUROCLEAR

    Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by its depositary. Euroclear will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Euroclear participant in accordance with the terms and conditions only subject to its depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

    The notes of any subclass may be issued in fully registered, certificated form to individual owners of beneficial interests in the global notes of that subclass or their nominees only if:

    (1) MSAF advises the trustee in writing that DTC is no longer willing or able to act as depositary with respect to the notes and the trustee does not appoint a successor at MSAF's request within 90 days of DTC's notice;

    (2) MSAF, at its option, elects to terminate the book-entry system through DTC; or

    (3) after the occurrence of an event of default with respect to any class of notes, noteholders of a subclass within such class representing an aggregate of not less than 51% of the aggregate outstanding principal amount of notes of such subclass advise MSAF, the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such noteholder's best interest.

    If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive notes to be issued in exchange for the holders' book-entry interests.

    The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive notes directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last record date preceding such payment. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the registrar. A noteholder holding definitive notes representing at least $1,000,000 of the principal balance of any subclass of notes may apply to have distributions paid by wire transfer to its account at a financial institution in New York, New York. The final payment on any such definitive notes, however, will be made only upon presentation and surrender of such definitive notes at the office or agency specified in the notice of final distribution to noteholders.

    Definitive notes will be freely transferable and exchangeable for definitive notes of the same subclass at the office of the trustee or the offices of the co-transfer agent and co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

    You may exchange or replace a note that is mutilated, destroyed, lost or stolen at the offices of the trustee or of the co-transfer agent and co-registrar in Luxembourg upon presentation of the note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or co-transfer agent and co-registrar may be required at the expense of the noteholder before a replacement note will be issued. The noteholder will have to pay any tax or other governmental charge imposed in connection co-transfer agent and with such exchange or replacement and any other expenses (including the fees and expenses of the trustee and co-registrar) connected therewith.

CUSIP, ISIN AND COMMON CODE NUMBERS

    The notes have been accepted for clearance through DTC, Clearstream and Euroclear. The CUSIP numbers, International Securities Identification Numbers
(ISIN) and the Common Code Numbers (CCN) are set forth in the table below.

SUBCLASS OF NOTES                                    CUSIP            ISIN             CCN
-----------------                                    -----            ----             ---
Subclass A-2....................................  61745WAM3      US61745WAM38      00,9188,363
Subclass A-3....................................  61745WAW1      US61745WAW10        011988814
Subclass A-4....................................  61745WAX9      US61745WAX92        011988857
Subclass A-5....................................  61745WAY7      US61745WAY75        011988873
Subclass B-1....................................  61745WAN1      US61745WAN11      00,9188,380
Subclass B-2....................................  61745WAZ4      US61745WAZ41        011988881
Subclass C-1....................................  61745WAP6      US61745WAP68      00,9188,436
Subclass C-2....................................  61745WBA8      US61745WBA80        011988903
Subclass D-1....................................  61745WAQ4      US61745WAQ42      00,9188,452

                                    TAXATION

U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is the opinion of Davis Polk & Wardwell.

    This discussion does not discuss all of the tax consequences that may be relevant in light of your particular circumstances. In particular, it does not address purchasers subject to special rules, including:

    - insurance companies,

    - tax-exempt entities,

    - dealers in securities,

    - persons who hold the notes as part of an integrated investment (including a straddle, hedging or conversion transaction) comprised of the notes and one or more other positions for tax purposes, and

    - persons whose functional currency is not the U.S. dollar.

    This discussion is based on the tax laws of the United States (including the Internal Revenue Code of 1986, as amended, Treasury regulations, Revenue Rulings, and judicial decisions). These laws may change, possibly with retroactive effect.

    Please consult your tax advisors with regard to the application of the U.S. federal income tax laws to our notes, as well as any tax consequences arising under the laws of any states, local or foreign taxing jurisdiction.

  TAXATION OF U.S. HOLDERS

    This part of the discussion applies to you if you are a U.S. holder. For these purposes, you are a U.S. holder if, for U.S. federal income tax purposes, you are:

    - a citizen or resident of the U.S.,

    - a U.S. corporation or other entity subject to U.S. federal income taxation as a corporation, or

    - an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    PAYMENTS OF INTEREST. Payments of interest on a note generally will be includible in income by you as ordinary income at the time such payments are accrued or received in accordance with your regular method of accounting for U.S. federal income tax purposes.

    MARKET DISCOUNT. If you purchased a note for less than its principal amount, the difference will generally be treated as "market discount" for U.S. federal income tax purposes, subject to a statutory DE MINIMIS exception of 0.25% of the principal amount, multiplied by the remaining number of remaining whole years to maturity at the time of the purchase. Any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the note, including certain dispositions that would not otherwise give rise to tax, will be included in your gross income and characterized as ordinary income to the extent of the market discount that has accrued on the note but that you have not previously included in income. You may be required to defer taking a deduction for all or a portion of the interest expense on any indebtedness you incur or continue to purchase a note until the note matures or you dispose of it. You must generally accrue market discount on a straight-line basis over the remaining term of the note. However, you can make an irrevocable election to accrue market discount on a constant yield basis. You may also elect to include market discount in income as it accrues, regardless of whether you have elected to accrue on a constant yield basis or not. If you make this election, the rules described above requiring the inclusion of market discount upon, and the deferral of interest expense until, a disposition will not apply to you. If you make this election, it will apply to all debt instruments you acquire on or after the first day of the taxable year to which the election applies. This election may only be revoked with the consent of the Internal Revenue Service.

    BOND PREMIUMS. If you purchased a note for greater than its principal amount, the excess will be treated as "bond premium" for U.S. federal income tax purposes. In general, you may elect to amortize bond premium over the remaining term of the note using a constant yield method. The amount of bond premium allocable to any accrual period is offset against the interest allocable to the accrual period and any excess may be deducted, but only to the extent of your prior inclusions on the note. Any excess that cannot be deducted is carried forward to the next accrual period. If you elect to amortize bond premium, you must reduce your basis in the note by the amount of bond premium that is used to offset interest or that is deducted. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which such election applies and any subsequently acquired debt instruments. The election may be revoked only with the consent of the Internal Revenue Service.

    SALE, EXCHANGE OR RETIREMENT OF NOTES. Except as noted below, upon the sale, exchange or retirement of a note, you generally will recognize gain or loss equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting interest accrued between interest payment dates on the notes, which will be includible as ordinary income in accordance with your method of accounting) and your tax basis in the note. For these purposes, your basis in a note generally will equal your purchase price for such note, decreased by any principal repayments. Subject to the discussion on market discount above, if you hold your note as a capital asset, any gain or loss will be U.S. source capital gain or loss. You should consult your tax advisors regarding the U.S. federal income tax treatment of capital gains (which may be taxed at lower rates than ordinary income if you are an individual) and losses (the deductibility of which is subject to limitations).

    You will not recognize gain or loss on the exchange of restricted notes for exchange notes. You will have an adjusted basis in the exchange notes equal to the adjusted basis of your restricted notes immediately prior to the exchange. Your holding period for the exchange notes will include the period you held the restricted notes prior to the exchange.

  TAXATION OF NON-U.S. HOLDERS

    If you are not a U.S. holder, the following U.S. federal income tax consequences will apply to you.

    Payments on the notes to you will generally not be subject to U.S. federal withholding tax, provided that:

    - you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote in the MSDW subsidiary that owns the beneficial interest,;

    - you are not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership,

    - you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

    - you, or a securities clearing organization, bank or other financial institution that holds your notes on your behalf, file a statement to the effect that the beneficial owner of the note is not a U.S. person and, under certain circumstances, provide certain other information.

    Notwithstanding the foregoing, if interest or other income received by you with respect to the note is effectively connected with a trade or business conducted by you in the U.S., although you would be exempt from the withholding tax described in the preceding paragraph, you may be subject to U.S. federal income tax on such income in the same manner as if you were a U.S. person. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    You will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note, unless

    - you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, or

    - such gain is effectively connected with the conduct by you of a trade or business in the U.S.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

    The trustee will be required to report annually to the IRS, and to each noteholder of record, certain information, including the noteholder's name, address and taxpayer identification number (either the noteholder's Social Security number or its employer identification number), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. noteholders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

    In the event a U.S. noteholder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, MSAF, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal on the notes. This backup withholding is not an additional tax and may be credited against the noteholder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

    Under current Treasury regulations, information porting and backup withholding will not apply to payments made by MSAF or any agent thereof to a noteholder that is not a U.S. holder as long as:

    - such noteholder provides a statement to the effect that the beneficial owner of the note is not a U.S. person and, under certain circumstances, provide certain other information, (this requirement will be satisfied if you, or a securities clearing organization, bank or other financial institution that holds your notes on your behalf, file the statement referred to under "-- Taxation of Non-U.S. Holders"); and

    - MSAF or such agent does not have actual knowledge that the payee is a U.S. person.

    New Treasury regulations will modify the backup withholding and information reporting procedures in certain respects for payments made after December 31, 2000. Please consult your tax advisors regarding the application of the backup withholding and information reporting rules.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code or any entity which may be deemed to hold the assets of any such plan (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to such plans. A person who exercises discretionary authority or control with respect to the management or assets of a plan will be considered a fiduciary of the plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a plan fiduciary should determine whether such an investment is permitted under the governing plan instruments and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). By virtue of its relationship with Morgan Stanley, MSAF may be a party in interest or a disqualified person with respect to a plan purchasing the notes. Any Plan that proposes to purchase notes must determine that its purchase of notes will not give rise to a direct or indirect Prohibited Transaction.

    Certain statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code may be available to a plan which is purchasing the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding transactions directed by an independent qualified professional asset manager), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding transactions directed by a qualified in-house asset manager).

    Governmental plans and certain church plans (as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering a purchase of the notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

    A plan fiduciary considering the purchase and holding of the notes should consult with its tax and/or legal advisors regarding the consequences of such purchase and holding. By its purchase and holding of a Note, each such purchaser will be deemed to have represented and warranted that either (i) no plan assets have been used to purchase such notes or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such notes will not constitute a non-exempt prohibited transaction.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in resales of new notes received in exchange for restricted notes where the restricted notes were acquired as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the expiration date and ending on the close of business on the 180th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use with any resale of new notes.

    MSAF will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters relating to the new notes will be passed upon for MSAF by Davis Polk & Wardwell, New York, New York, counsel for MSAF group and by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel for MSAF group.

    In accordance with the rules of the Luxembourg Stock Exchange, MSAF states that there has been no material adverse change in the financial condition of MSAF since the date of its formation on October 30, 1997.

                        LISTING AND GENERAL INFORMATION

    We will apply to list each subclass of new notes on the Luxembourg Stock Exchange, in accordance with its rules. In connection with the listing application, the indenture, as well as legal notice relating to the issuance of the notes, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the new notes have been listed, you may trade the notes on the Luxembourg Stock Exchange. The old notes and the restricted notes have been listed on the Luxembourg Stock Exchange and are eligible for trading in the PORTAL market.

    Copies of the notes, the asset purchase agreements, the amended and restated custody and loan agreement, the cash management agreement, the amended and restated servicing agreement, the financial advisory agreement, the amended and restated administrative agency agreement, the reference agency agreement, the swap agreement and swap guarantees, if any, the acquisition agreements, if any, the appraisals and the reports to noteholders referred to under "Reports to Noteholders" will be available, free of charge, at the office of the listing agent in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg.

    The equity in MSAF consists of one beneficial interest with a nominal value $1.00.

    Market data and certain industry forecasts used throughout this prospectus were obtained from publicly available information and industry publications. Industry publications generally state that the information contained in them has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, while we believe that such information is reliable, we have not independently verified it, and neither MSAF nor the initial purchaser makes any representation as to its accuracy.

    Various numbers and percentages set out in this prospectus have been rounded and accordingly may not total exactly.

                                    EXPERTS

    The financial statements as of November 30, 1999 and 1998 and for the periods ended November 30, 1999, 1998 and 1997, the Schedule of Net Assets Acquired as of March 15, 2000 and the Schedule of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) for the period from August 11, 1999 to November 30, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

    The Schedule of Direct Revenues and Expenses (Related to 27 Aircraft Sold to subsidiaries of MSDW) of International Lease Finance Corporation and subsidiaries for the seven-month and ten day period from January 1, 1999, August 10, 1999, and for the years ended December 31, 1998 and 1997 has been audited by PricewaterhouseCoopers LLP, independent auditors, and has been so included in reliance on the report of such firm given their authority as experts in accounting and auditing.

    Valuations of the portfolio as of November 30, 1999 were made by five expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc., Airclaims Limited, Morten Beyer & Agnew and Aircraft Value Analysis Company. Valuations of the portfolio as of September 30, 2000 were made by three expert aircraft appraisers: BK Associates, Inc., Aircraft Information Services, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this prospectus, in reliance upon the authority of such firms as experts in giving such appraisals.

                                   APPENDIX 1
                           MSAF CASH FLOW PERFORMANCE
             FOR THE PERIOD FROM MARCH 15, 2000 TO OCTOBER 15, 2000

COMPARISON OF ACTUAL TO DATE CASH FLOWS VERSUS BASE CASE CASH FLOWS

                                                                 MARCH 15, 2000 TO                % OF 2000 LEASE RENTALS
                                                                  OCTOBER 15, 2000                  UNDER THE BASE CASE
                                                            ----------------------------  ---------------------------------------
                                                            ACTUAL   BASE CASE  VARIANCE    ACTUAL      BASE CASE     VARIANCE
                                                            ------   ---------  --------    ------      ---------     --------
                                                             (ALL AMOUNTS IN US DOLLARS
                                                             MILLIONS UNLESS OTHERWISE
                                                                      STATED)
                            CASH COLLECTIONS
[1]                         Lease Rentals.................    142.5     142.5     (0.0)        100.0%       100.0%            0.0%
[2]                         -- Renegotiated Leases........      0.0        --      0.0           0.0%
[3]                         -- Rental Resets..............      0.1        --      0.1           0.1%
                                                            -------   -------    -----    -----------  -----------  -------------
      [SIGMA]
[4]   [1]...[3]             CONTRACTED LEASE RENTALS          142.6     142.5      0.1         100.1%       100.0%            0.0%
                            Movement in Current Arrears
[5]                           Balance.....................     (0.3)       --     (0.3)         -0.2%         0.0%           -0.2%
                            less Net Stress-related
                              Costs.......................
[6]                         -- Bad Debts..................     (1.8)                            -1.3%
                            -- Security Deposits Drawn
[7]                           Down........................      0.7                0.5%
[8]                         Restructured Arrears..........       --                              0.0%
[9]                         -- AOG........................     (3.6)                            -2.5%
[10]                        -- Other Leasing Income.......      7.0                              4.9%
[11]                        -- Repossession Costs.........     (0.4)                            -0.3%
                                                            -------   -------    -----    -----------  -----------  -------------
      [SIGMA]
[12]  [6]...[11]            Sub-total.....................      1.9      (6.4)     8.3           1.3%        -4.5%            5.8%
[13]  [4]+[5]+[12]          NET LEASE RENTALS.............    144.2     136.1      8.0         101.1%        95.5%            5.6%
[14]                        Interest Earned...............      2.4       1.4      1.0           1.7%         1.0%            0.7%
                            Maintenance Receipts..........     17.3        --     17.3          12.1%         0.0%           12.1%
                            Maintenance Payments..........    (19.5)       --    (19.5)        -13.6%         0.0%          -13.6%
                                                            -------   -------    -----    -----------  -----------  -------------
[15]                        Net Maintenance...............     (2.1)       --     (2.1)         -1.5%         0.0%           -1.5%
      [SIGMA]
[16]  [13]...[15]           Total Cash Collections........    144.4     137.6      6.9         101.3%        96.5%            4.8%
                            CASH EXPENSES
                            Aircraft Operating Expenses
[17]                        -- Insurance..................     (0.6)                            -0.4%
                            -- Re-leasing and Other
[18]                          Overheads...................     (0.2)                            -0.2%
                                                            -------   -------    -----    -----------  -----------  -------------
[19]  [17] + [18]           Sub-total.....................     (0.8)     (1.1)     0.3          -0.6%        -0.8%            0.2%
                            SG&A Expenses
                            Aircraft Servicer Fees
                            -- Base Fee...................     (1.7)     (1.7)     0.0          -1.2%        -1.2%            0.0%
                            -- Rent Collected Fee.........     (1.8)     (1.7)    (0.0)         -1.2%        -1.2%            0.0%
                            -- Rent Contracted Fee........     (1.4)     (1.4)     0.1          -1.0%        -1.0%            0.0%
                            -- Incentive Fee..............       --        --       --           0.0%         0.0%            0.0%
                                                            -------   -------    -----    -----------  -----------  -------------
[20]                        Sub-total.....................     (4.9)     (4.9)     0.0          -3.4%        -3.4%            0.0%
                            Other Servicer Fees...........
                            Cabot.........................     (0.7)     (0.7)     0.0          -0.5%        -0.5%            0.0%
                            Other Service Providers.......     (1.3)     (0.4)    (0.8)         -0.9%        -0.3%           -0.6%
                                                            -------   -------    -----    -----------  -----------  -------------
[21]                        Sub-total.....................     (1.9)     (1.1)    (0.8)         -1.4%        -0.8%           -0.6%
      [SIGMA]
[22]  [19]...[21]           TOTAL CASH EXPENSES...........     (7.6)     (7.1)    (0.5)         -5.3%        -5.0%           -0.3%
                            NET CASH COLLECTIONS
[23]  [16]                  Total Cash Collections........    144.4     137.6      6.9         101.3%        96.5%            4.8%
[24]  [22]                  Total Cash Expenses...........     (7.6)     (7.1)    (0.5)         -5.3%        -5.0%           -0.3%
                            Drawings from Expense
[25]                          Account.....................     22.1        --     22.1          15.5%         0.0%           15.5%
[26]                        Transfer to Expense Account...    (23.3)       --    (23.3)        -16.4%         0.0%          -16.4%
[27]                        Interest Payments.............    (77.3)    (72.5)    (4.7)        -54.2%       -50.9%           -3.3%
[28]                        Swap Payments.................     (2.1)     (6.1)     4.0          -1.5%        -4.3%            2.8%
[29]                        Exceptional Items.............       --        --       --           0.0%         0.0%            0.0%
                                                            -------   -------    -----    -----------  -----------  -------------
      [SIGMA]
[30]  [23]...[29]           TOTAL.........................     56.2      51.9      4.4          39.5%        36.4%            3.1%
                                                            =======   =======    =====    ===========  ===========  =============

                                     A-1-1

                           MSAF CASH FLOW PERFORMANCE
             FOR THE PERIOD FROM MARCH 15, 2000 TO OCTOBER 15, 2000

                                                                 MARCH 15, 2000 TO                % OF 2000 LEASE RENTALS
                                                                  OCTOBER 15, 2000                  UNDER THE BASE CASE
                                                            ----------------------------  ---------------------------------------
                                                            ACTUAL   BASE CASE  VARIANCE    ACTUAL      BASE CASE     VARIANCE
                                                            ------   ---------  --------    ------      ---------     --------
                                                             (ALL AMOUNTS IN US DOLLARS
                                                             MILLIONS UNLESS OTHERWISE
                                                                      STATED)
[31]                        PRINCIPAL PAYMENTS
                            subclass A-2..................     12.3      11.2      1.1           8.6%         7.8%            0.8%
                            subclass A-3..................       --        --       --           0.0%         0.0%            0.0%
                            subclass A-4..................       --        --       --           0.0%         0.0%            0.0%
                            subclass A-5..................     39.5      36.3      3.2          27.7%        25.4%            2.3%
                            subclass B-1..................      4.0       4.0      0.0           2.8%         2.8%            0.0%
                            subclass B-2..................      0.0       0.0       --           0.0%         0.0%            0.0%
                            subclass C-1..................      0.5       0.5     (0.0)          0.3%         0.3%            0.0%
                            subclass C-2..................       --        --       --           0.0%         0.0%            0.0%
                            subclass D-1..................       --        --       --           0.0%         0.0%            0.0%
                                                            -------   -------    -----    -----------  -----------  -------------
                            TOTAL.........................     56.2      51.9      4.4          39.5%        36.4%            3.1%
                                                            =======   =======    =====    ===========  ===========  =============
                            DEBT BALANCES
                            subclass A-2..................    212.4     213.5      1.1
                            subclass A-3..................    580.0     580.0       --
                            subclass A-4..................    200.0     200.0       --
                            subclass A-5..................    360.5     363.7      3.2
                            subclass B-1..................     85.8      85.8      0.0
                            subclass B-2..................     75.0      75.0       --
                            subclass C-1..................     99.4      99.4     (0.0)
                            subclass C-2..................     55.0      55.0       --
                            subclass D-1..................    110.0     110.0       --
                                                            -------   -------    -----
                            TOTAL.........................  1,778.0   1,782.4      4.4
                                                            =======   =======    =====

COVERAGE RATIOS

                                               CLOSING  ACTUAL  2000 BASE CASE
                                               -------  ------  --------------
     SOURCE OF FUNDS
     Net Cash Collections (excl. interest and
     swap pymts).............................            56.2        51.9
     Add Back Interest Payments..............            77.3        72.5
     Add Back Swap Payments..................             2.1         6.1
a    Net Cash Collections....................           135.6       130.5
     APPLICATION OF FUNDS
b    Swaps Payments..........................             2.1         6.1
c    Class A Interest........................            57.5        53.2
d    Class A Minimum.........................             5.8         4.8
e    Class B Interest........................             7.1         6.6
f    Class B Minimum.........................             2.9         2.9
g    Class C Interest........................             7.1         7.1
h    Class C Minimum.........................              --          --
i    Class D Interest........................             5.6         5.6
j    Class D Minimum.........................              --          --
k    Class A Scheduled.......................             0.8         0.2
l    Class B Scheduled.......................             1.0         1.0
m    Class C Scheduled.......................             0.5         0.5
n    Class D Scheduled.......................              --          --
o    Permitted Aircraft Modifications........              --          --
p    Class A Supplemental....................            45.2        42.5
     TOTAL...................................           135.6       130.5
[1] Interest Coverage Ratio
     Class A.................................            2.28        2.20       =a/(b+c)
     Class B.................................            1.87        1.85       =a/(b+c+d+e)
     Class C.................................            1.64        1.62       =a/(b+c+d+e+f+g)
     Class D.................................            1.54        1.51       =a/(b+c+d+e+f+g+h+i)
[2] Debt Coverage Ratio
     Class A.................................            1.53        1.51       =a/(b+c+d+e+f+g+h+i+j+k)
     Class B.................................            1.51        1.49       =a/(b+c+d+e+f+g+h+i+j+k+l)
     Class C.................................            1.50        1.48       =a/(b+c+d+e+f+g+h+i+j+k+l+m)
     Class D.................................            1.50        1.48       =a/(b+c+d+e+f+g+h+i+j+k+l+m+n)

                                     A-1-2

                           MSAF CASH FLOW PERFORMANCE
             FOR THE PERIOD FROM MARCH 15, 2000 TO OCTOBER 15, 2000

LOAN-TO-VALUE RATIOS(IN $MM)

                                               2000 BASE CASE             ACTUAL               2000 BASE CASE
                                               MARCH 15, 2000        OCTOBER 15, 2000         OCTOBER 15, 2000
                                               --------------        ----------------         ----------------
[3]  Assumed Portfolio Value.................     2,000.9                 1,952.3                 1,952.3
     Liquidity Reserve Amount Of which
       -- Cash...............................        30.0                    30.0                    30.0
       -- Accrued Expenses...................         6.0                     7.0                     7.0
       -- Security Deposits..................         7.1                    19.6                    19.6
     Subtotal Cash...........................        43.1                    56.6                    56.6
     Letters of Credit.......................        82.1                    69.5                    69.5
     Total Liquidity Reserve.................       125.2                   126.1                   126.1
[4]  TOTAL ASSET VALUE.......................     2,126.1                 2,078.4                 2,078.4
     Note Balances
       Class A...............................     1,404.7      66.1%      1,352.9       65.6%     1,357.3       65.6%
       Class B...............................       164.7      73.8%        160.8       73.3%       160.7       73.3%
       Class C...............................       154.4      81.1%        154.4       80.7%       154.4       80.7%
       Class D...............................       110.0      86.3%        110.0       86.0%       110.0       86.0%
                                                  -------                 -------                 -------
[5]  TOTAL...................................     1,834.3                 1,778.0                 1,782.4

------------
(1) Interest Coverage Ratio is equal to Net Cash Collections, before interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

(2) Debt Coverage Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of notes plus the interest and minium and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

(3) Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at March 15, 2000.

(4) Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.

(5) These numbers may be subject to rounding errors.

                                     A-1-3

                           MSAF CASH FLOW PERFORMANCE
             FOR THE PERIOD FROM MARCH 15, 2000 TO OCTOBER 15, 2000

NOTE:                                     REPORT LINE NAME                                             DESCRIPTION
-----                                     ----------------                                             -----------
                                          CASH COLLECTIONS
[1]                                       Lease Rentals..............................  Assumptions per the March 2000 Prospectus,
                                                                                       the "2000 Base Case".
[2]                                       -- Renegotiated Leases.....................  Loss in rental revenue caused by a lessee negotiating a reduction in lease rental
[3]                                       -- Rental Resets...........................  Loss in rental when new lease rates are lower than those assumed in the 2000 Base
                                                                                       Case
[4]                     [SIGMA]           CONTRACTED LEASE RENTALS...................  Current Contracted Lease Rentals less
                        [1]...[3]                                                      adjustments for renegotiated leases and
                                                                                       rental resets
[5]                                       Movement in Current Arrears Balance less     Current Contracted Lease Rentals not
                                          Net Stress related Costs...................  received as at the latest Calculation Date, excluding Bad Debts
[6]                                       -- Bad debts...............................  Rental arrears owed by lessees who have defaulted and which are deemed
                                                                                       irrecoverable.
[7]                                       -- Security deposits drawn down............  Amounts drawn down from Security Deposits to offset arrears or Bad Debts
[8]                                       -- Restructured arrears....................  Current arrears that have been capitalized and restructured into a note payable.
[9]                                       -- AOG.....................................  Base Case lease rental lost when an aircraft is off-lease and non-revenue
                                                                                       earning
[10]                                      -- Other Leasing Income....................  Includes lease termination payments, rental guarantees and late payments charges
[11]                                      -- Repossession Costs......................  Legal and technical costs incurred as a result of repossessing an aircraft
[12]                    [SIGMA]           Sub-total
                        [6]...[11]
[13]                    [4]+[5]+[12]      NET LEASE RENTALS..........................  Contracted Lease Rentals less Movement in
                                                                                       Current Arrears Balance and Net Stress
                                                                                       related costs
[14]                                      Interest Earned............................  Interest earned on monthly cash balances held in Collection and Expense Accounts
[15]                                      Net Maintenance............................  Maintenance Revenue Reserve received less any reimbursements paid to lessees.
[16]                    [SIGMA]           Total Cash Collections.....................  Net Lease Rentals + Interest Earned + Net
                        [13]...[15]                                                    Maintenance
                                          CASH EXPENSES
                                          Aircraft Operating Expenses................  All operational costs related to the leasing of aircraft.
[17]                                      -- Insurance...............................  Premium for contingent insurance policies
[18]                                      -- Re-leasing and Other Overheads..........  Miscellaneous re-delivery and leasing costs associated with re-leasing events
[19]                    [17]+[18]         Sub-total
                                          SG&A Expenses..............................  All fees paid to the Aircraft Servicer,
                                                                                       ILFC, and to other service providers
[20]                                      Aircraft Servicer Fees.....................  Monthly and annual fees paid to Aircraft
                                                                                       Servicer, ILFC
                                          -- Base Fee................................  Fixed amount per month per aircraft and changes only as aircraft are acquired or
                                                                                       sold
                                          -- Rent Collected Fee......................  Amount equal to approximately 1.25% of rentals received during the previous
                                                                                       calendar month
                                          -- Rent Contracted Fee.....................  Amount equal to 1.00% of rentals contracted in the current calendar month
                                          -- Incentive Fee...........................  Annual fee paid to the Aircraft Servicer,
                                                                                       ILFC, for performance above an annually
                                                                                       agreed target
[21]                                      Other Servicer Fees........................  Fees paid to other service providers including the Administrative Agent,
                                                                                       Financial Advisor and Independent Trustees
[22]                    [SIGMA]           TOTAL CASH EXPENSES........................  Aircraft Operating Expenses + SG&A Expenses
                        [19]...[21]
                                          NET CASH COLLECTIONS
[23]                    [16]              Total Cash Collections.....................  as per line 17 above
[24]                    [22]              Total Cash Expenses........................  as per line 24 above

                                     A-1-4

                           MSAF CASH FLOW PERFORMANCE
             FOR THE PERIOD FROM MARCH 15, 2000 TO OCTOBER 15, 2000

NOTE:                                     REPORT LINE NAME                                             DESCRIPTION
-----                                     ----------------                                             -----------
[25]                                      Drawings from Expense Account..............  Cash drawn from Expense Account and used to pay for expenses during the period.
[26]                                      Transfer to Expense Account................  Cash set aside in the Expense Account to pay for future expected expense
                                                                                       obligations.
[27]                                      Interest Payments..........................  Interest Payments to Noteholders on all
                                                                                       outstanding debt
[28]                                      Swap payments..............................  Net swap payments (paid) /received
[29]                    [SIGMA]           Exceptional Items..........................  Cash flows that occur infrequently and are
                        [24]...[29]                                                    outside the normal business activities of
                                                                                       MSAF Group
[30]                                      TOTAL
[31]                                      PRINCIPAL PAYMENTS.........................  Principal Payments to Noteholders

                                     A-1-5

                                   APPENDIX 2

  EXTRACT FROM CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
       TWELVE MONTH PERIOD FROM DECEMBER 1, 1998 TO NOVEMBER 30, 1999(1)

I BACKGROUND AND GENERAL INFORMATION

    On March 3, 1998, Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, issued $1,050 million of notes in five subclasses -- Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 (the "Notes"). The Notes were issued in connection with MSAF's agreement to acquire 33 aircraft plus a spare engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC").

    All but one of the 33 aircraft was acquired by MSAF. The undelivered aircraft was a B737-400 with an appraised value of $28.8 million. Pursuant to the indenture relating to the Notes (the "Indenture"), MSAF decided not to substitute this aircraft but to distribute to the Noteholders $27.1 million on June 15, 1998. $26 million of this amount represents that portion of the proceeds from the offering of the Notes relating to this aircraft and $1.1 million represents swap breakage costs paid by ILFC. As a result, the overall size of the aircraft fleet is now 32 aircraft plus a spare engine and the appraised value of the fleet reduced from $1,115.5 million to $1,086.7 million at September 30, 1997.

    Applying the declining value assumption to the original September 30, 1997 fleet appraisal of $1,086.7 million, the total appraised value was assumed to be $1,026.7 million at November 15, 1999. The fleet is appraised annually and the most recent appraisal dated June 30, 1999 valued the portfolio at $978.1 million. See Section III -- "Other Financial Data" below for a discussion on assumed aircraft values and annual appraisals.

    As of February 1, 2000, 28 aircraft plus the engine were on-lease with 25 lessees in 18 countries as shown in Appendix A attached. Four aircraft were non-revenue earning of which one was subject to a lease commencing in February, 2000 and two had signed Letters of Intent for lease to new lessees. The fourth aircraft was available for lease.

    The discussion and analysis that follows is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group").

    MSAF Group is a special purpose vehicle, which owns aircraft subject to operating leases and one financing lease. MSAF Group may also make additional aircraft acquisitions and aircraft sales. MSAF Group intends to acquire additional commercial passenger or freight aircraft from various sellers and will finance the acquisition of such aircraft by issuing additional notes. In August 1999, MSAF Group announced that it intended to acquire a portfolio of 29 aircraft -- see Section IV -- "Recent Developments" for more information. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

    MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints such as limitations on the number of landing slots can also impact the operating leasing market.

    MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

------------------------

(1) This is an extract from a report filed on Form 8-K/A with the Securities and Exchange Commission on February 28, 2000.

                                     A-2-1

    For the purposes of this report, the "Twelve Month Period", referred to in
Section II -- "Comparison of Actual Cash Flows versus the Base Case for the Twelve Month Period", shall comprise information from the monthly cash reports dated December 15, 1998 through to November 15, 1999. The financial data in these reports includes cash receipts from November 10, 1998 (first day of the Collection Period for the December 1998 Report) up to November 8, 1999 (last day of the Collection Period for the November 1999 Report). It also includes payments made by MSAF Group between November 17, 1998 and up to November 15, 1999 (the Note Payment Date for the November 1999 Report).

II COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 1998 BASE CASE FOR THE TWELVE
  MONTH PERIOD

    The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the annual Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

    "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance. In the Twelve Month Period, MSAF Group generated approximately $119.1 million in Total Cash Collections, $3.4 million less than the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  RENEGOTIATED LEASES

    Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Twelve Month Period, the amount of revenue loss attributed to Renegotiated Leases was $1.4 million and relates to two renegotiated leases. The $1.4 million loss in rental revenue is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3]  RENTAL RESETS

    Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the Base Case. In the Twelve Month Period, six new leases were entered into with a weighted average decline of 10.4% versus the rental assumed in the 1998 Base Case resulting in a loss of $2.0 million in rental revenue. See Section IV -- "Recent Developments" for a discussion of current re-leasing events.

    ANALYSIS OF RENTAL RESETS IN TWELVE MONTH PERIOD

                        AIRCRAFT TYPE                                   % CHANGE FROM 1998 BASE CASE   % OF APPRAISED VALUE*
                        -------------                                   ----------------------------   ---------------------
1                       A310-300......................................                 -28.2                     2.35
2                       A310-300......................................                 -28.2                     2.38
3                       A320-100......................................                  -9.2                     4.22
4                       B737-300......................................                 -13.1                     2.57
5                       A320-200......................................                 -15.3                     3.09
6                       B757-200ER....................................                  18.5                     3.48
                                                                               -------------                  -------
                        WEIGHTED AVERAGE**............................                 -10.4%                   18.09%

---------

*   Appraisal as of June 30, 1999

**  Average weighted by Appraised Value as of June 30, 1999.

                                     A-2-2

[4]  CONTRACTED LEASE RENTALS

    Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Twelve Month Period, Contracted Lease Rentals were $123.4 million, $3.4 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5]  MOVEMENT IN CURRENT ARREARS BALANCE

    Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the Twelve Month Period was $3.2 million versus $3.1 million at the end, a positive movement of $0.1 million.

    ANALYSIS OF CURRENT ARREARS BALANCES

                                                                                  % OF      CURRENT    CURRENT     MOVEMENT
                                                                                APPRAISED   ARREARS    ARREARS    IN CURRENT
                        AIRCRAFT TYPE                                COUNTRY     VALUE*     11/15/98   11/15/99    ARREARS
                        -------------                                -------    ---------   --------   --------   ----------
                                                                                               $M         $M          $M
1                       A310-300..................................  Brazil         2.9        1.0        0.6          0.4
2                       A321-100..................................  Turkey**       4.2        1.3         --          1.3
3                       B737-300..................................  Brazil         2.1        0.3        1.0         (0.7)
4                       B737-400..................................  Mexico         2.3         --        0.5         (0.5)
5                       A321-100..................................  Turkey         4.2         --        0.6         (0.6)
6                       B757-200..................................  Guyana**       3.5        0.5         --          0.5
7                       B757-200..................................  U.K.           3.4        0.1         --          0.1
8                       A310-300..................................  Oman           2.4         --        0.1         (0.1)
9                       A320-200..................................  Ireland        3.2         --        0.3         (0.3)
                                                                                  ----        ---        ---         ----
                        TOTAL.....................................                28.1        3.2        3.1          0.1
                                                                                  ====        ===        ===         ====

---------

*   Appraised Value as of June 30, 1999

** Lessees which subsequently defaulted in Twelve Month Period, Onur Air and Guyana Airways.

    At November 15, 1998, five lessees in arrears owed $3.2 million, against which, MSAF Group held security deposits of $2.7 million. Two of the five lessees (Onur Air and Guyana Airways) defaulted in 1999 and the aircraft were repossessed. Arrears amounting to $2.2 million associated with these lessees at the time of repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

    As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF group held security deposits of $2.9 million. Since November 15, 1999 one of the 6 lessees (TAESA) has defaulted and the aircraft has been repossessed. See Section IV "Recent Developments" for a discussion of lessee defaults.

NET STRESS-RELATED COSTS

    Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals. For the Twelve Month Period, net stress-related costs amounted to $8.8 million (7.0% of Contracted Lease Rentals) compared to $5.7 million assumed in the 1998 Base Case, a variance of $3.1 million that is due to the following six factors described in items [6] to [11] below.

[6]  BAD DEBTS AND [8] SECURITY DEPOSITS DRAWN DOWN

    Bad Debts are arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

                                     A-2-3

    ANALYSIS OF BAD DEBTS FOR THE TWELVE MONTH PERIOD

                                                                                                      BAD      SECURITY
                                                                                       BAD DEBTS     DEBTS     DEPOSITS
                        AIRCRAFT TYPE   LESSEE                              COUNTRY     RENTAL     RECOVERED    DRAWN      TOTAL
                        -------------   ------                              -------    ---------   ---------   --------   --------
                                                                                          $M          $M          $M         $M
1                       B757-200        Transaero.........................  Russia         --          0.2*        --        0.2
2                       B757-200        Guyana Airways....................  Guyana       (1.3)         1.3        0.7        0.7
3                       A321-100        Onur Air..........................  Turkey       (1.6)         1.0        0.7        0.1
4                       B747-300        VARIG.............................  Brazil       (4.0)         0.4        1.1       (2.5)
                                                                                         ----        -----       ----       ----
                        TOTAL.......................................................     (6.9)         2.9        2.5       (1.5)
                                                                                         ====        =====       ====       ====

---------

* $0.2 million was recovered from Transaero against amounts written off in the previous period.

    In the Twelve Month Period, $6.9 million was written off in respect of lease rentals due from three former lessees, Guyana Airways, Onur Air, and VARIG, against which MSAF Group drew down security deposits totalling $2.5 million. In the Twelve Month Period, $2.9 million was recovered and applied to rental due from four former lessees, Transaero, Guyana Airways, Onur Air and VARIG.

[7]  CAPITALIZED ARREARS

    Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. As a result, arrears balances previously shown as Current Arrears are re-categorized as capitalized arrears. In August 1999, the current arrears of Passaredo, a Brazilian carrier, equal to $3.5 million were capitalized (with interest of $0.2 million) into a note payable and added to the lessee's Conditional Sale Agreement loan balance. The term of the loan balance was also extended.

[9]  AIRCRAFT ON GROUND ("AOG")

    AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.

  AOG ANALYSIS

                        AIRCRAFT TYPE  OLD LESSEE                                    NEW LESSEE       LOST RENTALS    # DAYS*
                        -------------  ----------                                    ----------       -------------   --------
                                                                                                           $M
1                       B757-200ER     Transaero................................  Flying Colours            1.0           10
2                       B757-200ER     Guyana...................................  National Airlines         1.0           75
3                       A321-100       Onur Air.................................  Air Alfa                 None           17
4                       B747-300       VARIG....................................  AOG                       3.2          137**
                                                                                                           ----
                        TOTAL......................................................................         5.2
                                                                                                           ====

---------

* # Days is measured from date of lease termination to commencement date of new lease

**  #  Days is measured from date of lease termination to November 30, 1999. A
       Letter of Intent has been signed for this aircraft. It is scheduled to be delivered to a new lessee in February, 2000.

    The impact of AOG downtime amounted to $5.2 million. This was in respect of three former lessees: Transaero, Guyana Airways and VARIG. Although the ex-Transaero aircraft was off-lease for only 10 days, the new lessee paid a reduced rental until April 1999 while the aircraft underwent modification work and this loss of rental revenue is reflected in the AOG cost. No AOG costs were incurred when the ex-Onur Air aircraft was re-leased to Air Alfa as the downtime was less that 1 month. The ex-Guyana aircraft was AOG for 75 days prior to its re-lease to National Airlines. The ex-VARIG aircraft was AOG and non-revenue earning since July 1999, but is scheduled to be delivered to its new lessee in February, 2000.

[10]  OTHER LEASING INCOME

    Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments

                                     A-2-4
or default interest. In the Twelve Month Period, other leasing income amounted to $2.5 million. This consists of one payment for $0.9 million received in respect of a rental support agreement for a lessee credit and several miscellaneous amounts of less than $0.5 million.

[11]  REPOSSESSION COSTS

    Repossession costs cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Twelve Month Period, repossession costs amounted to $1.1 million, of which $1.0 million related to the repossession of a B757-200ER from Guyana Airways in April 1999. An additional $0.1 million in costs were incurred relating to legal, inspection and consultancy fees in respect of the repossessions from Onur Air and from VARIG.

[13] NET LEASE RENTALS is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-related Costs. In the Twelve Month Period, net lease rentals amounted to $114.7 million, $6.4 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of the six factors outlined in items [2] and [3] and in items [6] to [11] above.

[14]  INTEREST EARNED

    Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account consists of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next 3 months. In the Twelve Month Period, interest earned amounted to $1.8 million, $0.4 million more than assumed in the 1998 Base Case. The difference is due to a combination of two offsetting factors. The 1998 Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and the average actual reinvestment rate for the Twelve Month Period was 4.99% as compared to 5.75% assumed in the 1998 Base Case.

[15]  NET MAINTENANCE

    Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Twelve Month Period, actual maintenance reserve revenue received amounted to $17.8 million from 20 lessees and maintenance expenditure amounted to $15.2 million, generating positive net maintenance revenue of $2.6 million. The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenses.

CASH EXPENSES

    "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Twelve Month Period, total cash expenses were $8.6 million, $5.4 million lower than the Base Case, which assumed total cash expenses of $14.0 million. The difference is due to a combination of factors discussed below.

    Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Twelve Month Period, Aircraft Operating Expenses amounted to $0.6 million compared to $4.4 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17]  INSURANCE

    Insurance costs amounted to $0.4 million relating to the annual insurance premium for contingent coverage for the portfolio.

[18]  RE-LEASING AND OTHER OVERHEAD COSTS

    Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Twelve Month Period these costs amounted to $0.2 million.

    SG&A Expenses relate to fees paid to the Aircraft Servicer and to other service providers.

                                     A-2-5

[20]  AIRCRAFT SERVICER FEES

    The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Twelve Month Period, the total Aircraft Servicer fee paid was $5.7 million, $0.7 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

    Aircraft Servicer Fees consist of:

                                                                 $M
                                                              --------
Base Fee....................................................    2.9
Rent Collected Fee..........................................    1.1
Rent Contracted Fee.........................................    1.2
Incentive Fee 1997/98.......................................    0.5
                                                                ---
TOTAL SERVICER FEE..........................................    5.7
                                                                ===

    The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted fee is equal to 1% of all rentals contracted. The Rent Collected Fee is 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. The Incentive fee for the year ended November 30, 1998, but paid in December 1998 was $0.5 million. No incentive fee was paid to ILFC in December 1999 for the Twelve Month Period due to the lower than expected revenues received.

[22]  OTHER FEES

    Other Fees relate to fees and expenses paid to other Service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Twelve Month Period, Other Fees amounted to $2.3 million as compared to an assumed expense of $3.2 million in the 1998 Base Case, a positive variance of $0.9 million. The variance is due to lower than expected Administrative Agent fees and a reduction in the level of accrued expenses. The Administrative Agent fee is equal to 1.5% of rentals collected and was lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to Contracted Lease Rentals.

[27]  INTEREST PAYMENTS AND [28] SWAP PAYMENTS

    In the Twelve Month Period, interest payments to Noteholders amounted to $58.5 million. This is $4.7 million lower than the 1998 Base Case, which assumed interest costs for the Twelve Month Period to be $63.2 million. The variance reflects the faster than expected amortization of the A-2 Note, coupled with a lower than expected level of average interest rates. The 1998 Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.6%. The reduced interest costs were offset by an increase in swap payments. MSAF paid $8.7 million in swap costs, $4.9 million more than assumed in the 1998 Base Case.

[29]  EXCEPTIONAL ITEM

    Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the Twelve Month Period.

[31]  PRINCIPAL PAYMENTS

    In the Twelve Month Period, total principal payments to Noteholders amounted to $43.3 million, $1.8 million more than assumed in the 1998 Base Case, reflecting the application of the positive Net Cash Collections variance of $1.8 million.

III OTHER FINANCIAL DATA

    [Intentionally omitted]

IV RECENT DEVELOPMENTS

    [Intentionally omitted]

                                     A-2-6

                                                        APPENDIX A TO APPENDIX 2

                               PORTFOLIO DETAILS

          All amounts in thousands of US dollars unless otherwise stated.

Figures as of February 1, 2000

                                                       COUNTRY OF                            AIRCRAFT           ENGINE
                                    REGION(1)        CURRENT LESSEE    CURRENT LESSEE          TYPE          CONFIGURATION
                                    ---------        --------------    --------------        --------        -------------
                                1   Europe           France           Air Liberte         MD-83            JT8D-219
                                2   (Developed)      France           l'Aeropostale       B737-300         CFM 56-3C1
                                3                    Netherlands      KLM                 engine           CF6-80C2B6F
                                4                    Netherlands      Transavia           B737-300         CFM 56-3C1
                                5                    Ireland          TransAer            A320-200         V2500-A1
                                6                    Norway           Braathens           B737-500         CFM 56-3B1
                                7                    UK               Britannia Airways   B767-200ER       CF6-80A
                                8                    UK               Flying Colours      A320-200         V2500-A1
                                                                      (5)
                                9                    UK               Air 2000            B767-300ER       CF6-80C2B6F
                               10                    UK               Flying Colours      B757-200ER       RB211-535-E4-37
             Sub-total
                               11   North America    USA              Alaska Airlines     B737-400         CFM 56-3C1
                               12   (Developed)      USA              TWA                 MD-83            JT8D-219
                               13                    USA              TWA                 MD-82            JT8D-217C
                               14                    USA              National Airlines   B757-200ER       RB211-535-E4
                               15                    Canada           Canadian Airlines   A320-200         V2500-A1
             Sub-total
                               16                    Hungary          Malev               F-70             TAYMK620-15
                               17   Europe and       Hungary          Malev               F-70             TAY MK620-15
                                    Middle East
                               18   (Emerging)       Hungary          Malev               F-70             TAY MK620-15
                               19                    Greece           Olympic Airways     B737-400         CFM 56-3C1
                               20                    Turkey           AirAlfa             A321-100         V2530-A5
             Sub-total
                               21   Asia             Korea            Asiana              B767-300         CF6-80C2B6F
                               22   (Emerging)       Taiwan           China Airlines      A300-600R        PW 4158
                               23                    China            China Hainan        B737-300         CFM 56-3C1
             Sub-total
                                    Latin America
                               24   (Emerging)       Brazil           B.R.A.              A310-300         JT9D-7R4E1
                                                                      Transportes
                                                                      Aereos
                               25                    Brazil           VASP                B737-300         CFM56-3B2
                               26                    Mexico           Aero Mexico         B757-200ER       PW2037
             Sub-total
                               27   Other            Fiji             Air Pacific         B767-300ER       CF6-80C2B4
                               28                    Iceland          Icelandair          B737-300         CFM56-3B2
                               29                    Malta            Air Malta           B737-300         CFM56-3B2
             Sub-total
                                    AOG
                               30   Other            Iceland (6)      Air Atlanta         B747-300B        CF6-80C2
                                                                      Icelandic
                               31   Pacific          Singapore (6)    Regionair           A310-300         JT9D-7R4E1
                                    (Developed)
                               32   Pacific          Singapore (6)    Regionair           A310-300         JT9D-7R4E1
                                    (Developed)
                               33                    Available for    Available for       B737-400         CFM56-3B2
                                                     lease (7)        lease
                                    TOTAL

                                                    30-JUN-99
                         SERIAL      DATE OF      ADJUSTED BASE     % OF       % OF
                         NUMBER    MANUFACTURE      VALUE(2)       TOTAL      REGION
                         ------    -----------    -------------   --------    ------
                          49822       Dec-88          19,454         2.0%
                          23788       May-87          19,330         2.0%
                         704279       Jun-95           5,425         0.5%
                          27635       May-95          28,072         2.9%
                            414       May-93          31,182         3.2%
                          25165       Apr-93          19,849         2.0%
                          23807       Aug-87          30,952         3.2%
                            393       Feb-93          30,426         3.1%

                          26256       Apr-93          64,912         6.6%
                          24367       Feb-89          32,859         3.4%
             Sub-total
                                                                               28.9%
                          25104       May-93          27,099         2.8%
                          49824       Mar-89          20,726         2.1%
                          49825       Mar-89          18,290         1.9%
                          24260       Dec-88          34,083         3.4%
                            279       Feb-92          30,175         3.1%
             Sub-total
                                                                               13.3%
                          11564       Dec-95          13,991         1.5%
                          11565       Feb-96          14,603         1.5%

                          11569       Mar-96          14,969         1.5%
                          25371       Jan-92          25,729         2.6%
                            597       May-96          41,248         4.2%      11.3%
             Sub-total
                          24798       Oct-90          54,775         5.6%
                            555       Mar-90          47,140         4.8%
                          26295       Dec-93          25,741         2.7%
             Sub-total
                                                                               13.1%

                            437       Nov-86          28,322         2.9%

                          24299       Nov-88          20,454         2.1%
                          26272       Mar-94          42,545         4.3%
             Sub-total
                                                                                9.3%
                          26260       Sep-94          67,167         6.9%
                          23811       Oct-87          20,299         2.1%
                          25161       Feb-92          25,123         2.5%
             Sub-total
                                                                               11.5%

                          24106       Apr-88          54,382         5.6%

                            409       Nov-85          23,009         2.3%

                            410       Nov-85          23,276         2.4%

                          24234       Oct-88          22,508         2.3%      12.6%

                                                     978,116       100.0%     100.0%

-------------

(1) Regions are defined according to MSCI designations.

(2) Adjusted Base Value is the Base Value of each aircraft as per the June 30, 1999 Appraisal.

(3) Total Number of Lessees = 25.

(4) Total Number of Countries = 18.

(5) Previously Caledonian Airways, now merged with Flying Colours.

(6) Currently AOG but subject to a Letter of Intent.

(7) Subject to a Letter of Intent since February 1, 2000.

                                     A-2-7

                                                        APPENDIX B TO APPENDIX 2

COMPARISON OF ACTUAL CASH FLOWS VERSUS THE BASE CASE FOR THE TWELVE MONTH PERIOD

[1]
[2]
[3]
                             [LOGO]
[4]                          [1]...[3]
[5]
[6]
[7]
[8]
[9]
[10]
[11]
                             [LOGO]
[12](13.5)                   [6]...[11]
[13]                         [4]+[5]+[12]
[14]
[15]
                             [LOGO]
[16]                         [13]...[15]
[17]
[18]
[19]                         [17]+[18]
[20]
[21]                         [20]
[22]
[23]                         [21]+[22]
[24]                         [19]+[23]
[25]                         [16]
[26]                         [24]
[27]
[28]
[29]
                             [LOGO]
[30]                         [25]...[29]
[31]


                            CASH COLLECTIONS
[1]                         Lease Rentals....................................
[2]                         -- Renegotiated Leases...........................

[3]                         -- Rental Resets.................................

[4]                         CONTRACTED LEASE RENTALS.........................
                            Movement in Current Arrears Balance less Net
[5]                           Stress- related Costs..........................
[6]                         -- Bad debts.....................................
[7]                         -- Capitalized arrears...........................
[8]                         -- Security deposits drawn down..................
[9]                         -- AOG...........................................
[10]                        -- Other Leasing Income..........................
[11]                        -- Repossession..................................

[12](13.5)                  Sub-total........................................
[13]                        NET LEASE RENTALS................................
[14]                        Interest Earned..................................
[15]                        Net Maintenance

[16]                        Total Cash Collections...........................

                            CASH EXPENSES
                            Aircraft Operating Expenses......................
[17]                        -- Insurance.....................................
[18]                        -- Re-leasing and other overheads................

[19]                        Sub-total........................................
                            SG&A Expenses
[20]                        Aircraft Servicer Fees
                            -- Base Fee......................................
                            -- Rent Collected Fee............................
                            -- Rent Contracted Fee...........................
                            -- Incentive Fee.................................

[21]                        Sub-total........................................
[22]                        Other Fees.......................................

[23]                        Sub-total........................................

[24]                        Total Cash Expenses..............................

                            NET CASH COLLECTIONS
[25]                        Total Cash Collections...........................
[26]                        Total Cash Expenses..............................
[27]                        Interest Payments................................
[28]                        Swap Payments....................................
[29]                        Exceptional Items................................

[30]                        TOTAL............................................

[31]                        PRINCIPAL PAYMENTS
                            subclass A-1.....................................
                            subclass A-2.....................................
                            subclass B-1.....................................
                            subclass C-1.....................................
                            subclass D-1.....................................
                            TOTAL............................................

                            DEBT BALANCES AS AT NOVEMBER 15, 1999
                            subclass A-1.....................................
                            subclass A-2.....................................
                            subclass B-1.....................................
                            subclass C-1.....................................
                            subclass D-1.....................................

                                                                  % OF 1998 LEASE RENTALS
                                         1998                       UNDER THE BASE CASE
                            -------------------------------   -------------------------------
                             ACTUAL    BASE CASE   VARIANCE    ACTUAL    BASE CASE   VARIANCE
                            --------   ---------   --------   --------   ---------   --------
                              (ALL AMOUNTS IN US DOLLARS MILLIONS UNLESS OTHERWISE STATED)

[1]                          126.8       126.8         --      100.0%      100.0%       0.0%
[2]                           (1.4)         --       (1.4)     -1.1%                  -1.1%
                             -----
[3]                           (2.0)         --       (2.0)     -1.6%                  -1.6%
                             -----       -----       ----      -----       -----      -----

[4]                          123.4       126.8       (3.4)      97.3%      100.0%     -2.7%

[5]                           (0.1)         --        0.1        0.1%                   0.1%
[6]                           (4.0)         --                 -3.2%
[7]                           (3.5)         --                 -2.8%
[8]                            2.5          --                   2.0%
[9]                           (5.2)         --                 -4.1%
[10]                           2.5          --                   2.0%
[11]                          (1.1)                            -0.9%
                             -----       -----       ----      -----       -----      -----

[12](13.5)                    (8.8)       (5.7)      (3.1)     -7.0%       -4.5%      -2.5%
[13]                         114.7       121.1       (6.4)      90.4%       95.5%     -5.1%
[14]                           1.8         1.4        0.4        1.4%        1.1%       0.3%
[15]                           2.6          --        2.6        2.1%        0.0%       2.1%
                             -----       -----       ----      -----       -----      -----

[16]                         119.1       122.5       (3.4)      93.9%       96.6%     -2.7%
                             =====       =====       ====      =====       =====      =====

[17]                          (0.4)         --                 -0.3%
[18]                          (0.2)                            -0.2%
                             -----       -----       ----      -----       -----      -----
[19]                          (0.6)       (4.4)       3.8      -0.5%       -3.5%        3.0%

[20]
                              (2.9)                            -2.3%
                              (1.1)                            -0.9%
                              (1.2)                            -0.9%
                              (0.5)                            -0.4%
                             -----       -----       ----      -----       -----      -----
[21]                          (5.7)       (6.4)       0.7      -4.5%       -5.1%        0.6%
[22]                          (2.3)       (3.2)       0.9      -1.8%       -2.6%        0.8%
                             -----       -----       ----      -----       -----      -----
[23]                          (8.0)       (9.6)       1.6      -6.3%       -7.7%        1.4%
                             -----       -----       ----      -----       -----      -----
[24]                          (8.6)      (14.0)       5.4      -6.8%      -11.2%        4.4%
                             =====       =====       ====      =====       =====      =====

[25]                         119.1       122.5       (3.4)      93.9%       96.6%     -2.7%
[26]                          (8.6)      (14.0)       5.4      -6.8%      -11.2%        4.4%
[27]                         (58.5)      (63.2)       4.7     -46.1%      -49.8%        3.7%
[28]                          (8.7)       (3.8)      (4.9)     -6.8%       -3.0%      -3.8%
[29]                            --          --         --         --

[30]                          43.3        41.5        1.8       34.2%       32.6%       1.6%
                             =====       =====       ====      =====       =====      =====
[31]
                                --          --
                              39.5        37.7        1.8       31.2%       29.6%       1.6%
                               3.8         3.8        0.0        3.0%        3.0%       0.0%
                               0.0         0.0        0.0        0.0%        0.0%       0.0%
                                            --                   0.0%        0.0%       0.0%
                              43.3        41.5        1.8       34.2%       32.6%       1.6%
                             =====       =====       ====      =====       =====      =====

                             400.0       400.0
                             234.5       247.1
                              91.0        91.0
                             100.0       100.0
                             110.0       110.0
                             -----       -----
                             935.5       948.1
                             =====       =====

                                     A-2-8

                                                        APPENDIX C TO APPENDIX 2

                              [Intentionally omitted]

                                     A-2-9

                                   APPENDIX 3
  EXTRACT FROM CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        THREE MONTH PERIOD FROM DECEMBER 1, 1999 TO FEBRUARY 29, 2000(1)

I BACKGROUND AND GENERAL INFORMATION

    Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

INITIAL PORTFOLIO

    On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

NEW ISSUANCE

    On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, these Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF acquired all but one of the 29 aircraft on March 15, 2000. The remaining aircraft, a B737-300, is subject to a financing that will terminate before April 30, 2000 and is scheduled to deliver to MSAF at this time. MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

COMBINED FLEET

    As a result, the overall size of the combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of April 1, 2000, MSAF had 61 lease contracts in effect with 42 lessees based in 25 countries and one aircraft was off-lease as shown in Appendix A attached.

    The discussion and analysis that follows in Section II is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the reporting periods from December 1999 to February 2000. This relates to the Initial Portfolio and the 1998 Base Case against which the actual performance is compared. This period was prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft only. The discussion and analysis in Section IV -- "Recent Developments" relates to the combined fleet of 61 aircraft plus an engine.

    MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

    MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially

---------

(1) This is an extract from a report filed on form 8-K with the Securities and Exchange Commission on April 14, 2000.

                                     A-3-1
greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

    For the purposes of this report, the "First Quarter 2000", referred to in
Section II -- "Comparison of Actual Cash Flows versus the 1998 Base Case for the First Quarter 2000" shall comprise information from the monthly cash reports dated December 15, 1999 through to February 15, 2000. The financial data in these reports includes cash receipts from November 9, 1999 (first day of the Collection Period for the December 1999 Report) up to February 9, 2000 (last day of the Collection Period for the February 2000 Report). It also includes payments made by MSAF Group between November 16, 1999 and up to February 15, 2000 (the Note Payment Date for the February 2000 Report).

II COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 1998 BASE CASE FOR THE FIRST
  QUARTER 2000

    The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments. A discussion of the quarterly Cash Collections, Cash Expenses, Interest Payments and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

    "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals less Net Stress-related Costs), Movement in Current Arrears Balance, Interest Earned and Net Maintenance.

TOTAL CASH COLLECTIONS                                 ACTUAL    BASECASE   VARIANCE
----------------------                                --------   --------   --------
                                                         $M         $M         $M
Lease Rentals.......................................    32.0       32.0         --
  -- Renegotiated Leases............................    (0.3)        --       (0.3)
  -- Rental Resets..................................    (0.6)        --       (0.6)
                                                        ----       ----       ----
CONTRACTED LEASE RENTALS............................    31.1       32.0       (0.9)
Movement in Current Arrears Balance.................    (0.3)        --       (0.3)
Net Stress Related Costs............................    (3.1)      (1.4)      (1.7)
                                                        ----       ----       ----
NET LEASE RENTALS...................................    27.7       30.6       (2.9)
Interest Earned.....................................     0.5        0.4        0.1
Net Maintenance.....................................    (4.1)        --       (4.1)
                                                        ----       ----       ----
  TOTAL CASH COLLECTIONS............................    24.1       31.0       (6.9)
                                                        ====       ====       ====

    In the First Quarter 2000, MSAF Group generated approximately $24.1 million in Total Cash Collections, $6.9 million less than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2] RENEGOTIATED LEASES

    Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the First Quarter 2000, the amount of revenue loss attributed to Renegotiated Leases was $0.3 million and relates to three renegotiated leases. The loss is primarily due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3] RENTAL RESETS

    Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. In the First Quarter 2000, no new leases were written, however, lost revenue attributable to lease resets in previous quarters amounted to $0.6 million. See Section IV -- "Recent Developments" for a discussion of current re-leasing events.

                                     A-3-2

[4] CONTRACTED LEASE RENTALS

    Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the First Quarter 2000, Contracted Lease Rentals were $31.1 million, $0.9 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5] MOVEMENT IN CURRENT ARREARS BALANCE

    Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the First Quarter 2000 was $3.1 million versus $3.4 million at the end of the First Quarter 2000, an increase in arrears of $0.3 million.

                                                    CURRENT    CURRENT    MOVEMENT IN
                                                    ARREARS    ARREARS      CURRENT
AIRCRAFT TYPE                            COUNTRY    11/15/99   2/15/00      ARREARS
-------------                            --------   --------   --------   -----------
                                                       $M         $M          $M
A310-300...............................  Brazil       0.6         0.4        (0.2)
A321-100...............................  Turkey       0.6         0.9        (0.3)
B737-300...............................  Brazil       1.0         1.6        (0.6)
B737-400...............................  Mexico       0.5*         --         0.5
A310-300...............................  Oman         0.1          --         0.1
A320-200...............................  Canada        --         0.2        (0.2)
A320-200...............................  Ireland      0.3         0.3         0.0
                                                      ---        ----        ----
                                                      3.1         3.4        (0.3)
                                                      ===        ====        ====

---------

*   Re-classified as Bad Debts during the First Quarter 2000.

    As at November 15, 1999, six lessees were in arrears, owing $3.1 million, against which MSAF Group held security deposits of $2.9 million. One of the six lessees TAESA, based in Mexico, defaulted in the First Quarter 2000 and the aircraft was repossessed. Rental arrears amounting to $0.5 million associated with this lessee at the time of the repossession were deemed irrecoverable and re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

    At February 15, 2000, five lessees in arrears owed $3.4 million, against which MSAF Group held security deposits of $2.2 million. See Section IV -- "Recent Developments" for information on the current level of arrears as of April 1, 2000.

NET STRESS-RELATED COSTS

    Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals.

NET STRESS RELATED COSTS                              ACTUAL    BASE CASE   VARIANCE
------------------------                             --------   ---------   --------
                                                        $M         $M          $M
Bad Debts..........................................    (0.5)        --          --
Security Deposits Drawndown........................     0.5         --          --
Capitalized Arrears................................      --         --          --
AOG................................................    (4.2)        --          --
Other Leasing Income...............................     1.0         --          --
Repossession Costs.................................     0.1         --          --
                                                       ----       ----        ----
Net Stress Related Costs...........................    (3.1)      (1.4)       (1.7)
                                                       ----       ----        ----

    For the First Quarter 2000, net stress-related costs amounted to $3.1 million (9.7% of 1998 Base Case Lease Rentals) compared to $1.4 million assumed in the 1998 Base Case, a variance of $1.7 million that is due to the following six factors described in items [6] to [11] below.

                                     A-3-3

[6] BAD DEBTS AND [7] SECURITY DEPOSITS DRAWN DOWN

    Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

                                                       BAD DEBTS      BAD DEBTS        SECURITY
AIRCRAFT TYPE              LESSEE        COUNTRY         RENTAL       RECOVERED     DEPOSITS DRAWN      TOTAL
-------------           ------------   ------------   ------------   ------------   --------------   ------------
                                                           $M             $M              $M              $M
B737-400.............   TAESA          Mexico             (0.5)          0.0              0.5            0.0
                                                          ----           ---              ---            ---
  TOTAL............................................       (0.5)          0.0              0.5            0.0
                                                          ====           ===              ===            ===

    In the First Quarter 2000, $0.5 million was written off in respect of lease rentals due from a former lessee, TAESA, against which MSAF Group drew down security deposits totalling $0.5 million. See Section IV -- "Recent Developments" for information on the current level of Bad Debts as of April 1, 2000.

[8] CAPITALIZED ARREARS

    Capitalized arrears refer to current arrears that have been capitalized and restructured into a note payable. No arrears were capitalized in the First Quarter 2000.

[9] AIRCRAFT ON GROUND ("AOG")

    AOG is defined as the Base Case lease rental lost when an aircraft is off-lease and non-revenue earning.

                                                                               LOST
     AIRCRAFT TYPE                      OLD LESSEE        NEW LESSEE          RENTAL
     -------------                      ----------   ---------------------   --------
                                                                                $M
1    B747-300.........................  VARIG        Air Atlanta Icelandic     2.4
2    A310-300.........................  Oman Air     Region Air                0.7
3    A310-300.........................  Oman Air     Region Air                0.6
4    B737-400.........................  TAESA        LOI                       0.5
                                                                               ---
     TOTAL................................................................     4.2
                                                                               ===

    The impact of AOG downtime amounted to $4.2 million during the First Quarter 2000. This was in respect of four aircraft; one B747-300 previously on lease to VARIG and terminated early, two A310-300s previously on lease to Oman Air and terminated as scheduled and one B737-400 previously on lease to TAESA and terminated early. See Section IV -- "Recent Developments" below for information on the current level of AOG costs as of April 1, 2000.

[10] OTHER LEASING INCOME

    Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the First Quarter 2000, other leasing income amounted to $1.0 million.

[11] REPOSSESSION COSTS

    Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the First Quarter 2000, repossession costs amounted to $0.1 million, which consists of consultancy fees incurred during the repossession of the B747-300 previously on lease to VARIG.

[13] NET LEASE RENTALS

    Net Lease Rentals is Contracted Lease Rentals less the movement in Current Arrears Balance and Net Stress-related Costs. In the First Quarter 2000, net lease rentals amounted to $27.7 million, $2.9 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of lower contracted lease rentals, the increase in current arrears and net stress-related costs discussed above.

                                     A-3-4

[14] INTEREST EARNED

    Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the First Quarter 2000 consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months.

    The average mutual funds 30-day effective rate for the period was 5.73%, slightly less than the 5.75% assumed in the 1998 Base Case. In the First Quarter 2000, interest earned amounted to $0.5 million, $0.1 million more than assumed in the 1998 Base Case. The difference is due primarily to interest earned on the intra-month cash balances in the Collection Account and Expense Account, albeit at a slightly lower than assumed interest rate. The 1998 Base Case made no assumption as to interest earned on these balances.

[15] NET MAINTENANCE

    Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the First Quarter 2000, actual maintenance reserve revenue received amounted to $2.8 million and maintenance expenditure amounted to $6.9 million, generating negative net maintenance revenue of $4.1 million. Maintenance expenditure included costs incurred in the overhaul of a B757-200ER repossessed from Guyana Airways ($4.0 million), the reimbursement from the airframe reserves of $0.5 million in respect of a B767-300ER in accordance with a lease restructuring and the reimbursement from the engine reserves in respect of a B737-400, previously on lease to TAESA ($1.4 million). The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance revenue will exactly equal maintenance expenditure.

CASH EXPENSES

    "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the First Quarter 2000, total cash expenses were $1.9 million, $1.4 million lower than the 1998 Base Case, which assumed total cash expenses of $3.3 million.

TOTAL CASH EXPENSES                                   ACTUAL    BASE CASE   VARIANCE
-------------------                                  --------   ---------   --------
                                                        $M         $M          $M
Aircraft Operating Expenses........................    (0.3)      (1.1)       0.8
SG&A Expenses......................................    (1.6)      (2.2)       0.6
                                                       ----       ----        ---
  TOTAL CASH EXPENSES..............................    (1.9)      (3.3)       1.4
                                                       ====       ====        ===

    The difference is due to a combination of lower Aircraft Operating Expenses and SG&A Expenses as discussed below.

    AIRCRAFT OPERATING EXPENSES include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the First Quarter 2000, Aircraft Operating Expenses amounted to $0.3 million compared to $1.1 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[17] INSURANCE

    No insurance costs were incurred in the First Quarter 2000.

[18] RE-LEASING AND OTHER OVERHEAD COSTS

    Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the First Quarter 2000 these costs amounted to $0.3 million.

    SG&A EXPENSES relate to fees paid to the Aircraft Servicer and to other service providers. In the First Quarter 2000, SG&A Expenses were $1.6 million or $0.6 million lower than assumed in the 1998 Base Case. The variance is explained below.

                                     A-3-5

[20] AIRCRAFT SERVICER FEES

    The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the First Quarter 2000, the total Aircraft Servicer fee paid was $1.1 million, $0.3 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to 1998 Base Case Lease Rentals.

    Aircraft Servicer Fees consist of:

                                                                 $M
                                                              --------
Base Fee....................................................    0.5
Rent Collected Fee..........................................    0.3
Rent Contracted Fee.........................................    0.3
Incentive Fee 1998/99*......................................    0.0
                                                                ---
  TOTAL SERVICER FEE........................................    1.1
                                                                ===

---------

*   For financial year ended November 30, 1999

    The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted amount set at the beginning of each financial year. No incentive fee was paid to ILFC for the financial year ended November 1999.

[22] OTHER SERVICER FEES

    Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the First Quarter 2000, Other Servicer Fees amounted to $0.5 million as compared to an assumed expense of $0.8 million in the 1998 Base Case, a positive variance of $0.3 million. The variance is due primarily to lower than expected Administrative Agent fees and other overhead costs. The Administrative Agent fee is equal to 1.5% of rentals collected and declined in line with the reduced rentals actually received.

[27] INTEREST PAYMENTS AND [28] SWAP PAYMENTS

    In the First Quarter 2000, interest payments to Noteholders amounted to $15.6 million. This is $0.1 million higher than the 1998 Base Case, which assumed interest costs for the First Quarter 2000 to be $15.5 million. While the total debt balance outstanding during the quarter was lower than expected in the 1998 Base Case, interest payments rose due to an increase in the Libor rate at year-end in 1999. The average Libor rate for the First Quarter 2000 was 5.88% versus an assumed Libor rate of 5.75%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $0.5 million in swap costs, $0.3 million less than assumed in the 1998 Base Case.

[29] EXCEPTIONAL ITEMS

    Exceptional Items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the First Quarter 2000.

[31] PRINCIPAL PAYMENTS

    In the First Quarter 2000, total principal payments to Noteholders amounted to $6.1 million, $5.3 million less than assumed in the 1998 Base Case, reflecting the lower Net Cash Collections available during this period, mainly as a result of the lower than expected lease revenue performance, partially offset by lower expenses.

III OTHER FINANCIAL DATA

    [Intentionally omitted]

IV RECENT DEVELOPMENTS

    [Intentionally omitted]

                                     A-3-6

                                                        APPENDIX A TO APPENDIX 3

                            [Intentionally omitted]

                                     A-3-7

                                                        APPENDIX B TO APPENDIX 3

                            [Intentionally omitted]

                                     A-3-8

                                                        APPENDIX C TO APPENDIX 3

                            [Intentionally omitted]

                                     A-3-9

                                   APPENDIX 4
        EXTRACT FROM CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
      OPERATIONS THREE MONTH PERIOD FROM MARCH 1, 2000 TO MAY 31, 2000(1)

I BACKGROUND AND GENERAL INFORMATION

    Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture, MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF set out in the Indenture.

INITIAL PORTFOLIO

    On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

NEW ISSUANCE

    On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, these Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

COMBINED PORTFOLIO

    As a result, the overall size of the combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of July 1, 2000, MSAF had 60 lease contracts in effect with 41 lessees based in 25 countries and two aircraft were off-lease as shown in Appendix A attached.

MANAGEMENT DISCUSSION AND ANALYSIS

    The discussion and analysis that follows in Section II is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the reporting periods from March 2000 to May 2000.

    Section II (a) covers the one-month period, March 2000, prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft and engine only. The March 2000 cash flows are compared against the 1998 Base Case.

    For the purposes of this report, "March 2000", referred to in Section II (a) shall comprise information from the monthly cash report dated March 15, 2000. The financial data in this report includes cash receipts from February 10, 2000 (first day of the Collection Period for the March 2000 Report) up to March 9, 2000 (last day of the Collection Period for the March 2000 Report). It also includes payments made by MSAF Group between February 16, 1999 and up to March 15, 2000 (the Note Payment Date for the March 2000 Report).

    Section II (b) covers the two month period, April/May 2000, after the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Combined Portfolio of 61 aircraft plus an engine. The April/May 2000 cash flows are compared against the 2000 Base Case.

    For the purposes of this report, "April/May 2000", referred to in Section II
(b), shall comprise information from the monthly cash reports dated April 15, 2000 through to May 15, 2000. The financial data in these reports includes cash receipts from March 10, 2000 (first day of the Collection Period for

---------

(1) This is an extract from a report filed on Form 8-K with the Securities and Exchange Commission on July 13, 2000.

                                     A-4-1
the April/May 2000 Report) up to May 9, 2000 (last day of the Collection Period for the April/ May 2000 Report). It also includes payments made by MSAF Group between March 16, 2000 and up to May 15, 2000 (the Note Payment Date for the April/May 2000 Report).

    The discussion and analysis in Section IV -- "Recent Developments" relates to the combined fleet of 61 aircraft plus an engine.

    MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

    MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

II(a) COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 1998 BASE CASE FOR MARCH 2000

    The February 20, 1998 Offering Memorandum (the "Offering Memorandum") and the November 4, 1998 Prospectus (the "Prospectus") for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

    "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, Drawings from Expense Account and Net Maintenance.

CASH COLLECTIONS                                      ACTUAL    BASE CASE   VARIANCE
----------------                                     --------   ---------   --------
                                                        $M         $M          $M
Lease Rentals......................................    12.2       12.2          --
  -- Renegotiated Leases...........................    (0.1)        --        (0.1)
  -- Rental Resets.................................    (0.4)        --        (0.4)
Contracted Lease Rentals...........................    11.7       12.2        (0.5)
Movement in Current Arrears Balance................     0.2         --         0.2
Net Stress Related Costs...........................    (1.1)      (0.5)       (0.6)
Net Lease Rentals..................................    10.8       11.7        (0.9)
Interest Earned....................................     0.1        0.1         0.0
Drawings from Expense Account......................     1.2         --         1.2
Net Maintenance....................................    (0.2)        --        (0.2)
                                                       ----       ----        ----
TOTAL CASH COLLECTIONS.............................    11.9       11.8         0.1
                                                       ====       ====        ====

    In March 2000, MSAF Group generated approximately $11.9 million in Total Cash Collections, $0.1 million more than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in square brackets refer to the line item number shown in Appendix B).

                                     A-4-2

[2] RENEGOTIATED LEASES.

    Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In March 2000, the amount of revenue loss attributed to Renegotiated Leases of $0.1 million is due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3] RENTAL RESETS.

    Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. In March 2000, no new leases were written, however, lost revenue attributable to lease resets in previous quarters amounted to $0.4 million. The loss primarily relates to the decline in rentals received for two A310-300s. See Section IV -- "Recent Developments" for a discussion of current re-leasing events.

[4] CONTRACTED LEASE RENTALS.

    Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For March 2000, Contracted Lease Rentals were $11.7 million, $0.5 million less than assumed in the 1998 Base Case. The difference is due to losses from renegotiated leases and rental resets as discussed above.

[5] MOVEMENT IN CURRENT ARREARS BALANCE.

    Current Arrears are the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the start of the March 2000 payment period was $3.4 million versus $3.2 million at the end of the March 2000 payment period, a decrease in arrears of $0.2 million.

                                                                      MOVEMENT IN
                                  CURRENT ARREARS   CURRENT ARREARS     CURRENT      SECURITY DEPOSITS
AIRCRAFT TYPE          COUNTRY        2/15/00           3/15/00         ARREARS            HELD
-------------          -------    ---------------   ---------------   -----------    -----------------
                                        $M                $M               $M               $M
A320-200               Canada           0.2               0.5             (0.3)             0.3
A310-300               Brazil           0.4               0.7             (0.3)              --
B737-300               Brazil           1.6               0.5              1.1              0.7
A321-100               Turkey           0.9               1.2             (0.3)             0.7
A320-200               Ireland          0.3               0.3              0.0              0.5
                                        ---               ---             ----              ---
TOTAL                                   3.4               3.2              0.2              2.2
                                        ===               ===             ====              ===

    As at March 15, 2000, five lessees were in arrears, owing $3.2 million, against which MSAF Group held security deposits of $2.2 million. See Section IV -- "Recent Developments" for information on the current level of arrears as of July 1, 2000.

                                     A-4-3

NET STRESS-RELATED COSTS.

    Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed net stress-related costs equal to 4.5% of the 1998 Base Case Lease Rentals.

NET STRESS RELATED COSTS                              ACTUAL    BASE CASE   VARIANCE
------------------------                             --------   ---------   --------
                                                        $M         $M          $M
Bad Debts..........................................      --
Security Deposits Drawn Down.......................      --
Restructured Arrears...............................    (0.1)
AOG................................................    (1.2)
Other Leasing Income...............................     0.3
Repossession Costs.................................    (0.1)
                                                       ----       ----        ----
NET STRESS RELATED COSTS...........................    (1.1)      (0.5)       (0.6)
                                                       ====       ====        ====

    For the March 2000 Payment Period, net stress-related costs amounted to $1.1 million (9.0% of 1998 Base Case Lease Rentals) compared to $0.5 million assumed in the 1998 Base Case, a variance of $0.6 million that is due to the following six factors described in items [6] to [11] below.

[6] BAD DEBTS AND [7] SECURITY DEPOSITS DRAWN DOWN.

    Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

    In March 2000, no arrears were transferred to Bad Debts and no security deposits were drawn down. See Section IV -- "Recent Developments" for information on the current level of Bad Debts as of July 1, 2000.

[8] RESTRUCTURED ARREARS.

    Restructured Arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. Losses from restructured leases were $0.1 million in March 2000 and were due to a restructuring of arrears and lease payments of two lessees. See Section IV -- "Recent Developments" for information on the current level of Restructured Arrears as of July 1, 2000.

[9] AIRCRAFT ON GROUND ("AOG").

    AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

    AOG Analysis for March 2000

     AIRCRAFT TYPE        OLD LESSEE           NEW LESSEE           LOST RENTAL
     -------------        ----------           ----------           -----------
                                                                        $M
                                               Air Atlanta
1    B747-300             VARIG                Icelandic                0.8
2    A310-300             Oman Air             Region Air               0.1
3    A310-300             Oman Air             Region Air               0.1
4    B737-400             TAESA                LOI                      0.2
                                                                        ---
     TOTAL                                                              1.2
                                                                        ===

    The impact of AOG downtime amounted to $1.2 million during March 2000. This was in respect of four aircraft; one B747-300 previously on lease to VARIG which terminated early, two A310-300s previously on lease to Oman Air which terminated as scheduled and one B737-400 previously on lease to TAESA which terminated early. See Section IV -- "Recent Developments" below for information on the current level of AOG costs as of July 1, 2000.

                                     A-4-4

[10] OTHER LEASING INCOME.

    Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In March 2000, other leasing income amounted to $0.3 million.

[11] REPOSSESSION COSTS.

    Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In March 2000, repossession costs amounted to $0.1 million, which consists of consultancy fees incurred during the repossession of a B737-400 previously on lease to TAESA.

[13] NET LEASE RENTALS.

    Net Lease Rentals is Contracted Lease Rentals plus the movement in Current Arrears Balance less Net Stress-related Costs. In March 2000, net lease rentals amounted to $10.8 million, $0.9 million less than assumed in the 1998 Base Case. The variance was attributable to the combined effect of lower contracted lease rentals, the decrease in current arrears and an increase in net stress-related costs discussed above.

[14] INTEREST EARNED.

    Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in March 2000 consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months ("Accrued Expenses"). The average interest rate for the period was 5.75%, the same as assumed in the 1998 Base Case. In March 2000, interest earned amounted to $0.1 million the same as assumed in the 1998 Base Case.

[15] DRAWINGS FROM EXPENSE ACCOUNT.

    The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The level of Accrued Expenses is set each month by the Administrative Agent. In March 2000, $1.2 million was drawn from the Expense Account to pay for current expenses. The 1998 Base Case makes no assumption as to the level of Accrued Expenses. Accrued Expenses are discussed separately as line item number [28] in the Net Cash Collections section below.

[16] NET MAINTENANCE.

    Net maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In March 2000, actual maintenance receipts amounted to $0.9 million and maintenance expenditure amounted to $1.1 million, generating negative net maintenance of $0.2 million.

    Maintenance expenditure included costs incurred in the overhaul of the airframe for two A310-300s. The 1998 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

CASH EXPENSES

    "Total Cash Expenses" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In March 2000, total cash expenses were $0.6 million, $0.6 million lower than the 1998 Base Case, which assumed total cash expenses of $1.2 million.

TOTAL CASH EXPENSES                                   ACTUAL    BASE CASE   VARIANCE
-------------------                                  --------   ---------   --------
                                                        $M         $M          $M
Aircraft Operating Expenses........................    (0.1)      (0.4)       0.3
SG&A Expenses......................................    (0.5)      (0.8)       0.3
                                                       ----       ----        ---
TOTAL CASH EXPENSES................................    (0.6)      (1.2)       0.6
                                                       ====       ====        ===

                                     A-4-5

    The difference is due to a combination of lower Aircraft Operating Expenses and SG&A Expenses as discussed below.

    AIRCRAFT OPERATING EXPENSES include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In March 2000, Aircraft Operating Expenses were $0.1 million compared to $0.4 million per the 1998 Base Case, which assumes these costs to be 3.5% of the 1998 Base Case Lease Rentals.

[18] INSURANCE.

    No insurance costs were incurred in March 2000.

[19] RE-LEASING AND OTHER OVERHEAD COSTS.

    Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In March 2000 these costs were $0.1 million.

    SG&A EXPENSES relate to fees paid to the Aircraft Servicer and to other service providers. In March 2000, SG&A Expenses were $0.5 million, or $0.3 million lower than assumed in the 1998 Base Case. The variance is described in items numbered [21] and [23] below.

[21] AIRCRAFT SERVICER FEES.

    The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In March 2000, the total Aircraft Servicer fee paid was $0.3 million, $0.2 million lower than assumed in the 1998 Base Case, reflecting lower actual rentals achieved relative to 1998 Base Case Lease Rentals.

AIRCRAFT SERVICER FEES CONSIST OF:                               $M
----------------------------------                            --------
Base Fee....................................................    0.1
Rent Collected Fee..........................................    0.1
Rent Contracted Fee.........................................    0.1
Incentive Fee 1999/2000*....................................    0.0
                                                                ---
TOTAL SERVICER FEE..........................................    0.3
                                                                ===

---------

*   For financial year ended November 30, 2000

    The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to 1% of all rentals received. The Incentive fee is 10% of all cash flow received above a targeted annual amount set at the beginning of each financial year. No incentive fee was payable to ILFC in March 2000 for the financial year ended November 2000.

[23] OTHER SERVICER FEES.

    Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In March 2000, Other Servicer Fees amounted to $0.2 million as compared to an assumed expense of $0.3 million in the 1998 Base Case, a positive variance of $0.1 million. The variance is due primarily to lower than expected Administrative Agent fees and other overhead costs. The Administrative Agent fee is equal to 1.5% of rentals collected and declined in line with the reduced rentals actually received.

                                     A-4-6

NET CASH COLLECTIONS

    "Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items.

NET CASH COLLECTIONS                                  ACTUAL    BASE CASE   VARIANCE
--------------------                                 --------   ---------   --------
                                                        $M         $M          $M
Total Cash Collections.............................    11.9       11.8         0.1
Total Cash Expenses................................    (0.6)      (1.2)        0.6
Accrued Expenses...................................    (0.8)        --        (0.8)
Interest Payments..................................    (4.9)      (4.9)         --
Swap Payments......................................    (0.4)      (0.5)        0.1
Exceptional Items..................................      --         --          --
                                                       ----       ----        ----
NET CASH COLLECTIONS...............................     5.2        5.2         0.0
                                                       ====       ====        ====

[26] TOTAL CASH COLLECTIONS.

    As discussed above in line items [1] to [17] above in Cash Collections, MSAF Group generated approximately $11.9 million in Total Cash Collections, $0.1 million more than assumed in the 1998 Base Case.

[27] TOTAL CASH EXPENSES.

    As discussed above in line items [18] to [25] above in Cash Expenses, MSAF Group incurred approximately $0.6 million in Total Cash Expenses, $0.6 million less than assumed in the 1998 Base Case.

[28] ACCRUED EXPENSES.

    Accrued Expenses represent the level of cash set aside in the Expense Account each month to pay for expenses which are expected to be payable over the next 3 months. In March 2000, $0.8 million was added to the Closing Expense Account balance of $4.9 million (a total of $5.7 million) to fund future expenses, primarily maintenance.

[29] INTEREST PAYMENTS AND [30] SWAP PAYMENTS.

    In March 2000, interest payments to Noteholders amounted to $4.9 million, which was in line with the 1998 Base Case. While the total debt balance outstanding during the quarter was lower than expected in the 1998 Base Case, the interest payments were increased due to a higher than assumed LIBOR rate. The LIBOR rate for March 2000 was 5.89% versus an assumed LIBOR rate of 5.75%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $0.4 million in swap costs, $0.1 million less than assumed in the 1998 Base Case.

[31] EXCEPTIONAL ITEMS.

    Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in March 2000.

[33] PRINCIPAL PAYMENTS.

    In the First Quarter 2000, total principal payments to Noteholders amounted to $5.2 million, the same as assumed in the 1998 Base Case.

II(b) COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 2000 BASE CASE FOR APRIL /
  MAY 2000

    The March 8, 2000 Offering Memorandum for the New Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "2000 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix C.

                                     A-4-7

CASH COLLECTIONS

    "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, Drawings from Expense Account and Net Maintenance.

TOTAL CASH COLLECTIONS                                ACTUAL    BASE CASE   VARIANCE
----------------------                               --------   ---------   --------
                                                        $M         $M          $M
Lease Rentals......................................    44.5       44.5          --
  -- Renegotiated Leases...........................      --         --          --
  -- Rental Resets.................................      --         --
                                                       ----       ----        ----
CONTRACTED LEASE RENTALS...........................    44.5       44.5          --

Movement in Current Arrears Balance................    (0.9)        --        (0.9)
Net Stress Related Costs...........................    (2.0)      (2.0)         --

NET LEASE RENTALS..................................    41.6       42.5        (0.9)

Interest Earned....................................     0.6        0.4         0.2
Drawings from Expense Account......................     5.1         --         5.1
Net Maintenance....................................    (3.1)        --        (3.1)
                                                       ----       ----        ----
TOTAL CASH COLLECTIONS.............................    44.2       42.9         1.3
                                                       ====       ====        ====

    In April / May 2000, MSAF Group generated approximately $44.2 million in Total Cash Collections, $1.3 million more than assumed in the 2000 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix C).

[2] RENEGOTIATED LEASE.

    Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In April / May 2000, one lease was renegotiated resulting in a small decrease in the present value of the rental cash flows over the lease term. The new rental was agreed in exchange for an extension of the lease term.

[3] RENTAL RESETS.

    Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 2000 Base Case. In April / May 2000, no new leases were written. See Section IV -- "Recent Developments" for a discussion of current re-leasing events as of July 1, 2000.

[4] CONTRACTED LEASE RENTALS.

    Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For April / May 2000, Contracted Lease Rentals were $44.5 million, in line with rentals assumed in the 2000 Base Case.

[5] MOVEMENT IN CURRENT ARREARS BALANCE.

    Current Arrears is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The current arrears balance at the New Issuance date (March 15, 2000) was assumed to be nil versus $1.5 million at the end of April / May 2000, a difference in arrears of $0.9 million.

                                  CURRENT ARREARS   CURRENT ARREARS     MOVEMENT IN     SECURITY DEPOSITS
AIRCRAFT TYPE          COUNTRY        3/15/00           5/15/00       CURRENT ARREARS         HELD
-------------          --------   ---------------   ---------------   ---------------   -----------------
                                        $M                $M                $M                 $M
A310-300                Brazil          0.0               0.7               0.7                0.0
B737-300                USA             0.0               0.2               0.2                0.2
                                        ---               ---               ---                ---
TOTAL                                   0.0               0.9               0.9                0.2
                                        ===               ===               ===                ===

                                     A-4-8

    As of May 15, 2000, two lessees were in arrears, owing $0.9 million, against which MSAF Group held security deposits of $0.2 million. One of the two lessees, B.R.A., based in Brazil, defaulted in April / May 2000 and the aircraft was repossessed. Rental arrears, associated with the lessee, at the time of the repossession totaled $1.3 million are now deemed irrecoverable and will be re-classified from Current Arrears to Bad Debts. See the discussion on Bad Debts below.

ACTUAL CURRENT ARREARS AND BASE CASE ARREARS.

    The Movement in Current Arrears Balance measures the difference in arrears balances between the start of the new Base Case, March 15, 2000, and May 15, 2000. For the purposes of the Base Case only, any arrears owed by lessees as at March 15, 2000 were assumed to be zero. Actual current arrears were $3.2 million as of March 15, 2000 and these pertain to the Initial Portfolio only. Actual Current Arrears as at May 15, 2000 were $3.6 million and relate to the Combined Portfolio. See Section IV -- "Recent Developments" for information on the current level of arrears as of July 1, 2000 which covers total arrears owed by lessees.

NET STRESS-RELATED COSTS.

    Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rental's. The 2000 Base Case assumed net stress-related costs equal to 4.5% of the 2000 Base Case Lease Rentals.

NET STRESS RELATED COSTS                              ACTUAL    BASE CASE   VARIANCE
------------------------                             --------   ---------   --------
                                                        $M         $M          $M
Bad Debts..........................................      --         --         --
Security Deposits Drawn Down.......................      --         --         --
Restructured Arrears...............................      --         --         --
AOG................................................    (0.7)        --         --
Other Leasing Income...............................    (1.2)        --         --
Repossession Costs.................................    (0.1)        --         --
                                                       ----       ----        ---
NET STRESS RELATED COSTS...........................    (2.0)      (2.0)       0.0
                                                       ====       ====        ===

    For April / May 2000, net stress-related costs amounted to $2.0 million (4.5% of 2000 Base Case Lease Rentals), in line with the 2000 Base Case assumptions. A detailed analysis of net stress-related costs is provided in item [6] to [11] below.

[6] BAD DEBTS AND [7] SECURITY DEPOSITS DRAWN DOWN.

    Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee.

    In April / May 2000, no amounts were written off and no security deposits were drawn down. See Section IV -- "Recent Developments" for information on the current level of Bad Debts as of July 1, 2000.

[8] RESTRUCTURED ARREARS.

    Restructured arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from restructured arrears in April / May 2000. See Section IV -- "Recent Developments" for information on the current level of Restructured Arrears as of July 1, 2000.

[9] AIRCRAFT ON GROUND ("AOG").

    AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

    AOG ANALYSIS FOR APRIL / MAY 2000

     AIRCRAFT TYPE        OLD LESSEE           NEW LESSEE           LOST RENTAL
     -------------        ----------           ----------           -----------
                                                                        $M
1    A310-300             Oman Air             Region Air               0.2
2    B737-400             TAESA                LOI                      0.5
                                                                        ---
     TOTAL                                                              0.7
                                                                        ===

                                     A-4-9

    The impact of AOG downtime amounted to $0.7 million during April /
May 2000. This was in respect of two aircraft: one A310-300 previously on lease to Oman Air and terminated as scheduled and one B737-400 previously on lease to TAESA and terminated early. See Section IV -- "Recent Developments" below for information on the current level of AOG costs as of July 1, 2000.

[10] OTHER LEASING INCOME.

    Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In April /
May 2000, other leasing income amounted to a negative $1.2 million which relates to rentals which the Base Case assumed would be received in this period but are due in the following month.

[11] REPOSSESSION COSTS.

    Repossession costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In April / May 2000, repossession costs amounted to $0.1 million, which primarily related to consultancy fees incurred during the repossession of the B747-300 previously on lease to VARIG.

[13] NET LEASE RENTALS.

    Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In April / May 2000, net lease rentals amounted to $41.6 million, $0.9 million less than assumed in the 2000 Base Case. The variance was primarily attributable to the increase in current arrears discussed above.

[14] INTEREST EARNED.

    Interest earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in April / May 2000 consisted of the cash liquidity reserve amount of $30.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. The average interest rate for the two-month period was 5.93%, slightly less than the 5.97% assumed in the 2000 Base Case. In April /
May 2000, interest earned amounted to $0.6 million, $0.2 million more than assumed in the 2000 Base Case. The difference is due primarily to interest earned on the Aircraft Purchase Account prior to the acquisition of the Lithuanian B737-300 on May 1, 2000.

[15] DRAWINGS FROM EXPENSE ACCOUNT.

    The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The level of Accrued Expenses is set each month by the Administrative Agent. In April / May 2000, $5.1 million was drawn from the Expense account to pay current expenses. The 2000 Base Case makes no assumption as to the level of Accrued Expenses. Accrued Expenses are discussed separately as line item number [28] in the Net Cash Collections section below.

[16] NET MAINTENANCE.

    Net maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In April / May 2000, actual maintenance receipts amounted to $4.0 million and maintenance expenditure amounted to $7.1 million, generating negative net maintenance of $3.1 million.

    Maintenance expenditure included costs incurred in the overhaul of two engines on a B747-300 repossessed from VARIG ($2.0 million), the overhaul of two A310-300 airframes previously on lease to Oman air ($2.8 million) and the reimbursement from reserves for the overhaul of two engines ($2.0 million). The 2000 Base Case makes no assumptions for net maintenance as it assumes that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

                                     A-4-10

CASH EXPENSES

    "Total Cash Expenses" include Aircraft Operating Expenses and SG&A Expenses. In April / May 2000, total cash expenses were $2.6 million, $0.4 million higher than the 2000 Base Case, which assumed total cash expenses of $2.2 million.

TOTAL CASH EXPENSES                                   ACTUAL    BASE CASE   VARIANCE
-------------------                                  --------   ---------   --------
                                                        $M         $M          $M
Aircraft Operating Expenses........................    (0.3)      (0.3)        --
SG&A Expenses......................................    (2.3)      (1.9)       0.4
                                                       ----       ----        ---
TOTAL CASH EXPENSES................................    (2.6)      (2.2)       0.4
                                                       ====       ====        ===

    The difference is due to higher SG&A Expenses as discussed below.

    AIRCRAFT OPERATING EXPENSES include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In April / May 2000, Aircraft Operating Expenses amounted to $0.3 million, the same as assumed in the 2000 Base Case, which assumes these costs to be 0.8% of the 2000 Base Case Lease Rentals.

[18] INSURANCE.

    Insurance costs of $0.2 million were incurred in April / May 2000 and relate to the payment of the quarterly premium in respect of the aircraft contingent insurance programme.

[19] RE-LEASING AND OTHER OVERHEAD COSTS.

    Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In April / May 2000 these costs amounted to $0.1 million.

    SG&A EXPENSES relate to fees paid to the Aircraft Servicer and to other service providers. In April / May 2000, SG&A Expenses were $2.3 million or $0.4 million higher than assumed in the 2000 Base Case. The variance is described in items numbered [21] and [23] below.

[21] AIRCRAFT SERVICER FEES.

    The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In April / May 2000, the total Aircraft Servicer fee paid was $1.5 million, in line with 2000 Base Case assumptions.

AIRCRAFT SERVICER FEES CONSIST OF                                $M
---------------------------------                             --------
Base Fee....................................................    0.5
Rent Collected Fee..........................................    0.5
Rent Contracted Fee.........................................    0.5
Incentive Fee 1999/2000*....................................    0.0
                                                                ---
TOTAL SERVICER FEE..........................................    1.5
                                                                ===

---------

*   For financial year ended November 30, 2000

    The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted. The Rent Collected Fee is equal to approximately 1.25% of all rentals received. The Incentive fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set at the beginning of each financial year. No incentive fee was payable to ILFC in April / May 2000 for the financial year ended November 2000.

[23] OTHER SERVICER FEES.

    Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In April / May 2000, Other Servicer Fees amounted to $0.8 million as compared to an assumed expense of $0.4 million in the 2000 Base Case, a positive variance of $0.4 million. The variance is due primarily to the payment of the annual premium for the Directors and Officers insurance coverage ($0.2 million).

                                     A-4-11

NET CASH COLLECTIONS

    "Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Accrued Expenses, Interest Payments, Swap Payments and Exceptional Items.

NET CASH COLLECTIONS                                  ACTUAL    BASE CASE   VARIANCE
--------------------                                 --------   ---------   --------
                                                        $M         $M          $M
Total Cash Collections.............................    44.2        42.9        1.3
Total Cash Expenses................................    (2.6)       (2.2)      (0.4)
Accrued Expenses...................................    (3.9)         --       (3.9)
Interest Payments..................................   (21.1)      (20.9)      (0.2)
Swap Payments......................................    (1.6)       (1.8)       0.2
Exceptional Items..................................      --          --         --
                                                      -----       -----       ----
NET CASH COLLECTIONS...............................    15.0        18.0        3.0
                                                      =====       =====       ====

[26] TOTAL CASH COLLECTIONS.

    As discussed above in line items [1] to [17] above in Cash Collections, MSAF Group generated approximately $44.2 million in Total Cash Collections, $1.3 million more than assumed in the 2000 Base Case.

[27] TOTAL CASH EXPENSES.

    As discussed above in line items [18] to [25] above in Cash Expenses, MSAF Group incurred approximately $2.6 million in Total Cash Expenses, $0.4 million more than assumed in the 2000 Base Case.

[28] ACCRUED EXPENSES.

    Accrued Expenses represent the level of cash set aside in the Expense Account each month to pay for expenses which are expected to be payable over the next 3 months. In April / May 2000, $2.9 million was added to the Closing Expense Account balance of $1.6 million (a total of to $4.5 million) to fund future expenses, primarily maintenance.

[29] INTEREST PAYMENTS AND [30] SWAP PAYMENTS.

    In April / May 2000, interest payments to Noteholders amounted to $21.1 million. This is $0.2 million higher than the 2000 Base Case, which assumed interest costs for April / May 2000 to be $20.9 million. The higher interest cost was due to a higher than assumed debt balance outstanding during the two month period and a higher than assumed average LIBOR rate. The average LIBOR rate for April / May 2000 was 6.07% versus an assumed LIBOR rate of 5.97%. The higher interest costs were offset by a reduction in the amount of swap payments. MSAF paid $1.6 million in swap costs, $0.2 million less than assumed in the 2000 Base Case.

[31] EXCEPTIONAL ITEMS.

    Exceptional items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in April / May 2000.

[33] PRINCIPAL PAYMENTS.

    In April / May 2000, total principal payments to Noteholders amounted to $15.0 million, $3.0 million less than assumed in the 2000 Base Case, reflecting the lower Net Cash Collections available during this period, mainly as a result of the higher than expected maintenance costs.

III OTHER FINANCIAL DATA

    [Intentionally omitted]

IV RECENT DEVELOPMENTS

    [Intentionally omitted]

                                     A-4-12

                                                        APPENDIX A TO APPENDIX 4

                              [Intentionally omitted]

                                     A-4-13

                                                        APPENDIX B TO APPENDIX 4

                              [Intentionally omitted]

                                     A-4-14

                                                        APPENDIX C TO APPENDIX 4

                              [Intentionally omitted]

                                     A-4-15

                                   APPENDIX 5
         EXTRACT FROM CASH ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS THREE MONTH PERIOD FROM JUNE 1, 2000 TO AUGUST 31, 2000(1)

I  BACKGROUND AND GENERAL INFORMATION

    Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture, MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF as set out in the Indenture.

INITIAL PORTFOLIO

    On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value at September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft was acquired by MSAF.

NEW ISSUANCE

    On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, the New Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

COMBINED PORTFOLIO

    As a result of the acquisition, the overall size of MSAF's combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $2,000.9 million as of November 30, 1999. As of October 1, 2000, MSAF had 61 lease contracts in effect with 41 lessees based in 25 countries and one aircraft was off-lease as shown in Appendix A.

MANAGEMENT DISCUSSION AND ANALYSIS

    The discussion and analysis that follows in Section II and III are based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF GROUP") for the Third Quarter 2000 and relates to the combined portfolio of 61 aircraft plus an engine.

    For the purposes of this report, the "THIRD QUARTER 2000", discussed in
Section II shall comprise information from the monthly cash reports dated June 15, 2000 to August 15, 2000. The financial data in this report includes cash receipts from May 10, 2000 (first day of the Collection Period for the June 2000 Report) up to August 9, 2000 (last day of the Collection Period for the August 2000 Report). It also includes payments made by MSAF Group between May 16, 2000 and up to August 15, 2000 (the Note Payment Date for the August 2000 Report).

    MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors. These include the level and volatility of interest rates, the availability of credit, fuel costs and both general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

    MSAF Group's ability to compete against other lessors is determined, in part, by the composition of its fleet in terms of mix, relative age and popularity of aircraft type. In addition, operating

---------

(1) This is an extract from a report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2000.

                                     A-5-1
restrictions imposed by the Indenture, and the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group, may also impact MSAF Group's ability to compete against other lessors.

II  COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 2000 BASE CASE FOR THE THIRD
  QUARTER 2000

    The March 8, 2000 Offering Memorandum for the New Notes contains assumptions in respect of MSAF Group's future cash flows and cash expenses (the "2000 BASE CASE"). For the purpose of this report, "NET CASH COLLECTIONS" is defined as Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

    "Total Cash Collections" include Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, and Net Maintenance.

                                                      ACTUAL    BASE CASE   VARIANCE
CASH COLLECTIONS                                       $ MM       $ MM        $ MM
----------------                                     --------   ---------   --------
Lease Rentals......................................    57.9       57.9          --
  -- Renegotiated Leases...........................      --         --          --
  -- Rental Resets.................................      --         --          --
                                                       ----       ----        ----
CONTRACTED LEASE RENTALS...........................    57.9       57.9          --

Movement in Current Arrears Balance................     0.1         --         0.1
Net Stress-related Costs...........................     3.2       (2.7)        5.9
                                                       ----       ----        ----
NET LEASE RENTALS..................................    61.2       55.2         6.0

Interest Earned....................................     1.1        0.6         0.5
Net Maintenance....................................    (3.5)        --        (3.5)
                                                       ----       ----        ----
TOTAL CASH COLLECTIONS.............................    58.8       55.8         3.0
                                                       ====       ====        ====

    In the Third Quarter 2000, MSAF Group generated approximately $58.8 million in Total Cash Collections, $3.0 million more than assumed in the 2000 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2] RENEGOTIATED LEASES

    Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. No lease was renegotiated during the Third Quarter 2000.

[3] RENTAL RESETS

    Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 2000 Base Case. In the Third Quarter 2000, one new lease was written. To compensate for a short lease term (4 months), the lease rate was above market, resulting in a small increase over the 2000 Base Case assumptions for this aircraft. See Section IV -- "Recent Developments" for a discussion of current re-leasing events as of October 1, 2000.

[4] CONTRACTED LEASE RENTALS

    Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Third Quarter 2000, Contracted Lease Rentals were $57.9 million, the same as assumed in the 2000 Base Case.

                                     A-5-2

[5] MOVEMENT IN CURRENT ARREARS BALANCE

    Current Arrears are the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The Current Arrears Balance at the end of the Second Quarter 2000 (payment date of May 15, 2000) was $0.9 million versus $0.8 million at the end of the Third Quarter 2000, a decrease in arrears of $0.1 million.

                                         CURRENT ARREARS   CURRENT ARREARS     MOVEMENT IN       SECURITY
                                             5/15/00           8/15/00       CURRENT ARREARS   DEPOSITS HELD
AIRCRAFT TYPE                COUNTRY          $ MM              $ MM              $ MM             $ MM
-------------                -------     ---------------   ---------------   ---------------   -------------
A310-300.................  Brazil              0.7               0.0              (0.7)              --
B737-300.................  USA                 0.2               0.0              (0.2)              --
A320-200.................  Ireland             0.0               0.7               0.7              1.0
Engine...................  Netherlands         0.0               0.1               0.1              0.1
                                               ---               ---              ----              ---
TOTAL....................                      0.9               0.8              (0.1)             1.1
                                               ===               ===              ====              ===

    As of the Noteholders Report on August 15, 2000, two lessees were in arrears, owing $0.8 million, against which MSAF Group held security deposits of $1.1 million. See Section IV -- "Recent Developments" for a discussion of Current Arrears as of October 1, 2000.

NET STRESS-RELATED COSTS

    Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 2000 Base Case assumed Net Stress-related Costs equal to 4.5% of the 2000 Base Case Lease Rentals.

                                                      ACTUAL    BASE CASE   VARIANCE
NET STRESS-RELATED COSTS                               $ MM       $ MM        $ MM
------------------------                             --------   ---------   --------
Bad Debts..........................................    (1.8)        --         --
Security Deposits Drawn Down.......................     0.7         --         --
Restructured Arrears...............................      --         --         --
AOG................................................    (1.8)        --         --
Other Leasing Income...............................     6.4         --         --
Repossession Costs.................................    (0.3)        --         --
                                                       ----       ----        ---
NET STRESS-RELATED COSTS...........................     3.2       (2.7)       5.9
                                                       ====       ====        ===

    For the Third Quarter 2000, Net Stress-related Costs amounted to positive income of $3.2 million. A detailed analysis of Net Stress-related Costs is provided below in line items [6] to [11].

[6] BAD DEBTS AND [7] SECURITY DEPOSITS DRAWN DOWN

    Bad Debts are rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessee. In the Third Quarter 2000, rental arrears associated with two lessees were deemed irrecoverable and classified as Bad Debts.

    A former Brazilian lessee, B.R.A., defaulted on its obligations under its lease of an A310-300 aircraft and the aircraft was repossessed in May 2000. The lease was scheduled to expire in July 2007. The total amount of rental payments due under the lease at the date of repossession was $1.3 million. There was no security deposit held by MSAF Group to offset against the arrears balance.

    A second Brazilian lessee, VASP, defaulted on its obligations under its lease of a B737-300 aircraft and the aircraft was repossessed in May 2000 following legal proceedings against VASP. The lease was scheduled to expire in March 2003. The total rental payments due under the lease at the date of repossession totaled $0.5 million. A security deposit of $0.7 million, held by MSAF Group, was drawn down against this lessee, covering the arrears and a portion of the expenditure incurred in returning the aircraft to a deliverable condition.

[8] RESTRUCTURED ARREARS

    Restructured Arrears refer to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from Restructured Arrears

                                     A-5-3
in the Third Quarter 2000. See Section IV -- "Recent Developments" for information on the current level of Restructured Arrears as of October 1, 2000.

[9] AIRCRAFT ON GROUND ("AOG")

    AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning.

  AOG ANALYSIS FOR THE THIRD QUARTER 2000

                                                                         LOST RENTAL
     AIRCRAFT TYPE                          OLD LESSEE     NEW LESSEE       $ MM
     -------------                          ----------   --------------  -----------
  1  A310-300.............................  B.R.A.       Region Air          0.9
  2  B737-300.............................  VASP         --                  0.7
  3  B737-400.............................  TAESA        Travel Service      0.2
                                                                             ---
     TOTAL................................                                   1.8
                                                                             ===

    The impact of AOG downtime amounted to lost rental of $1.8 million during the Third Quarter 2000. This was in respect of three aircraft, one A310-300 (previously on lease to B.R.A.), one B737-300 (previously on lease to VASP) and one B737-400 (previously on lease to TAESA). All three leases were terminated early and the aircraft repossessed. See Section IV -- "Recent Developments" for an analysis of AOG Costs as of October 1, 2000.

[10] OTHER LEASING INCOME

    Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments, default interest or payment for excess flight hours flown. In the Third Quarter 2000, Other Leasing Income amounted to $6.4 million. This mainly related to $4.0 million received in respect of an insurance claim submitted for the maintenance work, repairs and services required to reconstruct the technical records following repossession of a B757-200 aircraft from Guyana Airways. The remainder consisted of $2.1 million received against arrears due before the New Issuance Date (March 15, 2000) and $0.3 million received from a lessee in respect of the fee payable upon exercise of an early termination option.

[11] REPOSSESSION COSTS

    Repossession Costs consist of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Third Quarter 2000, Repossession Costs amounted to $0.3 million, which primarily related to consultancy and legal fees incurred during the repossession of the A310-300 previously on lease to B.R.A. and repossession of the B737-300 previously on lease to VASP.

[13] NET LEASE RENTALS

    Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In the Third Quarter 2000, Net Lease Rentals amounted to $61.2 million, $6.0 million greater than assumed in the 2000 Base Case. The variance was primarily attributable to the increase in Other Leasing Income, which is discussed above in line item [10].

[14] INTEREST EARNED

    Interest Earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the Third Quarter 2000 consisted of the cash liquidity reserve amount of $30.0 million, lessee Security Deposits of $18.3 million, plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. The average interest rate for the three-month period was 6.50%, 53 basis points greater than the 5.97% assumed in the 2000 Base Case. In the Third Quarter 2000, Interest Earned amounted to $1.1 million, $0.5 million more than assumed in the 2000 Base Case. The difference was due primarily to a higher interest rate and interest earned on Other Leasing Income received during the Third Quarter 2000.

                                     A-5-4

[15] NET MAINTENANCE

    Net Maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In the Third Quarter 2000, actual maintenance receipts amounted to $6.8 million while maintenance expenditure amounted to $10.3 million, generating negative Net Maintenance of $3.5 million.

    Maintenance expenditure included costs incurred in the overhaul of two A310-300 airframes previously on lease to Oman air ($2.4 million), the overhaul of one B737-400 airframe previously on lease to TAESA ($1.0 million), the reimbursement from reserves for the overhaul of five engines ($6.2 million) and two C-Checks ($0.7 million). The 2000 Base Case made no assumptions for Net Maintenance as it assumed that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

CASH EXPENSES

    "Total Cash Expenses" include Aircraft Operating Expenses and SG&A Expenses. In the Third Quarter 2000, Total Cash Expenses were $3.0 million, the same as assumed in the 2000 Base Case, which assumed these costs to be 5.0% of the 2000 Base Case Lease Rentals.

                                                      ACTUAL    BASE CASE   VARIANCE
CASH EXPENSES                                          $ MM       $ MM        $ MM
-------------                                        --------   ---------   --------
Aircraft Operating Expenses........................    (0.2)      (0.5)        0.3
SG&A Expenses......................................    (2.8)      (2.5)       (0.3)
                                                       ----       ----        ----
TOTAL CASH EXPENSES................................    (3.0)      (3.0)         --
                                                       ====       ====        ====

    AIRCRAFT OPERATING EXPENSES include all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Third Quarter 2000, Aircraft Operating Expenses amounted to $0.2 million, $0.3 million less than the 2000 Base Case, which assumed these costs to be 0.8% of the 2000 Base Case Lease Rentals.

[17] INSURANCE

    Insurance costs of $0.1 million were incurred in the Third Quarter 2000 and related to the payment of the quarterly premium in respect of the aircraft contingent insurance program.

[18] RE-LEASING AND OTHER OVERHEAD COSTS

    Re-leasing and other overhead costs consist of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Third Quarter 2000 these costs amounted to $0.1 million.

    SG&A EXPENSES relate to fees paid to the Aircraft Servicer and to other service providers. In the Third Quarter 2000, SG&A Expenses were $2.8 million, $0.3 million higher than assumed in the 2000 Base Case. The variance is described below in line items [20] and [21].

[20] AIRCRAFT SERVICER FEES

    The Aircraft Servicer Fees are defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Third Quarter 2000, the total Aircraft Servicer Fees paid was $2.0 million, in line with the 2000 Base Case assumptions.

    Aircraft Servicer Fees consist of:

                                                                $ MM
                                                              --------
Base Fee....................................................    0.7
Rent Collected Fee..........................................    0.7
Rent Contracted Fee.........................................    0.6
Incentive Fee 1999/2000*....................................    0.0
                                                                ---
TOTAL SERVICER FEE..........................................    2.0

---------

*   For financial year ended November 30, 2000

                                     A-5-5

    The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted in the current calendar month. The Rent Collected Fee is equal to approximately 1.25% of all rentals received during the previous calendar month. The Incentive Fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set in the Operating Budget at the beginning of each financial year. No Incentive Fee was payable to ILFC in the Third Quarter 2000 for the financial year ended November 2000.

[21] OTHER SERVICER FEES

    Other Servicer Fees relate to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Third Quarter 2000, Other Servicer Fees amounted to $0.8 million as compared to an assumed expense of $0.5 million in the 2000 Base Case, a variance of $0.3 million. The variance was due primarily to the payment of $0.3 million for the registration of the New Notes with the Securities and Exchange Commission.

NET CASH COLLECTIONS

    "Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items.

                                                      ACTUAL    BASE CASE   VARIANCE
NET CASH COLLECTIONS                                   $ MM       $ MM        $ MM
--------------------                                 --------   ---------   --------
Total Cash Collections.............................    58.8        55.8        3.0
Total Cash Expenses................................    (3.0)       (3.0)        --
Drawings from Expense Account......................    11.2          --       11.2
Transfers to Expense Account.......................   (10.8)         --      (10.8)
Interest Payments..................................   (33.7)      (31.1)      (2.6)
Swap Payments......................................    (0.2)       (2.5)       2.3
Exceptional Items..................................      --          --         --
                                                      -----       -----      -----
NET CASH COLLECTIONS...............................    22.3        19.2        3.1
                                                      =====       =====      =====

[23] TOTAL CASH COLLECTIONS

    As discussed in line items [1] to [15], MSAF Group generated approximately $58.8 million in Total Cash Collections, $3.0 million more than assumed in the 2000 Base Case.

[24] TOTAL CASH EXPENSES

    As discussed in line items [17] to [21], MSAF Group incurred approximately $3.0 million in Total Cash Expenses, the same as assumed in the 2000 Base Case.

[25] DRAWINGS FROM EXPENSE ACCOUNT

    The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The Administrative Agent determines the level of cash set aside each month. In the Third Quarter 2000, $11.2 million was drawn from the Expense account to pay expenses incurred and which were payable during the period. The 2000 Base Case made no assumption as to the level of these Drawings.

[26] TRANSFERS TO EXPENSE ACCOUNT

    Transfers to the Expense Account represents the level of cash set aside each month to pay for expenses which are expected to be payable over the next three months. During the Third Quarter 2000, $10.8 million was transferred to the Expense Account. As at August 15, 2000, the closing balance on the Expense Account was $4.1 million, which will be used to fund future expenses, primarily maintenance.

                                     A-5-6

[27] INTEREST PAYMENTS AND [28] SWAP PAYMENTS

    In the Third Quarter 2000, Interest Payments to Noteholders amounted to $33.7 million. This is $2.6 million higher than the 2000 Base Case, which assumed interest costs for the Third Quarter 2000 to be $31.1 million. The higher interest payments are due to a higher than assumed debt balance outstanding during the three month period and a higher than assumed average LIBOR. The average LIBOR for the Third Quarter 2000 was 6.60% versus an assumed LIBOR of 5.97%. The higher interest costs were offset by a reduction in the amount of Swap Payments. MSAF paid $0.2 million in swap costs, $2.3 million less than assumed in the 2000 Base Case.

[29] EXCEPTIONAL ITEMS

    Exceptional Items refer to cash flows that occur infrequently and are outside the normal business activities of MSAF. There were no exceptional cash flows in the Third Quarter 2000.

[31] PRINCIPAL PAYMENTS

    In the Third Quarter 2000, total Principal Payments to Noteholders amounted to $22.3 million, $3.1 million greater than assumed in the 2000 Base Case, reflecting the higher Net Cash Collections available during this period, mainly as a result of Other Leasing Income.

III  OTHER FINANCIAL DATA

    [Intentionally omitted]

IV  RECENT DEVELOPMENTS

    [Intentionally omitted]

                                     A-5-7

                                                        APPENDIX A TO APPENDIX 5

                            [Intentionally omitted]

                                     A-5-8

                                                        APPENDIX B TO APPENDIX 5

                            [Intentionally omitted]

                                     A-5-9

                                                        APPENDIX C TO APPENDIX 5

                            [Intentionally omitted]

                                     A-5-10

                                                                      APPENDIX 6

                   MONTHLY LEASE RENTALS UNDER THE BASE CASE

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
April 2000...........   26,299,918
May 2000.............   18,159,742
June 2000............   22,702,755
July 2000............   16,973,964
August 2000..........   18,180,075
September 2000.......   22,710,991
October 2000.........   17,515,197
November 2000........   18,107,622
December 2000........   22,034,089
January 2001.........   17,075,927
February 2001........   18,330,805
March 2001...........   22,037,187
April 2001...........   17,542,045
May 2001.............   17,944,760
June 2001............   21,953,432
July 2001............   17,395,741
August 2001..........   18,330,552
September 2001.......   21,972,775
October 2001.........   18,235,068
November 2001........   18,193,373
December 2001........   21,892,987
January 2002.........   17,316,872
February 2002........   18,242,523
March 2002...........   21,891,090
April 2002...........   18,134,870
May 2002.............   18,301,447
June 2002............   20,853,005
July 2002............   17,913,605
August 2002..........   18,794,469
September 2002.......   20,883,069
October 2002.........   18,513,025
November 2002........   18,508,469
December 2002........   20,599,744
January 2003.........   17,643,920
February 2003........   18,422,727
March 2003...........   20,111,157
April 2003...........   18,893,938
May 2003.............   18,112,813
June 2003............   20,348,317
July 2003............   18,249,207
August 2003..........   18,253,943
September 2003.......   20,231,608
October 2003.........   19,517,466
November 2003........   18,493,358
December 2003........   19,561,358
January 2004.........   18,481,749
February 2004........   18,469,498
March 2004...........   19,533,340
April 2004...........   19,677,006
May 2004.............   18,504,306
June 2004............   19,521,306
July 2004............   18,430,517
August 2004..........   18,459,855
September 2004.......   19,527,855
October 2004.........   19,639,542
November 2004........   18,280,958
December 2004........   19,414,568
January 2005.........   18,346,568
February 2005........   18,346,568
March 2005...........   19,108,977
April 2005...........   19,548,058

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
May 2005.............   18,472,563
June 2005............   18,599,571
July 2005............   18,599,571
August 2005..........   18,570,875
September 2005.......   18,570,875
October 2005.........   19,570,182
November 2005........   18,537,872
December 2005........   18,524,210
January 2006.........   18,524,210
February 2006........   18,524,210
March 2006...........   18,481,857
April 2006...........   19,292,858
May 2006.............   18,407,089
June 2006............   18,348,828
July 2006............   18,327,189
August 2006..........   18,275,570
September 2006.......   18,264,257
October 2006.........   19,086,028
November 2006........   18,222,843
December 2006........   18,194,251
January 2007.........   18,157,532
February 2007........   18,157,532
March 2007...........   18,157,532
April 2007...........   18,941,919
May 2007.............   18,097,911
June 2007............   18,082,659
July 2007............   18,082,659
August 2007..........   17,773,434
September 2007.......   17,773,434
October 2007.........   18,509,901
November 2007........   17,762,088
December 2007........   17,685,852
January 2008.........   17,685,852
February 2008........   17,641,560
March 2008...........   17,604,067
April 2008...........   17,456,460
May 2008.............   17,368,338
June 2008............   17,352,204
July 2008............   17,335,388
August 2008..........   17,335,388
September 2008.......   17,335,388
October 2008.........   17,258,270
November 2008........   17,162,540
December 2008........   17,162,540
January 2009.........   17,152,670
February 2009........   17,142,842
March 2009...........   17,133,034
April 2009...........   17,133,034
May 2009.............   17,069,632
June 2009............   17,069,632
July 2009............   17,012,965
August 2009..........   16,965,429
September 2009.......   16,965,429
October 2009.........   16,965,429
November 2009........   16,894,311
December 2009........   16,857,998
January 2010.........   16,857,998
February 2010........   16,857,998
March 2010...........   16,826,929
April 2010...........   16,664,711
May 2010.............   16,664,711

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
June 2010............   16,580,826
July 2010............   22,716,139
August 2010..........   16,330,653
September 2010.......   16,330,653
October 2010.........   16,165,499
November 2010........   15,972,159
December 2010........   25,116,702
January 2011.........   15,809,809
February 2011........   15,809,809
March 2011...........   15,719,809
April 2011...........   15,640,874
May 2011.............   15,584,748
June 2011............   15,451,427
July 2011............   15,410,251
August 2011..........   15,385,486
September 2011.......   15,365,122
October 2011.........   15,365,122
November 2011........   15,294,127
December 2011........   15,235,323
January 2012.........   15,174,614
February 2012........   15,174,614
March 2012...........   15,174,614
April 2012...........   20,638,135
May 2012.............   14,870,783
June 2012............   18,311,527
July 2012............   14,710,999
August 2012..........   14,708,671
September 2012.......   19,885,660
October 2012.........   17,867,304
November 2012........   14,229,433
December 2012........   14,068,037
January 2013.........   14,068,037
February 2013........   13,987,507
March 2013...........   13,924,739
April 2013...........   17,084,281
May 2013.............   21,997,135
June 2013............   13,234,803
July 2013............   13,186,455
August 2013..........   13,186,455
September 2013.......   13,186,455
October 2013.........   16,716,779
November 2013........   16,192,838
December 2013........   12,758,040
January 2014.........   21,406,124
February 2014........   17,554,276
March 2014...........   12,120,782
April 2014...........   18,270,505
May 2014.............   11,756,471
June 2014............   11,756,471
July 2014............   11,641,183
August 2014..........   11,535,363
September 2014.......   11,535,363
October 2014.........   11,535,363
November 2014........   11,396,514
December 2014........   11,329,940
January 2015.........   11,329,940
February 2015........   11,329,940
March 2015...........   11,254,486
April 2015...........   18,207,074
May 2015.............   17,111,705
June 2015............   10,379,234

                                     A-6-1

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
July 2015............   10,379,234
August 2015..........   10,379,234
September 2015.......   10,379,234
October 2015.........   18,131,152
November 2015........    9,738,110
December 2015........    9,686,195
January 2016.........    9,686,195
February 2016........    9,686,195
March 2016...........    9,686,195
April 2016...........    9,634,807
May 2016.............    9,634,807
June 2016............   26,972,818
July 2016............    8,610,359
August 2016..........    8,537,659
September 2016.......    8,494,670
October 2016.........   24,494,266
November 2016........    7,834,803
December 2016........    7,718,814
January 2017.........   11,299,052
February 2017........    7,529,178
March 2017...........   24,025,724
April 2017...........   19,820,868
May 2017.............    6,308,438
June 2017............    9,883,191
July 2017............    6,087,449

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
August 2017..........    6,082,582
September 2017.......    6,082,582
October 2017.........    5,925,310
November 2017........    5,925,310
December 2017........    5,839,716
January 2018.........    5,839,716
February 2018........   11,592,746
March 2018...........    9,821,985
April 2018...........   18,282,691
May 2018.............    7,206,060
June 2018............   12,209,340
July 2018............    4,054,017
August 2018..........   11,383,758
September 2018.......    3,699,201
October 2018.........    3,699,201
November 2018........    7,763,854
December 2018........    6,892,544
January 2019.........    3,282,827
February 2019........    3,241,548
March 2019...........    8,695,766
April 2019...........    2,934,047
May 2019.............   17,918,100
June 2019............    2,400,637
July 2019............    2,400,637
August 2019..........    2,400,637

                         BASE CASE
MONTH                  LEASE RENTALS
-----                  -------------
                           (US$)
September 2019.......    5,169,376
October 2019.........   11,007,345
November 2019........    5,574,365
December 2019........    5,206,064
January 2020.........    1,632,100
February 2020........    1,632,100
March 2020...........    1,632,100
April 2020...........   13,561,661
May 2020.............    1,246,451
June 2020............    4,719,329
July 2020............    1,783,087
August 2020..........    1,048,152
September 2020.......    1,048,152
October 2020.........    1,048,152
November 2020........    1,048,152
December 2020........    5,937,046
January 2021.........    2,501,666
February 2021........    2,484,770
March 2021...........    2,429,037
April 2021...........      506,143
May 2021.............      506,143
June 2021............    5,481,496
July 2021............      309,573
August 2021..........    6,197,419
September 2021.......            0

                                     A-6-2

                                                                      APPENDIX 7

                            ASSUMED PORTFOLIO VALUES

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
March 2000...........      2,049.12
April 2000...........      2,042.09
May 2000.............      2,035.02
June 2000............      2,027.92
July 2000............      2,020.80
August 2000..........      2,013.64
September 2000.......      2,006.46
October 2000.........      1,999.25
November 2000........      1,992.01
December 2000........      1,984.73
January 2001.........      1,977.43
February 2001........      1,970.10
March 2001...........      1,962.74
April 2001...........      1,955.35
May 2001.............      1,947.93
June 2001............      1,940.48
July 2001............      1,933.01
August 2001..........      1,925.50
September 2001.......      1,917.96
October 2001.........      1,910.39
November 2001........      1,902.79
December 2001........      1,895.16
January 2002.........      1,887.50
February 2002........      1,879.81
March 2002...........      1,872.09
April 2002...........      1,864.33
May 2002.............      1,856.55
June 2002............      1,848.74
July 2002............      1,840.89
August 2002..........      1,833.02
September 2002.......      1,825.11
October 2002.........      1,817.18
November 2002........      1,809.21
December 2002........      1,801.21
January 2003.........      1,793.18
February 2003........      1,785.11
March 2003...........      1,777.02
April 2003...........      1,768.89
May 2003.............      1,760.74
June 2003............      1,752.55
July 2003............      1,744.32
August 2003..........      1,736.07
September 2003.......      1,727.79
October 2003.........      1,719.47
November 2003........      1,711.12
December 2003........      1,702.74
January 2004.........      1,694.32
February 2004........      1,685.88
March 2004...........      1,677.40
April 2004...........      1,668.89
May 2004.............      1,660.34
June 2004............      1,651.77
July 2004............      1,643.16
August 2004..........      1,634.51
September 2004.......      1,625.84
October 2004.........      1,617.13
November 2004........      1,608.39
December 2004........      1,599.61
January 2005.........      1,590.80
February 2005........      1,581.96
March 2005...........      1,573.08

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
April 2005...........      1,564.17
May 2005.............      1,555.23
June 2005............      1,546.25
July 2005............      1,537.24
August 2005..........      1,528.20
September 2005.......      1,519.12
October 2005.........      1,510.01
November 2005........      1,500.86
December 2005........      1,491.68
January 2006.........      1,482.46
February 2006........      1,473.21
March 2006...........      1,463.93
April 2006...........      1,454.61
May 2006.............      1,445.25
June 2006............      1,435.86
July 2006............      1,426.44
August 2006..........      1,416.98
September 2006.......      1,407.48
October 2006.........      1,397.95
November 2006........      1,388.39
December 2006........      1,378.79
January 2007.........      1,369.15
February 2007........      1,359.48
March 2007...........      1,349.77
April 2007...........      1,340.03
May 2007.............      1,330.25
June 2007............      1,320.43
July 2007............      1,310.58
August 2007..........      1,300.70
September 2007.......      1,290.77
October 2007.........      1,280.81
November 2007........      1,270.82
December 2007........      1,260.78
January 2008.........      1,250.71
February 2008........      1,240.61
March 2008...........      1,230.47
April 2008...........      1,220.29
May 2008.............      1,210.07
June 2008............      1,199.82
July 2008............      1,189.52
August 2008..........      1,179.20
September 2008.......      1,168.83
October 2008.........      1,158.43
November 2008........      1,147.99
December 2008........      1,137.51
January 2009.........      1,126.99
February 2009........      1,116.44
March 2009...........      1,105.85
April 2009...........      1,095.22
May 2009.............      1,084.55
June 2009............      1,073.84
July 2009............      1,063.10
August 2009..........      1,052.32
September 2009.......      1,041.50
October 2009.........      1,030.64
November 2009........      1,019.74
December 2009........      1,008.80
January 2010.........        997.82
February 2010........        986.81
March 2010...........        975.75
April 2010...........        964.66

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
May 2010.............        953.53
June 2010............        942.35
July 2010............        931.25
August 2010..........        920.30
September 2010.......        909.30
October 2010.........        898.27
November 2010........        887.19
December 2010........        876.38
January 2011.........        865.67
February 2011........        854.93
March 2011...........        844.14
April 2011...........        833.32
May 2011.............        822.47
June 2011............        811.57
July 2011............        800.64
August 2011..........        789.66
September 2011.......        778.65
October 2011.........        767.60
November 2011........        756.64
December 2011........        745.77
January 2012.........        734.87
February 2012........        723.92
March 2012...........        712.94
April 2012...........        702.05
May 2012.............        691.25
June 2012............        680.51
July 2012............        669.81
August 2012..........        659.07
September 2012.......        648.50
October 2012.........        638.07
November 2012........        627.70
December 2012........        617.29
January 2013.........        606.84
February 2013........        596.36
March 2013...........        585.84
April 2013...........        575.36
May 2013.............        565.19
June 2013............        555.23
July 2013............        545.24
August 2013..........        535.21
September 2013.......        525.15
October 2013.........        515.05
November 2013........        505.17
December 2013........        495.35
January 2014.........        485.82
February 2014........        476.46
March 2014...........        467.21
April 2014...........        458.06
May 2014.............        449.04
June 2014............        439.98
July 2014............        430.89
August 2014..........        421.77
September 2014.......        412.62
October 2014.........        403.44
November 2014........        394.22
December 2014........        384.98
January 2015.........        375.70
February 2015........        366.39
March 2015...........        357.05
April 2015...........        347.96
May 2015.............        339.11

                                     A-7-1

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
June 2015............        330.35
July 2015............        321.57
August 2015..........        312.76
September 2015.......        303.92
October 2015.........        295.17
November 2015........        286.66
December 2015........        278.12
January 2016.........        269.54
February 2016........        260.94
March 2016...........        252.31
April 2016...........        243.65
May 2016.............        234.96
June 2016............        226.49
July 2016............        218.59
August 2016..........        210.66
September 2016.......        202.70
October 2016.........        195.22
November 2016........        187.98
December 2016........        180.72
January 2017.........        173.44
February 2017........        166.31
March 2017...........        159.74
April 2017...........        153.72
May 2017.............        147.93
June 2017............        142.21

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
July 2017............        136.56
August 2017..........        130.89
September 2017.......        125.20
October 2017.........        119.49
November 2017........        113.76
December 2017........        108.01
January 2018.........        102.25
February 2018........         96.59
March 2018...........         91.19
April 2018...........         86.18
May 2018.............         81.55
June 2018............         77.27
July 2018............         73.03
August 2018..........         68.91
September 2018.......         65.00
October 2018.........         61.07
November 2018........         57.25
December 2018........         53.52
January 2019.........         49.93
February 2019........         46.32
March 2019...........         42.82
April 2019...........         39.46
May 2019.............         36.60
June 2019............         33.94
July 2019............         31.26

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                       (US$ MILLIONS)
August 2019..........         28.57
September 2019.......         25.88
October 2019.........         23.72
November 2019........         21.66
December 2019........         19.73
January 2020.........         17.91
February 2020........         16.07
March 2020...........         14.24
April 2020...........         12.68
May 2020.............         11.39
June 2020............         10.30
July 2020............          9.23
August 2020..........          8.16
September 2020.......          7.09
October 2020.........          6.01
November 2020........          4.93
December 2020........          3.93
January 2021.........          3.16
February 2021........          2.41
March 2021...........          1.78
April 2021...........          1.24
May 2021.............          0.69
June 2021............          0.35
July 2021............          0.07
August 2021..........             0

                                     A-7-2

                                                                      APPENDIX 8

                              CLASS A PERCENTAGES

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
March 2000...........    68.55%       68.55%        58.27%
April 2000...........    68.55%       68.54%        58.27%
May 2000.............    68.55%       68.52%        58.26%
June 2000............    68.54%       68.51%        58.26%
July 2000............    68.54%       68.50%        58.25%
August 2000..........    68.54%       68.48%        58.24%
September 2000.......    68.53%       68.47%        58.23%
October 2000.........    68.53%       68.46%        58.22%
November 2000........    68.53%       68.44%        58.21%
December 2000........    68.53%       68.43%        58.19%
January 2001.........    68.52%       68.42%        58.17%
February 2001........    68.52%       68.40%        58.15%
March 2001...........    68.51%       68.39%        58.12%
April 2001...........    68.51%       68.38%        58.10%
May 2001.............    68.51%       68.36%        58.07%
June 2001............    68.51%       68.35%        58.04%
July 2001............    68.50%       68.34%        58.01%
August 2001..........    68.50%       68.32%        57.97%
September 2001.......    68.50%       68.31%        57.93%
October 2001.........    68.50%       68.30%        57.89%
November 2001........    68.49%       68.28%        57.85%
December 2001........    68.49%       68.27%        57.81%
January 2002.........    68.48%       68.26%        57.76%
February 2002........    68.48%       68.24%        57.71%
March 2002...........    68.48%       68.23%        57.66%
April 2002...........    68.48%       68.22%        57.61%
May 2002.............    68.47%       68.20%        57.55%
June 2002............    68.47%       68.19%        57.49%
July 2002............    68.47%       68.18%        57.43%
August 2002..........    68.47%       68.16%        57.37%
September 2002.......    68.46%       68.15%        57.30%
October 2002.........    68.46%       68.14%        57.24%
November 2002........    68.45%       68.13%        57.17%
December 2002........    68.45%       68.11%        57.09%
January 2003.........    68.45%       68.10%        57.02%
February 2003........    68.45%       68.09%        56.94%
March 2003...........    68.44%       68.07%        56.86%
April 2003...........    68.44%       68.06%        56.78%
May 2003.............    68.44%       68.05%        56.70%
June 2003............    68.44%       68.03%        56.61%
July 2003............    68.43%       68.02%        56.52%
August 2003..........    68.43%       68.01%        56.43%
September 2003.......    68.43%       67.99%        56.34%
October 2003.........    68.43%       67.98%        56.24%
November 2003........    68.42%       67.97%        56.15%
December 2003........    68.42%       67.95%        56.04%
January 2004.........    68.41%       67.94%        55.94%
February 2004........    68.41%       67.93%        55.84%
March 2004...........    68.41%       67.91%        55.73%
April 2004...........    68.41%       67.90%        55.62%
May 2004.............    68.40%       67.89%        55.51%
June 2004............    68.40%       67.88%        55.39%
July 2004............    68.40%       67.86%        55.27%
August 2004..........    68.40%       67.85%        55.15%
September 2004.......    68.39%       67.84%        55.03%
October 2004.........    68.39%       67.82%        54.91%
November 2004........    68.39%       67.81%        54.78%
December 2004........    68.39%       67.80%        54.65%
January 2005.........    68.38%       67.78%        54.52%
February 2005........    68.38%       67.77%        54.38%
March 2005...........    68.37%       67.76%        54.25%

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
April 2005...........    68.38%       67.74%        54.11%
May 2005.............    68.37%       67.73%        53.97%
June 2005............    68.37%       67.72%        53.82%
July 2005............    68.36%       67.71%        53.68%
August 2005..........    68.36%       67.69%        53.53%
September 2005.......    68.36%       67.68%        53.38%
October 2005.........    68.36%       67.67%        53.22%
November 2005........    68.35%       67.65%        53.07%
December 2005........    68.35%       67.64%        52.91%
January 2006.........    68.35%       67.63%        52.75%
February 2006........    68.35%       67.62%        52.58%
March 2006...........    68.34%       67.60%        52.42%
April 2006...........    68.34%       67.59%        52.25%
May 2006.............    68.34%       67.58%        52.08%
June 2006............    68.34%       67.57%        51.91%
July 2006............    68.33%       67.55%        51.73%
August 2006..........    68.33%       67.55%        51.55%
September 2006.......    68.33%       67.53%        51.37%
October 2006.........    68.33%       67.52%        51.19%
November 2006........    68.32%       67.50%        51.00%
December 2006........    68.32%       67.49%        50.82%
January 2007.........    68.32%       67.47%        50.62%
February 2007........    68.32%       67.47%        50.43%
March 2007...........    68.31%       67.45%        50.24%
April 2007...........    68.31%       67.44%        50.04%
May 2007.............    68.31%       67.42%        49.84%
June 2007............    68.31%       67.42%        49.64%
July 2007............    68.30%       67.40%        49.43%
August 2007..........    68.31%       67.39%        49.22%
September 2007.......    67.68%       66.77%        48.57%
October 2007.........    67.69%       66.77%        48.36%
November 2007........    67.69%       66.76%        48.16%
December 2007........    67.70%       66.76%        47.95%
January 2008.........    67.70%       66.75%        47.73%
February 2008........    67.71%       66.75%        47.52%
March 2008...........    67.71%       66.74%        47.30%
April 2008...........    67.72%       66.74%        47.08%
May 2008.............    67.72%       66.73%        46.86%
June 2008............    67.73%       66.73%        46.63%
July 2008............    67.74%       66.72%        46.40%
August 2008..........    67.75%       66.71%        46.17%
September 2008.......    67.75%       66.71%        45.94%
October 2008.........    67.76%       66.70%        45.70%
November 2008........    67.76%       66.71%        45.47%
December 2008........    67.77%       66.70%        45.23%
January 2009.........    67.78%       66.70%        44.99%
February 2009........    67.79%       66.70%        44.74%
March 2009...........    67.79%       66.70%        44.49%
April 2009...........    67.80%       66.70%        44.25%
May 2009.............    67.81%       66.70%        43.99%
June 2009............    67.82%       66.70%        43.74%
July 2009............    67.83%       66.69%        43.48%
August 2009..........    67.84%       66.69%        43.22%
September 2009.......    67.84%       66.69%        42.96%
October 2009.........    67.86%       66.69%        42.70%
November 2009........    67.86%       66.69%        42.43%
December 2009........    67.88%       66.69%        42.16%
January 2010.........    67.89%       66.70%        41.89%
February 2010........    67.90%       66.69%        41.62%
March 2010...........    67.91%       66.70%        41.34%
April 2010...........    67.92%       66.69%        41.07%

                                     A-8-1

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
May 2010.............    67.93%       66.70%        40.78%
June 2010............    67.95%       66.70%        40.50%
July 2010............    67.96%       66.71%        40.22%
August 2010..........    67.98%       66.70%        39.93%
September 2010.......    67.99%       66.72%        39.64%
October 2010.........    68.01%       66.71%        39.35%
November 2010........    68.02%       66.73%        39.05%
December 2010........    68.04%       66.73%        38.76%
January 2011.........    68.05%       66.74%        38.46%
February 2011........    68.07%       66.74%        38.15%
March 2011...........    68.09%       66.75%        37.85%
April 2011...........    68.11%       66.76%        37.54%
May 2011.............    68.13%       66.77%        37.23%
June 2011............    68.15%       66.78%        36.92%
July 2011............    68.17%       66.79%        36.61%
August 2011..........    68.19%       66.80%        36.29%
September 2011.......    68.21%       66.82%        35.98%
October 2011.........    68.24%       66.82%        35.65%
November 2011........    68.25%       66.83%        35.33%
December 2011........    68.25%       66.82%        34.99%
January 2012.........    68.25%       66.81%        34.65%
February 2012........    68.25%       66.80%        34.31%
March 2012...........    68.25%       66.79%        33.96%
April 2012...........    68.26%       66.78%        33.61%
May 2012.............    68.26%       66.78%        33.26%
June 2012............    68.26%       66.77%        32.91%
July 2012............    68.27%       66.76%        32.55%
August 2012..........    68.27%       66.75%        32.20%
September 2012.......    68.28%       66.72%        31.84%
October 2012.........    68.28%       66.71%        31.47%
November 2012........    68.28%       66.70%        31.10%
December 2012........    68.29%       66.70%        30.73%
January 2013.........    68.29%       66.68%        30.36%
February 2013........    68.29%       66.68%        29.99%
March 2013...........    68.29%       66.68%        29.61%
April 2013...........    68.28%       66.66%        29.23%
May 2013.............    68.28%       66.65%        28.84%
June 2013............    68.27%       66.62%        28.45%
July 2013............    68.26%       66.61%        28.06%
August 2013..........    68.25%       66.58%        27.67%
September 2013.......    68.24%       66.55%        27.27%
October 2013.........    68.23%       66.52%        26.87%
November 2013........    68.22%       66.49%        26.47%
December 2013........    68.21%       66.47%        26.06%
January 2014.........    68.20%       66.44%        25.65%
February 2014........    68.19%       66.41%        25.24%
March 2014...........    68.18%       66.36%        24.83%
April 2014...........    68.16%       66.33%        24.42%
May 2014.............    68.15%       66.29%        24.00%
June 2014............    68.13%       66.25%        23.58%
July 2014............    68.13%       66.21%        23.16%
August 2014..........    68.10%       66.16%        22.73%
September 2014.......    68.09%       66.10%        22.31%
October 2014.........    68.07%       66.05%        21.88%
November 2014........    68.05%       65.99%        21.44%
December 2014........    68.03%       65.93%        21.01%
January 2015.........    68.00%       65.86%        20.57%
February 2015........    67.98%       65.80%        20.13%
March 2015...........    67.95%       65.72%        19.69%
April 2015...........    67.92%       65.64%        19.24%
May 2015.............    67.88%       65.55%        18.79%
June 2015............    67.83%       65.46%        18.34%
July 2015............    67.80%       65.36%        17.89%
August 2015..........    67.75%       65.26%        17.43%
September 2015.......    67.70%       65.15%        16.97%
October 2015.........    67.65%       65.03%        16.51%
November 2015........    67.60%       64.92%        16.05%
December 2015........    67.54%       64.79%        15.58%

                        CLASS A      CLASS A       CLASS A
PAYMENT DATE            MINIMUM     SCHEDULED    SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
January 2016.........    67.48%       64.65%        15.11%
February 2016........    67.41%       64.51%        14.64%
March 2016...........    67.34%       64.36%        14.17%
April 2016...........    67.26%       64.20%        13.69%
May 2016.............    67.18%       64.04%        13.21%
June 2016............    67.10%       63.86%        12.73%
July 2016............    67.01%       63.69%        12.24%
August 2016..........    66.92%       63.51%        11.76%
September 2016.......    66.81%       63.31%        11.27%
October 2016.........    66.71%       63.11%        10.78%
November 2016........    66.60%       62.91%        10.29%
December 2016........    66.50%       62.69%         9.79%
January 2017.........    66.37%       62.46%         9.30%
February 2017........    66.25%       62.23%         8.80%
March 2017...........    66.12%       61.99%         8.30%
April 2017...........    65.98%       61.75%         7.79%
May 2017.............    65.85%       61.50%         7.29%
June 2017............    65.71%       61.23%         6.78%
July 2017............    65.56%       60.97%         6.27%
August 2017..........    65.40%       60.68%         5.76%
September 2017.......    65.24%       60.39%         5.25%
October 2017.........    65.06%       60.09%         4.73%
November 2017........    64.88%       59.77%         4.21%
December 2017........    64.68%       59.43%         3.69%
January 2018.........    64.46%       59.09%         3.17%
February 2018........    64.25%       58.73%         2.65%
March 2018...........    64.02%       58.36%         2.12%
April 2018...........    63.79%       57.98%         1.59%
May 2018.............    63.55%       57.60%         1.06%
June 2018............    63.30%       57.20%         0.53%
July 2018............    63.03%       56.79%         0.00%
August 2018..........    62.76%       56.36%
September 2018.......    62.48%       55.93%
October 2018.........    62.18%       55.47%
November 2018........    61.87%       55.01%
December 2018........    61.55%       54.53%
January 2019.........    61.21%       54.03%
February 2019........    60.85%       53.51%
March 2019...........    60.46%       52.97%
April 2019...........    60.06%       52.40%
May 2019.............    59.67%       51.86%
June 2019............    59.28%       51.30%
July 2019............    58.86%       50.72%
August 2019..........    58.42%       50.12%
September 2019.......    55.92%       47.45%
October 2019.........    53.48%       44.84%
November 2019........    51.04%       42.23%
December 2019........    48.62%       39.63%
January 2020.........    46.21%       37.05%
February 2020........    43.79%       34.47%
March 2020...........    41.37%       31.88%
April 2020...........    39.00%       29.33%
May 2020.............    36.69%       26.83%
June 2020............    34.32%       24.28%
July 2020............    31.94%       21.73%
August 2020..........    29.62%       19.22%
September 2020.......    27.30%       16.71%
October 2020.........    24.99%       14.21%
November 2020........    22.69%       11.70%
December 2020........    20.44%        9.20%
January 2021.........    18.20%        6.70%
February 2021........    15.98%        4.18%
March 2021...........    13.70%        0.00%
April 2021...........    11.36%
May 2021.............     9.10%
June 2021............     6.66%
July 2021............     4.13%
August 2021..........     0.00%

                                     A-8-2

                                                                      APPENDIX 9

                              CLASS B PERCENTAGES

                        CLASS B                    CLASS B
PAYMENT DATE            MINIMUM      CLASS B     SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   SCHEDULED     PERCENTAGE
------------           ----------   ---------    ------------
March 2000...........     8.04%        8.04%         8.04%
April 2000...........     8.04%        8.04%         8.04%
May 2000.............     8.04%        8.04%         8.04%
June 2000............     8.04%        8.04%         8.04%
July 2000............     8.05%        8.04%         8.04%
August 2000..........     8.05%        8.04%         8.03%
September 2000.......     8.05%        8.04%         8.03%
October 2000.........     8.05%        8.04%         8.03%
November 2000........     8.05%        8.04%         8.02%
December 2000........     8.06%        8.04%         8.02%
January 2001.........     8.06%        8.04%         8.02%
February 2001........     8.06%        8.04%         8.01%
March 2001...........     8.06%        8.04%         8.01%
April 2001...........     8.07%        8.04%         8.00%
May 2001.............     8.07%        8.04%         8.00%
June 2001............     8.07%        8.04%         7.99%
July 2001............     8.07%        8.04%         7.98%
August 2001..........     8.07%        8.05%         7.97%
September 2001.......     8.08%        8.05%         7.97%
October 2001.........     8.08%        8.05%         7.96%
November 2001........     8.08%        8.05%         7.95%
December 2001........     8.08%        8.05%         7.94%
January 2002.........     8.08%        8.05%         7.93%
February 2002........     8.09%        8.05%         7.92%
March 2002...........     8.09%        8.05%         7.91%
April 2002...........     8.09%        8.05%         7.90%
May 2002.............     8.09%        8.05%         7.89%
June 2002............     8.09%        8.05%         7.87%
July 2002............     8.10%        8.05%         7.86%
August 2002..........     8.10%        8.05%         7.85%
September 2002.......     8.10%        8.05%         7.83%
October 2002.........     8.10%        8.05%         7.82%
November 2002........     8.10%        8.05%         7.81%
December 2002........     8.11%        8.05%         7.79%
January 2003.........     8.11%        8.05%         7.78%
February 2003........     8.11%        8.05%         7.76%
March 2003...........     8.11%        8.05%         7.74%
April 2003...........     8.11%        8.05%         7.73%
May 2003.............     8.12%        8.05%         7.71%
June 2003............     8.12%        8.05%         7.69%
July 2003............     8.12%        8.05%         7.67%
August 2003..........     8.12%        8.05%         7.65%
September 2003.......     8.12%        8.05%         7.63%
October 2003.........     8.12%        8.05%         7.61%
November 2003........     8.13%        8.05%         7.59%
December 2003........     8.13%        8.05%         7.57%
January 2004.........     8.13%        8.05%         7.55%
February 2004........     8.13%        8.05%         7.53%
March 2004...........     8.13%        8.05%         7.50%
April 2004...........     8.13%        8.05%         7.48%
May 2004.............     8.14%        8.05%         7.46%
June 2004............     8.14%        8.05%         7.43%
July 2004............     8.14%        8.05%         7.41%
August 2004..........     8.14%        8.05%         7.38%
September 2004.......     8.14%        8.05%         7.36%
October 2004.........     8.14%        8.05%         7.33%
November 2004........     8.15%        8.05%         7.31%
December 2004........     8.15%        8.04%         7.28%
January 2005.........     8.15%        8.04%         7.25%
February 2005........     8.15%        8.04%         7.22%
March 2005...........     8.15%        8.04%         7.19%
April 2005...........     8.15%        8.04%         7.17%
May 2005.............     8.15%        8.04%         7.14%

                        CLASS B                    CLASS B
PAYMENT DATE            MINIMUM      CLASS B     SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   SCHEDULED     PERCENTAGE
------------           ----------   ---------    ------------
June 2005............     8.15%        8.04%         7.11%
July 2005............     8.15%        8.03%         7.07%
August 2005..........     8.16%        8.03%         7.04%
September 2005.......     8.16%        8.03%         7.01%
October 2005.........     8.16%        8.03%         6.98%
November 2005........     8.16%        8.03%         6.95%
December 2005........     8.16%        8.03%         6.91%
January 2006.........     8.16%        8.02%         6.88%
February 2006........     8.16%        8.02%         6.85%
March 2006...........     8.16%        8.02%         6.81%
April 2006...........     8.16%        8.01%         6.78%
May 2006.............     8.16%        8.01%         6.74%
June 2006............     8.16%        8.01%         6.70%
July 2006............     8.16%        8.01%         6.67%
August 2006..........     8.16%        8.00%         6.63%
September 2006.......     8.16%        8.00%         6.59%
October 2006.........     8.16%        7.99%         6.55%
November 2006........     8.16%        7.99%         6.52%
December 2006........     8.16%        7.99%         6.48%
January 2007.........     8.16%        7.98%         6.44%
February 2007........     8.16%        7.98%         6.40%
March 2007...........     8.16%        7.97%         6.36%
April 2007...........     8.15%        7.97%         6.31%
May 2007.............     8.15%        7.96%         6.27%
June 2007............     8.15%        7.96%         6.23%
July 2007............     8.15%        7.95%         6.19%
August 2007..........     8.15%        7.95%         6.14%
September 2007.......     8.07%        7.87%         6.04%
October 2007.........     8.07%        7.86%         6.00%
November 2007........     8.07%        7.86%         5.96%
December 2007........     8.07%        7.85%         5.91%
January 2008.........     8.07%        7.85%         5.87%
February 2008........     8.07%        7.84%         5.82%
March 2008...........     8.07%        7.83%         5.78%
April 2008...........     8.06%        7.83%         5.73%
May 2008.............     8.06%        7.82%         5.68%
June 2008............     8.06%        7.81%         5.64%
July 2008............     8.06%        7.81%         5.59%
August 2008..........     8.05%        7.80%         5.54%
September 2008.......     8.05%        7.79%         5.49%
October 2008.........     8.05%        7.78%         5.44%
November 2008........     8.04%        7.77%         5.39%
December 2008........     8.04%        7.76%         5.34%
January 2009.........     8.04%        7.75%         5.29%
February 2009........     8.03%        7.74%         5.24%
March 2009...........     8.03%        7.74%         5.19%
April 2009...........     8.03%        7.72%         5.13%
May 2009.............     8.02%        7.71%         5.08%
June 2009............     8.02%        7.70%         5.03%
July 2009............     8.01%        7.69%         4.97%
August 2009..........     8.01%        7.68%         4.92%
September 2009.......     8.00%        7.67%         4.86%
October 2009.........     7.99%        7.66%         4.81%
November 2009........     7.99%        7.64%         4.75%
December 2009........     7.98%        7.63%         4.69%
January 2010.........     7.98%        7.62%         4.64%
February 2010........     7.97%        7.60%         4.58%
March 2010...........     7.96%        7.59%         4.52%
April 2010...........     7.96%        7.57%         4.46%
May 2010.............     7.95%        7.56%         4.40%
June 2010............     7.94%        7.54%         4.34%
July 2010............     7.93%        7.53%         4.28%
August 2010..........     7.93%        7.51%         4.22%
September 2010.......     7.92%        7.49%         4.16%

                                     A-9-1

                        CLASS B                    CLASS B
PAYMENT DATE            MINIMUM      CLASS B     SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   SCHEDULED     PERCENTAGE
------------           ----------   ---------    ------------
October 2010.........     7.91%        7.48%         4.10%
November 2010........     7.90%        7.46%         4.03%
December 2010........     7.89%        7.44%         3.97%
January 2011.........     7.88%        7.42%         3.91%
February 2011........     7.87%        7.40%         3.84%
March 2011...........     7.86%        7.38%         3.78%
April 2011...........     7.85%        7.36%         3.71%
May 2011.............     7.84%        7.34%         3.65%
June 2011............     7.83%        7.32%         3.58%
July 2011............     7.81%        7.30%         3.52%
August 2011..........     7.80%        7.28%         3.45%
September 2011.......     7.79%        7.25%         3.38%
October 2011.........     7.78%        7.23%         3.31%
November 2011........     7.76%        7.21%         3.24%
December 2011........     7.75%        7.18%         3.17%
January 2012.........     7.73%        7.15%         3.10%
February 2012........     7.71%        7.12%         3.03%
March 2012...........     7.69%        7.09%         2.96%
April 2012...........     7.68%        7.06%         2.88%
May 2012.............     7.66%        7.04%         2.81%
June 2012............     7.64%        7.00%         2.74%
July 2012............     7.62%        6.97%         2.66%
August 2012..........     7.60%        6.94%         2.59%
September 2012.......     7.58%        6.91%         2.51%
October 2012.........     7.56%        6.87%         2.44%
November 2012........     7.53%        6.84%         2.36%
December 2012........     7.51%        6.80%         2.28%
January 2013.........     7.49%        6.77%         2.21%
February 2013........     7.46%        6.73%         2.13%
March 2013...........     7.44%        6.62%         2.05%
April 2013...........     7.41%        6.65%         1.97%
May 2013.............     7.39%        6.61%         1.89%
June 2013............     7.36%        6.57%         1.81%
July 2013............     7.33%        6.53%         1.73%
August 2013..........     7.30%        6.48%         1.65%
September 2013.......     7.27%        6.44%         1.57%
October 2013.........     7.24%        6.40%         1.48%
November 2013........     7.21%        6.35%         1.40%
December 2013........     7.18%        6.30%         1.32%
January 2014.........     7.15%        6.26%         1.23%
February 2014........     7.12%        6.21%         1.15%
March 2014...........     7.08%        6.16%         1.06%
April 2014...........     7.05%        6.11%         0.98%
May 2014.............     7.01%        6.06%         0.89%
June 2014............     6.98%        6.00%         0.80%
July 2014............     6.94%        5.95%         0.72%
August 2014..........     6.90%        5.90%         0.63%
September 2014.......     6.86%        5.84%         0.54%
October 2014.........     6.83%        5.78%         0.45%
November 2014........     6.79%        5.73%         0.36%
December 2014........     6.75%        5.67%         0.27%
January 2015.........     6.70%        5.61%         0.18%
February 2015........     6.66%        5.55%         0.09%
March 2015...........     6.62%        5.49%         0.00%
April 2015...........     6.57%        5.42%
May 2015.............     6.53%        5.36%
June 2015............     6.48%        5.29%
July 2015............     6.43%        5.22%
August 2015..........     6.39%        5.16%
September 2015.......     6.34%        5.09%
October 2015.........     6.29%        5.02%
November 2015........     6.23%        4.95%
December 2015........     6.18%        4.87%
January 2016.........     6.13%        4.80%
February 2016........     6.07%        4.72%

                        CLASS B                    CLASS B
PAYMENT DATE            MINIMUM      CLASS B     SUPPLEMENTAL
OCCURRING IN           PERCENTAGE   SCHEDULED     PERCENTAGE
------------           ----------   ---------    ------------
March 2016...........     6.02%        4.65%
April 2016...........     5.96%        4.57%
May 2016.............     5.91%        4.49%
June 2016............     5.85%        4.41%
July 2016............     5.79%        4.33%
August 2016..........     5.73%        4.24%
September 2016.......     5.66%        4.16%
October 2016.........     5.60%        4.07%
November 2016........     5.54%        3.99%
December 2016........     5.47%        3.90%
January 2017.........     5.40%        3.81%
February 2017........     5.34%        3.72%
March 2017...........     5.27%        3.62%
April 2017...........     5.20%        3.53%
May 2017.............     5.13%        3.43%
June 2017............     5.06%        3.34%
July 2017............     4.98%        3.24%
August 2017..........     4.91%        3.14%
September 2017.......     4.83%        3.04%
October 2017.........     4.76%        2.93%
November 2017........     4.68%        2.83%
December 2017........     4.60%        2.72%
January 2018.........     4.52%        2.62%
February 2018........     4.43%        2.51%
March 2018...........     4.35%        2.40%
April 2018...........     4.26%        2.28%
May 2018.............     4.18%        2.17%
June 2018............     4.09%        2.06%
July 2018............     4.00%        1.94%
August 2018..........     3.91%        1.82%
September 2018.......     3.82%        1.70%
October 2018.........     3.73%        1.58%
November 2018........     3.63%        1.46%
December 2018........     3.53%        1.33%
January 2019.........     3.44%        1.20%
February 2019........     3.34%        1.08%
March 2019...........     3.23%        0.95%
April 2019...........     3.13%        0.82%
May 2019.............     3.03%        0.68%
June 2019............     2.92%        0.55%
July 2019............     2.81%        0.41%
August 2019..........     2.71%        0.28%
September 2019.......     2.60%        0.14%
October 2019.........     2.49%        0.00%
November 2019........     2.37%
December 2019........     2.26%
January 2020.........     2.15%
February 2020........     2.03%
March 2020...........     1.92%
April 2020...........     1.80%
May 2020.............     1.69%
June 2020............     1.57%
July 2020............     1.44%
August 2020..........     1.32%
September 2020.......     1.20%
October 2020.........     1.08%
November 2020........     0.95%
December 2020........     0.82%
January 2021.........     0.70%
February 2021........     0.57%
March 2021...........     0.43%
April 2021...........     0.29%
May 2021.............     0.15%
June 2021............     0.00%

                                     A-9-2

                                  APPENDIX 10

                       CLASS C TARGET PRINCIPAL BALANCES

                                                CLASS C
                        CLASS C MINIMUM        SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    ----------------
                             (US$)               (US$)
March 2000...........     154,880,000         154,880,000
April 2000...........     154,880,000         154,880,000
May 2000.............     154,880,000         154,780,000
June 2000............     154,880,000         154,720,000
July 2000............     154,880,000         154,650,000
August 2000..........     154,880,000         154,580,000
September 2000.......     154,880,000         154,500,000
October 2000.........     154,880,000         154,410,000
November 2000........     154,880,000         154,310,000
December 2000........     154,880,000         154,210,000
January 2001.........     154,880,000         154,100,000
February 2001........     154,880,000         153,980,000
March 2001...........     154,880,000         153,850,000
April 2001...........     154,880,000         153,720,000
May 2001.............     154,880,000         153,580,000
June 2001............     154,880,000         153,430,000
July 2001............     154,880,000         153,270,000
August 2001..........     154,880,000         153,110,000
September 2001.......     154,880,000         152,940,000
October 2001.........     154,880,000         152,760,000
November 2001........     154,870,012         152,570,000
December 2001........     154,850,036         152,380,000
January 2002.........     154,830,060         152,180,000
February 2002........     154,790,108         151,970,000
March 2002...........     154,760,144         151,750,000
April 2002...........     154,710,204         151,530,000
May 2002.............     154,660,264         151,300,000
June 2002............     154,600,336         151,054,500
July 2002............     154,530,420         150,804,500
August 2002..........     154,460,504         150,554,500
September 2002.......     154,380,600         150,294,500
October 2002.........     154,290,708         150,024,500
November 2002........     154,190,828         149,744,500
December 2002........     154,090,948         149,464,500
January 2003.........     153,981,080         149,169,000
February 2003........     153,861,224         148,869,000
March 2003...........     153,731,380         148,559,000
April 2003...........     153,601,536         148,233,500
May 2003.............     153,461,704         147,913,500
June 2003............     153,311,884         147,583,500
July 2003............     153,152,076         147,238,000
August 2003..........     152,992,268         146,898,000
September 2003.......     152,822,472         146,532,500
October 2003.........     152,642,688         146,172,500
November 2003........     152,452,916         145,797,000
December 2003........     152,263,144         145,421,500
January 2004.........     152,063,384         145,031,500
February 2004........     151,853,636         144,636,000
March 2004...........     151,633,900         144,230,500
April 2004...........     151,414,164         143,815,000
May 2004.............     151,184,440         143,399,500
June 2004............     150,939,228         142,964,000
July 2004............     150,689,528         142,528,500
August 2004..........     150,439,828         142,087,500
September 2004.......     150,180,140         141,632,000
October 2004.........     149,910,464         141,171,000
November 2004........     149,630,800         140,695,500
December 2004........     149,351,136         140,224,500
January 2005.........     149,055,984         139,733,500

                                                CLASS C
                        CLASS C MINIMUM        SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    ----------------
                             (US$)               (US$)
February 2005........     148,756,344         139,232,500
March 2005...........     148,446,716         138,731,500
April 2005...........     148,121,600         138,220,500
May 2005.............     147,801,984         137,699,500
June 2005............     147,472,380         137,173,000
July 2005............     147,127,288         136,626,500
August 2005..........     146,787,696         136,080,000
September 2005.......     146,422,628         135,523,500
October 2005.........     146,063,060         134,967,000
November 2005........     145,688,004         134,390,500
December 2005........     145,312,948         133,808,500
January 2006.........     144,923,416         133,216,500
February 2006........     144,528,384         132,614,500
March 2006...........     144,123,364         132,002,500
April 2006...........     143,708,356         131,390,500
May 2006.............     143,293,348         130,763,000
June 2006............     142,858,364         130,125,500
July 2006............     142,423,380         129,478,000
August 2006..........     141,982,896         128,825,000
September 2006.......     141,527,936         128,152,000
October 2006.........     141,067,476         127,479,000
November 2006........     140,592,540         126,796,000
December 2006........     140,122,092         126,107,500
January 2007.........     139,631,668         125,399,000
February 2007........     139,131,256         124,690,500
March 2007...........     138,630,844         123,966,500
April 2007...........     138,120,444         123,232,500
May 2007.............     137,600,056         122,498,500
June 2007............     137,074,168         121,749,000
July 2007............     136,528,304         120,979,500
August 2007..........     135,982,440         120,204,500
September 2007.......     135,426,588         119,429,500
October 2007.........     134,870,736         118,634,500
November 2007........     134,294,908         117,834,000
December 2007........     133,713,580         117,018,000
January 2008.........     133,122,264         116,192,000
February 2008........     132,520,960         115,356,000
March 2008...........     131,909,668         114,514,500
April 2008...........     131,298,376         113,663,000
May 2008.............     130,671,596         112,796,000
June 2008............     130,034,828         111,913,500
July 2008............     129,388,072         111,021,000
August 2008..........     128,735,816         110,123,000
September 2008.......     128,063,584         109,215,000
October 2008.........     127,391,352         108,291,500
November 2008........     126,709,132         107,358,000
December 2008........     126,021,412         106,413,500
January 2009.........     125,313,716         105,454,500
February 2009........     124,606,020         104,484,500
March 2009...........     123,882,836         103,504,500
April 2009...........     123,149,664         102,519,000
May 2009.............     122,416,492         101,508,000
June 2009............     121,667,832         100,491,500
July 2009............     120,899,196          99,465,000
August 2009..........     120,125,060          98,423,000
September 2009.......     119,350,924          97,365,500
October 2009.........     118,556,812          96,302,500
November 2009........     117,757,200          95,224,000
December 2009........     116,942,100          94,135,500

                                     A-10-1

                                                CLASS C
                        CLASS C MINIMUM        SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    ----------------
                             (US$)               (US$)
January 2010.........     116,117,012          93,026,000
February 2010........     115,281,936          91,901,000
March 2010...........     114,441,360          90,776,000
April 2010...........     113,590,796          89,635,500
May 2010.............     112,724,744          88,474,000
June 2010............     111,843,204          87,302,500
July 2010............     110,951,676          86,110,000
August 2010..........     110,054,648          84,912,000
September 2010.......     109,147,632          83,704,000
October 2010.........     108,225,128          82,475,000
November 2010........     107,292,636          81,230,500
December 2010........     106,349,144          79,975,000
January 2011.........     105,391,176          78,699,500
February 2011........     104,422,208          77,413,000
March 2011...........     103,443,252          76,111,000
April 2011...........     102,458,796          74,803,500
May 2011.............     101,448,864          73,465,000
June 2011............     100,433,432          72,121,000
July 2011............      99,408,012          70,761,500
August 2011..........      98,367,104          69,381,000
September 2011.......      97,310,708          67,985,000
October 2011.........      96,248,812          66,578,000
November 2011........      95,171,428          65,145,500
December 2011........      94,084,056          63,707,500
January 2012.........      92,975,696          62,243,000
February 2012........      91,851,848          60,773,000
March 2012...........      90,728,000          59,277,500
April 2012...........      89,588,664          57,771,000
May 2012.............      88,428,340          56,243,500
June 2012............      87,258,028          54,695,000
July 2012............      86,066,728          53,131,000
August 2012..........      84,869,928          51,556,000
September 2012.......      83,663,140          49,950,000
October 2012.........      82,435,364          48,333,000
November 2012........      81,192,100          46,700,500
December 2012........      79,937,836          45,051,500
January 2013.........      78,663,596          43,371,500
February 2013........      77,378,356          41,686,000
March 2013...........      76,077,628          39,974,000
April 2013...........      74,771,400          39,501,000
May 2013.............      73,434,196          39,017,000
June 2013............      72,091,492          38,522,000
July 2013............      70,733,300          38,016,000
August 2013..........      69,354,120          37,499,000
September 2013.......      67,959,452          36,965,500
October 2013.........      66,553,784          36,421,000
November 2013........      65,122,640          35,860,000
December 2013........      63,685,996          35,293,500
January 2014.........      62,222,864          34,705,000
February 2014........      60,754,232          34,105,500
March 2014...........      59,260,124          33,495,000
April 2014...........      57,755,016          32,868,000
May 2014.............      56,228,920          32,230,000

                                                CLASS C
                        CLASS C MINIMUM        SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    ----------------
                             (US$)               (US$)
June 2014............      54,681,836          31,575,500
July 2014............      53,119,264          30,904,500
August 2014..........      51,545,692          30,217,000
September 2014.......      49,941,144          29,518,500
October 2014.........      48,325,596          28,803,500
November 2014........      46,694,560          28,072,000
December 2014........      45,047,024          27,324,000
January 2015.........      43,368,512          26,559,500
February 2015........      41,684,500          25,778,500
March 2015...........      39,974,000          24,975,500
April 2015...........      39,501,000          24,161,500
May 2015.............      39,017,000          23,331,000
June 2015............      38,522,000          22,478,500
July 2015............      38,016,000          21,609,500
August 2015..........      37,499,000          20,724,000
September 2015.......      36,965,500          19,816,500
October 2015.........      36,421,000          18,892,500
November 2015........      35,860,000          17,952,000
December 2015........      35,293,500          16,989,500
January 2016.........      34,705,000          16,005,000
February 2016........      34,105,500          15,004,000
March 2016...........      33,495,000          13,975,500
April 2016...........      32,868,000          12,936,000
May 2016.............      32,230,000          11,869,000
June 2016............      31,575,500          10,785,500
July 2016............      30,904,500           9,674,500
August 2016..........      30,217,000           8,547,000
September 2016.......      29,518,500           7,397,500
October 2016.........      28,803,500                   0
November 2016........      28,072,000
December 2016........      27,324,000
January 2017.........      26,559,500
February 2017........      25,778,500
March 2017...........      24,975,500
April 2017...........      24,161,500
May 2017.............      23,331,000
June 2017............      22,478,500
July 2017............      21,609,500
August 2017..........      20,724,000
September 2017.......      19,816,500
October 2017.........      18,892,500
November 2017........      17,952,000
December 2017........      16,989,500
January 2018.........      16,005,000
February 2018........      15,004,000
March 2018...........      13,975,500
April 2018...........      12,936,000
May 2018.............      11,869,000
June 2018............      10,785,500
July 2018............       9,674,500
August 2018..........       8,547,000
September 2018.......       7,397,500
October 2018.........               0

                                     A-10-2

                                  APPENDIX 11

                       CLASS D TARGET PRINCIPAL BALANCES

                        CLASS D MINIMUM    CLASS D SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    -----------------
                             (US$)               (US$)
March 2000...........     110,000,000         110,000,000
April 2000...........     110,000,000         110,000,000
May 2000.............     110,000,000         110,000,000
June 2000............     110,000,000         110,000,000
July 2000............     110,000,000         110,000,000
August 2000..........     110,000,000         110,000,000
September 2000.......     110,000,000         110,000,000
October 2000.........     110,000,000         110,000,000
November 2000........     110,000,000         110,000,000
December 2000........     110,000,000         109,989,000
January 2001.........     110,000,000         109,989,000
February 2001........     110,000,000         109,978,000
March 2001...........     110,000,000         109,956,000
April 2001...........     110,000,000         109,945,000
May 2001.............     110,000,000         109,923,000
June 2001............     110,000,000         109,890,000
July 2001............     110,000,000         109,868,000
August 2001..........     110,000,000         109,824,000
September 2001.......     110,000,000         109,791,000
October 2001.........     110,000,000         109,747,000
November 2001........     110,000,000         109,692,000
December 2001........     110,000,000         109,637,000
January 2002.........     110,000,000         109,582,000
February 2002........     110,000,000         109,516,000
March 2002...........     110,000,000         109,439,000
April 2002...........     110,000,000         109,362,000
May 2002.............     110,000,000         109,285,000
June 2002............     110,000,000         109,197,000
July 2002............     110,000,000         109,098,000
August 2002..........     110,000,000         108,999,000
September 2002.......     110,000,000         108,889,000
October 2002.........     110,000,000         108,768,000
November 2002........     110,000,000         108,647,000
December 2002........     109,989,000         108,526,000
January 2003.........     109,989,000         108,383,000
February 2003........     109,978,000         108,240,000
March 2003...........     109,956,000         108,097,000
April 2003...........     109,945,000         107,943,000
May 2003.............     109,923,000         107,778,000
June 2003............     109,890,000         107,602,000
July 2003............     109,868,000         107,426,000
August 2003..........     109,824,000         107,239,000
September 2003.......     109,791,000         107,052,000
October 2003.........     109,747,000         106,843,000
November 2003........     109,692,000         106,634,000
December 2003........     109,637,000         106,425,000
January 2004.........     109,582,000         106,194,000
February 2004........     109,516,000         105,963,000
March 2004...........     109,439,000         105,721,000
April 2004...........     109,362,000         105,468,000
May 2004.............     109,285,000         105,215,000
June 2004............     109,197,000         104,951,000
July 2004............     109,098,000         104,676,000
August 2004..........     108,999,000         104,390,000
September 2004.......     108,889,000         104,104,000
October 2004.........     108,768,000         103,796,000
November 2004........     108,647,000         103,488,000
December 2004........     108,526,000         103,180,000
January 2005.........     108,383,000         102,850,000
February 2005........     108,240,000         102,509,000
March 2005...........     108,097,000         102,168,000
April 2005...........     107,943,000         101,816,000
May 2005.............     107,778,000         101,453,000
June 2005............     107,602,000         101,079,000
July 2005............     107,426,000         100,705,000
August 2005..........     107,239,000         100,309,000
September 2005.......     107,052,000          99,913,000
October 2005.........     106,843,000          99,506,000
November 2005........     106,634,000          99,088,000

                        CLASS D MINIMUM    CLASS D SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    -----------------
                             (US$)               (US$)

December 2005........     106,425,000          98,659,000
January 2006.........     106,194,000          98,219,000
February 2006........     105,963,000          97,768,000
March 2006...........     105,721,000          97,306,000
April 2006...........     105,468,000          96,844,000
May 2006.............     105,215,000          96,371,000
June 2006............     104,951,000          95,876,000
July 2006............     104,676,000          95,381,000
August 2006..........     104,390,000          94,875,000
September 2006.......     104,104,000          94,358,000
October 2006.........     103,796,000          93,830,000
November 2006........     103,488,000          93,291,000
December 2006........     103,180,000          92,741,000
January 2007.........     102,850,000          92,180,000
February 2007........     102,509,000          91,619,000
March 2007...........     102,168,000          91,036,000
April 2007...........     101,816,000          90,442,000
May 2007.............     101,453,000          89,848,000
June 2007............     101,079,000          89,232,000
July 2007............     100,705,000          88,616,000
August 2007..........     100,309,000          87,978,000
September 2007.......      99,913,000          87,340,000
October 2007.........      99,506,000          86,680,000
November 2007........      99,088,000          86,020,000
December 2007........      98,659,000          85,338,000
January 2008.........      98,219,000          84,656,000
February 2008........      97,768,000          83,952,000
March 2008...........      97,306,000          83,248,000
April 2008...........      96,844,000          82,522,000
May 2008.............      96,371,000          81,796,000
June 2008............      95,876,000          81,048,000
July 2008............      95,381,000          80,300,000
August 2008..........      94,875,000          79,530,000
September 2008.......      94,358,000          78,749,000
October 2008.........      93,830,000          77,968,000
November 2008........      93,291,000          77,165,000
December 2008........      92,741,000          76,351,000
January 2009.........      92,180,000          75,526,000
February 2009........      91,619,000          74,690,000
March 2009...........      91,036,000          73,843,000
April 2009...........      90,442,000          72,985,000
May 2009.............      89,848,000          72,116,000
June 2009............      89,232,000          71,236,000
July 2009............      88,616,000          70,345,000
August 2009..........      87,978,000          69,432,000
September 2009.......      87,340,000          68,519,000
October 2009.........      86,680,000          67,584,000
November 2009........      86,020,000          66,649,000
December 2009........      85,338,000          65,692,000
January 2010.........      84,656,000          64,724,000
February 2010........      83,952,000          63,745,000
March 2010...........      83,248,000          62,755,000
April 2010...........      82,522,000          61,754,000
May 2010.............      81,796,000          60,742,000
June 2010............      81,048,000          59,708,000
July 2010............      80,300,000          58,674,000
August 2010..........      79,530,000          57,618,000
September 2010.......      78,749,000          56,551,000
October 2010.........      77,968,000          55,473,000
November 2010........      77,165,000          54,384,000
December 2010........      76,351,000          53,284,000
January 2011.........      75,526,000          52,173,000
February 2011........      74,690,000          51,040,000
March 2011...........      73,843,000          49,896,000
April 2011...........      72,985,000          48,741,000
May 2011.............      72,116,000          47,575,000
June 2011............      71,236,000          46,398,000
July 2011............      70,345,000          45,210,000
August 2011..........      69,432,000          44,000,000

                                     A-11-1

                        CLASS D MINIMUM    CLASS D SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    -----------------
                             (US$)               (US$)
September 2011.......      68,519,000          42,790,000
October 2011.........      67,584,000          41,558,000
November 2011........      66,649,000          40,304,000
December 2011........      65,692,000          39,050,000
January 2012.........      64,724,000          37,785,000
February 2012........      63,745,000          36,498,000
March 2012...........      62,755,000          35,200,000
April 2012...........      61,754,000          33,891,000
May 2012.............      60,742,000          32,571,000
June 2012............      59,708,000          31,229,000
July 2012............      58,674,000          29,876,000
August 2012..........      57,618,000          28,600,000
September 2012.......      56,551,000          27,401,000
October 2012.........      55,473,000          26,081,000
November 2012........      54,384,000          24,684,000
December 2012........      53,284,000          23,177,000
January 2013.........      52,173,000          21,626,000
February 2013........      51,040,000          20,042,000
March 2013...........      49,896,000          18,590,000
April 2013...........      48,741,000          17,116,000
May 2013.............      47,575,000          15,631,000
June 2013............      46,398,000          14,124,000
July 2013............      45,210,000          12,617,000
August 2013..........      44,000,000          11,088,000
September 2013.......      42,790,000           9,548,000
October 2013.........      41,558,000           7,986,000
November 2013........      40,304,000           6,424,000
December 2013........      39,050,000           4,840,000

                        CLASS D MINIMUM    CLASS D SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                BALANCE             BALANCE
------------           ----------------    -----------------
                             (US$)               (US$)
January 2014.........      37,785,000           3,234,000
February 2014........      36,498,000           1,628,000
March 2014...........      35,200,000                   0
April 2014...........      33,891,000
May 2014.............      32,571,000
June 2014............      31,229,000
July 2014............      29,876,000
August 2014..........      28,600,000
September 2014.......      27,401,000
October 2014.........      26,081,000
November 2014........      24,684,000
December 2014........      23,177,000
January 2015.........      21,626,000
February 2015........      20,042,000
March 2015...........      18,590,000
April 2015...........      17,116,000
May 2015.............      15,631,000
June 2015............      14,124,000
July 2015............      12,617,000
August 2015..........      11,088,000
September 2015.......       9,548,000
October 2015.........       7,986,000
November 2015........       6,424,000
December 2015........       4,840,000
January 2016.........       3,234,000
February 2016........       1,628,000
March 2016...........               0

                                     A-11-2

                                  APPENDIX 12

                                  POOL FACTORS

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
March 2000.....................   74.28%    100.00%    100.00%    100.00%     92.12%    100.00%     99.88%    100.00%    100.00%
April 2000.....................   73.31%    100.00%    100.00%     97.77%     91.78%    100.00%     99.83%    100.00%    100.00%
May 2000.......................   72.52%    100.00%    100.00%     96.92%     91.44%    100.00%     99.78%    100.00%    100.00%
June 2000......................   71.05%    100.00%    100.00%     95.51%     91.10%    100.00%     99.72%    100.00%    100.00%
July 2000......................   70.05%    100.00%    100.00%     94.89%     90.76%    100.00%     99.65%    100.00%    100.00%
August 2000....................   69.26%    100.00%    100.00%     93.96%     90.42%    100.00%     99.58%    100.00%    100.00%
September 2000.................   67.77%    100.00%    100.00%     92.61%     90.07%     99.99%     99.50%    100.00%    100.00%
October 2000...................   67.77%    100.00%    100.00%     92.01%     89.72%     99.99%     99.41%    100.00%    100.00%
November 2000..................   65.99%    100.00%    100.00%     91.22%     89.28%     99.98%     99.31%    100.00%    100.00%
December 2000..................   64.82%    100.00%    100.00%     90.01%     88.93%     99.98%     99.21%    100.00%     99.99%
January 2001...................   63.53%    100.00%    100.00%     89.50%     88.58%     99.97%     99.10%    100.00%     99.99%
February 2001..................   62.54%    100.00%    100.00%     88.70%     88.23%     99.96%     99.98%    100.00%     99.98%
March 2001.....................   61.39%    100.00%    100.00%     87.53%     87.87%     99.95%     98.85%    100.00%     99.96%
April 2001.....................   60.34%    100.00%    100.00%     87.03%     87.52%     99.94%     98.72%    100.00%     99.95%
May 2001.......................   59.29%    100.00%    100.00%     86.33%     87.16%     99.93%     98.58%    100.00%     99.93%
June 2001......................   58.00%    100.00%    100.00%     85.25%     86.71%     99.92%     98.43%    100.00%     99.90%
July 2001......................   56.93%    100.00%    100.00%     84.77%     86.35%     99.90%     98.27%    100.00%     99.88%
August 2001....................   55.85%    100.00%    100.00%     84.06%     85.99%     99.88%     98.11%    100.00%     99.84%
September 2001.................   54.56%    100.00%    100.00%     83.01%     85.63%     99.86%     97.94%    100.00%     99.81%
October 2001...................   53.50%    100.00%    100.00%     83.47%     85.17%     99.84%     97.76%    100.00%     99.77%
November 2001..................   52.41%    100.00%    100.00%     81.85%     84.81%     99.82%     97.57%    100.00%     99.72%
December 2001..................   51.10%    100.00%    100.00%     80.84%     84.45%     99.79%     97.38%    100.00%     99.67%
January 2002...................   50.05%    100.00%    100.00%     80.39%     83.99%     99.76%     97.18%    100.00%     99.62%
February 2002..................   48.95%    100.00%    100.00%     79.75%     83.62%     99.73%     96.97%    100.00%     99.56%
March 2002.....................   47.51%    100.00%    100.00%     78.67%     83.25%     99.70%     96.75%    100.00%     99.49%
April 2002.....................   46.54%    100.00%    100.00%     77.58%     82.79%     99.66%     96.53%    100.00%     99.42%
May 2002.......................   45.42%    100.00%    100.00%     76.98%     82.42%     99.63%     96.30%    100.00%     99.35%
June 2002......................   44.13%    100.00%    100.00%     76.20%     81.95%     99.59%     96.06%     99.99%     99.27%
July 2002......................   43.02%    100.00%    100.00%     75.63%     81.58%     99.54%     95.81%     99.99%     99.18%
August 2002....................   41.93%    100.00%    100.00%     75.00%     81.11%     99.50%     95.56%     99.99%     99.09%
September 2002.................   40.60%    100.00%    100.00%     74.23%     80.74%     99.45%     95.30%     99.99%     98.99%
October 2002...................   39.51%    100.00%    100.00%     73.62%     80.27%     99.40%     95.03%     99.99%     98.88%
November 2002..................   38.40%    100.00%    100.00%     73.01%     79.89%     99.34%     94.75%     99.99%     98.77%
December 2002..................   37.98%    100.00%    100.00%     72.27%     79.42%     99.29%     94.47%     99.99%     98.66%
January 2003...................   35.98%    100.00%    100.00%     71.74%     78.95%     99.23%     94.18%     99.98%     98.53%
February 2003..................   34.85%    100.00%    100.00%     71.14%     78.57%     99.16%     93.88%     99.98%     98.40%
March 2003.....................   33.58%    100.00%    100.00%     70.55%     78.09%     99.10%     93.57%     99.98%     98.27%
April 2003.....................   32.51%    100.00%    100.00%     69.93%     77.62%     99.03%     93.25%     99.97%     98.13%
May 2003.......................   31.34%    100.00%    100.00%     69.38%     77.15%     98.95%     92.93%     99.97%     97.98%
June 2003......................   30.19%    100.00%    100.00%     68.65%     76.68%     98.88%     92.60%     99.97%     97.82%
July 2003......................   29.02%    100.00%    100.00%     68.09%     76.20%     98.80%     92.26%     99.96%     97.66%
August 2003....................   27.84%    100.00%    100.00%     67.54%     75.81%     98.71%     91.92%     99.96%     97.49%
September 2003.................   26.68%    100.00%    100.00%     66.82%     75.34%     98.63%     91.56%     99.95%     97.32%
October 2003...................   25.52%    100.00%    100.00%     66.16%     74.77%     98.54%     91.20%     99.95%     97.13%
November 2003..................   24.35%    100.00%    100.00%     65.59%     74.30%     98.44%     90.83%     99.94%     96.94%
December 2003..................   23.16%    100.00%    100.00%     64.92%     73.82%     98.34%     90.46%     99.93%     96.75%
January 2004...................   21.16%    100.00%    100.00%     64.63%     71.52%     98.24%     90.07%     99.93%     96.54%
February 2004..................   20.05%    100.00%    100.00%     64.13%     71.06%     98.14%     89.68%     99.92%     96.33%
March 2004.....................   18.90%    100.00%    100.00%     63.65%     70.60%     98.03%     89.28%     99.91%     96.11%
April 2004.....................   17.84%    100.00%    100.00%     62.98%     70.06%     97.91%     88.87%     99.90%     95.88%
May 2004.......................   16.73%    100.00%    100.00%     62.69%     69.59%     97.79%     88.46%     99.89%     95.65%
June 2004......................   15.66%    100.00%    100.00%     62.01%     69.05%     97.67%     88.03%     99.88%     95.41%
July 2004......................   14.55%    100.00%    100.00%     61.41%     68.59%     97.55%     87.60%     99.87%     95.16%
August 2004....................   13.47%    100.00%    100.00%     60.83%     68.05%     97.42%     87.17%     99.85%     94.90%
September 2004.................   12.37%    100.00%    100.00%     60.14%     67.59%     97.28%     86.72%     99.84%     94.64%
October 2004...................   11.29%    100.00%    100.00%     59.43%     67.05%     97.14%     86.27%     99.82%     94.36%
November 2004..................   10.21%    100.00%    100.00%     58.85%     66.51%     97.00%     85.80%     99.81%     94.08%
December 2004..................    9.12%    100.00%    100.00%     58.16%     65.97%     96.85%     85.34%     99.79%     93.80%
January 2005...................    8.02%    100.00%    100.00%     57.57%     65.43%     96.70%     84.86%     99.77%     93.50%
February 2005..................    6.90%    100.00%    100.00%     56.98%     64.96%     96.54%     84.37%     99.75%     93.19%
March 2005.....................    5.75%    100.00%    100.00%     56.31%     64.35%     96.38%     83.88%     99.73%     92.88%
April 2005.....................    4.65%    100.00%    100.00%     55.69%     63.81%     96.22%     83.38%     99.71%     92.56%
May 2005.......................    3.52%    100.00%    100.00%     55.14%     63.27%     96.05%     82.87%     99.69%     92.23%
June 2005......................    2.41%    100.00%    100.00%     54.60%     62.73%     95.87%     82.36%     99.66%     91.89%
July 2005......................    1.28%    100.00%    100.00%     54.04%     62.19%     95.69%     81.83%     99.63%     91.55%
August 2005....................    0.18%    100.00%    100.00%     53.57%     61.58%     95.51%     81.30%     99.60%     91.19%
September 2005.................    0.00%    100.00%    100.00%     52.23%     61.05%     95.32%     80.76%     99.57%     90.83%
October 2005...................             100.00%    100.00%     50.35%     60.44%     95.12%     80.22%     99.54%     90.46%
November 2005..................             100.00%    100.00%     48.72%     59.83%     94.92%     79.66%     99.51%     90.08%
December 2005..................             100.00%    100.00%     47.05%     59.30%     94.72%     79.10%     99.47%     89.69%
January 2006...................             100.00%    100.00%     45.41%     58.69%     94.51%     78.53%     99.43%     89.29%

                                     A-12-1

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
February 2006..................             100.00%    100.00%     43.77%     58.09%     94.29%     77.95%     99.39%     88.88%
March 2006.....................             100.00%    100.00%     42.83%     57.49%     94.07%     77.36%     99.35%     88.46%
April 2006.....................             100.00%    100.00%     40.99%     56.89%     93.84%     76.77%     99.31%     88.04%
May 2006.......................             100.00%    100.00%     39.67%     56.29%     93.61%     76.17%     99.26%     87.61%
June 2006......................             100.00%    100.00%     38.06%     55.62%     93.38%     75.56%     99.21%     87.16%
July 2006......................             100.00%    100.00%     36.41%     55.02%     93.13%     74.94%     99.16%     86.71%
August 2006....................             100.00%    100.00%     34.80%     54.36%     92.88%     74.32%     99.10%     86.23%
September 2006.................             100.00%    100.00%     33.18%     53.77%     92.63%     73.68%     99.04%     85.78%
October 2006...................             100.00%    100.00%     31.34%     53.11%     92.37%     73.04%     98.98%     85.30%
November 2006..................             100.00%    100.00%     29.73%     52.46%     92.11%     72.39%     98.92%     84.81%
December 2006..................             100.00%    100.00%     28.08%     51.81%     91.84%     71.74%     98.85%     84.31%
January 2007...................             100.00%    100.00%     26.44%     51.16%     91.56%     71.07%     98.78%     83.80%
February 2007..................             100.00%    100.00%     24.79%     50.51%     91.28%     70.40%     98.71%     83.29%
March 2007.....................             100.00%    100.00%     23.43%     49.86%     90.99%     69.72%     98.63%     82.76%
April 2007.....................             100.00%    100.00%     21.60%     49.16%     90.70%     69.03%     98.55%     82.22%
May 2007.......................             100.00%    100.00%     19.91%     48.52%     90.40%     68.34%     98.47%     81.68%
June 2007......................             100.00%    100.00%     18.26%     47.82%     90.09%     67.64%     98.38%     81.12%
July 2007......................             100.00%    100.00%     16.58%     47.12%     89.78%     66.92%     98.29%     80.56%
August 2007....................             100.00%    100.00%     14.99%     46.43%     89.46%     66.20%     98.19%     79.98%
September 2007.................             100.00%    100.00%     13.38%     45.74%     89.14%     65.48%     98.09%     79.40%
October 2007...................             100.00%    100.00%     11.57%     45.06%     88.81%     64.74%     97.99%     78.80%
November 2007..................             100.00%    100.00%      9.95%     44.38%     88.47%     64.00%     97.88%     78.20%
December 2007..................             100.00%    100.00%      8.34%     43.64%     88.13%     63.25%     97.76%     77.58%
January 2008...................             100.00%    100.00%      6.71%     42.97%     87.78%     62.49%     97.64%     76.96%
February 2008..................             100.00%    100.00%      5.09%     42.24%     87.42%     61.72%     97.52%     76.32%
March 2008.....................             100.00%    100.00%      4.21%     41.52%     87.06%     60.95%     97.39%     75.68%
April 2008.....................             100.00%    100.00%      2.62%     40.80%     86.69%     60.17%     97.26%     75.02%
May 2008.......................             100.00%    100.00%      1.03%     40.09%     86.31%     59.38%     97.12%     74.36%
June 2008......................             100.00%    100.00%      0.00%     39.38%     85.93%     58.58%     96.97%     73.68%
July 2008......................              97.38%    100.00%                38.62%     85.54%     57.77%     96.82%     73.00%
August 2008....................              95.49%    100.00%                37.92%     85.15%     56.96%     96.66%     72.30%
September 2008.................              93.80%    100.00%                37.18%     84.74%     56.14%     96.50%     71.59%
October 2008...................              92.23%    100.00%                36.44%     84.34%     55.31%     96.33%     70.88%
November 2008..................              90.75%    100.00%                35.70%     83.92%     54.57%     96.16%     70.15%
December 2008..................              89.33%    100.00%                34.92%     83.50%     53.63%     95.97%     69.41%
January 2009...................              87.96%    100.00%                34.20%     83.07%     52.77%     95.79%     68.66%
February 2009..................              86.63%    100.00%                33.43%     82.63%     51.91%     95.59%     67.90%
March 2009.....................              85.33%    100.00%                32.72%     82.19%     51.04%     95.39%     67.13%
April 2009.....................              84.07%    100.00%                31.97%     81.74%     50.17%     95.18%     66.35%
May 2009.......................              82.83%    100.00%                31.22%     81.28%     49.28%     94.96%     65.56%
June 2009......................              81.62%    100.00%                30.43%     80.81%     48.39%     94.73%     64.76%
July 2009......................              80.43%    100.00%                29.70%     80.34%     47.49%     94.50%     63.95%
August 2009....................              79.26%    100.00%                28.93%     79.86%     46.58%     94.26%     63.12%
September 2009.................              78.10%    100.00%                28.17%     79.37%     45.66%     94.01%     62.29%
October 2009...................              76.97%    100.00%                27.42%     78.88%     44.74%     93.75%     61.44%
November 2009..................              75.84%    100.00%                26.67%     78.38%     43.81%     93.48%     60.59%
December 2009..................              74.74%    100.00%                25.89%     77.87%     42.87%     93.21%     59.72%
January 2010...................              73.64%    100.00%                25.16%     77.35%     41.92%     92.92%     58.84%
February 2010..................              72.56%    100.00%                24.40%     76.83%     40.96%     92.62%     57.95%
March 2010.....................              71.49%    100.00%                23.65%     76.29%     40.00%     92.32%     57.05%
April 2010.....................              70.43%    100.00%                22.86%     75.75%     39.03%     92.01%     56.14%
May 2010.......................              69.38%    100.00%                22.13%     75.31%     38.05%     91.68%     55.22%
June 2010......................              58.34%    100.00%                21.37%     74.65%     37.05%     91.35%     54.28%
July 2010......................              67.31%    100.00%                20.61%     74.09%     36.06%     91.00%     53.34%
August 2010....................              66.29%    100.00%                19.87%     73.52%     35.06%     90.64%     52.38%
September 2010.................              65.28%    100.00%                19.14%     72.94%     34.05%     90.28%     51.41%
October 2010...................              64.27%    100.00%                18.38%     72.35%     33.03%     89.90%     50.43%
November 2010..................              63.27%    100.00%                17.64%     71.76%     32.00%     89.51%     49.44%
December 2010..................              62.28%    100.00%                16.92%     71.12%     30.97%     89.10%     48.44%
January 2011...................              61.30%    100.00%                16.22%     70.54%     29.92%     88.69%     47.43%
February 2011..................              60.33%    100.00%                15.49%     69.93%     28.87%     88.26%     46.40%
March 2011.....................              59.36%    100.00%                14.81%     69.30%     27.81%     87.82%     45.36%
April 2011.....................              58.39%    100.00%                14.08%     68.66%     26.75%     87.37%     44.31%
May 2011.......................              57.44%    100.00%                13.39%     68.02%     25.67%     86.90%     43.25%
June 2011......................              56.49%    100.00%                12.71%     67.37%     24.59%     86.42%     42.18%
July 2011......................              55.54%    100.00%                12.02%     66.71%     23.50%     85.93%     41.10%
August 2011....................              54.60%    100.00%                11.34%     66.04%     22.40%     85.42%     40.00%
September 2011.................              53.67%    100.00%                10.67%     65.36%     21.29%     84.90%     38.90%
October 2011...................              52.74%    100.00%                 9.99%     64.68%     20.18%     84.36%     37.78%
November 2011..................              51.81%    100.00%                 9.32%     63.99%     19.05%     83.81%     36.64%
December 2011..................              50.89%    100.00%                 8.66%     63.28%     17.92%     83.25%     35.50%
January 2012...................              49.98%    100.00%                 8.03%     62.57%     16.78%     82.66%     34.35%
February 2012..................              49.07%    100.00%                 7.37%     61.85%     15.64%     82.06%     33.18%
March 2012.....................              48.16%    100.00%                 6.74%     61.13%     14.48%     81.45%     32.00%
April 2012.....................              47.26%    100.00%                 6.12%     60.39%     13.32%     80.82%     30.81%
May 2012.......................              46.37%    100.00%                 5.49%     59.64%     12.15%     80.17%     29.61%

                                     A-12-2

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
June 2012......................              45.47%    100.00%                 4.92%     58.89%     10.97%     79.50%     28.39%
July 2012......................              44.58%    100.00%                 4.33%     58.13%      9.78%     78.82%     27.16%
August 2012....................              43.70%    100.00%                 3.73%     57.35%      8.59%     78.12%     26.00%
September 2012.................              42.82%     97.82%                 3.18%     56.57%      7.38%     77.40%     24.91%
October 2012...................              41.94%     95.78%                 2.62%     55.78%      6.17%     76.66%     23.71%
November 2012..................              41.06%     93.80%                 2.06%     54.98%      4.95%     75.91%     22.44%
December 2012..................              40.19%     91.85%                 1.54%     54.18%      3.73%     75.13%     21.07%
January 2013...................              39.33%     89.93%                 1.02%     53.36%      2.49%     74.33%     19.66%
February 2013..................              38.46%     88.02%                 0.51%     52.53%      1.25%     73.52%     18.22%
March 2013.....................              37.60%     86.13%                 0.00%     51.70%      0.00%     72.68%     16.90%
April 2013.....................              36.75%     84.26%                           50.85%                71.82%     15.56%
May 2013.......................              35.89%     82.40%                           50.00%                70.94%     14.21%
June 2013......................              35.04%     80.54%                           49.14%                70.04%     12.84%
July 2013......................              34.19%     78.70%                           48.26%                69.12%     11.47%
August 2013....................              33.35%     76.86%                           47.38%                68.18%     10.08%
September 2013.................              32.51%     75.03%                           46.49%                67.21%      8.68%
October 2013...................              31.67%     73.21%                           45.59%                66.22%      7.26%
November 2013..................              30.83%     71.40%                           44.68%                65.20%      5.84%
December 2013..................              30.00%     69.59%                           43.76%                64.17%      4.40%
January 2014...................              29.17%     67.78%                           42.83%                63.10%      2.94%
February 2014..................              28.34%     65.99%                           41.89%                62.01%      1.48%
March 2014.....................              27.52%     64.19%                           40.94%                60.90%      0.00%
April 2014.....................              26.69%     62.40%                           39.99%                59.76%
May 2014.......................              25.87%     60.62%                           39.02%                58.60%
June 2014......................              25.06%     58.84%                           38.04%                57.41%
July 2014......................              24.24%     57.07%                           37.05%                56.19%
August 2014....................              23.43%     55.29%                           36.05%                54.94%
September 2014.................              22.62%     53.53%                           35.05%                53.67%
October 2014...................              21.81%     51.76%                           34.03%                52.37%
November 2014..................              21.00%     50.00%                           33.00%                51.04%
December 2014..................              20.20%     48.24%                           31.96%                49.68%
January 2015...................              19.40%     46.49%                           30.91%                48.29%
February 2015..................              18.60%     44.74%                           29.86%                46.87%
March 2015.....................              17.80%     42.99%                           28.79%                45.41%
April 2015.....................              17.01%     41.24%                           27.71%                43.93%
May 2015.......................              16.21%     39.50%                           26.62%                42.42%
June 2015......................              15.42%     37.76%                           25.52%                40.87%
July 2015......................              14.64%     36.02%                           24.41%                39.29%
August 2015....................              13.85%     34.28%                           23.29%                37.68%
September 2015.................              13.06%     32.55%                           22.16%                36.03%
October 2015...................              12.28%     30.82%                           21.02%                34.35%
November 2015..................              11.50%     29.09%                           19.87%                32.64%
December 2015..................              10.72%     27.36%                           18.71%                30.89%
January 2016...................               9.94%     25.64%                           17.54%                29.10%
February 2016..................               9.17%     23.92%                           16.36%                27.28%
March 2016.....................               8.39%     22.20%                           15.16%                25.41%
April 2016.....................               7.62%     20.48%                           13.96%                23.52%
May 2016.......................               6.85%     18.76%                           12.75%                21.58%
June 2016......................               6.09%     17.05%                           11.52%                19.61%
July 2016......................               5.32%     15.34%                           10.28%                17.59%
August 2016....................               4.55%     13.62%                            9.04%                15.54%
September 2016.................               3.79%     11.92%                            7.78%                13.45%
October 2016...................               3.03%     10.21%                            6.51%                 0.00%
November 2016..................               2.27%      8.50%                            5.23%
December 2016..................               1.51%      6.80%                            3.94%
January 2017...................               0.75%      5.10%                            2.64%
February 2017..................               0.00%      3.40%                            1.32%
March 2017.....................                          1.70%                            0.00%
April 2017.....................                          0.00%

                                     A-12-3

                                  APPENDIX 13

                             EXTENDED POOL FACTORS

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
March 2000.....................   82.68%    100.00%    100.00%    100.00%     96.07%    100.00%    100.00%    100.00%    100.00%
April 2000.....................   81.92%    100.00%    100.00%    100.00%     95.75%    100.00%    100.00%    100.00%    100.00%
May 2000.......................   81.15%    100.00%    100.00%    100.00%     95.42%    100.00%    100.00%    100.00%    100.00%
June 2000......................   80.38%    100.00%    100.00%    100.00%     95.10%    100.00%    100.00%    100.00%    100.00%
July 2000......................   79.61%    100.00%    100.00%    100.00%     94.77%    100.00%    100.00%    100.00%    100.00%
August 2000....................   78.80%    100.00%    100.00%    100.00%     94.45%    100.00%    100.00%    100.00%    100.00%
September 2000.................   78.02%    100.00%    100.00%    100.00%     94.12%    100.00%    100.00%    100.00%    100.00%
October 2000...................   77.21%    100.00%    100.00%    100.00%     93.79%    100.00%    100.00%    100.00%    100.00%
November 2000..................   76.43%    100.00%    100.00%    100.00%     93.46%    100.00%    100.00%    100.00%    100.00%
December 2000..................   75.61%    100.00%    100.00%    100.00%     93.12%    100.00%    100.00%    100.00%    100.00%
January 2001...................   74.79%    100.00%    100.00%    100.00%     92.79%    100.00%    100.00%    100.00%    100.00%
February 2001..................   73.97%    100.00%    100.00%    100.00%     92.46%    100.00%    100.00%    100.00%    100.00%
March 2001.....................   73.15%    100.00%    100.00%    100.00%     92.12%    100.00%    100.00%    100.00%    100.00%
April 2001.....................   72.32%    100.00%    100.00%     97.77%     91.78%    100.00%    100.00%    100.00%    100.00%
May 2001.......................   71.49%    100.00%    100.00%     96.92%     91.44%    100.00%    100.00%    100.00%    100.00%
June 2001......................   70.66%    100.00%    100.00%     95.51%     91.10%    100.00%    100.00%    100.00%    100.00%
July 2001......................   69.80%    100.00%    100.00%     94.89%     90.76%    100.00%    100.00%    100.00%    100.00%
August 2001....................   68.96%    100.00%    100.00%     93.96%     90.42%    100.00%    100.00%    100.00%    100.00%
September 2001.................   68.09%    100.00%    100.00%     92.61%     90.07%     99.99%    100.00%    100.00%    100.00%
October 2001...................   67.22%    100.00%    100.00%     92.01%     89.72%     99.99%    100.00%    100.00%    100.00%
November 2001..................   66.35%    100.00%    100.00%     91.22%     89.28%     99.98%     99.99%    100.00%    100.00%
December 2001..................   65.47%    100.00%    100.00%     90.01%     88.93%     99.98%     99.97%    100.00%    100.00%
January 2002...................   64.60%    100.00%    100.00%     89.50%     88.58%     99.97%     99.95%    100.00%    100.00%
February 2002..................   63.72%    100.00%    100.00%     88.70%     88.23%     99.96%     99.91%    100.00%    100.00%
March 2002.....................   62.84%    100.00%    100.00%     87.53%     87.87%     99.95%     99.88%    100.00%    100.00%
April 2002.....................   61.92%    100.00%    100.00%     87.03%     87.52%     99.94%     99.83%    100.00%    100.00%
May 2002.......................   61.04%    100.00%    100.00%     86.33%     87.16%     99.93%     99.78%    100.00%    100.00%
June 2002......................   60.12%    100.00%    100.00%     85.25%     86.71%     99.92%     99.72%    100.00%    100.00%
July 2002......................   59.20%    100.00%    100.00%     84.77%     86.35%     99.90%     99.65%    100.00%    100.00%
August 2002....................   58.28%    100.00%    100.00%     84.06%     85.99%     99.88%     99.58%    100.00%    100.00%
September 2002.................   57.36%    100.00%    100.00%     83.01%     85.63%     99.86%     99.50%    100.00%    100.00%
October 2002...................   56.44%    100.00%    100.00%     82.47%     85.17%     99.84%     99.41%    100.00%    100.00%
November 2002..................   55.48%    100.00%    100.00%     81.85%     84.81%     99.82%     99.31%    100.00%    100.00%
December 2002..................   54.55%    100.00%    100.00%     80.84%     84.45%     99.79%     99.21%    100.00%     99.99%
January 2003...................   53.60%    100.00%    100.00%     80.39%     83.99%     99.76%     99.10%    100.00%     99.99%
February 2003..................   52.64%    100.00%    100.00%     79.75%     83.62%     99.73%     98.98%    100.00%     99.98%
March 2003.....................   51.68%    100.00%    100.00%     78.67%     83.25%     99.70%     98.85%    100.00%     99.96%
April 2003.....................   50.71%    100.00%    100.00%     77.58%     82.79%     99.66%     98.72%    100.00%     99.95%
May 2003.......................   49.75%    100.00%    100.00%     76.98%     82.42%     99.63%     98.58%    100.00%     99.93%
June 2003......................   48.78%    100.00%    100.00%     76.20%     81.95%     99.59%     98.43%    100.00%     99.90%
July 2003......................   47.79%    100.00%    100.00%     75.63%     81.58%     99.54%     98.27%    100.00%     99.88%
August 2003....................   46.79%    100.00%    100.00%     75.00%     81.11%     99.50%     98.11%    100.00%     99.84%
September 2003.................   45.79%    100.00%    100.00%     74.23%     80.74%     99.45%     97.94%    100.00%     99.81%
October 2003...................   44.79%    100.00%    100.00%     73.62%     80.27%     99.40%     97.76%    100.00%     99.77%
November 2003..................   43.79%    100.00%    100.00%     73.01%     79.89%     99.34%     97.57%    100.00%     99.72%
December 2003..................   42.79%    100.00%    100.00%     72.27%     79.42%     99.29%     97.38%    100.00%     99.67%
January 2004...................   37.79%    100.00%    100.00%     71.74%     78.95%     99.23%     97.18%    100.00%     99.62%
February 2004..................   36.80%    100.00%    100.00%     71.14%     78.57%     99.16%     96.97%    100.00%     99.56%
March 2004.....................   35.83%    100.00%    100.00%     70.55%     78.09%     99.10%     96.75%    100.00%     99.49%
April 2004.....................   34.84%    100.00%    100.00%     69.93%     77.62%     99.03%     96.53%    100.00%     99.42%
May 2004.......................   33.82%    100.00%    100.00%     69.38%     77.15%     98.95%     96.30%    100.00%     99.35%
June 2004......................   32.83%    100.00%    100.00%     68.65%     76.68%     98.88%     96.06%     99.99%     99.27%
July 2004......................   31.81%    100.00%    100.00%     68.09%     76.20%     98.80%     95.81%     99.99%     99.18%
August 2004....................   30.81%    100.00%    100.00%     67.54%     75.81%     98.71%     95.56%     99.99%     99.09%
September 2004.................   29.79%    100.00%    100.00%     66.82%     75.34%     98.63%     95.30%     99.99%     98.99%
October 2004...................   28.74%    100.00%    100.00%     66.16%     74.77%     98.54%     95.03%     99.99%     98.88%
November 2004..................   27.71%    100.00%    100.00%     65.59%     74.30%     98.44%     94.75%     99.99%     98.77%
December 2004..................   26.69%    100.00%    100.00%     64.92%     73.82%     98.34%     94.47%     99.99%     98.66%
January 2005...................   25.64%    100.00%    100.00%     64.63%     71.52%     98.24%     94.18%     99.98%     98.53%
February 2005..................   24.59%    100.00%    100.00%     64.13%     71.06%     98.14%     93.88%     99.98%     98.40%
March 2005.....................   23.54%    100.00%    100.00%     63.65%     70.60%     98.03%     93.57%     99.98%     98.27%
April 2005.....................   22.49%    100.00%    100.00%     62.98%     70.06%     97.91%     93.25%     99.97%     98.13%
May 2005.......................   21.41%    100.00%    100.00%     62.69%     69.59%     97.79%     92.93%     99.97%     97.98%
June 2005......................   20.36%    100.00%    100.00%     62.01%     69.05%     97.67%     92.60%     99.97%     97.82%
July 2005......................   19.28%    100.00%    100.00%     61.41%     68.59%     97.55%     92.26%     99.96%     97.66%
August 2005....................   18.21%    100.00%    100.00%     60.83%     68.05%     97.42%     91.92%     99.96%     97.49%
September 2005.................   17.13%    100.00%    100.00%     60.14%     67.59%     97.28%     91.56%     99.95%     97.32%
October 2005...................   16.03%    100.00%    100.00%     59.43%     67.05%     97.14%     91.20%     99.95%     97.13%
November 2005..................   14.93%    100.00%    100.00%     58.85%     66.51%     97.00%     90.83%     99.94%     96.94%
December 2005..................   13.86%    100.00%    100.00%     58.16%     65.97%     96.85%     90.46%     99.93%     96.75%
January 2006...................   12.74%    100.00%    100.00%     57.57%     65.43%     96.70%     90.07%     99.93%     96.54%
February 2006..................   11.64%    100.00%    100.00%     56.98%     64.96%     96.54%     89.68%     99.92%     96.33%

                                     A-13-1

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
March 2006.....................   10.54%    100.00%    100.00%     56.31%     64.35%     96.38%     89.28%     99.91%     96.11%
April 2006.....................    9.42%    100.00%    100.00%     55.69%     63.81%     96.22%     88.87%     99.90%     95.88%
May 2006.......................    8.30%    100.00%    100.00%     55.14%     63.27%     96.05%     88.46%     99.89%     95.65%
June 2006......................    7.18%    100.00%    100.00%     54.60%     62.73%     95.87%     88.03%     99.88%     95.41%
July 2006......................    6.06%    100.00%    100.00%     54.04%     62.19%     95.69%     87.60%     99.87%     95.16%
August 2006....................    4.92%    100.00%    100.00%     53.57%     61.58%     95.51%     87.17%     99.85%     94.90%
September 2006.................    3.78%    100.00%    100.00%     52.23%     61.05%     95.32%     86.72%     99.84%     94.64%
October 2006...................    2.65%    100.00%    100.00%     50.35%     60.44%     95.12%     86.27%     99.82%     94.36%
November 2006..................    1.51%    100.00%    100.00%     48.72%     59.83%     94.92%     85.80%     99.81%     94.08%
December 2006..................    0.35%    100.00%    100.00%     47.05%     59.30%     94.72%     85.34%     99.79%     93.80%
January 2007...................    0.00%    100.00%    100.00%     45.41%     58.69%     94.51%     84.86%     99.77%     93.50%
February 2007..................             100.00%    100.00%     43.77%     58.09%     94.29%     84.37%     99.75%     93.19%
March 2007.....................             100.00%    100.00%     42.83%     57.49%     94.07%     83.88%     99.73%     92.88%
April 2007.....................             100.00%    100.00%     40.99%     56.89%     93.84%     83.38%     99.71%     92.56%
May 2007.......................             100.00%    100.00%     39.67%     56.29%     93.61%     82.87%     99.69%     92.23%
June 2007......................             100.00%    100.00%     38.06%     55.62%     93.38%     82.36%     99.66%     91.89%
July 2007......................             100.00%    100.00%     36.41%     55.02%     93.13%     81.83%     99.63%     91.55%
August 2007....................             100.00%    100.00%     34.80%     54.36%     92.88%     81.30%     99.60%     91.19%
September 2007.................             100.00%    100.00%     33.18%     53.77%     92.63%     80.76%     99.57%     90.83%
October 2007...................             100.00%    100.00%     31.34%     53.11%     92.37%     80.22%     99.54%     90.46%
November 2007..................             100.00%    100.00%     29.73%     52.46%     92.11%     79.66%     99.51%     90.08%
December 2007..................             100.00%    100.00%     28.08%     51.81%     91.84%     79.10%     99.47%     89.69%
January 2008...................             100.00%    100.00%     26.44%     51.16%     91.56%     78.53%     99.43%     89.29%
February 2008..................             100.00%    100.00%     24.79%     50.51%     91.28%     77.95%     99.39%     88.88%
March 2008.....................             100.00%    100.00%     23.43%     49.86%     90.99%     77.36%     99.35%     88.46%
April 2008.....................             100.00%    100.00%     21.60%     49.16%     90.70%     76.77%     99.31%     88.04%
May 2008.......................             100.00%    100.00%     19.91%     48.52%     90.40%     76.17%     99.26%     87.61%
June 2008......................             100.00%    100.00%     18.26%     47.82%     90.09%     75.56%     99.21%     87.16%
July 2008......................             100.00%    100.00%     16.58%     47.12%     89.78%     74.94%     99.16%     86.71%
August 2008....................             100.00%    100.00%     14.99%     46.43%     89.46%     74.32%     99.10%     86.25%
September 2008.................             100.00%    100.00%     13.38%     45.74%     89.14%     73.68%     99.04%     85.78%
October 2008...................             100.00%    100.00%     11.57%     45.06%     88.81%     73.04%     98.98%     85.30%
November 2008..................             100.00%    100.00%      9.95%     44.38%     88.47%     72.39%     98.92%     84.81%
December 2008..................             100.00%    100.00%      8.34%     43.64%     88.13%     71.74%     98.85%     84.31%
January 2009...................             100.00%    100.00%      6.71%     42.97%     87.78%     71.07%     98.78%     83.80%
February 2009..................             100.00%    100.00%      5.09%     42.24%     87.42%     70.40%     98.71%     83.29%
March 2009.....................             100.00%    100.00%      4.21%     41.52%     87.06%     69.72%     98.63%     82.76%
April 2009.....................             100.00%    100.00%      2.62%     40.80%     86.69%     69.03%     98.55%     82.22%
May 2009.......................             100.00%    100.00%      1.03%     40.09%     86.31%     68.34%     98.47%     81.68%
June 2009......................             100.00%    100.00%      0.00%     39.38%     85.93%     67.64%     98.38%     81.12%
July 2009......................              97.38%    100.00%                38.62%     85.54%     66.92%     98.29%     80.56%
August 2009....................              95.49%    100.00%                37.92%     85.15%     66.20%     98.19%     79.98%
September 2009.................              93.80%    100.00%                37.18%     84.74%     65.48%     98.09%     79.40%
October 2009...................              92.23%    100.00%                36.44%     84.34%     64.74%     97.99%     78.80%
November 2009..................              90.75%    100.00%                35.70%     83.92%     64.00%     97.88%     78.20%
December 2009..................              89.33%    100.00%                34.92%     83.50%     63.25%     97.76%     77.58%
January 2010...................              87.96%    100.00%                34.20%     83.07%     62.49%     97.64%     76.96%
February 2010..................              86.63%    100.00%                33.43%     82.63%     61.72%     97.52%     76.32%
March 2010.....................              85.33%    100.00%                32.72%     82.19%     60.95%     97.39%     75.68%
April 2010.....................              84.07%    100.00%                31.97%     81.74%     60.17%     97.26%     75.02%
May 2010.......................              82.83%    100.00%                31.22%     81.28%     59.38%     97.12%     74.36%
June 2010......................              81.62%    100.00%                30.43%     80.81%     58.58%     96.97%     73.68%
July 2010......................              80.43%    100.00%                29.70%     80.34%     57.77%     96.82%     73.00%
August 2010....................              79.26%    100.00%                28.93%     79.86%     56.96%     96.66%     72.30%
September 2010.................              78.10%    100.00%                28.17%     79.37%     56.14%     96.50%     71.59%
October 2010...................              76.97%    100.00%                27.42%     78.88%     55.31%     96.33%     70.88%
November 2010..................              75.84%    100.00%                26.67%     78.38%     54.47%     96.16%     70.15%
December 2010..................              74.74%    100.00%                25.89%     77.87%     53.63%     95.97%     69.41%
January 2011...................              73.64%    100.00%                25.16%     77.35%     52.77%     95.79%     68.66%
February 2011..................              72.56%    100.00%                24.40%     76.83%     51.91%     95.59%     67.90%
March 2011.....................              71.49%    100.00%                23.65%     76.29%     51.04%     95.39%     67.13%
April 2011.....................              70.43%    100.00%                22.86%     75.75%     50.17%     95.18%     66.35%
May 2011.......................              69.38%    100.00%                22.13%     75.21%     49.28%     94.96%     65.56%
June 2011......................              68.34%    100.00%                21.37%     74.65%     48.39%     94.73%     64.76%
July 2011......................              67.31%    100.00%                20.61%     74.09%     47.49%     94.50%     63.95%
August 2011....................              66.29%    100.00%                19.87%     73.52%     46.58%     94.26%     63.12%
September 2011.................              65.28%    100.00%                19.14%     72.94%     45.66%     94.01%     62.29%
October 2011...................              64.27%    100.00%                18.38%     72.35%     44.74%     93.75%     61.44%
November 2011..................              63.27%    100.00%                17.64%     71.76%     43.81%     93.48%     60.59%
December 2011..................              62.28%    100.00%                16.92%     71.15%     42.87%     93.21%     59.72%
January 2012...................              61.30%    100.00%                16.22%     70.54%     41.92%     92.92%     58.84%
February 2012..................              60.33%    100.00%                15.49%     69.93%     40.96%     92.62%     57.95%
March 2012.....................              59.36%    100.00%                14.81%     69.30%     40.00%     92.32%     57.05%
April 2012.....................              58.39%    100.00%                14.08%     68.66%     39.03%     92.01%     56.14%
May 2012.......................              57.44%    100.00%                13.39%     68.02%     38.05%     91.68%     55.22%
June 2012......................              56.49%    100.00%                12.71%     67.37%     37.06%     91.35%     54.28%

                                     A-13-2

                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
PAYMENT DATE OCCURRING IN          A-2        A-3        A-4        A-5        B-1        B-2        C-1        C-2        D-1
-------------------------        --------   --------   --------   --------   --------   --------   --------   --------   --------
July 2012......................              55.54%    100.00%                12.02%     66.71%     36.06%     91.00%     53.34%
August 2012....................              54.60%    100.00%                11.34%     66.04%     35.06%     90.64%     52.38%
September 2012.................              53.67%    100.00%                10.67%     65.36%     34.05%     90.28%     51.41%
October 2012...................              52.74%    100.00%                 9.99%     64.68%     33.03%     89.90%     50.43%
November 2012..................              51.81%    100.00%                 9.32%     63.99%     32.00%     89.51%     49.44%
December 2012..................              50.89%    100.00%                 8.66%     63.28%     30.97%     89.10%     48.44%
January 2013...................              49.98%    100.00%                 8.03%     62.57%     29.92%     88.69%     47.43%
February 2013..................              49.07%    100.00%                 7.37%     61.85%     28.87%     88.26%     46.40%
March 2013.....................              48.16%    100.00%                 6.74%     61.13%     27.81%     87.82%     45.36%
April 2013.....................              47.26%    100.00%                 6.12%     60.39%     26.75%     87.37%     44.31%
May 2013.......................              46.37%    100.00%                 5.49%     59.64%     25.67%     86.90%     43.25%
June 2013......................              45.47%    100.00%                 4.92%     58.89%     24.59%     86.42%     42.18%
July 2013......................              44.58%    100.00%                 4.33%     58.13%     23.50%     85.93%     41.10%
August 2013....................              43.70%    100.00%                 3.73%     57.35%     22.40%     85.42%     40.00%
September 2013.................              42.82%     97.82%                 3.18%     56.57%     21.29%     84.90%     38.90%
October 2013...................              41.94%     95.78%                 2.62%     55.78%     20.18%     84.36%     37.78%
November 2013..................              41.06%     93.80%                 2.06%     54.98%     19.05%     83.81%     36.64%
December 2013..................              40.19%     91.85%                 1.54%     54.18%     17.92%     83.25%     35.50%
January 2014...................              39.33%     89.93%                 1.02%     53.36%     16.78%     82.66%     34.35%
February 2014..................              38.46%     88.02%                 0.51%     52.53%     15.64%     82.06%     33.18%
March 2014.....................              37.60%     86.13%                 0.00%     51.70%     14.48%     81.45%     32.00%
April 2014.....................              36.75%     84.26%                           50.85%     13.32%     80.82%     30.81%
May 2014.......................              35.89%     82.40%                           50.00%     12.15%     80.17%     29.61%
June 2014......................              35.04%     80.54%                           49.14%     10.97%     79.50%     28.39%
July 2014......................              34.19%     78.70%                           48.26%      9.78%     78.82%     27.16%
August 2014....................              33.35%     76.86%                           47.38%      8.59%     78.12%     26.00%
September 2014.................              32.51%     75.03%                           46.49%      7.38%     77.40%     24.91%
October 2014...................              31.67%     73.21%                           45.59%      6.17%     76.66%     23.71%
November 2014..................              30.83%     71.40%                           44.68%      4.95%     75.91%     22.44%
December 2014..................              30.00%     69.59%                           43.76%      3.73%     75.13%     21.07%
January 2015...................              29.17%     67.78%                           42.83%      2.49%     74.33%     19.66%
February 2015..................              28.34%     65.99%                           41.89%      1.25%     73.52%     18.22%
March 2015.....................              27.52%     64.19%                           40.94%      0.00%     72.68%     16.90%
April 2015.....................              26.69%     62.40%                           39.99%                71.82%     15.56%
May 2015.......................              25.87%     60.62%                           39.02%                70.94%     14.21%
June 2015......................              25.06%     58.84%                           38.04%                70.04%     12.84%
July 2015......................              24.24%     57.07%                           37.05%                69.12%     11.47%
August 2015....................              23.43%     55.29%                           36.05%                68.18%     10.08%
September 2015.................              22.62%     53.53%                           35.05%                67.21%      8.68%
October 2015...................              21.81%     51.76%                           34.03%                66.22%      7.26%
November 2015..................              21.00%     50.00%                           33.00%                65.20%      5.84%
December 2015..................              20.20%     48.24%                           31.96%                64.17%      4.40%
January 2016...................              19.40%     46.49%                           30.91%                63.10%      2.94%
February 2016..................              18.60%     44.74%                           29.86%                62.01%      1.48%
March 2016.....................              17.80%     42.99%                           28.79%                60.90%      0.00%
April 2016.....................              17.01%     41.24%                           27.71%                59.76%
May 2016.......................              16.21%     39.50%                           26.62%                58.60%
June 2016......................              15.42%     37.76%                           25.52%                57.41%
July 2016......................              14.64%     36.02%                           24.41%                56.19%
August 2016....................              13.85%     34.28%                           23.29%                54.94%
September 2016.................              13.06%     32.55%                           22.16%                53.67%
October 2016...................              12.28%     30.82%                           21.02%                52.37%
November 2016..................              11.50%     29.09%                           19.87%                51.04%
December 2016..................              10.72%     27.36%                           18.71%                49.68%
January 2017...................               9.94%     25.64%                           17.54%                48.29%
February 2017..................               9.17%     23.92%                           16.36%                46.87%
March 2017.....................               8.39%     22.20%                           15.16%                45.41%
April 2017.....................               7.62%     20.48%                           13.96%                43.93%
May 2017.......................               6.85%     18.76%                           12.75%                42.42%
June 2017......................               6.09%     17.05%                           11.52%                40.87%
July 2017......................               5.32%     15.34%                           10.28%                39.29%
August 2017....................               4.55%     13.62%                            9.04%                37.68%
September 2017.................               3.79%     11.92%                            7.78%                36.03%
October 2017...................               3.03%     10.21%                            6.51%                34.35%
November 2017..................               2.27%      8.50%                            5.23%                32.64%
December 2017..................               1.51%      6.80%                            3.94%                30.89%
January 2018...................               0.75%      5.10%                            2.64%                29.10%
February 2018..................               0.00%      3.40%                            1.32%                27.28%
March 2018.....................                          1.70%                            0.00%                25.41%
April 2018.....................                          0.00%                                                 23.52%
May 2018.......................                                                                                21.58%
June 2018......................                                                                                19.61%
July 2018......................                                                                                17.59%
August 2018....................                                                                                15.54%
September 2018.................                                                                                13.45%
October 2018...................                                                                                 0.00%

                                     A-13-3

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
HISTORICAL FINANCIAL STATEMENTS RELATED TO THE PURCHASE OF
  AIRCRAFT FROM A
  SUBSIDIARY OF MSDW

Independent Auditors' Report................................     F-2

Schedule of Net Assets Acquired as of March 15, 2000 and
  notes thereto.............................................     F-3

Independent Auditors' Report................................     F-7

Schedule of Direct Revenues and Expenses (Related to 27
  Aircraft Purchased from a Subsidiary of MSDW) for the
  period from August 11, 1999 to November 30, 1999 and notes
  thereto...................................................     F-8

Report of Independent Accountants...........................    F-10

Schedule of Direct Revenues and Expenses (Related to 27
  Aircraft Sold to Subsidiaries of MSDW) for the Seven-Month
  and Ten Day Period Ended August 10, 1999, and the Years
  Ended December 31, 1998 and 1997 and notes thereto........    F-11

Schedule of Direct Revenues and Expenses (Related to 27
  Aircraft Purchased from a Subsidiary of MSDW) for the
  three months ended February 29, 2000 and notes thereto
  (unaudited)...............................................    F-14

Schedule of Direct Revenues and Expenses (Related to 27
  Aircraft Sold to Subsidiaries of MSDW) for the three month period ended March 31, 1999 and notes thereto
  (unaudited)...............................................    F-16

HISTORICAL FINANCIAL STATEMENTS OF MORGAN STANLEY AIRCRAFT
  FINANCE AND SUBSIDIARIES

Independent Auditors' Report................................    F-18

Consolidated Financial Statements for the fiscal years ended
  November 30, 1999 and 1998 and the period from
  October 30, 1997 (date of formation) to November 30, 1997
  and notes thereto.........................................    F-19

Interim Condensed Consolidated Financial Statements for the
  three and nine months ended August 31, 2000 and
  August 31, 1999 and notes thereto (unaudited).............    F-33

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Morgan Stanley Aircraft Finance and Subsidiaries

    We have audited the accompanying Schedule of Net Assets Acquired of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. (the "Company"), as of March 15, 2000 (the "Schedule"). A subsidiary of the Company had previously purchased the portfolio of aircraft from International Lease Finance Corporation, Los Angeles, California as described in Note 1 to the Schedule. This Schedule is the responsibility of the Group's management. Our responsibility is to express an opinion on the Schedule based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates used by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Schedule was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission as described in Note 1 to the Schedule.

    In our opinion, such Schedule presents fairly, in all material respects, the net assets acquired by the Group at March 15, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP
   New York, New York
   October 19, 2000

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                        SCHEDULE OF NET ASSETS ACQUIRED
                              AS OF MARCH 15, 2000
                             (DOLLARS IN THOUSANDS)

Assets Acquired:
  Aircraft under operating leases, at cost..................  $996,112
                                                              --------
Total assets acquired.......................................  $996,112
                                                              ========

Liabilities Assumed:

  Liability for maintenance.................................  $ 49,707
  Other liabilities.........................................    10,588
  Deferred rental income....................................     8,524
                                                              --------
Total liabilities assumed...................................    68,819
                                                              --------
Net assets acquired.........................................  $927,293
                                                              ========

               See notes to the Schedule of Net Assets Acquired.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                  NOTES TO THE SCHEDULE OF NET ASSETS ACQUIRED
                              AS OF MARCH 15, 2000

NOTE 1 -- BASIS OF PRESENTATION

    On March 15, 2000, Morgan Stanley Aircraft Finance and Subsidiaries ("MSAF Group") acquired a portfolio of 26 aircraft (the "Aircraft") from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW had previously acquired the Aircraft from International Lease Finance Corporation ("ILFC") on August 10, 1999. MSDW paid ILFC cash consideration for the Aircraft. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF Group to be an acquisition of a business as defined in Rule 11-01 of Regulation S-X.

    The Schedule of Net Assets Acquired has been prepared to comply with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. MSAF Group and the entity from which it acquired the Aircraft are both under the common control of MSDW. In accordance with generally accepted accounting principles, such common control prohibits MSAF Group from applying fair value accounting to the assets and liabilities acquired. Therefore, the amounts appearing on the accompanying Schedule of Net Assets Acquired are stated at the historical basis of such net assets on the subsidiary of MSDW's books and records.

NOTE 2 -- AIRCRAFT UNDER OPERATING LEASES

    Aircraft under operating leases are stated at the cost paid by MSAF Group to a subsidiary of MSDW to acquire the Aircraft. Such amount was equal to the subsidiary of MSDW's book value as of March 15, 2000, which is equivalent to the purchase price paid to ILFC on August 10, 1999 less accumulated depreciation through March 15, 2000. The components of MSAF Group's cost are presented below (dollars in thousands):

Aircraft cost...............................................  $1,025,713
Less: Accumulated depreciation..............................     (29,601)
                                                              ----------
Aircraft under operating leases.............................  $  996,112
                                                              ==========

    Depreciation of the Aircraft is calculated on a straight line basis. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture. The remaining useful life of the Aircraft as of March 15, 2000 ranged from 10 to 20 years.

NOTE 3 -- LIABILITIES ASSUMED

    The liabilities assumed by MSAF group, consisting of security deposits, unearned rental income, maintenance liabilities and liabilities associated with certain interest rate swaps, were acquired from the subsidiary of MSDW and are stated at the book value of such subsidiary as of March 15, 2000.

NOTE 4 -- LIABILITY FOR MAINTENANCE

    MSAF Group assumed maintenance liabilities from a subsidiary of MSDW in connection with the purchase of the Aircraft. In most lease contracts the lessee has an obligation for maintenance costs on airframes and engines. In certain lease contracts the lessee makes full or partial prepayment to the lessor, calculated at an hourly rate, which is used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. Such prepayments are generally non-refundable. MSAF Group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account. When the lessee incurs maintenance expenditures, MSAF Group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF Group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF Group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee.

    MSAF Group also estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                  NOTES TO THE SCHEDULE OF NET ASSETS ACQUIRED
                              AS OF MARCH 15, 2000

NOTE 4 -- LIABILITY FOR MAINTENANCE (CONTINUED) to the commencement of a new lease. MSAF Group also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSAF Group incurring maintenance costs which are the lessee's primary responsibility. When MSAF Group determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings and is included as a component of the liability for maintenance account.

    MSAF Group's liability for maintenance at March 15, 2000 was comprised of $49.0 million of lessee prepayments and $0.7 million of estimated lessor maintenance expenditures.

NOTE 5 -- DERIVATIVE FINANCIAL INSTRUMENTS

    MSAF Group assumed certain interest rate swap positions from a subsidiary of MSDW in connection with the purchase of the Aircraft. Such interest rate swaps will be utilized by MSAF Group as hedges of certain interest rate exposures related to its issuance, on March 15, 2000, of $1,310 million of restricted notes (the "Notes") in a private placement (see Note 6). Since the Notes were issued by MSAF Group directly, they do not appear on the accompanying Schedule of Net Assets Acquired.

    The aggregate notional principal amount of the interest rate swaps assumed by MSAF Group was $700 million. In each of these swaps, MSAF Group will receive floating amounts (based upon one month LIBOR) and will pay fixed amounts (based upon annual interest rates ranging from 7.12% to 7.46%) on a monthly basis. The maturity dates of these swap positions range from February, 2002 to November, 2019. The aggregate fair value of these swaps at March 15, 2000 was ($3.9) million.

    In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments and hedging activities. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 137 deferred the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In
June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of SFAS No. 133". MSAF Group is in the process of evaluating the impact of adopting SFAS No. 133, as amended by SFAS No. 138.

NOTE 6 -- NOTE ISSUANCE

    On March 15, 2000, MSAF Group issued $1,310 million of Notes on a basis exempt from registration under the Securities Act of 1933, as amended. With the exception of MSAF Group, the Notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries.

    MSAF Group is obligated to use its best efforts to consummate an exchange offer (the "Exchange Offer") pursuant to which the Notes would be exchanged for substantially similar securities issued pursuant to an effective registration statement under the Securities Act of 1933. If the Exchange Offer is not consummated or a registration statement is not declared effective on or prior to December 10, 2000, thereafter an additional incremental interest amount will accrue on each subclass of the Notes, at an annual rate of 0.50%. Such additional incremental interest will be payable until the date that the Exchange Offer is consummated or until such time as MSAF Group causes a registration statement with respect to resales of the Notes to become effective.

    The repayment terms of each subclass of the Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "Expected Final Payment Date") or refinanced through the issuance of refinancing notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The initial principal amount, interest

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                  NOTES TO THE SCHEDULE OF NET ASSETS ACQUIRED
                              AS OF MARCH 15, 2000

NOTE 6 -- NOTE ISSUANCE (CONTINUED)
rate, Expected Final Payment Dates and Final Maturity Dates applicable to each subclass of the Notes are listed below:

                                                                     EXPECTED FINAL
SUBCLASS                INITIAL PRINCIPAL AMOUNT   INTEREST RATE      PAYMENT DATE     FINAL MATURITY DATE
--------                ------------------------   -------------     --------------    -------------------
                             (IN THOUSANDS)
A-3...................          $580,000            LIBOR+0.52%       March 15, 2002    March 15, 2025
A-4...................           200,000            LIBOR+0.54%       March 15, 2003    March 15, 2025
A-5...................           400,000            LIBOR+0.58%        June 15, 2008    March 15, 2025
B-2...................            75,000            LIBOR+1.05%       March 15, 2007    March 15, 2025
C-2...................            55,000                  9.60%     October 15, 2016    March 15, 2025

    If the Subclass A-3, A-4 or B-2 notes are not repaid on or before their respective Expected Final Payment Dates, MSAF Group will pay additional interest of 1.00% per annum on the Subclass A-3 and A-4 notes and 1.50% per annum on the Subclass B-2 notes, until such notes are repaid in full.

    The dates on which principal repayments on the Notes will actually occur will depend on the cash flows generated by the rental income from MSAF Group's portfolio of aircraft. Amounts received by MSAF Group are available for distribution and are paid in accordance with the priorities specified in the Indenture relating to the Notes.

NOTE 7 -- ADDITIONAL AIRCRAFT PURCHASE

    On May 1, 2000, MSAF Group acquired one additional aircraft from a subsidiary of MSDW. This aircraft was previously purchased by MSDW from ILFC in August 1999, but is not included in the accompanying Schedule of Net Assets Acquired since this Statement is prior to the date of acquisition of this aircraft. MSDW paid ILFC cash consideration for this additional aircraft. The book value of this aircraft was approximately $20.5 million at May 1, 2000.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Morgan Stanley Aircraft Finance and Subsidiaries

    We have audited the accompanying Schedule of Direct Revenues and Expenses (Related to 27 aircraft purchased from a subsidiary of Morgan Stanley Dean Witter & Co. (the "Company")) of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group"), a wholly-owned subsidiary of the Company, for the period from August 11, 1999 through November 30, 1999 (the "Schedule"). The Company previously purchased the Aircraft from International Lease Finance Corporation, Los Angeles, California as described in Note 1 to this Schedule. This Schedule is the responsibility of Group's management. Our responsibility is to express an opinion on the Schedule based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Schedule was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission as described in Note 1 to the Schedule and are not intended to be a complete presentation of the Group's revenues and expenses.

    In our opinion, such Schedule presents fairly, in all material respects, the direct revenues and expenses of the Group for the period from August 11, 1999 through November 30, 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP
   New York, New York
   October 19, 2000

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
          (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)
            FOR THE PERIOD FROM AUGUST 11, 1999 TO NOVEMBER 30, 1999

                                                                   PERIOD FROM
                                                                 AUGUST 11, 1999
                                                               TO NOVEMBER 30, 1999
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Direct revenues
  Lease revenues............................................           $36,234
                                                                       =======
Direct Expenses
      (excluding interest expense -- see Note 3)
  Depreciation expense......................................           $14,977
  Maintenance and other aircraft related costs..............                 5
  Service provider and other fees...........................             1,106
                                                                       -------
  Total Direct Expenses (excluding interest expense -- see
    Note 3).................................................           $16,088
                                                                       =======

           See notes to the Schedule of Direct Revenues and Expenses.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
             NOTES TO THE SCHEDULE OF DIRECT REVENUES AND EXPENSES
          (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)
            FOR THE PERIOD FROM AUGUST 11, 1999 TO NOVEMBER 30, 1999

NOTE 1 -- BASIS OF PRESENTATION

    On March 15, 2000, Morgan Stanley Aircraft Finance and Subsidiaries ("MSAF Group") acquired a portfolio of 26 aircraft from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). In May 2000, MSAF Group acquired one additional aircraft from a subsidiary of MSDW. MSDW had previously acquired all 27 of these aircraft (the "Aircraft") from International Lease Finance Corporation ("ILFC") on August 10, 1999. MSDW paid ILFC cash consideration for the Aircraft. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF Group to be an acquisition of a business as defined in Rule 11-01 of Regulation S-X.

    The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) has been prepared to comply with Rule 3-05 of Regulation S-X as requested by the staff of the Securities and Exchange Commission.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    LEASE REVENUES -- The Aircraft are leased to certain third parties under operating leases. Revenues from such operating leases are recognized on a straight-line basis.

    DEPRECIATION EXPENSE -- Depreciation of the Aircraft is calculated on a straight line basis. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture. The remaining useful life of the Aircraft as of March 15, 2000 ranged from 10 to 20 years.

    SERVICE PROVIDER AND OTHER FEES -- In the period from August 11, 1999 to November 30, 1999, MSDW paid certain fees to ILFC in accordance with the terms of a servicing agreement (the "Agreement"). Under the terms of the Agreement, ILFC is performing certain aircraft related activities with respect to the Aircraft, including marketing the Aircraft for lease or sale and monitoring lessee compliance with lease terms.

    MAINTENANCE AND OTHER AIRCRAFT RELATED COSTS -- MSDW estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior to the commencement of a new lease. MSDW also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSDW incurring maintenance costs which are the lessee's primary responsibility. When MSDW determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings.

NOTE 3 -- INTEREST EXPENSE (UNAUDITED)

    Interest expense has been excluded from the accompanying Schedule of Direct Revenues and Expenses as it is considered a corporate level expense by MSDW. However, for the purposes of this note, MSDW has made an allocation of interest expense by applying its composite rate of interest for the period presented to an amount of debt allocated to the Aircraft, which was based upon the purchase price of the Aircraft. Management believes that such allocation is a reasonable basis for allocating such costs. The interest expense resulting from this allocation for the period from August 11, 1999 to November 30, 1999 was approximately $13 million, which included approximately $0.3 million of costs related to certain interest rate swaps that were assumed by MSAF group on March 15, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Shareholder and Board of Directors
International Lease Finance Corporation
Los Angeles, California

    We have audited the accompanying Schedule of Direct Revenues and Expenses (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co.) of International Lease Finance Corporation and Subsidiaries for the seven month and ten day period from January 1, 1999 to August 10, 1999 and for the years ended December 31, 1998 and 1997 (the "Schedule") on pages F-11 through F-13. This Schedule is the responsibility of the management of International Lease Finance Corporation. Our responsibility is to express an opinion on this Schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of Morgan Stanley Aircraft Finance) as described in Note 1 and is not intended to be a complete presentation of the revenues and expenses arising from the 27 aircraft sold to subsidiaries of Morgan Stanley Dean Witter & Co.

    In our opinion, the Schedule referred to above presents fairly, in all material respects, the direct revenues and expenses arising from transactions related to the 27 aircraft sold to subsidiaries of Morgan Stanley Dean Witter & Co. by International Lease Finance Corporation and Subsidiaries for the seven month and ten day period from January 1, 1999 to August 10, 1999 and for the years ended December 31, 1998 and 1997, as described in Note 1 accompanying the Schedule, in conformity with accounting principles generally accepted in the United States of America.

/s/  PricewaterhouseCoopers LLP
   Los Angeles, California
   October 24, 2000

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
         FOR THE SEVEN MONTH AND TEN DAY PERIOD FROM JANUARY 1, 1999 TO
        AUGUST 10, 1999, AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                           FOR THE SEVEN        FOR THE YEARS
                                                         MONTH AND TEN DAY   ENDED DECEMBER 31,
                                                           PERIOD ENDED      -------------------
                                                          AUGUST 10, 1999      1998       1997
                                                         -----------------   --------   --------
Revenues:
  Rental of flight equipment...........................       $81,488        $133,971   $134,110
                                                              -------        --------   --------
Expenses (excluding interest expense -- see Note 3):
  Depreciation.........................................        25,270          41,635     42,010
  Rental expense.......................................         1,485           2,755      2,786
  Selling, general and administrative expense..........         1,857           3,331      3,093
  Provision for overhaul reimbursements................         4,241           6,258      6,872
                                                              -------        --------   --------
    Total expense (excluding interest expense -- see
      Note 3)..........................................        32,853          53,979     54,761
                                                              -------        --------   --------
Excess of revenues over expenses.......................       $48,635        $ 79,992   $ 79,349
                                                              =======        ========   ========

    See accompanying notes to the Schedule of Direct Revenues and Expenses.

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
         FOR THE SEVEN MONTH AND TEN DAY PERIOD FROM JANUARY 1, 1999 TO
        AUGUST 10, 1999, AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               NOTES TO SCHEDULE

NOTE 1 -- BASIS OF PRESENTATION

    The Schedule of Direct Revenues and Expenses (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW")) (the "Schedule") has been prepared to assist Morgan Stanley Aircraft Finance ("MSAF"), a third party, to obtain information on the purchase of a business in compliance with Rule 11-01 of Regulation S-X as requested by the staff of the Securities and Exchange Commission. International Lease Finance Corporation ("ILFC") is unable to prepare full financial statements related to the 27 aircraft sold to MSA IV and MSA V (wholly owned subsidiaries of MSDW) since the aircraft sold are not a separate business of ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties.

    The Schedule presents the information indicated on the accrual basis of accounting and is aggregated from the records of the various operating subsidiaries of ILFC. There were no inter-company items to be eliminated. The
Schedule is not intended to be a complete presentation of ILFC's revenues and expenses related to the 27 aircraft sold.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    RENTALS: ILFC, as lessor, leases flight equipment principally under operating leases. Accordingly, income is reported over the life of the lease as rentals become receivable under the provisions of the lease, or, in the case of leases with varying payments, under the straight-line method over the noncancelable term of the lease based on the number of days in service in each month. In certain cases, leases provide for additional rentals based on usage.

    DEPRECIATION AND OVERHAUL PROVISIONS: Flight equipment is stated at cost. Major additions and modifications are capitalized. Normal maintenance and repairs; airframe and engine overhauls; and compliance with return conditions of flight equipment on lease are provided by and paid for by the lessee. Under the provisions of many leases, for certain airframe and engine overhauls, the lessee is reimbursed for costs incurred up to but not exceeding related hourly rental paid to ILFC by the lessee. Such rentals are included in the caption rental of flight equipment. ILFC provides a charge to operations for such reimbursements based on the estimated reimbursements during the life of the lease.

    Aircraft are depreciated using the straight-line method over a 25-year life from the date of manufacture to a 15% residual value.

    RENTAL EXPENSE: In a prior year, ILFC entered into a sale-leaseback transaction on one of the aircraft sold. The lease was a one-year operating lease with six one-year extension options maturing in 2000. The aircraft sold was repurchased by ILFC in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE: Selling, general and administrative expense includes, among other costs, the costs related to servicing leases, leasing and releasing, and selling aircraft. Selling, general and administrative expenses have been allocated to the aircraft included in the sale to MSAF based on the relationship of rental income from the 27 aircraft sold to total ILFC rental income applied to total ILFC selling, general and administrative expense. Management believes that such allocation is a reasonable basis for allocating such costs.

NOTE 3 -- INTEREST EXPENSE (UNAUDITED):

    Interest expense has been excluded from direct expenses as it is considered a corporate level expense by ILFC. No allocation of interest expense is made to individual aircraft of ILFC or the 27 aircraft sold to subsidiaries of MSDW. However, for purposes of this note, ILFC has made an allocation of interest expense by applying its composite rate of interest for each period presented to an amount of debt allocated to the 27 aircraft sold determined by dividing the net book value of the 27

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
         FOR THE SEVEN MONTH AND TEN DAY PERIOD FROM JANUARY 1, 1999 TO
        AUGUST 10, 1999, AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               NOTES TO SCHEDULE

NOTE 3 -- INTEREST EXPENSE (UNAUDITED): (CONTINUED) aircraft sold by the net book value of all aircraft owned for each period presented. The results are as follows (dollars in thousands):

                                                                FOR THE SEVEN
                                                                  MONTH AND       FOR THE YEARS ENDED
                                                               TEN DAY PERIOD        DECEMBER 31,
                                                                    ENDED         -------------------
                                                               AUGUST 10, 1999      1998       1997
                                                               ---------------      ----       ----
Interest expense allocated to the 27 aircraft sold..........       $31,825        $43,478    $50,123

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
          (RELATED TO 27 AIRCRAFT PURCHASED FROM A SUBSIDIARY OF MSDW)
                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000
                                  (UNAUDITED)

                                                                   THREE MONTHS
                                                                      ENDED
                                                                FEBRUARY 29, 2000
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Direct revenues
  Lease income..............................................         $32,204
                                                                     =======
Direct Expenses
    (excluding interest expense -- see Note 3)
  Depreciation expense......................................         $13,186
  Maintenance and other aircraft related costs..............               2
  Service provider and other fees...........................           1,196
                                                                     -------
  Total Direct Expenses (excluding interest expense -- see
    Note 3).................................................         $14,384
                                                                     =======

          See notes to the Schedules of Direct Revenues and Expenses.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                   SCHEDULES OF DIRECT REVENUES AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

    On March 15, 2000, Morgan Stanley Aircraft Finance and Subsidiaries ("MSAF Group") acquired a portfolio of 26 aircraft from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). In May 2000, MSAF Group acquired one additional aircraft from a subsidiary of MSDW. MSDW had previously acquired all 27 of these aircraft (the "Aircraft") from International Lease Finance Corporation ("ILFC") on August 10, 1999. MSDW paid ILFC cash consideration for the Aircraft. The staff of the Securities and Exchange Commission has deemed the purchase of the Aircraft by MSAF Group to be an acquisition of a business as defined in Rule 11-01 of Regulation S-X.

    The Schedules of Direct Revenues and Expenses (Related to 27 Aircraft Purchased from a Subsidiary of MSDW) has been prepared to comply with Rule 3-05 of Regulation S-X as requested by the staff of the Securities and Exchange Commission.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    LEASE REVENUES -- The Aircraft are leased to certain third parties under operating leases. Revenues from such operating leases are recognized on a straight-line basis.

    DEPRECIATION EXPENSE -- Depreciation of the Aircraft is calculated on a straight line basis. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture. The remaining useful life of the Aircraft as of March 15, 2000 ranged from 10 to 20 years.

    SERVICE PROVIDER AND OTHER FEES -- In the period from December 1, 1999 to February 29, 2000, MSDW paid certain fees to ILFC in accordance with the terms of a servicing agreement (the "Agreement"). Under the terms of the Agreement, ILFC is performing certain aircraft related activities with respect to the Aircraft, including marketing the Aircraft for lease or sale and monitoring lessee compliance with lease terms.

    MAINTENANCE AND OTHER AIRCRAFT RELATED COSTS -- MSDW estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior to the commencement of a new lease. MSDW also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSDW incurring maintenance costs which are the lessee's primary responsibility. When MSDW determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings.

NOTE 3 -- INTEREST EXPENSE

    Interest expense has been excluded from the accompanying Schedule of Direct Revenues and Expenses as it is considered a corporate level expense by MSDW. However, for the purposes of this note, MSDW has made an allocation of interest expense by applying its composite rate of interest for the period presented to an amount of debt allocated to the Aircraft, which was based upon the purchase price of the Aircraft. Management believes that such allocation is a reasonable basis for allocating such costs. The interest expense resulting from this allocation for the period from December 1, 1999 to February 29, 2000 was approximately $19 million, which included approximately $5 million of costs related to certain interest rate swaps that were assumed by MSAF Group on March 15, 2000.

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUES AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

Revenues:
  Rental of flight equipment................................  $33,856
                                                              -------
Expenses (excluding interest expense -- see Note 3)
  Depreciation..............................................   10,272
  Rental expense............................................      854
  Selling, general and administrative expense...............      891
  Provision for overhaul reimbursements.....................    1,670
                                                              -------
    Total expenses (excluding interest expense -- See Note
     3).....................................................   13,687
                                                              -------
Excess of revenues over expenses............................  $20,169
                                                              =======

    See accompanying notes to the Schedule of Direct Revenues and Expenses.

            INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF DIRECT REVENUE AND EXPENSES
             (RELATED TO 27 AIRCRAFT SOLD TO SUBSIDIARIES OF MSDW)
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999
                               NOTES TO SCHEDULE
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

    The Schedule of Direct Revenues and Expenses (Related to 27 Aircraft Sold to Subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW")) (the "Schedule") has been prepared to assist Morgan Stanley Aircraft Finance ("MSAF"), a third party, to obtain information on the purchase of a business in compliance with Rule 11-01 of Regulation S-X as requested by the staff of the Securities and Exchange Commission. International Lease Finance Corporation ("ILFC") is unable to prepare full financial statements related to the 27 aircraft sold to MSA IV and MSA V (wholly owned subsidiaries of MSDW) since the aircraft sold are not a separate business to ILFC but rather individual aircraft from its portfolio of aircraft owned and leased to third parties.

    The Schedule presents the information indicated on the accrual basis of accounting and is aggregated from the records of the various operating subsidiaries of ILFC. There were no inter-company items to be eliminated. The
Schedule is not intended to be a complete presentation of ILFC's revenues and expenses related to the 27 aircraft sold.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    RENTALS: ILFC, as lessor, leases flight equipment principally under operating leases. Accordingly, income is reported over the life of the lease as rentals become receivable under the provisions of the lease, or, in the case of leases with varying payments, under the straight-line method over the noncancelable term of the lease based on the number of days in service in each month. In certain cases, leases provide for additional rentals based on usage.

    DEPRECIATION AND OVERHAUL PROVISIONS: Flight equipment is stated at cost. Major additions and modifications are capitalized. Normal maintenance and repairs; airframe and engine overhauls; and compliance with return conditions of flight equipment on lease are provided by and paid for by the lessee. Under the provisions of many leases, for certain airframe and engine overhauls, the lessee is reimbursed for costs incurred up to but not exceeding related hourly rental paid to ILFC by the lessee. Such rentals are included in the caption rental of flight equipment. ILFC provides a charge to operations for such reimbursements based on the estimated reimbursements during the life of the lease.

    Aircraft are depreciated using the straight-line method over a 25-year life from the date of manufacture to a 15% residual value.

    RENTAL EXPENSE: In a prior year, ILFC entered into a sale-leaseback transaction on one of the aircraft sold. The lease was a one-year operating lease with six one-year extension options maturing in 2000. The aircraft sold was repurchased by ILFC in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE: Selling, general and administrative expense includes, among other costs, the costs related to servicing leases, leasing and releasing, and selling aircraft. Selling, general and administrative expenses have been allocated to the aircraft included in the sale to MSAF based on the relationship of rental income from the 27 aircraft sold to total ILFC rental income applied to total ILFC selling, general and administrative expense. Management believes that such allocation is a reasonable basis for allocating such costs.

NOTE 3 -- INTEREST EXPENSE

    Interest expense has been excluded from direct expenses as it is considered a corporate level expense by ILFC. No allocation of interest expense is made to individual aircraft of ILFC or the 27 aircraft sold to subsidiaries of MSDW. However, for purposes of this note, ILFC has made an allocation of interest expense by applying its composite rate of interest for each period presented to an amount of debt allocated to the 27 aircraft sold determined by dividing the net book value of the 27 aircraft sold by the net book value of all aircraft owned for the period presented. Interest expense resulting from this allocation was approximately $10.5 million for the three months ended March 31, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Morgan Stanley Aircraft Finance and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Morgan Stanley Aircraft Finance and Subsidiaries (the "GROUP") as of November 30, 1999 and 1998, and the related consolidated statements of operations, cash flows and changes in beneficial interest/(deficit) for the fiscal years ended
November 30, 1999, 1998, and the period from October 30, 1997 (date of formation) to November 30, 1997. These consolidated financial statements are the responsibility of the Group's trustees. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the trustees, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of November 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the fiscal years ended November 30, 1999, 1998, and the period from October 30, 1997 (date of formation) to November 30, 1997, in conformity with generally accepted accounting principles.

/s/  Deloitte & Touche LLP
   New York, New York
   January 21, 2000

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              NOVEMBER 30,   NOVEMBER 30,
                                                                  1999           1998
                                                              ------------   ------------
                                         ASSETS
Cash and cash equivalents...................................   $   35,119     $   34,850
Receivables:
  Lease income, net.........................................        1,908          3,744
  Investment income and other...............................          161            153
Aircraft under operating leases, net........................      886,051        933,111
Investment in capital lease, net............................       18,300         21,581
Underwriting and other issuance related costs, net of
  amortization..............................................       15,935         17,053
                                                               ----------     ----------
Total Assets................................................   $  957,474     $1,010,492
                                                               ==========     ==========

                   LIABILITIES AND BENEFICIAL INTERESTHOLDER'S DEFICIT
Payables:
  Interest payable to Noteholders...........................   $    2,481     $    2,655
Deferred rental income......................................        5,318          7,351
Liability for maintenance...................................       57,437         52,489
Other liabilities...........................................       11,376         15,865
Notes payable:
  Subclass A-1..............................................      400,000        400,000
  Subclass A-2..............................................      234,533        274,062
  Subclass B-1..............................................       91,023         94,819
  Subclass C-1..............................................       99,987        100,000
  Subclass D-1..............................................      110,000        110,000
                                                               ----------     ----------
                                                                1,012,155      1,057,241
                                                               ----------     ----------
Commitments and contingencies
Beneficial Interestholder's Deficit:
  Beneficial Interest.......................................            1              1
  Deemed Distribution.......................................      (15,305)       (15,305)
  Accumulated Deficit.......................................      (39,377)       (31,445)
                                                               ----------     ----------
  Total Beneficial Interestholder's Deficit.................      (54,681)       (46,749)
                                                               ----------     ----------
Total Liabilities and Beneficial Interestholder's Deficit...   $  957,474     $1,010,492
                                                               ==========     ==========

                See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                         PERIOD FROM
                                                                                       OCTOBER 30, 1997
                                             FISCAL YEAR ENDED   FISCAL YEAR ENDED   (DATE OF FORMATION)
                                             NOVEMBER 30, 1999   NOVEMBER 30, 1998   TO NOVEMBER 30, 1997
                                             -----------------   -----------------   --------------------
Revenues:
  Lease income, net........................      $114,651            $120,005               $4,747
  Investment income on collection
    account................................         1,845               2,156                   --
                                                 --------            --------               ------
  Total revenues...........................       116,496             122,161                4,747
                                                 --------            --------               ------
Expenses:
  Interest expense.........................        63,584              50,533                   --
  Depreciation expense.....................        47,060              38,876                   43
  Operating expenses:
    Service provider and other fees........         8,568               9,534                   --
    Maintenance and other aircraft related
      costs................................         5,216               2,969                   --
                                                 --------            --------               ------
  Total expenses...........................       124,428             101,912                   43
                                                 --------            --------               ------
Net (loss)/income..........................      $ (7,932)           $ 20,249               $4,704
                                                 ========            ========               ======

                See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         PERIOD FROM
                                                                                       OCTOBER 30, 1997
                                             FISCAL YEAR ENDED   FISCAL YEAR ENDED   (DATE OF FORMATION)
                                             NOVEMBER 30, 1999   NOVEMBER 30, 1998   TO NOVEMBER 30, 1997
                                             -----------------   -----------------   --------------------
Cash flows from operating activities
  Net (loss)/income........................      $ (7,932)          $   20,249             $  4,704
Adjustments to reconcile net (loss)/income
  to net cash provided by operating
  activities:
Depreciation expense -- equipment under
  operating leases.........................        47,060               38,876                   43
Gain on capital lease......................            --                   --               (4,610)
Amortization of underwriting and other
  issuance related costs...................         1,118                  837                   --
Provision for doubtful accounts............         6,361                  689                   --
Changes in assets and liabilities:
  Receivables:
    Investment income and other............            (8)                (153)                  --
    Lease income, net......................        (1,224)              (5,520)                (137)
  Investment in capital lease..............           (20)               4,643                   --
  Liability for maintenance................         4,948               13,204                   --
  Interest payable to Noteholders..........          (174)               2,655                   --
  Deferred rental income...................        (2,033)               7,351                   --
  Other liabilities........................        (4,489)               1,110                   --
                                                 --------           ----------             --------
  Net cash provided by operating
    activities.............................        43,607               83,941                   --
                                                 --------           ----------             --------
Cash flows from investing activities
  Purchase of aircraft.....................            --             (887,315)             (66,370)
                                                 --------           ----------             --------
Net cash used for investing activities.....            --             (887,315)             (66,370)
                                                 --------           ----------             --------
Cash flows from financing activities
  Issuance of beneficial interest to Morgan
    Stanley Financing Inc..................            --                   --                    1
  Proceeds from Notes, net of underwriting
    costs..................................            --            1,041,610                   --
  Proceeds from borrowings from Morgan
    Stanley Financing Inc..................            --              853,490               66,369
  Beneficial Interest Distribution.........            --             (976,257)                  --
  Repayments of Notes......................       (43,338)             (71,119)                  --
  Other issuance related costs.............            --               (9,500)                  --
                                                 --------           ----------             --------
Net cash (used for)/provided by financing
  activities...............................       (43,338)             838,224               66,370
                                                 --------           ----------             --------
Net increase in cash and cash
  equivalents..............................           269               34,850                   --
Cash and cash equivalents at beginning of
  period...................................        34,850                   --                   --
                                                 --------           ----------             --------
Cash and cash equivalents at end of
  period...................................      $ 35,119           $   34,850             $     --
                                                 ========           ==========             ========

                See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN BENEFICIAL INTEREST/(DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                                               RETAINED       TOTAL
                                                                               EARNINGS     BENEFICIAL
                                                 BENEFICIAL      DEEMED      (ACCUMULATED    INTEREST
                                                  INTEREST    DISTRIBUTION     DEFICIT)     (DEFICIT)
                                                 ----------   ------------   ------------   ----------
Issuance of Beneficial Interest................  $       1      $     --       $     --     $       1
Net income.....................................         --            --          4,704         4,704
                                                 ---------      --------       --------     ---------
Balance at November 30, 1997...................          1            --          4,704         4,705
Net income.....................................         --            --         20,249        20,249
Deemed Distribution............................         --       (15,305)            --       (15,305)
Borrowings from Morgan Stanley Financing Inc.
  converted into Beneficial Interest...........    919,859            --             --       919,859
Payment of Beneficial Interest Distribution to
  Morgan Stanley Financing Inc.................   (919,859)           --        (56,398)     (976,257)
                                                 ---------      --------       --------     ---------
Balance at November 30, 1998...................          1       (15,305)       (31,445)      (46,749)
Net (loss).....................................         --            --         (7,932)       (7,932)
                                                 ---------      --------       --------     ---------
Balance as of November 30, 1999................  $       1      $(15,305)      $(39,377)    $ (54,681)
                                                 =========      ========       ========     =========

                See notes to Consolidated Financial Statements.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

    Morgan Stanley Aircraft Finance ("MSAF") is a special-purpose statutory business trust that was formed on October 30, 1997 under the laws of Delaware. MSAF and its subsidiaries ("MSAF group") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. All of the beneficial interest of MSAF group is owned by Morgan Stanley Financing Inc. ("MSF"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF group's obligations, including its financial debt obligations, are not obligations of, or guaranteed by, MSDW, MSF or any person other than MSAF group.

    The consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.

    All material intercompany transactions have been eliminated.

    Certain reclassifications have been made to prior year amounts to conform to the current presentation.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash and highly liquid investments with a maturity of three months or less.

REVENUE RECOGNITION

    Revenue from aircraft on operating leases is recognized on a straight-line basis.

    Certain lease contracts may require the lessee to make separate payments for flight hours flown and revenue sector passenger miles flown. In such instances, MSAF group recognizes rental revenues as they are earned in accordance with the terms of the lease contract.

AIRCRAFT

    Aircraft, including engines, are stated at cost less accumulated depreciation. Cost is comprised of the cash purchase price paid plus any maintenance liabilities that MSAF group assumed from the seller at the date of purchase. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture.

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the recognition of an impairment loss for an asset held for use is required when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of impairment loss is to be recognized based on the fair value of the asset. Fair value reflects the underlying economic value of the aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. The fair value of the assets is based on independent valuations of the aircraft in the fleet and estimates of discounted future cash flows. SFAS 121 also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less estimated disposal costs. As of November 30, 1999 and November 30, 1998, no impairment losses had been recognized.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LIABILITY FOR MAINTENANCE

    In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines. In many lease contracts the lessee makes a full or partial prepayment to the lessor, calculated at an hourly rate, which is used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. Such prepayments are generally non-refundable. MSAF group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.

    MSAF group also estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior to the commencement of a new lease. MSAF group also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSAF group incurring maintenance costs which are the lessee's primary responsibility. When MSAF group determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings and is included as a component of the liability for maintenance account appearing on the Consolidated Balance Sheets.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Allowances are made for doubtful accounts where it is considered that there is a significant risk of non-recovery. The assessment of risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the expected value of security deposits held (if any), together with an assessment of the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. As of November 30, 1999, MSAF group had recorded allowances for doubtful accounts against lease income receivables for two lessees totaling $0.4 million. The allowance for doubtful accounts at November 30, 1998 totaled $0.6 million.

INCOME TAXES

    MSAF group is a Delaware business trust treated as a branch of MSF for U.S. Federal, State and local income tax purposes. As such, MSAF group is not subject to U.S. Federal, State and local income taxes.

CONCENTRATIONS OF CREDIT RISK

    Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising MSAF group's customer base and the different geographic areas in which they operate. As of November 30, 1999 MSAF group had leased aircraft to 27 lessees in 19 countries. The geographic concentrations of the MSAF group's leasing revenues is set forth in
Note 6.

    Many of MSAF group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general weakly capitalized airlines are more likely to seek operating leases. In addition, as of November 30, 1999, 14 of MSAF group's aircraft are being leased to lessees domiciled in certain emerging markets nations, including those located in Eastern Europe, the Middle East, Latin America and Asia. Emerging market economies have been affected by severe economic and financial difficulties. The exposure of MSAF group's aircraft to particular countries and customers is managed partly through concentration limits and through obtaining security from lessees by way of deposits. MSAF group will continue to manage its exposure to particular countries, regions and lessees through concentration limits.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 137 deferred the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. MSAF group is in the process of evaluating the impact of adopting SFAS No. 133.

    In fiscal 1999, MSAF group adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes the standards for the reporting and presentation of comprehensive income. MSAF group does not have any items affecting comprehensive income. Accordingly, MSAF group's comprehensive (loss) income was equal to its net (loss) income for all periods presented.

NOTE 3 -- AIRCRAFT

                                                              NOVEMBER 30, 1999   NOVEMBER 30, 1998
                                                              -----------------   -----------------
                                                                     (DOLLARS IN THOUSANDS)
Stage 3 Aircraft and one engine:
Cost........................................................      $972,030            $972,030
Less Accumulated depreciation...............................       (85,979)            (38,919)
                                                                  --------            --------
                                                                  $886,051            $933,111
                                                                  ========            ========
Aircraft cost includes $38.7 million of maintenance
  liabilities that MSAF group assumed at the date of
  purchase.
Fleet Analysis:
On lease for a further period of:
More than five years........................................             9                   8
From one to five years......................................            20                  20
Less than one year..........................................             3                   5
                                                                  --------            --------
Total aircraft portfolio (including one engine) on lease....            32                  33
                                                                  ========            ========

    As of November 30, 1999 there was 1 non-revenue earning aircraft in MSAF group's portfolio, which is subject to a non-binding letter of intent for lease. At November 30, 1998 there were no non-revenue earning aircraft in MSAF group's portfolio.

NOTE 4 -- INVESTMENT IN CAPITAL LEASE

    One of MSAF group's aircraft has been leased to a customer under a sales-type capital lease. The components of MSAF group's investment in this lease are as follows:

                                                              NOVEMBER 30, 1999   NOVEMBER 30, 1998
                                                              -----------------   -----------------
                                                                     (DOLLARS IN THOUSANDS)
Minimum lease payments receivable...........................      $ 28,733             $26,662
Less: Allowance for doubtful accounts.......................            --                (136)
                                                                  --------             -------
Net minimum lease payments receivable.......................        28,733              26,526
Less: Unearned income.......................................       (10,433)             (4,945)
                                                                  --------             -------
Net investment in capital lease.............................      $ 18,300             $21,581
                                                                  ========             =======

    As of November 30, 1999, minimum lease payments for each of the five succeeding fiscal years are $3.7 million.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -- INVESTMENT IN CAPITAL LEASE (CONTINUED)
    Unearned income is recognized over the term of the lease using the interest method.

    The provision for doubtful accounts related to this lease of $3.3 million for the year ended November 30, 1999 is recorded as a reduction of lease income revenues in the Consolidated Statements of Operations.

    The lessee associated with this capital lease has been experiencing severe financial difficulties and has been adversely affected by economic uncertainty in Latin America and the devaluation of the Brazilian currency in January 1999. As a result, in August 1999 MSAF group and the lessee agreed to modify the terms of the existing capital lease by increasing the total rental payments to be received and by extending the lease term. The balances of the net minimum lease payments receivable and unearned income have been adjusted to reflect the amended terms of the capital lease.

NOTE 5 -- LEASE INCOME RECEIVABLE

    Lease income receivable was as follows:

                                                              NOVEMBER 30, 1999   NOVEMBER 30, 1998
                                                              -----------------   -----------------
                                                                     (DOLLARS IN THOUSANDS)
Lease income receivable.....................................       $2,271              $4,297
Less: Allowance for doubtful accounts.......................         (363)               (553)
                                                                   ------              ------
Lease income receivable, net................................       $1,908              $3,744
                                                                   ======              ======

    The provision for doubtful accounts of $3.1 million in Fiscal 1999 is recorded as a reduction of lease income revenues in the Consolidated Statement of Operations.

    Activity in the allowance for doubtful accounts was as follows:

                                                              FISCAL 1999   FISCAL 1998
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Balance, beginning of period................................    $   553        $ --
Provision for doubtful accounts.............................      3,060         553
Amounts written-off.........................................     (3,250)         --
                                                                -------        ----
Balance, end of period......................................    $   363        $553
                                                                =======        ====

NOTE 6 -- REVENUES

    The distribution of lease revenues by geographic area is as follows:

                                                                                         PERIOD FROM
                                                                                      OCTOBER 30, 1997
                                                                                     (DATE OF FORMATION)
                                                        FISCAL 1999   FISCAL 1998   TO NOVEMBER 30, 1997
                                                        -----------   -----------   --------------------
                                                                     (DOLLARS IN THOUSANDS)
North America.........................................   $ 14,117      $  8,743             $   --
Asia..................................................     15,227        13,814                 --
Europe................................................     38,241        51,409                 --
Middle East...........................................     14,457        10,950                 --
Latin America.........................................     11,860        20,084              4,747
Other.................................................     20,749        15,005                 --
                                                         --------      --------             ------
Total.................................................   $114,651      $120,005             $4,747
                                                         ========      ========             ======

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -- REVENUES (CONTINUED)
    As of November 30, 1999, MSAF group had contracted to receive the following minimum rentals under operating leases (Dollars in millions):

FISCAL YEAR ENDING NOVEMBER 30,
-------------------------------
2000........................................................    $108
2001........................................................     100
2002........................................................      91
2003........................................................      70
2004........................................................      48
Thereafter..................................................      60

NOTE 7 -- LIABILITY FOR MAINTENANCE

    Activity in the liability for maintenance account was as follows:

                                                              FISCAL 1999   FISCAL 1998
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Balance, beginning of period................................   $ 52,489       $    --
Liabilities assumed from International Lease Finance
  Corporation...............................................         --        38,735
Collections from lessees....................................     17,709        15,837
Reimbursements to lessees...................................    (11,872)       (2,633)
Net accruals and transfers..................................       (889)          550
                                                               --------       -------
Balance, end of period......................................   $ 57,437       $52,489
                                                               ========       =======

NOTE 8 -- NOTES PAYABLE

    During Fiscal 1998, MSAF group acquired 32 aircraft and one spare engine having an aggregate cost of $972 million. MSAF group financed these purchases primarily through borrowings from MSF and from the net proceeds from MSAF group's private placement of securitized notes as discussed below.

    On March 3, 1998, MSAF group completed an offering of $1,050 million of securitized notes (the "notes") on a basis exempt from registration under the Securities Act of 1933, as amended. Simultaneous with the private placement, the loan provided by MSF was automatically converted into a beneficial interest held by MSF. MSAF group primarily utilized the proceeds from the notes to pay a beneficial interest distribution to MSF and to acquire an additional aircraft. With the exception of MSAF group, the notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSF.

    Underwriting and other issuance related costs of $17.9 million which were incurred in connection with the offering are being amortized over the expected life of the notes, which is currently estimated to be 16 years.

    The repayment terms of each subclass of notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "Expected Final Payment Date") or refinanced through the issuance of new notes, but in any event are ultimately due for repayment on

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -- NOTES PAYABLE (CONTINUED)
specified final maturity dates (the "Final Maturity Date"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each subclass of the notes are listed below:

                                                                      EXPECTED FINAL   FINAL MATURITY
SUBCLASS OF NOTE          INITIAL PRINCIPAL AMOUNT   INTEREST RATE     PAYMENT DATE         DATE
----------------          ------------------------   -------------    --------------   --------------
                           (DOLLARS IN THOUSANDS)
Subclass A-1............           400,000            LIBOR+0.21%     March 15, 2000   March 15, 2023
Subclass A-2............           340,000            LIBOR+0.35%     Sept. 15, 2005   March 15, 2023
Subclass B-1............           100,000            LIBOR+0.65%     March 15, 2013   March 15, 2023
Subclass C-1............           100,000                  6.90%     March 15, 2013   March 15, 2023
Subclass D-1............           110,000                  8.70%     March 15, 2014   March 15, 2023

    If the Subclass A-1 notes are not repaid on or before the Expected Final Payment Date for such subclass, such subclass of notes will accrue interest thereafter at a rate equal to the stated interest rate therefore, plus 0.50% per annum ("Step-Up Interest").

    MSAF group filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer (the "Exchange Offer") for exchange notes with terms virtually identical to the notes which was declared effective on January 12, 1999. The Exchange Offer was consummated on January 18, 1999. MSAF group paid an additional coupon of 0.50% on each of the subclasses of debt during the period from November 30, 1998 to January 18, 1999, as required under the terms of the notes.

    The dates on which principal repayments on the notes will actually occur will depend on the cash flows generated by the rental income from MSAF group's portfolio of aircraft. Amounts received by MSAF group and available for distribution are paid in accordance with the priorities specified in the Indenture relating to the notes.

    Cash paid for interest on the notes amounted to $58.5 million for the year ended November 30, 1999, as compared to $48.9 million for the year ended November 30, 1998. The interest expense for Fiscal 1999 is not comparable to Fiscal 1998 as the notes were not issued until March 3, 1998.

    The estimated fair value of then notes was $903 million and $1,001 million as of November 30, 1999 and November 30, 1998, respectively.

NOTE 9 -- LIQUIDITY FACILITIES

    MSAF group requires liquidity in order to finance many of its primary business activities, including maintenance obligations, security deposit return obligations, operating expenses and obligations under the Notes. MSAF group's primary sources of liquidity are cash bank deposits and letters of credit.

    MSAF group's cash account (the "Collection Account") is primarily funded through the receipt of rental payments from lessees.

    In connection with the issuance of the notes, MSAF group entered into two credit agreements. Under a Custody and Loan Agreement (the "ILFC Facility") between International Lease Finance Corporation ("ILFC") and MSAF group, ILFC will hold substantially all of the cash security deposits paid by certain lessees with respect to MSAF group's aircraft portfolio and will retain the interest earnings on such security deposits. In addition, ILFC has agreed to extend loans to MSAF group in a maximum amount of $10 million plus the aggregate amount of cash security deposits held by ILFC. Under a Loan Agreement (the "MSDW Facility") between MSDW and MSAF group, MSDW has agreed to extend loans in a maximum amount of $10 million.

    As of November 30, 1999, the aggregate amount available under the ILFC Facility and the MSDW Facility was approximately $40.4 million.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -- DERIVATIVE FINANCIAL INSTRUMENTS

    The leasing revenues of MSAF group are generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to leases entered into in the future. In general, an interest rate exposure arises to the extent that MSAF group's fixed and floating interest obligations in respect of the notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, A-2 and B-1 notes bear floating rates of interest and the Subclass C-1 and D-1 notes bear fixed rates of interest. MSAF group is a party to seven interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In five of these swaps, MSAF group pays a fixed monthly coupon and receives one month LIBOR on a total notional balance of $900 million and in two of these swaps, MSAF group pays one month LIBOR and receives a fixed monthly coupon on a total notional balance of $200 million. MSAF group was a party to one additional interest rate swap with MSCS with a notional balance of $100 million that matured on November 15, 1999. In this swap MSAF group paid a fixed monthly coupon and received one month LIBOR.

    All eight original swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, eight swaps were assigned to MSAF group by MSCS. Although MSAF group's floating rate liability at March 3, 1998 was $800 million (after the repayment of principal due to an undelivered aircraft), the net economic effect of assigning all eight swaps to MSAF group with an aggregate notional amount of $1.2 billion was to fix the interest rate liability at the November 12, 1997 interest rate. MSAF group required this certainty both in furtherance of its interest rate management policy not to be adversely exposed to material movements in interest rates from November 12, 1997 (shortly after MSAF group entered into the Asset Purchase Agreement) and by fixing the principal liabilities relating to the transaction, to facilitate the structuring of the transaction.

    On the date that the eight interest rate swaps were assigned from MSCS to MSAF group, such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF group in connection with the assumption of these swap positions. MSAF group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within Other liabilities in its Consolidated Balance Sheets, with a corresponding charge to Deemed Distribution, a component of Beneficial Interestholder's Deficit.

    Three of the swaps assumed from MSCS having an aggregate notional principal amount of $700 million are accounted for as hedges of its obligations under the notes. Under these swap arrangements MSAF group will pay fixed and receive floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be hedges, is recognized as an adjustment to interest expense. The portion of these swaps not deemed to be an effective hedge is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. Gains and losses resulting from the termination of such interest rate swap contracts prior to their stated maturity are deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. The fair value of these interest rate swaps as of November 30, 1999 was $5.3 million.

    The remaining four swaps assumed by MSAF group have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF group will pay/receive fixed and receive/pay floating amounts on a monthly basis. MSAF group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. As of November 30, 1999, the fair value of these swaps was $(6.5) million.

    The gross notional amounts of these swaps are indicative of MSAF group's degree of use of such swaps but do not represent MSAF group's exposure to credit or market risk. Credit risk arises from the

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -- DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) failure of the counterparty to perform according to the terms of the swap contract. MSAF group's exposure to credit risk at any point in time is represented by the fair value of the swap contracts reported as assets. MSAF group does not currently require collateral to support swap contracts with credit risk. The credit risk of these swap contracts is monitored by MSAF group's Trustees.

    MSAF group does not utilize derivative financial instruments for trading purposes.

NOTE 11 -- RELATED PARTY TRANSACTIONS

    Under service agreements with MSAF group, Cabot Aircraft Services Limited and Morgan Stanley & Co. Incorporated, both subsidiaries of MSDW, act as Administrative Agent and Financial Advisor, respectively. During Fiscal 1999, Cabot Aircraft Services Limited received a fee of $1.6 million for providing these services, which is calculated as a percentage of the operating lease rentals received. Morgan Stanley & Co. Incorporated received advisory fees of $0.05 million in this period.

    Prior to the issuance of the notes, MSAF group received approximately
$920 million of non-interest bearing financing from MS Finance Inc. which was utilized to purchase 31 of the 32 aircraft and a spare engine in its aircraft portfolio. At the time of the issuance of the notes, this loan was automatically converted into a beneficial interest and a payment of approximately
$976 million was made in the form of a distribution on such beneficial interest, comprised the following amounts (dollars in millions):

Non-interest bearing loans (subsequently converted into
  beneficial interest)......................................    $920
Distribution (comprising $21 million in lease rentals
  accrued
  to the date of issuance of the notes with the balance
  representing
  finance and other charges paid to MSF)....................      56
                                                                ----
Total Beneficial Interest Distribution......................    $976
                                                                ====

    MSAF group's counterparty to its interest rate swap agreements is MSCS, a wholly owned subsidiary of MSDW.

    MSAF group's management is comprised of six trustees, including the Delaware trustee, as MSAF group has no employees or executive officers. Three of MSAF group's six trustees are employees of MSDW. The two remaining trustees and the Delaware trustee are unaffiliated with MSDW.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

    MSAF group did not have any material contractual commitments for capital expenditures as of November 30, 1999.

    In accordance with the terms of a servicing agreement (the "Servicing Agreement"), ILFC (the "Servicer") is performing certain aircraft related activities with respect to MSAF group's aircraft portfolio. Such activities include marketing MSAF group's aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. In accordance with the Servicing Agreement, fees payable to ILFC by MSAF group are calculated as a percentage of the lease rentals contracted and received, in addition to a base fee and certain incentive-based fees.

    The Servicing Agreement expires in 2023, although each party has the right to terminate the Servicing Agreement under certain circumstances.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -- QUARTERLY DATA (UNAUDITED)

                                                                    FISCAL 1999
                                           -------------------------------------------------------------
                                           QUARTER ENDED   QUARTER ENDED   QUARTER ENDED   QUARTER ENDED
                                           FEB. 28, 1999   MAY 31, 1999    AUG. 31, 1999   NOV. 30, 1999
                                           -------------   -------------   -------------   -------------
                                                              (DOLLARS IN THOUSANDS)
Revenues:
  Lease income, net......................     $27,088         $32,045         $27,898         $27,620
  Investment income on collection
    account..............................         431             450             463             501
                                              -------         -------         -------         -------
Total revenues...........................      27,519          32,495          28,361          28,121
                                              -------         -------         -------         -------
Expenses:
  Interest expense.......................      16,349          16,046          15,491          15,698
  Depreciation expense...................      11,765          11,765          11,765          11,765
  Operating expenses:
    Service provider and other fees......       2,047           2,244           2,153           2,124
    Maintenance and other aircraft
      related costs......................       1,072           1,926           2,448            (230)
                                              -------         -------         -------         -------
Total expenses...........................      31,233          31,981          31,857          29,357
                                              -------         -------         -------         -------
Net (loss)/income........................     $(3,714)        $   514         $(3,496)        $(1,236)
                                              =======         =======         =======         =======

    During the fourth quarter ended November 30, 1999, maintenance and other aircraft related costs included the reversal of certain provisions made in the previous quarter relating to maintenance costs that were subsequently paid by the lessee.

                                                                    FISCAL 1998
                                           -------------------------------------------------------------
                                           QUARTER ENDED   QUARTER ENDED   QUARTER ENDED   QUARTER ENDED
                                           FEB. 28, 1998   MAY 31, 1998    AUG. 31, 1998   NOV. 30, 1998
                                           -------------   -------------   -------------   -------------
                                                              (DOLLARS IN THOUSANDS)
Revenues:
  Lease income, net......................     $25,117         $32,688         $30,932         $31,268
  Investment income on collection
    account..............................          --             961             724             471
                                              -------         -------         -------         -------
Total revenues...........................      25,117          33,649          31,656          31,739
                                              -------         -------         -------         -------
Expenses:
  Interest expense.......................          --          16,664          17,693          16,176
  Depreciation expense...................       3,823          11,523          11,765          11,765
  Operating expenses:
    Service provider and other fees......       2,837           2,839           1,805           2,053
    Maintenance and other aircraft
      related costs......................         375           1,921             305             368
                                              -------         -------         -------         -------
  Total expenses.........................       7,035          32,947          31,568          30,362
                                              -------         -------         -------         -------
Net income...............................     $18,082         $   702         $    88         $ 1,377
                                              =======         =======         =======         =======

NOTE 14 -- SUBSEQUENT EVENTS

    INTENDED SECURITIZATION

    On February 14, 2000, MSAF group filed a Form 8-K in which MSAF group reported its intention to commence a securitization of 29 aircraft previously purchased by affiliates of MSDW. MSAF group also reported its intention to refinance its Subclass A-1 notes simultaneously with the securitization. Upon consummation of the securitization, MSAF group will acquire the 29 aircraft.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -- SUBSEQUENT EVENTS (CONTINUED)
    INSPECTIONS OF MD-80S

    On February 11, 2000, following an accident involving a MD-83 aircraft, the United States Federal Aviation Administration ("FAA") issued an Airworthiness Directive ("AD") covering DC-9 (MD-83), MD-88, MD-90 and B717 aircraft. The AD required inspection of the stabilization equipment on these aircraft types within three days. MSAF group owns one MD-82 and two MD-83 aircraft, representing 6.01% of the portfolio by appraised value as of November 30, 1999. Under the leases of the affected aircraft, all costs of compliance with the AD are the obligation of the lessees.

    The Servicer has confirmed that it believes that all of MSAF group's MD-82 and MD-83 aircraft were inspected in accordance with instructions of this AD. The terms of MSAF group's leases do not require the lessees to report to MSAF group their actions to comply with ADs.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
                 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              AUG 31, 2000   NOV 30, 1999
                                                              ------------   ------------
                                                              (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $   70,253     $   35,119
Receivables:
  Lease income, net.........................................        1,407          1,908
  Investment income and other...............................          356            161
Aircraft under operating leases, net........................    1,868,218        886,051
Investment in capital lease, net............................           --         18,300
Underwriting and other issuance related costs, net of
  amortization..............................................       24,527         15,935
                                                               ----------     ----------
Total Assets................................................   $1,964,761     $  957,474
                                                               ==========     ==========

              LIABILITIES AND BENEFICIAL INTERESTHOLDER'S EQUITY/(DEFICIT)
Payables:
  Interest payable to Noteholders...........................   $    5,796     $    2,481
Deferred rental income......................................       12,353          5,318
Liability for maintenance...................................      112,354         57,437
Other liabilities...........................................       31,000         11,376
Notes payable:
  Subclass A-1..............................................           --        400,000
  Subclass A-2..............................................      218,212        234,533
  Subclass A-3..............................................      580,000             --
  Subclass A-4..............................................      200,000             --
  Subclass A-5..............................................      372,287             --
  Subclass B-1..............................................       86,892         91,023
  Subclass B-2..............................................       75,000             --
  Subclass C-1..............................................       99,580         99,987
  Subclass C-2..............................................       55,000             --
  Subclass D-1..............................................      110,000        110,000
                                                               ----------     ----------
                                                                1,958,474      1,012,155
                                                               ----------     ----------
Commitments and contingencies
Beneficial Interestholder's Equity/(Deficit):
  Beneficial Interest.......................................            1              1
  Deemed Contribution/(Distribution)........................       62,706        (15,305)
  Accumulated Deficit.......................................      (56,420)       (39,377)
                                                               ----------     ----------
  Total Beneficial Interestholder's Equity/(Deficit)........        6,287        (54,681)
                                                               ----------     ----------
Total Liabilities and Beneficial Interestholder's
  Equity/(Deficit)..........................................   $1,964,761     $  957,474
                                                               ==========     ==========

  See notes to Interim Condensed Consolidated Financial Statements (Unaudited)

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                         THREE MONTHS ENDED     NINE MONTHS ENDED
                                                             AUGUST 31,            AUGUST 31,
                                                         -------------------   -------------------
                                                           2000       1999       2000       1999
                                                           ----       ----       ----       ----
                                                             (UNAUDITED)           (UNAUDITED)
Revenues:
  Lease income, net....................................  $65,533    $27,898    $143,816   $87,031
  Investment income on collection account..............    1,032        463       2,544     1,344
                                                         -------    -------    --------   -------
  Total revenues.......................................   66,565     28,361     146,360    88,375
                                                         -------    -------    --------   -------
Expenses:
  Interest expense.....................................   33,285     15,491      79,403    47,886
  Depreciation expense.................................   25,401     11,765      60,127    35,295
Operating expenses:
  Service provider and other fees......................    2,968      2,153      10,222     6,444
  Maintenance and other aircraft related costs.........    2,194      2,448      13,651     5,446
                                                         -------    -------    --------   -------
  Total expenses.......................................   63,848     31,857     163,403    95,071
                                                         -------    -------    --------   -------
Net income/(loss)......................................  $ 2,717    $(3,496)   $(17,043)  $(6,696)
                                                         =======    =======    ========   =======

 See notes to Interim Condensed Consolidated Financial Statements (Unaudited).

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                NINE MONTHS       NINE MONTHS
                                                                   ENDED             ENDED
                                                              AUGUST 31, 2000   AUGUST 31, 1999
                                                              ---------------   ---------------
                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................    $  (17,043)        $ (6,696)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
Depreciation expense -- aircraft under operating leases.....        60,127           35,295
Amortization of underwriting and other issuance related
  costs.....................................................         3,858              839
Provision for doubtful accounts.............................         1,113            7,249
Changes in assets and liabilities:
  Receivables:
    Investment income and other.............................          (195)              15
    Lease income............................................         1,666           (1,574)
  Investment in capital lease...............................           (58)            (356)
  Liability for maintenance.................................         3,187            5,934
  Interest payable to Noteholders...........................         3,315             (166)
  Deferred rental income....................................        (1,603)          (2,586)
  Other liabilities.........................................         8,582           (3,203)
                                                                ----------         --------
Net cash provided by operating activities...................        62,949           34,751
                                                                ----------         --------
Cash flows from investing activities
  Purchase of net assets from MS Financing Inc., net of cash
    acquired................................................      (876,793)              --
                                                                ----------         --------
Net cash used for investing activities......................      (876,793)              --
                                                                ----------         --------
Cash flows from financing activities:
  Proceeds from issuance of notes payable, net of issuance
    costs...................................................     1,297,550               --
  Repayment of Subclass A-1 notes...........................      (400,000)              --
  Repayments of notes payable...............................       (48,572)         (32,009)
                                                                ----------         --------
Net cash provided by/(used for) financing activities........       848,978          (32,009)
                                                                ----------         --------
Net increase in cash and cash equivalents...................        35,134            2,742
Cash and cash equivalents at beginning of period............        35,119           34,850
                                                                ----------         --------
Cash and cash equivalents at end of period..................    $   70,253         $ 37,592
                                                                ==========         ========

            SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES

    In connection with the acquisition of certain net assets from MS
Financing Inc., MSAF Group received a capital contribution of $78.0 million (see
Note 12).

    See notes to Interim Condensed Consolidated Financial Statements
(Unaudited).

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
             INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
                  BENEFICIAL INTERESTHOLDER'S EQUITY/(DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                                                                TOTAL
                                                                                              BENEFICIAL
                                                    BENEFICIAL      DEEMED      ACCUMULATED    INTEREST
                                                     INTEREST    DISTRIBUTION     DEFICIT     (DEFICIT)
                                                    ----------   ------------   -----------   ----------
                                                                        (UNAUDITED)
Balance at November 30, 1998......................  $       1      $(15,305)      $(31,445)    $(46,749)
Net loss..........................................         --            --         (6,696)      (6,696)
                                                    ----------     --------       --------     --------
Balance at August 31, 1999........................  $       1      $(15,305)      $(38,141)    $(53,445)
                                                    ==========     ========       ========     ========

                                                                                                 TOTAL
                                                                    DEEMED                     BENEFICIAL
                                                    BENEFICIAL   DISTRIBUTION/   ACCUMULATED    INTEREST
                                                     INTEREST    CONTRIBUTION      DEFICIT     (DEFICIT)
                                                    ----------   -------------   -----------   ----------
                                                                         (UNAUDITED)
Balance at November 30, 1999......................      $1          $(15,305)      $(39,377)    $(54,681)
Net loss..........................................      --                --        (17,043)     (17,043)
Capital Contribution from MS Financing Inc........      --            78,011             --       78,011
                                                        --          --------       --------     --------
Balance at August 31, 2000........................      $1          $ 62,706       $(56,420)    $  6,287
                                                        ==          ========       ========     ========

 See notes to Interim Condensed Consolidated Financial Statements (Unaudited).

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

    Morgan Stanley Aircraft Finance ("MSAF") is a special purpose business trust that was formed on October 30, 1997 under the laws of Delaware. MSAF and its subsidiaries ("MSAF Group") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. At August 13, 2000, all of the beneficial interest of MSAF Group was owned by MSDW Aircraft Holdings ("MSDWAH"), a wholly-owned subsidiary of MS Financing Inc. ("MSF"). MSF is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF Group's obligations including its financial debt obligations are not obligations of, or guaranteed by, MSDW, MSDWAH, MSF or any person other than MSAF group.

    The interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the interim condensed consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.

    All material intercompany transactions have been eliminated.

    The interim condensed consolidated financial statements should be read in conjunction with MSAF Group's consolidated financial statements and notes thereto as of and for the fiscal year ended November 30, 1999. The interim condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of the results for the interim period. The results of operations for interim periods are not necessarily indicative of results for the entire year.

    NEW ACCOUNTING PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement
No. 133". SFAS No. 137 deferred the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of FASB Statement No. 133". MSAF group is in the process of evaluating the impact of adopting SFAS No. 133, as amended by SFAS No. 138, and the expected impact of adoption on MSAF Group's consolidated financial statements has not yet been determined. SFAS No. 133 will primarily affect the accounting for MSAF Group's derivatives utilized in connection with its interest rate risk management policies.

NOTE 2 -- CONCENTRATIONS OF CREDIT RISK

    Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising MSAF Group's customer base and the different geographic areas in which they operate. At August 31, 2000 MSAF Group had leased 59 aircraft and one engine to 41 lessees in 25 countries.

    Certain of MSAF Group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general, weakly capitalized airlines are more likely to seek operating leases. In addition, at August 31, 2000, 18 of MSAF Group's aircraft were leased to lessees domiciled in certain emerging market nations, including those located in Eastern Europe, the Middle East, Latin America and Asia. The exposure of MSAF Group's aircraft to particular countries and customers is managed partly through concentration limits and partly through obtaining security from lessees by way of deposits and/or letters of credit.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 3 -- AIRCRAFT

                                                              AUG 31, 2000   NOV 30, 1999
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Stage 3 Aircraft and one engine:
Cost........................................................   $2,014,324      $972,030
Less: Accumulated depreciation..............................     (146,106)      (85,979)
                                                               ----------      --------
                                                               $1,868,218      $886,051
                                                               ==========      ========

    During fiscal 2000, MSAF Group acquired a portfolio of 29 commercial aircraft from MSF (see Note 12). In addition, during fiscal 2000, an aircraft that was previously subject to a sales-type capital lease was repossessed and the related lease was terminated (see Note 4). This aircraft has been included as a component of aircraft cost as of the date of repossession.

FLEET ANALYSIS:                                               AUG 31, 2000   NOV 30, 1999
---------------                                               ------------   ------------
On lease for a further period of:
More than five years........................................        7              9
From one to five years......................................       43             20
Less than one year..........................................       10              3
                                                                   --             --
Total aircraft portfolio (including one engine) on lease....       60             32
                                                                   ==             ==

    At August 31, 2000 there were two non-revenue earning aircraft in MSAF Group's portfolio. One of these was subject to a non-binding letter of intent for lease, the other was undergoing maintenance work. At November 30, 1999 there was one non-revenue earning aircraft in MSAF Group's portfolio.

NOTE 4 -- INVESTMENT IN CAPITAL LEASE

    One of MSAF group's aircraft has been leased to a customer under a sales-type capital lease. The components of MSAF group's investment in this lease are as follows:

                                                              AUG 31, 2000   NOV 30, 1999
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Minimum lease payments receivable...........................   $      --       $ 28,733
Less: Unearned income.......................................          --        (10,433)
                                                               ---------       --------
Net investment in capital lease.............................   $      --       $ 18,300
                                                               =========       ========

    The lessee associated with this capital lease had been experiencing severe financial difficulties during fiscal 1999, due to the economic uncertainty in Latin America and the devaluation of the Brazilian currency in January, 1999. In August 1999, MSAF Group and the lessee agreed to modify the terms of the capital lease by increasing the total rental payments to be received and by extending the lease term.

    The lessee's financial difficulties continued in fiscal 2000. As a result, in April 2000, International Lease Finance Corporation ("ILFC"), the servicer of MSAF Group's aircraft portfolio, repossessed the aircraft from the lessee and terminated the capital lease contract. Accordingly, MSAF Group's net investment in the capital lease as of the date of termination of $17.0 million has been reclassified to "Aircraft under operating leases, net" (see note 3).

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 5 -- LEASE INCOME RECEIVABLE

    Lease income receivable was as follows:

                                                              AUG 31, 2000   NOV 30, 1999
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS)
Lease income receivable.....................................    $ 2,739         $2,271
Less: Allowance for doubtful accounts.......................     (1,332)          (363)
                                                                -------         ------
Lease income receivable, net................................    $ 1,407         $1,908
                                                                =======         ======

    Activity in the allowance for doubtful accounts was as follows:

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               AUG 31, 2000        AUG 31, 1999
                                                             -----------------   -----------------
                                                                    (DOLLARS IN THOUSANDS)
Balance, beginning of period...............................        $  363             $   553
Provision for doubtful accounts............................         1,113               7,249
Amounts written-off........................................          (144)             (7,174)
                                                                   ------             -------
Balance, end of period.....................................        $1,332             $   628
                                                                   ======             =======

NOTE 6 -- LIABILITY FOR MAINTENANCE

    Activity in the liability for maintenance account was as follows:

                                                              NINE MONTHS ENDED
                                                                AUG 31, 2000      FISCAL 1999
                                                              -----------------   -----------
                                                                  (DOLLARS IN THOUSANDS)
Balance, beginning of period................................       $ 57,437        $ 52,489
Liabilities assumed from MSF................................         51,730              --
Collections from lessees....................................         16,452          17,709
Reimbursements to lessees...................................        (11,729)        (11,872)
Net accruals and transfers..................................         (1,536)           (889)
                                                                   --------        --------
Balance, end of period......................................       $112,354        $ 57,437
                                                                   ========        ========

NOTE 7 -- NOTES PAYABLE

    On March 3, 1998, MSAF Group completed an offering of $1,050 million of securitized notes (the "Notes") on a basis exempt from registration under the Securities Act of 1933, as amended. During fiscal 1999, MSAF Group filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer for exchange Notes with terms virtually identical to the Notes which was declared effective on January 12, 1999. The exchange offer was consummated on January 18, 1999. With the exception of MSAF Group, the Notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSDWAH and MSF.

    On March 15, 2000, MSAF Group, completed an offering of $1,310 million of securitized notes (the "New Notes") on a basis exempt from registration under the Securities Act of 1933, as amended. MSAF Group used the net proceeds from the New Notes to finance in part the acquisition of the 29 commercial aircraft from MSF, to fund an increase of $5 million in cash and cash equivalents used for liquidity purposes (see "Financial Resources and Liquidity -- Liquidity Reserve Amount") and to redeem all $400 million of its Subclass A-1 notes. The New Notes rank equally in right of payment of principal and interest with the corresponding subclasses of MSAF Group's existing Notes. With the exception of MSAF Group, the New Notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSDWAH and MSF.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 7 -- NOTES PAYABLE (CONTINUED)
    MSAF Group is obligated to use its best efforts to consummate an exchange offer (the "Exchange Offer") pursuant to which the New Notes would be exchanged for substantially similar securities issued pursuant to an effective registration statement under the Securities Act of 1933. If the Exchange Offer is not consummated or a registration statement is not declared effective on or prior to December 10, 2000, thereafter an additional incremental interest amount will accrue on each subclass of the New Notes, at an annual rate of 0.50%. Such additional incremental interest will be payable until the date that the Exchange Offer is consummated or until such time as MSAF Group causes a shelf registration statement with respect to resales of the New Notes to become effective.

    Underwriting and financing costs which were incurred in connection with the Notes and the New Notes are being amortized over the expected life of the borrowings to which they relate.

    The repayment terms of each subclass of Notes and the New Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "Expected Final Payment Date") or refinanced through the issuance of refinancing notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each subclass of the Notes are listed below:

                               INITIAL                           EXPECTED FINAL         FINAL
SUBCLASS OF NOTE           PRINCIPAL AMOUNT   INTEREST RATE       PAYMENT DATE      MATURITY DATE
----------------           ----------------   -------------      --------------     -------------
                            (IN THOUSANDS)
Subclass A-2.............      $340,000        LIBOR+0.35%     September 15, 2005   March 15, 2023
Subclass A-3.............       580,000        LIBOR+0.52%         March 15, 2002   March 15, 2025
Subclass A-4.............       200,000        LIBOR+0.54%         March 15, 2003   March 15, 2025
Subclass A-5.............       400,000        LIBOR+0.58%          June 15, 2008   March 15, 2025
Subclass B-1.............       100,000        LIBOR+0.65%         March 15, 2013   March 15, 2023
Subclass B-2.............        75,000        LIBOR+1.05%         March 15, 2007   March 15, 2025
Subclass C-1.............       100,000              6.90%         March 15, 2013   March 15, 2023
Subclass C-2.............        55,000              9.60%       October 15, 2016   March 15, 2025
Subclass D-1.............       110,000              8.70%         March 15, 2014   March 15, 2023

    If the Subclass A-3, A-4 or B-2 notes are not repaid on or before their respective Expected Final Payment Dates, MSAF group will pay additional interest of 1.00% per annum on the Subclass A-3 and A-4 notes and 1.50% per annum on the Subclass B-2 notes, until such notes are repaid in full.

    The dates on which principal repayments on the Notes and the New Notes will actually occur will depend on the cash flows generated by the rental income from MSAF group's portfolio of aircraft. Amounts received by MSAF Group are available for distribution and are paid in accordance with the priorities specified in the Indenture relating to the Notes and the New Notes.

    Cash paid for interest on the Notes and the New Notes amounted to $75.4 million for the nine month period ended August 31, 2000 as compared to $43.9 million for the nine month period ended August 31, 1999. The interest expense for Fiscal 2000 is not comparable to Fiscal 1999, as the New Notes were not issued until March 15, 2000.

    The estimated fair value of MSAF group's outstanding notes payable was $1,767.0 million and $902.9 million at August 31, 2000 and November 30, 1999, respectively.

NOTE 8 -- LIQUIDITY FACILITIES

    MSAF group requires liquidity in order to finance many of its primary business activities, including maintenance obligations, security deposit return obligations, operating expenses and obligations under the Notes and the New Notes. MSAF group's primary sources of liquidity are cash bank deposits and letters of credit.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 8 -- LIQUIDITY FACILITIES (CONTINUED)
    MSAF group's cash account (the "Collection Account") is primarily funded through the receipt of rental payments from lessees.

    MSAF group has entered into two credit agreements. Under a Custody and Loan Agreement (the "ILFC Facility") between ILFC and MSAF Group, ILFC will hold substantially all of the cash security deposits paid by certain lessees with respect to MSAF group's aircraft portfolio and will retain the interest earnings on such security deposits. In addition, ILFC has agreed to extend loans to MSAF group in a maximum amount of $20 million plus the aggregate amount of cash security deposits held by ILFC. Under a Loan Agreement (the "MSDW Facility") between MSDW and MSAF group, MSDW has agreed to extend loans in a maximum amount of $30 million.

    As of August 31, 2000, the aggregate amount available under the ILFC Facility and the MSDW Facility was approximately $71.0 million.

NOTE 9 -- DERIVATIVE FINANCIAL INSTRUMENTS

    The leasing revenues of MSAF group are generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to leases entered into in the future. In general, an interest rate exposure with respect to the notes payable arises to the extent that MSAF group's fixed and floating interest obligations in respect of the Notes and the New Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure with respect to the notes payable an be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-2, A-3, A-4, A-5, B-1 and B-2 notes bear floating rates of interest and the Subclass C-1, C-2 and D-1 notes bear fixed rates of interest. MSAF group is a party to thirteen interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In eleven of these swaps, MSAF group pays a fixed monthly coupon and receives one month LIBOR on a total notional balance of $1,600 million and in two of these swaps, MSAF group pays one month LIBOR and receives a fixed monthly coupon on a total notional balance of $200 million.

    Nine of the swaps, having an aggregate notional principal amount of $1,400 million, are accounted for as hedges of the Notes and the New Notes. Under these swap arrangements, MSAF group pays fixed and receives floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be hedges, are recognized as adjustments to interest expense. Gains and losses resulting from the termination of such interest rate swap contracts prior to their stated maturity are deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. The fair value of these interest rate swaps at August 31, 2000 was ($11.2) million.

    The remaining four swaps have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF group pays/receives fixed and receives/pays floating amounts on a monthly basis. MSAF group has determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. At August 31, 2000, the fair value of these swaps was $(6.1) million.

    The change in fair value of the thirteen interest rate swaps between May 31, 2000 and August 31, 2000 was due to changes in market interest rates and payments being made under the swaps when they became due.

    The gross notional amounts of these swaps are indicative of MSAF group's degree of use of such swaps but do not represent MSAF group's exposure to credit or market risk. Credit risk arises from the failure of the counterparty to perform according to the terms of the swap contract. MSAF group's

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 9 -- DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) exposure to credit risk at any point in time is represented by the fair value of the swap contracts reported as assets. MSAF group does not currently require collateral to support swap contracts with credit risk. The credit risk of these swap contracts is monitored by MSAF group's Trustees.

    MSAF group does not utilize derivative financial instruments for trading purposes.

NOTE 10 -- RELATED PARTY TRANSACTIONS

    Under service agreements with MSAF group, Cabot Aircraft Services Limited and Morgan Stanley & Co. Incorporated, both subsidiaries of MSDW, act as Administrative Agent and Financial Advisor, respectively. During the three month and nine month periods ended August 31, 2000, Cabot Aircraft Services Limited received a fee for providing these services of $0.3 and $1.0 million, respectively, which is calculated as a percentage of the operating lease rentals received. Morgan Stanley & Co. Incorporated received advisory fees of $0.04 million in the nine month period ended August 31, 2000, and $0.01 million for the three month period ended August 31, 2000.

    Simultaneous with the issuance of the New Notes and the acquisition of certain net assets from MSF, MSAF Group received a non-cash capital contribution of $78.0 million from MSF.

    In connection with the issuance of the New Notes, MSAF group paid
$5.9 million in subscription discounts and commissions to subsidiaries of MSDW.

    MSAF group's counterparty to its interest rate swap agreements is MSCS, a wholly-owned subsidiary of MSDW.

    In connection with the offering of the New Notes, on March 15, 2000, MSF transferred the beneficial interest of MSAF Group to MSDWAH, a wholly-owned subsidiary of MSF, and the number of trustees of MSAF Group was increased to seven.

    At August 31, 2000, MSAF group's management was comprised of seven trustees, including the Delaware trustee, as MSAF group has no employees or executive officers. Four of MSAF group's seven trustees were employees of MSDW. The two remaining trustees and the Delaware trustee were unaffiliated with MSDW.

NOTE 11 -- COMMITMENTS

    MSAF Group did not have any material contractual commitments for capital expenditures at August 31, 2000.

    In accordance with the terms of a second amended and restated servicing agreement (the "Servicing Agreement"), ILFC is performing certain aircraft related activities with respect to MSAF Group's aircraft portfolio. Such activities include marketing MSAF Group's aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. In accordance with the Servicing Agreement, fees payable to ILFC by MSAF Group are calculated as a percentage of the lease rentals contracted and received, in addition to a base fee and certain incentive-based fees.

    For the initial 32 aircraft and one engine, the Servicing Agreement will expire in May 26, 2023. For the additional 29 aircraft, the Servicing Agreement will expire on May 1, 2025. However, each party has the right to terminate the Servicing Agreement under certain circumstances.

NOTE 12 -- ACQUISITION OF NET ASSETS

    During fiscal 2000, MSAF Group acquired a portfolio of 29 commercial aircraft, as well as certain other assets and liabilities related to these aircraft, from MSF. The assets and liabilities acquired have

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES
        NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 12 -- ACQUISITION OF NET ASSETS (CONTINUED) been recorded at MSF's historical book value at the date of purchase. A summary of the net assets acquired is presented below:

                                                              DOLLARS IN THOUSANDS
                                                              --------------------
Aircraft under operating leases, net of accumulated
  depreciation of $30,859...................................       $1,025,267
Cash and other assets.......................................           16,701
Deferred rental income......................................           (8,638)
Liability for maintenance...................................          (51,730)
Security deposits...........................................           (7,118)
Interest rate swap contracts (see Note 9)...................           (3,922)
                                                                   ----------
Net assets acquired.........................................       $  970,560
                                                                   ==========

    MSAF Group financed the acquisition with the net proceeds of the New Notes (see Note 7) and a capital contribution from MSF.

    The following unaudited summarized proforma consolidated results of operations data for the nine months ended August 31, 2000 and 1999 assumes the acquisition of the aircraft had occurred on December 1, 1998:

                                                              NINE MONTHS ENDED   NINE MONTHS ENDED
                                                               AUGUST 31, 1999     AUGUST 31, 2000
                                                              -----------------   -----------------
                                                                      (DOLLARS IN MILLIONS)
Total revenues..............................................        $184                $185
Net loss....................................................        $ (6)               $(16)

    The summarized proforma consolidated results of operations data does not purport to represent what MSAF Group's results of operations would have actually been if the acquisition in fact had occurred at the date indicated or to project MSAF Group's results of operations at any future date or for any future period.

                             INDEX OF DEFINED TERMS

                                          PAGE
                                        --------
Adjusted Portfolio Value..............    108
ADs...................................     69
aircraft operating expenses...........     36
aircraft-owning subsidiaries..........     71
Assumed Portfolio Value...............    108
Average Life Date.....................    114
Base Case.............................      2
covenant defeasance...................    116
DCR...................................      8
definitive Notes......................    152
Debt Service Coverage Ratio...........      3
DTC...................................    150
eligible credit facilities............     96
eligible provider.....................     96
Euroclear.............................    152
Excess Amortization Date..............    112
Expected Principal Amortization
  Period..............................      3
Extended Pool Factor..................    111
Extension Amount......................    111
first collection account top-up.......     97
First Year's Interest.................      3
First Year's Interest and Minimum and
  Scheduled Principal.................      3
First Year's Net Revenue..............      3
Fiscal 1998...........................     91
Fiscal 1999...........................     91
Fitch.................................      8
Global Note...........................    150
H.15(519).............................    114
ILFC..................................      9
ILFC Conflicts Standards..............     76
ILFC Services Standards...............     76
initial appraised value...............    108
Initial Loan..........................      3
Initial Loan to Value.................      3
Interest Coverage Ratio...............      3
Interest earned.......................     35
lease rentals.........................     35
leasing subsidiaries..................     71
legal defeasance......................    116
liquidity reserve amount..............     96

                                          PAGE
                                        --------

minimum liquidity reserve amount......     96
Minimum Principal Payment Amount......    109
Minimum Target Principal Balance......    109
modification payments.................     97
Moody's...............................      8
most recent H.15(519).................    114
MSAF..................................      1
MSAF group............................     71
MSCS..................................     90
MSDW..................................      1
MSF...................................     89
net maintenance.......................     36
net stress-related costs..............     35
Notes.................................      1
permitted account investments.........     80
permitted accruals....................     97
plans.................................    156
Pool Factor...........................    111
Pool Factor Amount....................    111
primary eligible credit facility......     97
Pro Forma statements..................     80
PTCE..................................    157
recession.............................     42
redemption price......................    113
remaining allocation..................    111
remaining principal balance...........    111
Remaining Weighted Average Life.......    114
RPMs..................................     63
Scheduled Principal Payment Amount....    109
Scheduled Target Principal Balance....    110
second collection account top-up......     97
secondary eligible credit facility....     97
SG&A..................................      6
significant subsidiary................    135
Standard & Poors......................      8
Supplemental Principal Payment
  Amount..............................    110
Supplemental Target Principal
  Balance.............................    110
terms and conditions..................    152
U.S. GAAP.............................    123
wet lease.............................     68

                              -------------------

                        MORGAN STANLEY AIRCRAFT FINANCE

                            c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                           Wilmington, Delaware 19890

         TRUSTEE, SECURITY TRUSTEE,                            PAYING AGENT
      CASH MANAGER AND REFERENCE AGENT                         AND REGISTRAR

            BANKERS TRUST COMPANY                          BANKERS TRUST COMPANY
             Four Albany Street                             Four Albany Street
               Mail Stop 5091                                 Mail Stop 5091
          New York, New York 10006                       New York, New York 10006
                     USA                                            USA

            ADMINISTRATIVE AGENT                                 SERVICER

       CABOT AIRCRAFT SERVICES LIMITED            INTERNATIONAL LEASE FINANCE CORPORATION
                OCE Building                             1999 Avenue of the Stars
               3006 Lake Drive                         Los Angeles, California 90067
          City West Business Campus                                 USA
                  Dublin 24
                   IRELAND

              FINANCIAL ADVISOR                          LUXEMBOURG PAYING AGENT,
                                                      TRANSFER AGENT AND CO-REGISTRAR

      MORGAN STANLEY & CO. INCORPORATED          BANQUE INTERNATIONALE A LUXEMBOURG, S.A.
                1585 Broadway                                69, route d'Esch
          New York, New York 10036                           L-1470 Luxembourg
                     USA

                                       LEGAL ADVISORS

    TO MSAF GROUP AS TO UNITED STATES LAW                    TO MSAF GROUP AS
                                                         SPECIAL DELAWARE COUNSEL

            DAVIS POLK & WARDWELL                     RICHARDS, LAYTON & FINGER, P.A.
              99 Gresham Street                              One Rodney Square
               London EC2V 7NG                                 P. O. Box 551
                   England                              Wilmington, Delaware 19899
                                                                    USA

                                       LISTING AGENT

                          BANQUE INTERNATIONALE A LUXEMBOURG, S.A.
                                      69, route d'Esch
                                     L-1470 Luxembourg

PROSPECTUS                                                             ALTERNATE

                                 $2,360,000,000
                       AGGREGATE INITIAL PRINCIPAL AMOUNT
                        MORGAN STANLEY AIRCRAFT FINANCE
                                     NOTES

Interest on the notes is payable monthly in arrears on the 15th day of each month.

    The subclass A-2 notes bear interest at a rate of LIBOR +0.35%, have an expected final payment date of September 15, 2005 and a final maturity date of March 15, 2023.

    The subclass A-3 notes bear interest at a rate of LIBOR + 0.52%, have an expected final payment date of March 15, 2002 and a final maturity date of March 15, 2025.

    The subclass A-4 notes bear interest at a rate of LIBOR + 0.54%, have an expected final payment date of March 15, 2003 and a final maturity date of March 15, 2025.

    The subclass A-5 notes bear interest at a rate of LIBOR + 0.58%, have an expected final payment date of June 15, 2008 and a final maturity date of March 15, 2025.

    The subclass B-1 notes bear interest at a rate of LIBOR + 0.65%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

    The subclass B-2 notes bear interest at a rate of LIBOR + 1.05%, have an expected final payment date of March 15, 2007 and a final maturity date of March 15, 2025.

    The subclass C-1 notes bear interest at a rate of 6.90%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

    The subclass C-2 notes bear interest at a rate of 9.60%, have an expected final payment date of October 15, 2016 and a final maturity date of March 15, 2025.

    The subclass D-1 notes bear interest at a rate of 8.70%, have an expected final payment date of March 15, 2014 and a final maturity date of March 15, 2023.

                              -------------------

The only source of payment for the notes and other obligations of MSAF group will be the payments made by the lessees under the leases, proceeds from dispositions, if any, of the assets of MSAF group, net payments, if any, under the swap agreements, drawings under available credit or liquidity enhancement facilities and net cash proceeds received from the sale of refinancing notes. Payments on the notes will be subordinated to certain other obligations of MSAF group as further described herein.

MSAF group may from time to time directly or indirectly acquire additional aircraft and related leases, subject to certain conditions. Such acquisitions will only be funded through external financing, principally additional notes, and not through available collections. See "Risk Factors -- Risks relating to Additional Aircraft".
                              -------------------

  ALL OF THE BENEFICIAL INTEREST IN MSAF IS INDIRECTLY OWNED BY MORGAN STANLEY DEAN WITTER BUT THE NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, MORGAN
      STANLEY DEAN WITTER OR ANY PERSON OTHER THAN THE MSAF GROUP, THE
       NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, BANKERS TRUST
           COMPANY, AS TRUSTEE SECURITY TRUSTEE OR CASH MANAGER, OR
                  INTERNATIONAL LEASE FINANCE CORPORATION, AS
                   SERVICER, OR ANY OF THEIR AFFILIATES.

 Investing in the notes involves risks. See "Risk Factors" beginning on page 13 hereof for a discussion of certain factors that should be considered by prospective investors.

                              -------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan
Stanley & Co. Incorporated may act as principal or agent in such transactions.

October 31, 2000

                                                                       ALTERNATE

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Summary...............................         1
Overview of MSAF......................         8
Risk Factors..........................        13
The Exchange Offer....................        25
MSAF's Performance Assumptions........        30
The Portfolio.........................        44
  Appraisals..........................        44
  Portfolio Information...............        46
  MSAF group Portfolio Analysis.......        49
  Acquisition of Additional
    Aircraft..........................        51
  The Leases..........................        51
The Commercial Aircraft Industry......        54
Operating Leases......................        57
MSAF group............................        59
Management of MSAF group..............        60
Selected Consolidated Financial
  Information.........................        67
Unaudited Pro Forma Consolidated
  Financial Information...............        68
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................        71
Description of the Notes..............        87
  General.............................        87
  Payments and Distributions..........        88
  Payment of Principal and Interest...        89
  Indenture Covenants.................       100
  Operating Covenants.................       110
  Events of Default and Remedies......       114
  Intercreditor Rights................       116
  Modification and Waiver.............       116
  Notices to Noteholders..............       117
  Governing Law and Jurisdiction......       118
  Beneficial Interest.................       118
  The Accounts........................       118
Reports to Noteholders................       121
Book-Entry Registration, Global
  Clearance and Settlement............       128
Taxation..............................       131

                                          PAGE
                                        --------

ERISA Considerations..................       133
Plan of Distribution..................       134
Legal Matters.........................       135
Listing and General Information.......       135
Experts...............................       135
Appendix 1. MSAF Cash Flow Performance
  for the Period from March 15, 2000
  to October 15, 2000.................     A-1-1
Appendix 2. Extract from Cash Analysis
  of Financial Condition and Results
  of Operations for the Twelve Month
  Period from December 1, 1998 to
  November 30, 1999...................     A-2-1
Appendix 3. Extract from Cash Analysis
  of Financial Condition and Results
  of Operations for the Three Month
  Period from December 1, 1999 to
  February 29, 2000...................     A-3-1
Appendix 4. Extract from Cash Analysis
  of Financial Condition and Results
  of Operations for the Three Month
  Period from March 1, 2000 to
  May 31, 2000........................     A-4-1
Appendix 5. Extract from Cash Analysis
  of Financial Condition and Results
  of Operations for the Three Month
  Period from June 1, 2000 to
  August 31, 2000.....................     A-5-1
Appendix 6. Monthly Lease Rentals
  under the Base Case.................     A-6-1
Appendix 7. Assumed Portfolio
  Values..............................     A-7-1
Appendix 8. Class A Class
  Percentages.........................     A-8-1
Appendix 9. Class B Class
  Percentages.........................     A-9-1
Appendix 10. Class C Target Principal
  Balances............................    A-10-1
Appendix 11. Class D Target Principal
  Balances............................    A-11-1
Appendix 12. Pool Factors.............    A-12-1
Appendix 13. Extended Pool Factors....    A-13-1
Index to Consolidated Financial
  Statements..........................       F-1
Index of Defined Terms................       I-1

I-1                                                                    ALTERNATE

                              CERTAIN RISK FACTORS

TRADING MARKET FOR THE NOTES

    Morgan Stanley & Co. Incorporated currently makes a market in the notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the notes.

         MARKET-MAKING ACTIVITIES OF MORGAN STANLEY & CO. INCORPORATED

    This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions. Morgan Stanley & Co. Incorporated has no obligation to make a market in the notes and may discontinue its market-making activities at any time without notice, in its sole discretion.

    Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of MSDW, which indirectly holds 100% of the beneficial interest in MSAF. The controlling trustees of MSAF are officers of an affiliate of MSDW.

    Morgan Stanley & Co. Incorporated acted as representative of the initial purchasers in connection with the original offering of the notes. The subscription discounts and commissions received on each subclass of the notes were as follows:

                                                               SUBSCRIPTION
                                                                 DISCOUNTS
SUBCLASS OF NOTES                                             AND COMMISSIONS
-----------------                                             ---------------
Subclass A-2 Notes..........................................       0.60%
Subclass A-3 Notes..........................................       0.30%
Subclass A-4 Notes..........................................       0.40%
Subclass A-5 Notes..........................................       0.50%
Subclass B-1 Notes..........................................       0.85%
Subclass B-2 Notes..........................................       0.75%
Subclass C-1 Notes..........................................       1.50%
Subclass C-2 Notes..........................................       1.50%
Subclass D-1 Notes..........................................       2.50%

                 (This page has been left blank intentionally.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Fourth Amended and Restated Trust Agreement (the "Trust Agreement") of Morgan Stanley Aircraft Finance ("MSAF") dated as of March 15, 2000 provides that MSAF will indemnify, to the fullest extent permitted by Delaware law, each trustee (and the officers, directors, employees, heirs, executors or administrators of such trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of MSAF to procure a judgment in its favor by reason of the fact that such person is or was a trustee of MSAF or is or was serving at the request of MSAF as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise. MSAF also agreed to indemnify, to the fullest extent permitted by Delaware law, each trustee of MSAF from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under the Trust Agreement.

ITEM 21. EXHIBITS

(a) Exhibits

    The following is a list of exhibits to this Registration Statement:

         3.1            Certificate of Trust of MSAF*

         3.2            Fourth Amended and Restated Trust Agreement of MSAF dated as of March 15, 2000**

         4.1            Indenture dated as of March 3, 1998 by and among MSAF and
                        Bankers Trust Company, as Trustee with respect to the notes*

         4.2            Indenture Supplement No.1 dated as of March 15, 2000 among
                        MSAF and Bankers Trust Company**

         4.3            Form of Global Note (included in Exhibit 4.1)

         4.4 Registration Rights Agreement dated March 15, 2000 by and between MSAF and Morgan Stanley & Co. International
                        Limited**

         5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**

         8.1            Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)

        10.1            Amended and Restated Administrative Agency Agreement among
                        MSAF, MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA
                        VII, Redfly, Greenfly, SPC-5, the Security Trustee and the
                        Administrative Agent, dated as of March 15, 2000**

        10.2            Cash Management Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Security Trustee and as Cash
                        Manager and each subsidiary of MSAF*

        10.3            Accession Agreement to Cash Management Agreement among the
                        Cash Manager, the Security Trustee, MSA II, MSA III, MSAIV,
                        MSA V, MSA VI, MSA VII, and ILFC, dated as of March 15,
                        2000**

        10.4 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as
                        Financial Adviser*

        10.5            Amended and Restated Custody and Loan Agreement dated as of
                        August 6, 1999 among MSAF, International Lease Finance
                        Corporation and each subsidiary of MSAF**

        10.6            Amended and Restated Loan Agreement dated as of March 15,
                        2000 between MSAF and Morgan Stanley, Dean Witter, Discover
                        & Co.**

        10.7            Security Trust Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Security Trustee, as Cash
                        Manager and as Trustee, Cabot Aircraft Services Limited, as
                        Administrative Agent and each subsidiary of MSAF*

        10.8            Security Trust Agreement Supplement for MSA II dated as of
                        March 15, 2000**

        10.9            Security Trust Agreement Supplement for MSA III dated as of
                        March 15, 2000**

        10.10           Security Trust Agreement Supplement for MSA IV dated as of
                        March 15, 2000**

        10.11           Security Trust Agreement Supplement for MSA V dated as of
                        March 15, 2000**

        10.12           Security Trust Agreement Supplement for MSA VI dated as of
                        March 15, 2000**

        10.13           Security Trust Agreement Supplement for MSA VII dated as of
                        March 15, 2000**

        10.14           Reference Agency Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Reference Agent and as
                        Trustee and Cabot Aircraft Services Limited, as
                        Administrative Agent*

        10.15           Second Amended and Restated Servicing Agreement dated as of
                        March 15, 2000 among MSAF, International Lease Finance
                        Corporation, Cabot Aircraft Services Limited, as
                        Administrative Agent and each subsidiary of MSAF**

        10.16 Asset Purchase Agreement dated as of November 10, 1997 between MSAF and International Lease Finance Corporation*

        10.17           Asset Purchase Agreement dated as of March 19, 1999 between
                        MSA II and GE Capital Mietfinanz GmBH & Co. KG**

        10.18           Asset Purchase Agreement dated as of August 6, 1999 among
                        MSA IV, MSA V and International Lease Finance Corporation**

        10.19 Purchase Agreement dated as of March 15, 2000 between MSAF and MS Financing Inc.**

        10.20           Accession to Amended and Restated Custody and Loan Agreement
                        among MSAF, International Lease Finance Corporation and each subsidiary of MSAF***

        21.1            Subsidiaries of MSAF**

        23.1            Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

        23.2            Consent of Aircraft Information Services, Inc.***

        23.3            Consent of BK Associates, Inc.***

        23.4            Consent of Airclaims Limited***

        23.5            Consent of Aircraft Value Analysis Company***

        23.6            Consent of Morten Beyer and Agnew***

        23.7            Consent of Deloitte & Touche LLP***

        23.8            Consent of PricewaterhouseCoopers LLP***

        24.1            Trustees' Power of Attorney (included in signature pages)**

        25.1            Statement of Eligibility of Bankers Trust Company, as
                        Trustee, under the Indenture to be qualified under the Trust
                        Indenture Act of 1939**

        27.1            Financial Data Schedule (incorporated by reference to
                        Exhibit 27.1 to Quarterly Report on Form 10-Q for the quarter ended February 29, 2000)*

        99.1            Appraisal as of November 30, 1999 of Aircraft Information
                        Services, Inc. relating to the Aircraft**

        99.2            Appraisal as of November 30, 1999 of BK Associates, Inc.
                        relating to the Aircraft**

        99.3 Appraisal as of November 30, 1999 of Airclaims Limited relating to the Aircraft**

        99.4            Appraisal as of November 30, 1999 of Aircraft Value Analysis
                        Company relating to the Aircraft**

        99.5 Appraisal as of November 30, 1999 of Morten Beyer & Agnew relating to the Aircraft**

        99.6            Form of Letter of Transmittal***

        99.7            Form of Notice of Guaranteed Delivery***

        99.8            Form of Letter to DTC Participants***

        99.9            Form of Letter to Clients and Form of Instruction to
                        Book-Entry Transfer Participants***

        99.10           Form of Exchange Agent Agreement***

---------

   * Previously filed on Registration Statement on Form S-4 No. 333-56575 with the Securities and Exchange Commission.

  ** Previously filed on Registration Statement on Form S-1 No. 333-56575 with the Securities and Exchange Commission.

 *** Filed herewith.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

    (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant, Morgan Stanley Aircraft Finance, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 31, 2000.

                                                       MORGAN STANLEY AIRCRAFT FINANCE

                                                       By:            /s/ ALEXANDER C. FRANK
                                                            -----------------------------------------
                                                                        SIGNATORY TRUSTEE

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *
     -------------------------------------------       Controlling Trustee
                     Karl Essig

                          *
     -------------------------------------------       Controlling Trustee
                 Alexander C. Frank

                          *
     -------------------------------------------       Controlling Trustee
                  A. Maurice Mason

                          *
     -------------------------------------------       Controlling Trustee
                  C. Scott Peterson

                          *
     -------------------------------------------       Independent Trustee
                 Juan C. O'Callahan

                          *
     -------------------------------------------       Independent Trustee
                Alexander C. Bancroft

Wilmington Trust Company                               Delaware Trustee

By:                             *
             --------------------------------------

By:                  /s/ ALEXANDER C. FRANK
             --------------------------------------
                       Alexander C. Frank
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

         3.1            Certificate of Trust of MSAF*

         3.2            Fourth Amended and Restated Trust Agreement of MSAF dated as of March 15, 2000**

         4.1            Indenture dated as of March 3, 1998 by and among MSAF and
                        Bankers Trust Company, as Trustee with respect to the notes*

         4.2            Indenture Supplement No.1 dated as of March 15, 2000 among
                        MSAF and Bankers Trust Company**

         4.3            Form of Global Note (included in Exhibit 4.1)

         4.4 Registration Rights Agreement dated March 15, 2000 by and between MSAF and Morgan Stanley & Co. International
                        Limited**

         5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby**

         8.1            Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)

        10.1            Amended and Restated Administrative Agency Agreement among
                        MSAF, MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA
                        VII, Redfly, Greenfly, SPC-5, the Security Trustee and the
                        Administrative Agent, dated as of March 15, 2000**

        10.2            Cash Management Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Security Trustee and as Cash
                        Manager and each subsidiary of MSAF*

        10.3            Accession Agreement to Cash Management Agreement among the
                        Cash Manager, the Security Trustee, MSA II, MSA III, MSAIV,
                        MSA V, MSA VI, MSA VII, and ILFC, dated as of March 15,
                        2000**

        10.4 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as
                        Financial Adviser*

        10.5            Amended and Restated Custody and Loan Agreement dated as of
                        August 6, 1999 among MSAF, International Lease Finance
                        Corporation and each subsidiary of MSAF**

        10.6            Amended and Restated Loan Agreement dated as of March 15,
                        2000 between MSAF and Morgan Stanley, Dean Witter, Discover
                        & Co.**

        10.7            Security Trust Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Security Trustee, as Cash
                        Manager and as Trustee, Cabot Aircraft Services Limited, as
                        Administrative Agent and each subsidiary of MSAF*

        10.8            Security Trust Agreement Supplement for MSA II dated as of
                        March 15, 2000**

        10.9            Security Trust Agreement Supplement for MSA III dated as of
                        March 15, 2000**

        10.10           Security Trust Agreement Supplement for MSA IV dated as of
                        March 15, 2000**

        10.11           Security Trust Agreement Supplement for MSA V dated as of
                        March 15, 2000**

        10.12           Security Trust Agreement Supplement for MSA VI dated as of
                        March 15, 2000**

        10.13           Security Trust Agreement Supplement for MSA VII dated as of
                        March 15, 2000**

        10.14           Reference Agency Agreement dated as of March 3, 1998 among
                        MSAF, Bankers Trust Company, as Reference Agent and as
                        Trustee and Cabot Aircraft Services Limited, as
                        Administrative Agent*

        10.15           Second Amended and Restated Servicing Agreement dated as of
                        March 15, 2000 among MSAF, International Lease Finance
                        Corporation, Cabot Aircraft Services Limited, as
                        Administrative Agent and each subsidiary of MSAF**

        10.16 Asset Purchase Agreement dated as of November 10, 1997 between MSAF and International Lease Finance Corporation*

        10.17           Asset Purchase Agreement dated as of March 19, 1999 between
                        MSA II and GE Capital Mietfinanz GmBH & Co. KG**

        10.18           Asset Purchase Agreement dated as of August 6, 1999 among
                        MSA IV, MSA V and International Lease Finance Corporation**

        10.19 Purchase Agreement dated as of March 15, 2000 between MSAF and MS Financing Inc.**

        10.20           Accession to Amended and Restated Custody and Loan Agreement
                        among MSAF, International Lease Finance Corporation and each subsidiary of MSAF***

        21.1            Subsidiaries of MSAF**

        23.1            Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

        23.2            Consent of Aircraft Information Services, Inc.***

        23.3            Consent of BK Associates, Inc.***

        23.4            Consent of Airclaims Limited***

        23.5            Consent of Aircraft Value Analysis Company***

        23.6            Consent of Morten Beyer and Agnew***

        23.7            Consent of Deloitte & Touche LLP***

        23.8            Consent of PricewaterhouseCoopers LLP***

        24.1            Trustees' Power of Attorney (included in signature pages)**

        25.1            Statement of Eligibility of Bankers Trust Company, as
                        Trustee, under the Indenture to be qualified under the Trust
                        Indenture Act of 1939**

        27.1            Financial Data Schedule (incorporated by reference to
                        Exhibit 27.1 to Quarterly Report on Form 10-Q for the quarter ended February 29, 2000)*

        99.1            Appraisal as of November 30, 1999 of Aircraft Information
                        Services, Inc. relating to the Aircraft**

        99.2            Appraisal as of November 30, 1999 of BK Associates, Inc.
                        relating to the Aircraft**

        99.3 Appraisal as of November 30, 1999 of Airclaims Limited relating to the Aircraft**

        99.4            Appraisal as of November 30, 1999 of Aircraft Value Analysis
                        Company relating to the Aircraft**

        99.5 Appraisal as of November 30, 1999 of Morten Beyer & Agnew relating to the Aircraft**

        99.5            Appraisal of Morten Beyer & Agnew**

        99.6            Form of Letter of Transmittal***

        99.7            Form of Notice of Guaranteed Delivery***

        99.8            Form of Letter to DTC Participants***

        99.9            Form of Letter to Clients and Form of Instruction to
                        Book-Entry Transfer Participants***

        99.10           Form of Exchange Agent Agreement***

---------

 * Previously filed on Registration Statement on Form S-4 No. 333-56575 with the Securities and Exchange Commission.

 ** Previously filed on Registration Statement on Form S-1 No. 333-56575 with the Securities and Exchange Commission.

 *** Filed herewith.

                                          November 1, 2000

Re:  MORGAN STANLEY AIRCRAFT FINANCE ("MSAF GROUP")
    REGISTRATION STATEMENT ON FORM S-4
    (FILE NO. 333-56575)

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

    On behalf of Morgan Stanley Aircraft Finance (the "Company"), please find enclosed for filing pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, a copy of the final prospectus of the Company.

    If you have any questions or comments regarding the above, please call Sonia Han of this firm at +44-20-7418-1332 or the undersigned at +44-20-7418-1374.

                                          Very truly yours,

                                          /s/ Alyson King
                                          Alyson King

Enclosure
cc:  Jeanne Baker
    Mark Webb
    Securities and Exchange Commission

Keith Kearney
    Davis Polk & Wardwell